UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Monogram Technologies Inc.

(Name of Registrant as Specified In Its Charter)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION, DATED AUGUST 11, 2025
Monogram Technologies Inc.
3913 Todd Lane
Austin, TX 78744
Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Monogram Technologies Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), to be held on [       ], 2025 at [         ], Eastern Time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. You will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the proxy materials. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present or represented by proxy at the special meeting.
As previously announced, on July 11, 2025, the Company entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with Zimmer Biomet Holdings, Inc. (which we refer to as “Zimmer Biomet”), a Delaware corporation, and Honey Badger Merger Sub, Inc. (which we refer to as “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Zimmer Biomet. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Zimmer Biomet (which we refer to as the “surviving corporation”).
If the merger agreement is adopted and the merger is consummated, at the time the merger is consummated (which we refer to as the “effective time”), in each case, other than excluded shares and appraisal shares (each as defined below), (A) if you hold common stock of the Company, par value $0.001 per share (the “Company common stock”), you will be entitled to receive an amount equal to (i) $4.04 per share (the “cash amount”) without interest and subject to applicable withholding taxes, plus (ii) one contractual, non-tradeable contingent value right (which we refer to as a “CVR”) pursuant to the form CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time between Zimmer Biomet and a rights agent, representing the right to receive (subject, in each case, to the achievement of certain milestone payment triggers) a cash payment, without interest and subject to applicable withholding taxes, of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (each as defined in the CVR agreement, respectively) (which we refer to as the “CVR consideration” and, together with the cash amount, the “merger consideration”), (B) if you hold 8.00% Series D Convertible Cumulative Preferred Stock of the Company, par value $0.001 per share (the “Series D preferred stock”), you will be entitled to receive an amount equal to $2.25 per share, plus an amount equal to any accrued but unpaid dividends (whether or not declared) (if any) in cash, without interest and subject to applicable withholding taxes (however, as of the date of this proxy statement, the Company has no outstanding shares of Series D preferred stock) and (C) if you hold Series E Redeemable Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Series E preferred stock”) , you will be entitled to receive an amount equal to $100.00 per share, in cash, without interest and subject to applicable withholding taxes.
We sometimes refer to the Company common stock, Series D preferred stock and Series E preferred stock collectively as the “Company stock” herein. Additionally, we sometimes refer to the Series D preferred stock and Series E preferred stock collectively as the “Company preferred stock” herein. If the merger agreement is adopted and the merger is consummated, the Company will become a direct wholly-owned subsidiary of Zimmer Biomet and you will not own shares in the surviving corporation.
The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement, and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board has unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and (iv) recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement.
At the special meeting, if you hold common stock, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement (which we refer to as the “merger agreement proposal”) and (ii) a proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal”). The Board recommends you vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal. Holders of shares of Company preferred stock do not have the right to vote their Company preferred stock on the proposals included in this proxy statement.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement, the CVR agreement and the other transactions contemplated by the merger agreement and the CVR agreement, including the merger. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement (including the form of CVR agreement, which is an exhibit to the merger agreement) attached as Annex A thereto, as they contain important information about, among other things, the merger and how it affects you.
Your vote is important regardless of the number of shares of Company common stock that you own. We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote in person (including by remote participation) or by proxy, of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Whether or not you plan to virtually attend the special meeting, we want to make sure your shares are represented at the special meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote by the deadline provided therein. A failure to vote your shares of Company common stock on the merger agreement proposal will have the same effect as a vote “AGAINST” the merger agreement proposal.
After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by completing, dating, signing and returning your proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement or vote your shares by virtually attending and voting at the special meeting. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting-Voting Procedures” beginning on page 33. If you virtually attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares of Company common stock. Your broker, bank or other nominee cannot vote on either of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Banks and Brokers Call: (212) 297-0720
Stockholders and All Others Call Toll Free: (888) 785-6673
Email: info@okapipartners.com
On behalf of the Board, thank you for your continued support.
By Order of the Board of Directors
Sincerely,
Benjamin Sexson
Chief Executive Officer
The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [           ], 2025, and, together with the enclosed form of proxy card, is first being mailed to the Company common stockholders on or about [           ], 2025.

Monogram Technologies Inc.
3913 Todd Lane
Austin, TX 78744
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [        ], 2025
Notice is hereby given that a special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Monogram Technologies Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), will be held on [          ], 2025 at [          ], Eastern Time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company common stockholders will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the proxy materials. Whether or not you expect to virtually attend the special meeting, if you hold Company common stock, please complete, date, sign and return the proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. Even if you have voted by proxy, you may still vote if you virtually attend the special meeting. Please note, however, that if your shares of Company common stock are held of record by a broker, bank or other nominee and you wish to vote online during the special meeting, you must obtain a 16-digit control number from such organization (typically found on their voting instruction form). For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean virtually present or represented by proxy at the special meeting. The special meeting will be held for the following purposes:
Items of Business:	1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 11, 2025 (which we refer to as the “merger agreement”), by and among the Company, Zimmer Biomet Holdings, Inc. (which we refer to as “Zimmer Biomet”), a Delaware corporation, Honey Badger Merger Sub, Inc. (which we refer to as “Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of Zimmer Biomet, pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Zimmer Biomet. We refer to this proposal as the “merger agreement proposal”.
Record Date:
2.   To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement, which proposal we refer to as the “adjournment proposal”.
Only the Company common stockholders of record at the close of business on August 14, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. Participating Company common stockholders who log on to the special meeting using their 16-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.monogram.vote. Holders of shares of the Company’s preferred stock do not have the right to vote their preferred shares on the proposals described in this proxy statement.

General:
The merger agreement proposal must be approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your broker, bank or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote against the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to virtually attend the special meeting, we request that you vote your shares of Company common stock. If you virtually attend the special meeting and you are a Company common stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy or you may withdraw your proxy and vote your shares of Company common stock at the special meeting. If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the adjournment proposal requires the affirmative vote in person (including by remote participation) or by proxy of the holders of a majority of shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of the adjournment proposal. Abstentions are shares present at the meeting and, therefore, abstentions as to the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. If a quorum is not present or represented at the special meeting, the stockholders entitled to vote at the special meeting, present in person (including by remote communication) or represented by proxy, have the power to adjourn the special meeting from time to time until a quorum is present or represented. If a quorum is present and represented at the special meeting, the special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal.
For Company common stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions electronically over the internet or telephonically at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting at the special meeting. For Company common stockholders that hold their shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. Virtual attendance at the special meeting, in and of itself, will not be sufficient to revoke a previously authorized proxy.
For more information concerning the special meeting, the merger agreement, the form CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time of the merger by and between Zimmer Biomet and a rights agent, and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, please review the accompanying proxy statement and the copy of the merger agreement (including the form of CVR agreement, which is an exhibit to the merger agreement) attached as Annex A thereto.
The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and (iv) recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement.
Accordingly, the Board recommends a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.
Whether or not you plan to virtually attend the special meeting, we want to make sure your shares are represented at the meeting. You may cast your vote by authorizing your proxy in advance of the special meeting by internet, telephone or mail. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided or grant your proxy electronically over the internet or telephonically (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting-Voting Procedures” beginning on page 33). If you virtually attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank or other nominee. Your broker, bank or other nominee cannot vote on either of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.
Before voting your shares of Company common stock, we urge you to read the accompanying proxy statement carefully, including its annexes and the documents incorporated by reference in the document. Your prompt attention is greatly appreciated.

By Order of the Board of Directors
Sincerely,
Benjamin Sexson
Chief Executive Officer
Dated: [          ], 2025

i

ii

iii

Monogram Technologies Inc.
3913 Todd Lane
Austin, TX 78744
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [           ], 2025
PROXY STATEMENT
This proxy statement contains information relating to a virtual special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of Monogram Technologies Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”). All references to “Zimmer Biomet” refer to Zimmer Biomet Holdings, Inc., a Delaware corporation; and all references to “Merger Sub” refer to Honey Badger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Zimmer Biomet. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of July 11, 2025, by and among the Company, Zimmer Biomet, and Merger Sub, as the “merger agreement”.
The special meeting will be held on [           ], 2025, at [    ], Eastern Time (unless the special meeting is postponed or adjourned), in a virtual-only meeting format. The Company stockholders will be able to virtually attend and, if you hold common stock (as defined below), vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the proxy materials. We are furnishing this proxy statement to holders (which we refer to as the “Company common stockholders”) of common stock, par value $0.001 per share, of the Company (which we refer to as “Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (which we refer to as the “Board”), for exercise at the special meeting and at any postponements or adjournments thereof. This proxy statement is dated [           ], 2025, and is first being mailed to Company common stockholders on or about [           ], 2025.

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement and the form of CVR agreement, each attached as Annex A to this proxy statement, which we incorporate by reference into this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 117.
The Parties
(page 30)
Monogram Technologies Inc.
The Company was originally incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” On May 15, 2024, the Company changed its name from Monogram Orthopaedics Inc. to “Monogram Technologies Inc.” Monogram Technologies is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company has developed a next-generation surgical robot to enable placement of orthopedic implants, aiming to leverage advanced machine vision, augmented reality and machine learning (“AI”). The Company’s AI capabilities are largely developed internally using static datasets, while certain R&D efforts integrate externally sourced AI models to complement its internal development. The Company has an FDA cleared surgical robot that can execute specialized paths for high precision insertion of implants in simulated cadaveric surgeries. The Company intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has obtained 510(k) clearances for certain implants and has obtained 510(k) premarket clearance for the mBôs™ TKA System, the Company’s first-generation robotic system for which its implants are designed for use. The Company’s principal executive offices are located at 3913 Todd Lane, Austin, TX 78744 and its telephone number is (512) 399-2656. Shares of Company common stock are listed on the Nasdaq Capital Market under the trading symbol “MGRM”.
Zimmer Biomet Holdings, Inc.
Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. Zimmer Biomet designs, manufactures and markets orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. Its products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues and it has operations in more than 25 countries around the world, selling products in more than 100 countries. Zimmer Biomet’s principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580 and its telephone number is (574) 373-3333. Shares of Zimmer Biomet’s common stock are listed on NYSE under the trading symbol “ZBH”.
Honey Badger Merger Sub, Inc.
Merger Sub was formed on July 2, 2025 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is a direct, wholly-owned subsidiary of Zimmer Biomet. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580 and its telephone number is (574) 373-3333.
Certain Effects of the Merger; Consideration To Be Received in the Merger
(page 60)
On July 11, 2025, the Company entered into the merger agreement with Zimmer Biomet and Merger Sub. Subject to the terms and conditions of the merger agreement, at the time the merger is consummated (which we refer to as the “effective time”), Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly-owned subsidiary (which we refer to as the “surviving corporation”) of Zimmer Biomet. A copy of the merger agreement is attached to this proxy statement as Annex A. If the merger is consummated, at the effective time, each holder of issued and outstanding shares of Company stock (other than, in each case, excluded shares and appraisal shares, each as defined below) will be entitled to receive, for each share of Company stock that they own as of the effective time, an amount equal to (A) in the case of each share of common stock of the Company, par value $0.001 per share (the “Company common stock”), an amount equal to (i) $4.04 per share (the “cash amount”) without interest and subject to applicable withholding taxes, plus (ii) one contractual non-tradeable contingent value right (which we refer to as a “CVR”) pursuant to the form CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time between Zimmer Biomet and a rights agent, representing the right to receive (subject to the achievement of certain milestone payment triggers) a cash payment, without interest and subject to applicable withholding taxes, of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (each as defined in the CVR agreement, respectively) (which we refer to as the “CVR consideration”, and together with the cash amount, the “merger consideration”), (B) in the case of each share of 8.00% Series D Convertible Cumulative Preferred Stock of the Company, par value $0.001 per share (the “Series D preferred stock”), an amount equal to $2.25 per share, plus an amount equal to any accrued but unpaid dividends (whether or not declared) (if any), in cash, without interest and subject to applicable withholding taxes (the “Series D liquidation preference”) (however, as of the date of this proxy statement, the Company has no outstanding shares of Series D preferred stock) and (C) in the case of each share of Series E Redeemable Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Series E preferred stock”), an amount equal to $100.00 per share, in cash, without interest and subject to applicable withholding taxes (the “Series E liquidation preference”). We sometimes refer to the Company common stock, Series D preferred stock and Series E preferred stock collectively as the “Company stock” herein. Additionally, we sometimes refer to the Series D preferred stock and Series E preferred stock collectively as the “Company preferred stock” herein.
At the effective time, each issued and outstanding share of Company stock, as of immediately prior to the effective time, other than shares of Company stock that are (x) owned by the Company as a treasury share immediately prior to the effective time or then held by Zimmer Biomet or Merger Sub or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the effective time, which will be cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor (which shares we refer to as the “excluded shares”) or (y) held by Company stockholders and beneficial owners who have properly and validly demanded and perfected and not validly withdrawn, waived or lost appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) (which shares we refer to as the “appraisal shares”), will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration or the Series D liquidation preference or the Series E liquidation preference, as applicable.
If the merger is consummated, Zimmer Biomet will use reasonable best efforts (and the Company will reasonably cooperate with Zimmer Biomet) to cause the securities of the Company to be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), as soon as reasonably practicable following the effective time, and, accordingly, the Company’s securities will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act.

Form of Contingent Value Rights Agreement
(page 101)
The merger agreement requires that, at the effective time, Zimmer Biomet and a rights agent will enter into the CVR agreement substantially in the form attached as Exhibit B to the merger agreement that is attached to this proxy statement as Annex A, subject to such changes thereto as permitted under the merger agreement and the form of CVR agreement. The CVR agreement will govern the terms of the CVRs, and is further described in the section of this proxy statement entitled “Contingent Value Rights Agreement”.
While no guarantee or assurance can be given that any proceeds will be received, each CVR represents the right of Company common stock to receive (subject to the achievement of certain milestone payment triggers) a cash payment of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone, in each case, net of applicable taxes and without interest. The applicable milestone payment trigger conditions are as follows:
Milestone	Milestone Trigger	Milestone Payment	Milestone Expiration
First Milestone	Completion of a proof-of-concept demonstration of its robotic system for unicompartmental (partial) knee arthroplasty, which shall be made available to Zimmer Biomet’s designated executives; provided, however, that such demonstration shall be made available during the period beginning on January 1, 2026 and ending on the later of (a) January 31, 2026 or (b) 30 days after the closing date.	$1.04 per CVR	Later of (a) January 31, 2026 and (b) 30 days after the Closing Date
Second Milestone	The grant by the FDA of 510(k) clearance of the Company’s fully autonomous robotic system for use with Parent Implants, as evidenced by receipt of a formal clearance letter from FDA indicating that the system has been found to be “substantially equivalent” to a predicate device and that the Company may proceed with marketing of the system in the U.S.	$1.08 per CVR	December 31, 2027
Third Milestone	The achievement of Gross Revenue between January 1, 2028 and December 31, 2028 that is at least equal to $156,000,000.	$3.41 per CVR	December 31, 2028
Fourth Milestone	The achievement of Gross Revenue between January 1, 2029 and December 31, 2029 that is at least equal to $381,000,000.	$3.41 per CVR	December 31, 2029
Fifth Milestone	The achievement of Gross Revenue between January 1, 2030 and December 31, 2030 that is at least equal to $609,000,000.	$3.43 per CVR	December 31, 2030
The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep an up-to-date register for the purpose of identifying the holders of the CVRs and registering CVRs and permitted transfers thereof. The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Zimmer Biomet, the Company, the surviving corporation or any of their respective subsidiaries or affiliates. The CVRs may not be transferred except under certain limited circumstances set forth in the CVR agreement.
In the event that a milestone is attained (or a partial achievement milestone payment (as defined in the CVR agreement)) is due, Zimmer Biomet will deliver or cause to be delivered to the rights agent (i) a notice (which we refer to as the “milestone notice”) indicating which milestone was attained and an officer’s certificate certifying the same, and (ii) cash, by wire transfer of immediately available funds to an account specified by the rights agent, equal to the aggregate amount necessary to pay such milestone payment amount to all holders (other than holders who received CVRs in consideration of the Company covered equity awards, who will be paid through an applicable payroll system, an applicable third-party payroll agent or by the paying agent, as soon as reasonably practicable following the date on which the milestone notice has been delivered to the rights agent, but in no event later than March 15th of the calendar year following the calendar year in which the applicable milestone was attained).
The CVR agreement also provides that, except as expressly set forth in the CVR agreement, none of Zimmer Biomet or any of its respective affiliates will have any obligation to make any particular level of efforts or engage in any particular activities in connection with the ownership of the surviving corporation or any other person relevant to the milestones or milestone payment obligations, the Company systems or otherwise in connection with achieving such milestones.
Any actions seeking the enforcement of the rights of holders under the CVR agreement may only be brought either by the rights agent or the holders of at least a majority of the outstanding CVRs as set forth on the register kept by the rights agent.
The Loan Agreement
(page 111)
On July 11, 2025, concurrently and in connection with the execution of the merger agreement, the Company entered into the delayed draw loan agreement (the “loan agreement”) with Zimmer, Inc., a wholly-owned subsidiary of Zimmer Biomet (the “lender”). Subject to the terms and conditions of the loan agreement, at the Company’s request, the lender will lend to the Company up to $15 million in the event the merger is not consummated during the period from December 1, 2025 to the end date (as defined in the merger agreement) (we refer to such period as the “draw period”).
Subject to the satisfaction of the funding conditions (as defined below), during the draw period, the Company may request from the lender, and the lender has agreed to make one or more loans in an aggregate principal amount of up to $15 million to the Company (which we refer to as a “loan” and collectively, the “loans”), with the amount of each loan to be specified by the Company in a written request delivered to the lender (which we refer to as the “funding request”).
Unless earlier prepaid, each of the loans will mature on December 1, 2027.
The obligation of the lender to make each loan, and the right of the Company to request the funding of each loan from the lender, are subject to the satisfaction of certain conditions (which we refer to as the “funding conditions”), including that the merger has not been consummated prior to or during the draw period, but only in the event the mutual conditions to closing or the conditions of Zimmer Biomet and Merger Sub to closing set forth in the merger agreement have not been satisfied on or prior to the date of the applicable funding request.
The obligation of the lender to make any loan will terminate upon the occurrence of either: (a) the entry by the Company into an agreement with respect to an acquisition proposal (as defined herein; (b) the failure of the merger to close on or prior to the end date or the merger agreement is terminated due solely to the failure of the Company to receive the Company stockholder approval (as defined herein) or the failure of any of the conditions of Zimmer Biomet and Merger Sub to closing to be satisfied on or prior to the end date; and (c) the expiration of the draw period.
The loan agreement is further described in the section of this proxy statement entitled “Loan Agreement”.

The Special Meeting
(page 31)
The special meeting of Company stockholders will be held on [     ], 2025, at [      ], Eastern Time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. The Company’s stockholders will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the proxy materials. All stockholders are entitled to virtually attend the special meeting; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on August 14, 2025, the record date for the special meeting (which we refer to as the “record date”), or if you were a beneficial owner of Company common stock as of the record date. At the special meeting, holders of Company common stock will be asked to, among other things, vote on the adoption of the merger agreement. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.
Record Date and Stockholders Entitled to Vote; Vote Required to Approve Each Proposal
(page 32)
Only Company common stockholders of record at the close of business on August 14, 2025, the record date, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote. Each Company common stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
A quorum of Company common stockholders is necessary to hold the special meeting. The presence, in person (including by remote participation) or by proxy, at the special meeting of the stockholders entitled to cast at least one third of the votes that all Company common stockholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering the matter at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.
The approval of the proposal of the Company common stockholders to adopt the merger agreement (which we refer to as the “merger agreement proposal”) requires the affirmative vote in person (including by remote participation) or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter (which we refer to as the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement (which we refer to as the “adjournment proposal”) requires the affirmative vote, in person (including by remote participation) or by proxy of the holders of a majority of shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on such proposal at the special meeting (whether or not a quorum is present). Approval of the adjournment proposal is not a condition to the consummation of the merger. The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
If you fail to (i) return your proxy card, (ii) grant your proxy electronically over the internet or by telephone, or (iii) vote by virtual ballot in person at the special meeting, it will have the same effect as if you voted “AGAINST” the merger agreement proposal, but, assuming a quorum is present at the special meeting, it will have no effect on the adjournment proposal.
If you abstain from voting, it will have the same effect as if you voted “AGAINST” the merger agreement proposal and “AGAINST” the adjournment proposal.

Voting by Company Directors, Executive Officers and Principal Securityholders
(page 35)
As of August 14, 2025, the directors and executive officers of the Company beneficially owned in the aggregate [    ] shares of Company common stock, or approximately [    ]% of the outstanding shares of Company common stock.
As described in the section of this proxy statement entitled “Voting Agreement” beginning on page 109, certain stockholders of the Company have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.
Voting Agreement
(page 109)
As a condition to Zimmer Biomet and Merger Sub entering into the merger agreement, certain specified stockholders of the Company (which we refer to, collectively, as the “specified stockholders”) executed and delivered to Zimmer Biomet voting agreements, dated July 11, 2025 (which we refer to as the “voting agreements”). At the close of business on August 14, 2025, the record date of the special meeting, the specified stockholders collectively beneficially owned and held voting power over [    ] shares of Company common stock (which we refer to as the “subject shares”), which represent approximately [    ]% of the voting power of the Company common stock. Pursuant to the voting agreements, the specified stockholders of the Company agreed, among other things, to vote or cause to vote all subject shares (i) in favor of the adoption and approval of the merger agreement and the approval of the merger; (ii) against any acquisition proposal (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”); and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement; so long as the merger agreement is not amended or modified without the prior written consent of the Company stockholders in such a way as to reduce the amount, change the form or otherwise adversely affect the consideration payable to any of the Company stockholders pursuant to the merger agreement. The form of voting agreement is attached to this proxy statement as Annex B.
Background of the Merger
(page 40)
A description of the process we undertook that led to the proposed merger, including our discussions with the representatives of Zimmer Biomet, is included in the section of this proxy statement entitled “The Merger-Background of the Merger”.
Recommendation of the Board
(page 48)
The Board has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board has unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and (iv) recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger-Reasons for the Merger” beginning on page 48.
Prior to the approval of the merger agreement proposal by the Company common stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board (or any duly authorized committee thereof) may effect a Company adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”), including by withdrawing or withholding the foregoing recommendation, in response to a change in circumstance (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”) or in response to a superior offer (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”), if the Board complies with certain procedures in the merger agreement.
The Opinion of the Financial Advisor to the Company (Annex C)
Opinion of Wells Fargo
The Company engaged Wells Fargo Securities, LLC (“Wells Fargo”) as its financial advisor in connection with the proposed merger. On July 11, 2025, Wells Fargo rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Board dated as of July 11, 2025) as to, as of such date, and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the fairness, from a financial point of view, to the holders of shares of Company common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.
The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex C to this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Wells Fargo’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view to the holders of shares of Company common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement as of the date of such opinion. Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo’s opinion did not address any other aspects or implications of the merger. Wells Fargo’s opinion is not intended to be and does not constitute a recommendation as to how the Board or any securityholder should vote or act on any matters relating to the proposed merger or otherwise.
For more information, see Annex C to the proxy statement and the section of this proxy statement entitled “The Merger-Opinion of the Financial Advisor to the Company”.
Effects on the Company if the Merger is not Consummated
(page 61)
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company stock in connection with the merger. Instead, the Company will remain an independent public company, the Company stock will continue to be listed and traded on the Nasdaq Capital Market, the Company stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) and Company stockholders will continue to own their shares of Company stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company stock, including, among other things, general industry, economic and market conditions.
Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Zimmer Biomet an $11 million termination fee, as described in the section of this proxy statement entitled “The Merger Agreement-Company Termination Fee” beginning on page 98.

Financing of the Merger
(page 61)
There is no financing condition to the consummation of the merger. Zimmer Biomet has represented in the merger agreement that it has the funds sufficient to consummate the merger and the other transactions contemplated by the merger agreement on the terms contemplated by the merger agreement and that, at the effective time, Zimmer Biomet and Merger Sub will have access to sufficient funds necessary for the acquisition of all shares of Company stock to be acquired pursuant to the merger and to pay all fees and expenses in connection therewith and to perform their respective obligations under the merger agreement.
Interests of the Company’s Directors and Executive Officers in the Merger
(page 67)
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, interests of Company stockholders. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company common stockholders approve the merger agreement proposal. These interests may include:
•
the treatment of Company options as provided under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options”);

•
payment of pro-rated annual cash bonuses for calendar year 2025;

•
severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual agreements or broad-based Zimmer Biomet severance policy;

•
offer letters that certain executive officers of the Company entered into with Zimmer Biomet, which are subject to the consummation of the merger;

•
voting agreements that certain executive officers of the Company entered into with Zimmer Biomet and Merger Sub, pursuant to which those certain executive officers agreed to vote in favor of the adoption and approval of the merger agreement and the approval of the merger, among other things;

•
Dr. Unis is entitled to a portion of shares of Company common stock owed to Icahn School of Medicine at Mount Sinai (“Mount Sinai”) under the Sinai Termination Agreement (as defined in “Interests of the Company’s Directors and Executive Officers in the Merger-Mt. Sinai Relationship with Dr. Unis”), which portion is equal to 487,324 shares of Company common stock. Dr. Unis has not been allocated his portion of these shares by Mount Sinai to date. Additionally, Dr. Unis will be entitled to a portion of the termination payment payable under the Sinai Termination Agreement; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and indemnification agreements the Company has entered into with each of their directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67.
Treatment of Company Options
(page 78)
At the effective time, each option to purchase Company common stock (whether granted pursuant to the Company equity plan or otherwise issued or granted) (which we refer to as “Company options”) that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the sum of the cash amount and the maximum CVR consideration payable pursuant to the CVR agreement (that is, $16.41) (we refer to each such Company option as an “in the money option”) will be cancelled and converted into the right to receive, with respect to each share of Company common stock underlying the vested portion of such in the money option (determined after taking into account any vesting acceleration in connection with the merger) and subject to any applicable withholding taxes and other required deductions, (i) a cash payment equal to the excess of (A) the cash amount (that is, $4.04) over (B) the exercise price payable per share of Company common stock underlying such in the money option, and (ii) one CVR issued pursuant to and in accordance with the CVR agreement; provided, however, that any such in the money option with a per share exercise price that is equal to or greater than the cash amount (that is, $4.04) but less than the sum of the cash amount and the maximum CVR consideration payable pursuant to the CVR agreement (that is, $16.41) will be cancelled (and the holder shall not be entitled to any payment of the cash amount with respect thereto) and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, for each share of Company common stock underlying such in the money option, one CVR issued pursuant to and in accordance with the CVR agreement (where the amount payable pursuant to the CVR agreement, if any, will be reduced by the portion of such in the money option’s per share exercise price that exceeds the cash amount (that is, $4.04)).
At the effective time, each Company option other than an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof.
The Company may elect to accelerate the vesting of all or a portion of Company options outstanding as of immediately prior to the closing date of the merger.
For more information, please see the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options” beginning on page 78.
Material U.S. Federal Income Tax Consequences of the Merger
(page 70)
The exchange of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We urge you to consult your own tax advisor as to the particular tax consequences to you of the receipt of cash and CVRs in exchange for Company common stock pursuant to the merger.
You should read the section of this proxy statement entitled “The Merger-Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 for a more complete discussion of the material U.S. federal income tax consequences to holders of Company common stock of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Regulatory Approvals in Connection with the Merger
(page 74)
Subject to the terms and conditions of the merger agreement, (i) the parties to the merger agreement intend to, and are obligated to promptly, but in no event later than thirty days after the date of the merger agreement, make an appropriate filing of all notification and report forms as required by the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) with respect to the merger agreement, (ii) if Zimmer Biomet reasonably determines that a filing or notification is required to be made with or any consent, approval, permit or authorization is required to be obtained from, a Specified Antitrust Authority (as defined in the merger agreement) pursuant to prong (ii) of the definition thereof under Antitrust Laws (as defined in the merger agreement) in connection with the merger agreement, then Zimmer Biomet may make such filing or notification and seek such consent, approval, permit or authorization, and Zimmer Biomet and the Company shall, and shall cause their respective affiliates to, cooperate with each other in connection therewith, and (iii) the parties to the merger agreement shall (and shall cause their respective affiliates, if applicable, to) cooperate with each other in promptly determining (such determination to be evidenced by mutual written consent of the parties to the merger agreement, which consent shall not be unreasonably withheld, conditioned or delayed) whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other Governmental Bodies (as defined in the merger agreement) (including any Specified Antitrust Authorities pursuant to prong (iii) of the definition thereof) under Antitrust Laws in connection with the merger agreement, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations (the foregoing clauses (i) through (iii) collectively, “regulatory filings”). For further information, please refer to the section of this proxy statement entitled “The Merger Agreement-Reasonable Best Efforts” beginning on page 91. The Company and Zimmer Biomet currently believe that the necessary regulatory approvals can be obtained during the second half of 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the Federal Trade Commission (which we refer to as the “FTC”), which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to or with the Department of Justice (which we refer to as the “DOJ”) and FTC and (ii) the applicable waiting period under the HSR Act has expired or been terminated. The Company and Zimmer Biomet filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on August 6, 2025.
Appraisal Rights
(page 61)
If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and the beneficial owners of shares of Company common stock and Company preferred stock who do not wish to accept the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, will have the right to demand an appraisal of their shares of Company stock under Section 262 of the DGCL (which we refer to as “Section 262”) and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable. The “fair value” of your shares of Company stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Company stockholders of record and beneficial owners who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company stock determined under Section 262 could be more than, the same as or less than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company stock who (i) continuously holds or beneficially owns such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented in writing to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger Agreement-Appraisal Rights”), will be entitled to have their shares of Company stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, under the merger agreement.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger-Appraisal Rights” beginning on page 61.
No Solicitation; Change in Board Recommendation
(page 86)
The merger agreement generally restricts the Company’s ability to directly or indirectly solicit acquisition proposals (as defined below under the section entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”) from third parties (including by furnishing non-public information), participate in discussions or negotiations with third parties regarding any acquisition proposal, adopt, approve, endorse, recommend, declare advisable or enter into any agreement providing for or reasonably expected to lead to an acquisition proposal or that could reasonably be expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of the merger, or waive, terminate or amend any confidentiality, standstill or other similar obligation. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties that have made an unsolicited written bona fide acquisition proposal upon the Board’s (or any duly authorized Board committee’s) determination in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes, or would reasonably be expected to result in, a superior offer (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”) and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. See “The Merger Agreement-No Solicitation; Change in Board Recommendation.”
The Board (or any duly authorized committee thereof) generally is not permitted under the merger agreement to change the Board’s recommendation that the Company common stockholders adopt the merger agreement or enter into a specified agreement (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”). However, prior to receipt of the Company stockholder approval, under certain circumstances and in compliance with certain obligations contained in the merger agreement, the Board (or any duly authorized committee thereof) may (i) make a Company adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”) or (ii) with respect to a bona fide written acquisition proposal that did not result from a material breach of the non-solicitation restrictions described in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”, cause the Company to enter into a specified agreement (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”) with respect to such acquisition proposal and terminate the merger agreement in accordance with the terms thereof, in either case, if and only if the Board (or any duly authorized committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (A) in the case of clause (i) above where the Company adverse recommendation change is not made in response to an acquisition proposal, such Company adverse recommendation change is made in response to a change in circumstance (as defined in the section of this proxy statement entitled “The Merger Agreement-No Solicitation; Change in Board Recommendation”), and failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law; and (B) in the case of (x) clause (i) above where such Company adverse recommendation change is made in response to an acquisition proposal or (y) clause (ii) above, such acquisition proposal constitutes a superior offer, in each case, subject to certain notice and matching rights in favor of Zimmer Biomet.
Conditions of the Merger
(page 95)
Mutual Closing Conditions
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the closing date of the merger, of certain conditions, including:
•
the receipt of the Company stockholder approval will have been obtained;

•
(i) any waiting period (or any extension thereof) under the HSR Act applicable to the merger and any commitment by the parties thereof not to consummate the transactions therein before a certain date under a timing agreement shall have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (as defined in the merger agreement) (other than under the HSR Act) with respect to the transactions described in the merger agreement shall have been obtained and any mandatory waiting period related thereto shall have expired or been terminated; and

•
there shall not have been issued by any governmental body of competent jurisdiction, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the merger, nor shall any law or order have been promulgated, entered, enforced, enacted, issued or deemed applicable to the merger by any governmental body which, directly or indirectly, prohibits or makes the consummation of the merger illegal.

Conditions of Zimmer Biomet and Merger Sub to Closing
The obligations of Zimmer Biomet and Merger Sub to effect the merger are subject to the satisfaction (or, to the extent permitted by law, waiver by Zimmer Biomet or Merger Sub) on or prior to the closing date of the merger of certain additional conditions, including:
•
subject to certain materiality qualifiers, the truthfulness and correctness of the representations and warranties of the Company to the extent specified in the merger agreement;

•
the Company having complied with or performed in all material respects the covenants and agreements the Company is required to comply with or perform at or prior to the closing date of the merger; and

•
since July 11, 2025, there shall not have occurred any Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement-Representations and Warranties”).

Conditions of the Company to Closing
The obligations of the Company to effect the merger are subject to the satisfaction (or, to the extent permitted by law, waiver by the Company) on or prior to the closing date of the merger of certain additional conditions, including:
•
subject to certain materiality qualifiers, the truthfulness and correctness of the representations and warranties of Zimmer Biomet and Merger Sub to the extent specified in the merger agreement; and

•
Zimmer Biomet and Merger Sub having complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the closing date of the merger.

The consummation of the merger and the transactions is not conditioned upon Zimmer Biomet’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
(page 96)
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (whether before or after receipt of the Company stockholder approval, except as otherwise noted), by the mutual written consent of the Company and Zimmer Biomet.
Termination by the Company or Zimmer Biomet
In addition, the Company, on the one hand, or Zimmer Biomet, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (whether before or after receipt of stockholder approval, except as otherwise noted), if:
•
the closing has not occurred on or before the end date (as defined in the section of this proxy statement entitled “The Merger Agreement-Termination of the Merger Agreement-Termination by the Company or Zimmer Biomet”); provided that this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement is the principal cause of the failure of the merger to be consummated by the end date;

•
a governmental body of competent jurisdiction shall have issued shall have issued an injunction, judgment, decree, writ, directive, ruling or other order or taken any other action that has become final and non-appealable, or if any applicable law shall be in effect, which permanently restrains, enjoins or otherwise prevents or prohibits the merger or makes consummation of the merger illegal; provided that this right to terminate shall not be available to any party whose material breach of the merger agreement is the principal cause of the issuance of such final and nonappealable injunction, judgment, decree, writ, directive, ruling or other order or action; or

•
the Company stockholder approval was not obtained at the special meeting (or any adjournment or postponement thereof) at which a vote by the Company’s stockholders on the adoption of the merger agreement was taken.

Termination by Zimmer Biomet
Zimmer Biomet may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (whether before or after receipt of stockholder approval, except as otherwise noted):
•
at any time prior to receipt of stockholder approval, if (i) the Board shall have failed to include the recommendation that the holders of shares of Company common stock approve the adoption of the merger agreement (the “Company Board recommendation”) in this proxy statement; (ii) the Board shall have withdrawn or withheld (or modified or qualified in a manner adverse to Parent or Merger Sub), or publicly proposed to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board recommendation or approved, recommended or declared advisable or publicly proposed to approve, recommend or declare advisable, any acquisition proposal; (iii) in the case of an acquisition proposal structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board (A) states that it recommends such offer or expresses no opinion or is unable to take a position or (B) fails to recommend rejection of such offer and reaffirm the Company Board recommendation within ten business days of the commencement of such offer; (iv) after any public announcement of an acquisition proposal (other than a tender offer or exchange offer described in the foregoing clause (iii)), the Board fails to publicly affirm the Company Board recommendation within three business days after receipt of a written request by

Zimmer Biomet to do so; (v) the Board fails to publicly reaffirm the Company Board recommendation within five business days after receipt of a written request by Zimmer Biomet to do so; (vi) the Board adopts, approves, recommends or declares advisable, or authorizes the Company to execute or enter into a definitive agreement with respect to an acquisition proposal; or (viii) there is a willful breach by the Board or the Company of its obligations with respect to the provisions related to non-solicitation or Board recommendation change in the merger agreement; or
•
if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of the conditions set forth under the first and second bullet points described in the section of this proxy statement entitled “The Merger Agreement-Conditions of the Merger-Conditions of Zimmer Biomet and Merger Sub to Closing” and (ii) is incapable of being cured or, if capable of being cured by the end date, has not been cured by the earlier of (x) within 30 days following receipt by the Company of written notice of such breach or failure to perform from Zimmer Biomet or (y) the end date; provided that Zimmer Biomet will not have the right to terminate the merger agreement pursuant to this bullet point if Zimmer Biomet or Merger Sub is then in material breach of its representations, warranties, covenants or agreements under the merger agreement, which breach has not been cured.

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Zimmer Biomet at any time prior to the effective time (whether before or after receipt of the Company stockholder approval, except as otherwise noted):
•
if either of Zimmer Biomet or Merger Sub have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform would have, individually or in the aggregate, a Material Adverse Effect on Zimmer Biomet, or such that a condition to the obligations of Zimmer Biomet, Merger Sub or the Company to effect the merger would not be satisfied and would be incapable of being cured or, if capable of being cured by the end date, has not been cured by the earlier of (x) within 30 days following receipt by Zimmer Biomet of written notice of such breach or failure to perform from the Company or (y) the end date; provided that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in breach of any representation, warranty, covenant or obligation under the merger agreement and such breach would permit Zimmer Biomet to terminate the merger agreement pursuant to this bullet point; or

•
prior to receipt of the Company stockholder approval, in order to substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for a superior offer approved by the Board pursuant to and in compliance with the terms of the merger agreement, including the non-solicitation restrictions of the merger agreement; provided that (i) the Company has complied in all material respects with the requirements of certain terms of the merger agreement with respect to such superior offer and any acquisition proposal that was a precursor thereto; and (ii) prior to such termination the Company pays or causes to be paid the termination fee to Zimmer Biomet so long as Zimmer Biomet has provided the Company with wire instructions for such payment.

Company Termination Fee
(page 98)
The Company will be required to pay to Zimmer Biomet a termination fee of $11 million:
•
if the Merger Agreement is terminated by the Company to accept a superior offer (as described further in the second bullet describing Company’s termination rights in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”);

•
if the Merger Agreement is terminated by Zimmer Biomet because the Board changes or withdraws, or fails to reaffirm, the Company Board recommendation or effects a Company adverse recommendation change (as described further in the first bullet describing Zimmer Biomet’s termination rights in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”); or
•
if (A) the Merger Agreement is terminated by (I) the Company or Zimmer Biomet because the closing of the transactions contemplated by the merger agreement has not occurred by the end date (as described further in the section of this proxy statement captioned “— Termination of the Merger Agreement”, describing termination rights of the Company or Zimmer Biomet) (but in the case of a termination by the Company, only if at such time Zimmer Biomet would not be prohibited from terminating the Merger Agreement because Zimmer Biomet’s material breach of the merger agreement is the principal cause of the failure of the merger not being consummated by such date), (II) the Company or Zimmer Biomet because the requisite the Company stockholder approval was not obtained (as described further in the section of this proxy statement captioned “— Termination of the Merger Agreement”, describing termination rights of the Company or Zimmer Biomet), or (III) Zimmer Biomet because of the Company’s breach of a representation or warranty or failure to perform a covenant or obligation (as described further in the previous section of this proxy statement captioned “— Termination of the Merger Agreement”, describing Zimmer Biomet’s termination rights), (B) any person has publicly disclosed a bona fide acquisition proposal or an acquisition proposal has otherwise been communicated to the Board or executive management of the Company after the execution and delivery of the Merger Agreement and prior to such termination and such acquisition proposal has not been unconditionally and, in the case of a publicly disclosed acquisition proposal, publicly withdrawn prior to such termination and (C) within 12 months of such termination (x) any acquisition proposal is consummated or (y) a definitive agreement in respect of any acquisition proposal is entered into (in each case of the foregoing clauses (x) and (y), whether or not such acquisition proposal is the same acquisition proposal referred to in the foregoing clause (B) or involves the same person or group who made the acquisition proposal referred to in the foregoing clause (B)), except that for purposes of this clause (C) the references to “20%” in the definition of “acquisition proposal” will be deemed to be references to “50%.”

Current Price of Common Stock
On [    ], 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on the Nasdaq Capital Market was $[    ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
Additional Information
(page 117)
You can find more information about the Company in the periodic reports and other information we file with the SEC. Our SEC filings are available over the internet through the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger, the merger agreement, and the CVR agreement. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 117.
Q:
Why am I receiving this proxy statement?

A:
On July 11, 2025, the Company entered into the merger agreement with Zimmer Biomet and Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of Zimmer Biomet.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “— What proposals will be considered at the special meeting?” beginning on page 19.
Q:
What is a proxy?

A:
A proxy is a Company stockholder’s legal designation of another person to vote shares owned by such Company stockholder on their behalf. If you hold your shares of Company common stock as a stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of Company common stock beneficially in “street name”, you should follow the voting instructions provided by your broker, bank or other nominee.

Q:
As a holder of Company stock, what will I receive if the merger is completed?

A:
If the merger is consummated, for each share of Company stock that you own as of immediately prior to the effective time, you will be entitled to receive (in each case, other than excluded shares and appraisal shares) (A) in the case of shares of Company common stock an amount equal to, the merger consideration, which consists of (i) the cash amount ($4.04 per share of Company common stock, without interest and subject to any applicable withholding taxes), plus (ii) one CVR, pursuant to the CVR agreement, representing the right to receive (subject to the achievement of certain milestone payment triggers), without interest and subject to applicable withholding taxes, a cash payment of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (each as defined in the CVR agreement, respectively) (which we refer to as the “CVR consideration”, and together with the cash amount, the “merger consideration”); (B) in the case of each share of Series D preferred stock, an amount equal to $2.25 per share, plus an amount equal to any accrued but unpaid dividends (whether or not declared) (if any), in cash, without interest and subject to applicable withholding taxes (however, as of the date of this proxy statement, the Company has no outstanding shares of Series D preferred stock) and (C) in the case of each share of Series E preferred stock, an amount equal to $100.00 per share, in cash, without interest and subject to applicable withholding taxes, in each case, unless you have properly exercised, perfected and not validly withdrawn, waived or otherwise lost your appraisal rights under the DGCL with respect to such shares of Company stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy right entitled “Appraisal Rights” beginning on page 61). If the merger is consummated, you will not own shares in the surviving corporation.

The receipt of the consideration described immediately above pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger-Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 70 for a more detailed description of the U.S. federal income tax consequences of the merger to holders of Company common stock. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state and local and/or non-U.S. taxes.
Q:
What is a CVR and how does it work?

A:
Each CVR will represent the right of Company common stockholders to receive the CVR consideration (subject to the achievement of certain milestone payment triggers) consisting of a cash payment of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (each as defined in the CVR agreement, respectively). There can be no assurance that any milestone will be achieved during the relevant period, and that the resulting milestone payments will occur. Please see the section of this proxy statement entitled “Contingent Value Rights Agreement” beginning on page 101 for a more detailed description of the CVR agreement.

Q:
Is it possible that I will receive more than one payment under the CVR?

A:
Yes. Each CVR represents the right to receive contingent cash payment from Zimmer Biomet of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone, net of applicable taxes and without interest.

Q:
Is it possible that I will not receive any payment under the CVR?

A:
Yes. There can be no assurance that a milestone will be achieved during the relevant period, and that the resulting milestone payment will occur.

Q:
Can I transfer my CVR?

A:
The CVRs are not transferable except under certain limited circumstances specified in the CVR agreement, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Merger Sub, Zimmer Biomet or any of their respective affiliates.

Q:
When and where is the special meeting of our stockholders?

A:
The special meeting of Company stockholders will be held on [       ], 2025 at [      ], Eastern Time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company common stockholders will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the Notice, proxy card or instructions that accompanied the proxy materials. We encourage you to access the special meeting before the start time of [       ], Eastern Time. Please allow ample time to log into the special meeting and test your computer systems.

Q:
Who is entitled to virtually attend and vote at the special meeting?

A:
Only holders of record of Company common stock at the close of business on August 14, 2025, the record date for the special meeting, or those with a valid proxy from a broker that held shares of Company common stock on the record date, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [      ] shares of Company common stock issued and outstanding and entitled to vote. Each Company common stockholder is entitled to one vote per share of Company common stock held by such Company common stockholder on the record date on each of the proposals presented in this proxy statement. Holders of shares of the Company preferred stock do not have the right to vote their preferred shares on the proposals described in this proxy statement.

•
If at the close of business on August 14, 2025, you were a “record” holder of Company common stock (in other words, if your shares of Company common stock were registered directly in your name with the transfer agent, Equity Stock Transfer, LLC), you may vote at the special meeting or vote by proxy. Whether or not you plan to virtually attend the special meeting, we encourage you to vote by proxy over the telephone or on the internet as instructed below or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.
•
If at the close of business on August 14, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your shares of Company common stock are held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to virtually attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares of Company common stock at the special meeting unless you request and obtain, and present at the special meeting, a legal proxy from your broker, bank or other nominee.

For additional information on how to vote at the special meeting, please see the section of this proxy statement entitled “The Special Meeting-Voting Procedures” beginning on page 33.
At the special meeting and for 10 days prior to the special meeting, the names of Company common stockholders entitled to vote at the special meeting will be available for inspection by any Company common stockholder, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, at the Company’s principal executive offices located at 3913 Todd Lane, Austin, TX 78744, by contacting the Corporate Secretary of the Company. Participating Company common stockholders who log on to the special meeting using their 16-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.monogram.vote.
Q:
How do I virtually attend the special meeting?

A:
The special meeting will be a completely virtual meeting of stockholders and will be conducted via live webcast. You are entitled to virtually attend the special meeting only if you were a stockholder of record or were the beneficial owner of Company common stock held in “street name” at the close of business on August 14, 2025, the record date for the special meeting. Company common stockholders of record will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the Notice, proxy card or instructions that accompanied the proxy materials. Beneficial owners of Company common stock held in “street name” may virtually attend the special meeting, but may vote online at the special meeting only if they obtain a 16-digit control number from their broker (typically found on their voting instruction form). If you hold your shares of Company common stock in street name and want to participate in the special meeting but did not receive a 16-digit control number, you must contact your broker for instructions to access the special meeting.

The special meeting webcast will begin promptly at [      ], Eastern Time on [      ], 2025. Online access will begin at [      ], Eastern Time, and we encourage you to access the special meeting prior to the start time. The virtual meeting platform is fully supported across browsers and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. We will have technicians ready to assist you with any technical difficulties you may have. You will have the ability to test the systems before the special meeting starts, and a technical support phone number will be provided when the meeting opens.
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, Company common stockholders will be asked to consider and vote on the following proposals:

•
the merger agreement proposal; and

•
the adjournment proposal.

For additional information on the proposals, please see the section of this proxy statement entitled “Proxy Proposals” beginning on page 38.
Q:
What constitutes a quorum for purposes of the special meeting?

A:
The presence, in person (including by remote participation) or by proxy, at the special meeting of the stockholders entitled to cast one third of the votes that all Company common stockholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering the matter at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then the stockholders entitled to vote at the special meeting, present in person, or by remote communication or represented by proxy, have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed.

Q:
What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
If you encounter technical difficulties accessing the special meeting during the check-in time or during the special meeting, a support line will be available on the login page of the virtual meeting website.

Q:
What vote of Company stockholders is required to approve each of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote in person (including by remote participation) or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company common stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the adjournment proposal requires the affirmative vote in person (including by remote participation) or by proxy, of the holders of a majority of shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, failures to vote (including a failure to authorize a proxy to vote on a Company common stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. Abstentions are shares present at the meeting and, therefore, abstentions as to the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the adjournment proposal.
Q:
How does the Board recommend that I vote?

A:
The Board recommends that Company common stockholders vote:

•
“FOR” the merger agreement proposal; and

•
“FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend “FOR” the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger-Reasons for the Merger” beginning on page 48.
In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement entitled “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67.
Q:
How do the Company’s directors and executive officers intend to vote?

A:
As of August 14, 2025, the directors and executive officers of the Company beneficially owned in the aggregate [     ] shares of Company common stock, or approximately [   ]% of the outstanding shares of Company common stock.

As described in the section of this proxy statement entitled “Voting Agreement” beginning on page 109, certain stockholders of the Company have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.
Subject to certain termination rights as described in the section of this proxy statement entitled “Voting Agreement”, certain stockholders of the Company entered into voting agreements with Zimmer Biomet and Merger Sub pursuant to which such specified stockholders agreed, among other things, to vote or cause to vote all subject shares (i) in favor of adoption and approval of the merger agreement and approval of the merger; (ii) against any acquisition proposal from a third party; and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement; so long as the merger agreement is not amended or materially modified in such a way as to reduce the amount, change the form or otherwise adversely affect the consideration payable to any of the Company stockholders pursuant to the merger agreement. The subject shares represent approximately [   ]% of the total outstanding voting power of the Company common stock as of the record date. The voting agreements will terminate if the merger agreement is terminated. For additional information on the voting agreements, please see the section of this proxy statement entitled “Voting Agreement” beginning on page 109.
Q:
Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:
In considering the proposals to be voted on at the special meeting, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:

•
the treatment of Company options as provided under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options”);

•
payment of pro-rated annual cash bonuses for calendar year 2025;

•
severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual agreements or broad-based Zimmer Biomet severance policy;

•
offer letters that certain executive officers of the Company entered into with Zimmer Biomet, which are subject to the consummation of the merger;

•
voting agreements that certain executive officers of the Company entered into with Zimmer Biomet and Merger Sub, pursuant to which those certain executive officers agreed to vote in favor of the adoption and approval of the merger agreement and the approval of the merger, among other things;

•
Dr. Unis is entitled to a portion of shares of Company common stock owed to Icahn School of Medicine at Mount Sinai (“Mount Sinai”) under the Sinai Termination Agreement (as defined in ‘‘Interests of the Company’s Directors and Executive Officers in the Merger-Mt. Sinai Relationship with Dr. Unis’’), which portion is equal to 487,324 shares of Company common stock. Dr. Unis has not been allocated his portion of these shares by Mount Sinai to date. Additionally, Dr. Unis will be entitled to a portion of the termination payment payable under the Sinai Termination Agreement; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and indemnification agreements the Company has entered into with each of their directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67.
Q:
What happens if I transfer or sell my Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred or sold your shares of Company common stock.

Q:
What happens if I sell my shares of Company stock before the completion of the merger?

A:
In order to receive the consideration specified in the merger agreement, you must hold your shares of Company stock through the completion of the merger. Consequently, if you transfer your shares of Company stock before the completion of the merger, you will have transferred your right to receive the consideration specified in the merger agreement.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration in the merger.
Q:
How do I vote if I am a Company common stockholder of record or hold my shares in “street name”?

A:
If you are a Company common stockholder of record, you may vote electronically during the special meeting, vote by proxy over the telephone, vote by proxy via the internet or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. You may still virtually attend the special meeting and vote online during the special meeting even if you have already voted by proxy, but your previous vote by proxy will not be counted.

If your shares of Company common stock are held in a stock brokerage account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and you should have received a Notice or voting instruction card with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the voting instruction card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as indicated on the Notice and instructed by your broker, bank or other nominee. “Street name” holders may vote electronically at the special meeting if they obtain a legal proxy from their broker, bank or other nominee. They must follow the instructions from their broker, bank or other nominee included with these proxy materials, or contact their broker, bank or other nominee to request a legal proxy form. Without following the voting instructions provided by your broker, bank or other nominee, your Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal, assuming a quorum is present, and will not have any effect on the adjournment proposal.
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting-Voting Procedures” beginning on page 33.
Whether or not you plan to virtually attend the special meeting, we urge you to vote now to ensure your vote is counted. If you hold Company common stock, you may still attend the special meeting and vote during the live webcast if you have already voted by proxy, but your previous vote by proxy will not be counted.
Q:
What will happen if I abstain from voting or fail to vote on either of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote in person (including by remote participation) or by proxy, of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. If you abstain from voting, fail to authorize a proxy to vote your shares or fail to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted and will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the adjournment proposal requires the affirmative vote in person (including by remote participation) or by proxy, of the holders of a majority of shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on the proposal. Assuming a quorum is present at the special meeting, if you fail to vote at the special meeting (including failing to authorize a proxy to vote your shares), or fail to instruct your broker, bank, or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions are shares present at the meeting and, therefore, abstentions as to the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal.
Q:
What if I return a proxy card or otherwise vote but do not make specific choices?

A:
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Company common stock will be voted in accordance with the recommendation of the Board: “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. For the Company common stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•
you may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting-Voting Procedures”;

•
you may submit a written notice of revocation to the Company’s Corporate Secretary at Monogram Technologies Inc., 3913 Todd Lane, Austin, TX 78744; or

•
you may virtually attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares of Company common stock in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy. If your shares are held of record by your broker, bank or other nominee you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their procedures. For more information, please see the section of this proxy statement entitled “The Special Meeting-Voting Procedures” beginning on page 33.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:
If I hold my Company stock in certificated form, should I send in my stock certificates now?

A:
No. If you hold stock certificates representing shares of Company stock, you should not send in such certificates at this time. If and when the merger is consummated, each holder of Company stock, who holds share certificates or book-entry shares not held through the Depository Trust Corporation (“DTC”), entitled to the merger consideration will receive a letter of transmittal and instructions advising such Company stockholder how to surrender its Company stock in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. For more information, please see the section of this proxy statement entitled “The Merger-Payment for Stock” beginning on page 79.

Q:
Am I entitled to exercise appraisal or dissenters’ rights under Delaware law instead of receiving the consideration specified in the merger agreement for my Company stock?

A:
Yes. Company stockholders of record and beneficial owners of Company common stock and Company preferred stock are entitled to exercise appraisal or dissenters’ rights under Section 262 so long as they take certain actions and meet certain conditions, including that they do not consent in writing to or otherwise vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “The Merger-Appraisal Rights” beginning on page 61. Failure to strictly comply with Section 262 may result in your loss or waiver of, or inability to exercise, appraisal rights. You are urged to consult your legal and financial advisors before attempting to exercise such rights.

Q:
When is the merger expected to be consummated?

A:
We are working towards completing the merger as soon as possible, and currently expect to consummate the merger during the second half of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger described in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement-Conditions of the Merger” beginning on page 95 for additional information.

Q:
What effect will the merger have on the Company?

A:
If the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company, with the Company surviving the merger as the surviving corporation and as a wholly-owned subsidiary of Zimmer Biomet. If the merger is consummated, Zimmer Biomet will use reasonable best efforts (and the Company will reasonably cooperate with Zimmer Biomet) to cause the securities of the Company to be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act as soon as reasonably practicable following the effective time, and, accordingly, the Company’s securities will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:
What are the material U.S. federal income tax consequences of the merger?

A:
The exchange of Company stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. We urge you to consult your own tax advisor as to the particular tax consequences to you of the receipt of cash and CVRs in exchange for Company common stock pursuant to the merger.

Q:
What will happen to outstanding Company options in the merger?

A:
At the effective time, each Company option that is an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled and converted into the right to receive, with respect to each share of Company common stock underlying the vested portion of such in the money option (determined after taking into account any vesting acceleration in connection with the merger) and subject to any applicable withholding taxes and other required deductions, (i) a cash payment equal to the excess of (A) the cash amount (that is, $4.04) over (B) the exercise price payable per share of Company common stock underlying such in the money option, and (ii) one CVR issued pursuant to and in accordance with the CVR agreement; provided, however, that any such in the money option with a per share exercise price that is equal to or greater than the cash amount (that is, $4.04) but less than the sum of the cash amount and the maximum CVR consideration payable pursuant to the CVR agreement (that is, $16.41) will be cancelled (and the holder shall not be entitled to any payment of the cash payment with respect thereto) and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, for each share of Company common stock underlying such in the money option, one CVR issued pursuant to and in accordance with the CVR agreement (where the amount payable pursuant to the CVR agreement, if any, will be reduced by the portion of such in the money option’s per share exercise price that exceeds the cash amount (that is, $4.04)).

At the effective time, each Company option other than an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof.
The Company may elect to accelerate the vesting of all or a portion of Company options outstanding as of immediately prior to the closing date of the merger.
For more information, please see the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options” beginning on page 78.
Q:
Is the closing of the merger subject to any conditions?

A:
Yes. The obligations of each of the Company and Zimmer Biomet to effect the merger are subject to the satisfaction or waiver, at or prior to the closing date, of certain conditions, including each of the following:

•
the receipt of the Company stockholder approval will have been obtained;

•
(i) any waiting period (or any extension thereof) under the HSR Act applicable to the merger and any commitment by the parties thereof not to consummate the transactions therein before a certain date under a timing agreement shall have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (as defined in the merger agreement) (other than under the HSR Act) with respect to the transactions described in the merger agreement shall have been obtained and any mandatory waiting period related thereto shall have expired or been terminated; and

•
there shall not have been issued by any governmental body of competent jurisdiction, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the merger, nor shall any law or order have been promulgated, entered, enforced, enacted, issued or deemed applicable to the merger by any governmental body which, directly or indirectly, prohibits or makes the consummation of the merger illegal.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy, truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality qualifications, and the compliance or performance by such other party in all material respects with its obligations required to be complied with or performed at or prior to the effective time.
For more information, please see the section of this proxy statement entitled “The Merger Agreement-Conditions of the Merger” beginning on page 95.
Q:
What happens if the merger is not consummated?

A:
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason and the merger agreement is terminated, Company stockholders will not receive any payment for their shares of Company stock in connection with the merger. Instead, the Company will remain an independent public company, the Company stock will continue to be listed and traded on the Nasdaq Capital Market, the securities of the Company will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company stock.

Under certain circumstances, if the merger agreement is terminated, the Company will be required to pay Zimmer Biomet a termination fee equal to $11 million. For more information, please see the section of this proxy statement entitled “The Merger Agreement-Company Termination Fee” beginning on page 98.
Q:
Does the Company participate in householding?

A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker, (ii) direct your written request to: 3913 Todd Lane, Austin, TX 78744 or (iii) request them from the Company by calling (512) 399-2656. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Q:
Should I send evidence of ownership now?

A:
No. If your shares of Company stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the consideration specified in the merger agreement.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results for the special meeting are expected to be announced at the special meeting. In addition, within four business days following certification of the final voting results, the

Company will file the final voting results of the special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The Company will bear all expenses incurred in connection with the solicitation of proxies. The Company has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting. The Company expects to pay Okapi Partners LLC a fee of up to $25,000, plus certain costs associated with additional services as necessary and Okapi Partners LLC will be reimbursed for certain out-of-pocket fees and expenses. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Company stock. The Company’s directors, officers, and employees also may solicit proxies by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. The Company will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, the Company will reimburse these organizations for their reasonable expenses in forwarding these materials.

Q:
What should I do now?

A:
You should read this proxy statement carefully and in its entirety, including the merger agreement (including the form of CVR agreement that is an exhibit thereto) along with the annexes of this proxy statement and all other documents that we refer to in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. Then, return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
Who can help answer my questions?

A:
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor:

1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Banks and Brokers Call: (212) 297-0720
Stockholders and All Others Call Toll Free: (888) 785-6673
Email: info@okapipartners.com
If your broker, bank or other nominee holds your shares of Company common stock, you should also call your broker, bank or other agent for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate”, “estimate”, “believe”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “should”, “will”, “expect”, “are confident that”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, “would” or the negative of these terms or other comparable terms. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and similar expressions or variations that are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the proposed merger; the ability to complete the proposed merger considering the various closing conditions; and any assumptions underlying any of the foregoing.
These forward-looking statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the management of the Company and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether the Company stockholders will approve the merger and the possibility that the merger does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for the Company will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the merger, including the possibility that the expected benefits from the merger will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to changing demand for the Company’s existing products; (vii) risks relating to the achievement, in part or at all, of the revenue and other milestones necessary for the payment of any CVRs; (viii) disruption from the merger making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, agents or agencies, and the Company’s ability to attract, motivate or retain key executives, employees and other associates; (ix) risks related to the merger diverting the Company’s management’s attention from ongoing business operations; (x) negative effects of this announcement or the consummation of the merger on the market price of the Company common stock and on the Company’s operating results; (xi) significant transaction costs; (xii) unknown liabilities; (xiii) the risk of litigation, including stockholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the merger; and (xiv) (A) other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports) and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 117.
The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances. Company stockholders are advised to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
All information contained in this proxy statement exclusively concerning Zimmer Biomet, Merger Sub and their affiliates has been supplied by Zimmer Biomet and Merger Sub and has not been independently verified by us.

THE PARTIES
Monogram Technologies Inc.
The Company was originally incorporated under the laws of the State of Delaware on April 21, 2016, as “Monogram Arthroplasty Inc.” On March 27, 2017, the Company changed its name to “Monogram Orthopaedics Inc.” On May 15, 2024, the Company changed its name from Monogram Orthopaedics Inc. to “Monogram Technologies Inc.” Monogram Technologies is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company has developed a next-generation surgical robot to enable placement of orthopedic implants, aiming to leverage advanced machine vision, augmented reality and machine learning (“AI”). The Company’s AI capabilities are largely developed internally using static datasets, while certain R&D efforts integrate externally sourced AI models to complement its internal development. The Company has an FDA cleared surgical robot that can execute specialized paths for high precision insertion of implants in simulated cadaveric surgeries. The Company intends to produce and market robotic surgical equipment and related software, orthopaedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has obtained 510(k) clearances for certain implants and has obtained 510(k) premarket clearance for the mBôs™ TKA System, the Company’s first-generation robotic system for which its implants are designed for use. The Company’s principal executive offices are located at 3913 Todd Lane, Austin, TX 78744 and its telephone number is (512) 399-2656. Shares of Company common stock are listed on the Nasdaq Capital Market under the trading symbol “MGRM”.
Zimmer Biomet Holdings, Inc.
Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. Zimmer Biomet designs, manufactures and markets orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. Its products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues and it has operations in more than 25 countries around the world, selling products in more than 100 countries. Zimmer Biomet’s principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580 and its telephone number is (574) 373-3333. Shares of Zimmer Biomet’s common stock are listed on NYSE under the trading symbol “ZBH”.
Honey Badger Merger Sub, Inc.
Merger Sub was formed on July 2, 2025 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is a direct, wholly-owned subsidiary of Zimmer Biomet. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 345 East Main Street, Warsaw, Indiana 46580 and its telephone number is (574) 373-3333.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by the Board for exercise at the special meeting and at any postponements or adjournments thereof.
Date, Time and Place
The special meeting of Company common stockholders will be held on [             ], 2025, at [         ], Eastern Time (unless the special meeting is adjourned or postponed). The special meeting will be completely virtual. Company common stockholders will be able to virtually attend and vote at the special meeting by visiting www.monogram.vote and using the 16-digit control number included in the proxy materials. Company common stockholders are entitled to virtually attend the special meeting; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on August 14, 2025, the record date for the special meeting, or if you were a beneficial owner of Company common stock as of the record date.
Purpose of the Special Meeting
The special meeting is being held for the following purposes:
•
to consider and vote on the merger agreement proposal; and

•
to consider and vote on the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement.
Recommendation of the Board
The Board has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and (iv) recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement.
Accordingly, the Board recommends a vote “FOR” the merger agreement proposal and “FOR” the adjournment proposal.
For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger-Reasons for the Merger” beginning on page 48.
Registering for the Special Meeting
Stockholders of Record
If, at the close of business on August 14, 2025, you were a record holder of Company common stock (in other words, if your Company common stock were registered directly in your name with the transfer agent, Equity Stock Transfer, LLC), you may vote at the special meeting or vote by proxy. You do not need to register to virtually attend and participate in the special meeting. You may virtually attend and participate by accessing www.monogram.vote and selecting “I have a Control Number”. Enter the 16-digit control number shown on your proxy card.

Beneficial (“Street Name”) Stockholders
If at the close of business on August 14, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Company common stock by following their instructions for voting. You are also invited to virtually attend the special meeting. “Street name” holders may vote online at the special meeting only if they obtain a 16-digit control number from their broker, bank, or other nominee (typically found on their voting instruction form). If you hold your shares of Company common stock in street name and want to participate in the special meeting but did not receive a 16-digit control number, you must contact your broker, bank or other nominee for instructions to access the meeting.
Record Date and Stockholders Entitled to Vote
Only Company common stockholders of record at the close of business on August 14, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were [         ] shares of Company common stock outstanding and entitled to vote. Each Company common stockholder is entitled to one vote per share of Company stock held by such Company common stockholder on the record date on each of the proposals presented in this proxy statement. Holders of Company preferred stock do not have the right to vote their preferred shares on the proposals included in this proxy statement.
At the special meeting and for 10 days prior to the special meeting, the names of Company common stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, at the Company’s principal executive offices located at 3913 Todd Lane, Austin, TX 78744, by contacting the Corporate Secretary of the Company. Participating Company common stockholders who log on to the special meeting using their 16-digit control number will be able to examine the stockholder list during the special meeting by following the instructions provided on the meeting website at www.monogram.vote.
Quorum
The presence, in person or by proxy, at the special meeting of the stockholders entitled to cast at least one third of the votes that all stockholders are entitled to cast on a particular matter, constitutes a quorum for the purpose of considering the matter at the special meeting. Virtual attendance at the special meeting constitutes presence in person for quorum purposes at the special meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then the stockholders entitled to vote at the special meeting, present in person (including by remote communication) or represented by proxy, have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company common stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Vote Required
Approval of the Merger Agreement Proposal
The approval of the merger agreement proposal requires the affirmative vote, in person (including by remote participation) or by proxy, of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote, in person (including by remote participation) or by proxy, of the holders of a majority of the shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, failures to vote (including a failure to authorize a proxy to vote on a Company common stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. Abstentions are shares present at the meeting and, therefore, abstentions as to the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the adjournment proposal.
Voting Procedures
Whether or not you plan to virtually attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.
If, at the close of business on August 14, 2025, you were a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Equity Stock Transfer, LLC) to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to virtually attend the special meeting, using one of the following three methods.
•
Voting by Mail:   To vote by mail using a proxy card, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before the start of the special meeting on [             ], 2025.

•
Voting by Telephone:   To vote by telephone, dial the toll-free number on the enclosed proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the 16-digit control number from the enclosed proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m. Eastern time on [                ], 2025, the day before the special meeting, to be counted.

•
Voting via the Internet:   To vote via the internet, go to the website listed on the enclosed proxy card or voting instruction form and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern time on [                ], 2025, the day before the special meeting, to be counted.

You may also vote by virtually attending the special meeting and voting during the live webcast.
If, at the close of business on August 14, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. “Street name” holders may vote online at the special meeting only if they obtain a 16-digit control number from their broker, bank or other nominee (typically found on their voting instruction form). If you hold your shares in street name and want to participate in the special meeting but did not receive a 16-digit control number, you must contact your broker, bank or other nominee for instructions to access the meeting. Without following the voting instructions provided by your broker, bank or other nominee, your shares of Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the adjournment proposal.
For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Okapi Partners LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at + 1 (888) 785-6673 or via email at info@okapipartners.com.
How Proxies Are Voted
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal and the adjournment proposal.
Revocation of Proxies
For Company common stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:
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You may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy and voting instructions) in accordance with the instructions detailed in the section above titled “Voting Procedures”;

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You may submit a written notice of revocation to the Company’s Corporate Secretary at Monogram Technologies Inc., 3913 Todd Lane, Austin, TX 78744; or

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You may virtually attend the special meeting and vote during the live webcast. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares of Company common stock in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to virtually attend the special meeting and vote during the webcast, which will have the same effect as revoking any previously submitted voting instructions, follow the instructions provided by your broker, bank or other nominee for purposes of virtually attending and participating in the special meeting.
Solicitation of Proxies
The Company will bear all expenses incurred in connection with the solicitation of proxies, including the expense of preparing, printing and distributing the proxy statement. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of

Company common stock. The Company’s directors, officers, and employees also may solicit proxies by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. The Company will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, the Company will reimburse these organizations for their reasonable expenses in forwarding these materials
The Company has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting. The Company expects to pay Okapi Partners LLC a fee of up to $25,000, plus certain costs associated with additional services as necessary and Okapi Partners LLC will be reimbursed for certain out-of-pocket fees and expenses.
Adjournments
If a quorum is not present or represented at the special meeting then the stockholders entitled to vote at the special meeting, present in person, or by remote communication or represented by proxy, have the power to adjourn the special meeting from time to time until a quorum is present or represented without notice, provided that the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company common stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.
Voting by Company Directors, Executive Officers and Principal Securityholders
As of August 14, 2025, the directors and executive officers of the Company beneficially owned in the aggregate [                  ] shares of Company common stock, or approximately [   ]% of the outstanding shares of Company common stock.
As described in the section of this proxy statement entitled “Voting Agreement” beginning on page 109, certain stockholders of the Company have committed to vote in favor of the approval of the merger agreement proposal. Although none of the other directors or executive officers are obligated to vote to approve the merger agreement proposal, we currently expect that each of these individuals will vote all of his or her shares of Company common stock “FOR” each of the proposals to be presented at the special meeting.
The specified stockholders entered into voting agreements with Zimmer Biomet and Merger Sub pursuant to which specified stockholders of the Company agreed, among other things, to vote or cause to vote all subject shares (i) in favor of the adoption and approval of the merger agreement and the approval of the merger; (ii) against any acquisition proposal; and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement; so long as the merger agreement is not amended or modified without the prior written consent of the Company stockholders in such a way as to reduce the amount, change the form or otherwise adversely affect the consideration payable to any of the Company stockholders pursuant to the merger agreement. The subject shares represent approximately [    ]% of the total outstanding voting power of the Company common stock as of the record date. The voting agreements will terminate if the merger agreement is terminated. For additional information on the voting agreements, please see the section of this proxy statement entitled “Voting Agreement” beginning on page 109.
Appraisal Rights
If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and the beneficial owners of shares of Company common stock and Company preferred stock who do not wish to accept the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, will have the right to demand an appraisal of their shares of Company stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable. The “fair value” of your shares of Company stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Stockholders and beneficial owners who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company stock determined under Section 262 could be more than, the same as or less than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company stock who (i) continuously holds or beneficially owns such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented in writing to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger-Appraisal Rights”), will be entitled to have their shares of Company stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, under the merger agreement.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger-Appraisal Rights” beginning on page 61.
Other Matters
Pursuant to the DGCL and the Company’s bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Assistance
If you have any questions or need assistance in completing your proxy card or have questions regarding the special meeting, please contact Okapi Partners LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at + 1 (888) 785-6673 or via email at info@okapipartners.com.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
We are asking Company common stockholders to vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” beginning on pages 40 and 76, respectively. A copy of the merger agreement is attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement. You are urged to read the merger agreement carefully and in its entirety. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.
The approval of the merger agreement proposal requires the affirmative vote in person (including by remote participation) or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company common stockholder’s behalf) and broker non-votes will have the same effect as a vote “AGAINST” the merger agreement proposal.
The Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADJOURNMENT PROPOSAL
The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary, to obtain additional votes to approve the merger agreement proposal. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger.
The Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement proposal at the time of the special meeting.
The approval of the adjournment proposal requires the affirmative vote in person (including by remote participation) or by proxy, of the holders of a majority of shares present in person (including by remote participation) or represented by proxy at the meeting and entitled to vote on such proposal at the special meeting (whether or not a quorum is present). Assuming a quorum is present at the special meeting, failures to vote (including a failure to authorize a proxy to vote on a Company common stockholder’s behalf) and broker non-votes will have no effect on the outcome of the adjournment proposal. Abstentions are shares present at the meeting and, therefore, abstentions as to the adjournment proposal will have the same effect as a vote “AGAINST” the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The Board unanimously recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER
Overview
The Company is seeking the adoption by the Company common stockholders of the merger agreement the Company entered into on July 11, 2025 with Zimmer Biomet and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Zimmer Biomet. The Board has unanimously approved and declared advisable the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and unanimously recommends that Company common stockholders vote to adopt the merger agreement.
Background of the Merger
The Company’s management team and the Board regularly review the Company’s performance and prospects in light of its business and developments in the medical device industry, orthopedic segment and the macroeconomic environment. These reviews have included consideration, from time to time, of potential strategic transactions to enhance stockholder value, including potential sale or merger transactions. Such reviews have been accompanied by periodic conversations between executives of the Company and their counterparts at other companies in the medical device industry and orthopedic segment regarding such potential transactions and opportunities.
From time to time, Mr. Benjamin Sexson, Chief Executive Officer of the Company, engaged in discussions with senior executives in the medical device industry and orthopedic segment to discuss the medical device industry, orthopedic segment, the macroeconomic environment and the potential for strategic transactions between the Company and other companies in the industry.
On April 9, 2024, Mr. Sexson and other members of Company management met with the Chief Executive Officer of Zimmer Biomet at an introductory meeting. The purpose of the meeting was limited to general introductions and a high-level discussion of the orthopedic industry. No transaction-related matters were discussed.
Between the introductory meeting and May 9, 2024, there were intermittent communications between representatives of the Company and representatives of Zimmer Biomet, including, on April 30, 2024, when representatives from the Company performed a demo lab for representatives of Zimmer Biomet.
On May 9, 2024, the Company and Zimmer Biomet entered into a Mutual Confidential Information Disclosure Agreement. Between May 2024 and November 2024, the Company began providing Zimmer Biomet with preliminary diligence materials, including a series of product demonstrations. These included six simulated surgical demonstrations observed by representatives of Zimmer Biomet.
On December 8, 2024, the Company and Wells Fargo Securities, LLC (“Wells Fargo”) initiated discussions regarding a potential engagement as the Company’s financial advisor in connection with a possible sale of the Company or other strategic transaction.
On December 10, 2024, Zimmer Biomet submitted a non-binding letter of intent to acquire 100% of the outstanding equity interests in the Company for total consideration of up to $391 million, consisting of $4.34 per share in cash and up to $3.94 per share in non-tradeable contingent value rights (“CVRs”) (collectively, the “December 10 Proposal”).
On December 11, 2024, the Company and Wells Fargo executed a non-disclosure agreement for Wells Fargo to receive confidential information from the Company. During December 2024, Mr. Sexson held numerous conversations with other members of the Board, including Douglas Unis, the Company’s founder, Chief Medical Officer and Board member, to discuss the potential transaction with Zimmer Biomet. On December 18, 2024, Mr. Sexson and representatives of Wells Fargo held a call, to discuss, among other things, the December 10 Proposal and potential next steps. That same day, Mr. Sexson proposed to the Board that the Company engage Wells Fargo as the Company’s financial advisor to support any further negotiations with respect to a potential strategic transaction. Mr. Sexson also informed the Board of Zimmer Biomet’s

December 10 Proposal, including by forwarding the terms of the December 10 Proposal to the Board and communicating concerns regarding the adequacy of such proposal from a valuation standpoint. Mr. Sexson provided an opportunity for the Board to give alternative direction to Mr. Sexson. The Company then authorized Wells Fargo to communicate to Zimmer Biomet on December 19, 2024 the Company’s concerns with the adequacy of the December 10 Proposal, urging improvements to the upfront value and suggesting further alignment of the CVR milestones with the Company’s current business plan.
On December 23, 2024, representatives of Zimmer Biomet and representatives of Wells Fargo held a call, during which Zimmer Biomet verbally submitted a revised non-binding indication of interest to acquire 100% of the outstanding equity interests in the Company for total consideration of up to $425 million (consisting of $5.00 per share in cash and up to $3.95 in a series of non-tradeable CVRs). Later on December 23, 2024, Mr. Sexson, Dr. Unis and representatives of Wells Fargo held a call to discuss the updated proposal.
On December 24, 2024, Zimmer Biomet submitted a written non-binding letter of intent that memorialized the verbal terms provided on the December 23, 2024 call between representatives of Zimmer Biomet and representatives of Wells Fargo (the “December 24 Proposal”). Later that day, Mr. Sexson also informed the Board of the December 24 Proposal, including by forwarding the terms of the December 24 Proposal to the Board. Mr. Sexson again communicated to the Board concerns regarding the adequacy of such proposal from a valuation standpoint, and provided an opportunity for the Board to give alternative direction to Mr. Sexson.
On December 27, 2024, Wells Fargo provided to the Board a disclosure statement identifying prior and current engagements and relationships between Wells Fargo and Zimmer Biomet, the Company and their respective affiliates. At that time, the Board agreed to enter into an indemnification agreement with Wells Fargo in connection with a potential strategic transaction. That same day, Mr. Sexson and other members of Company management, representatives of Wells Fargo and representatives of outside corporate counsel to the Company, Duane Morris LLP (“Duane Morris”), held a call to discuss Zimmer Biomet’s December 24 Proposal, the Company’s proposed response, and possible next steps in the process, including the Company authorizing Wells Fargo to inform Zimmer Biomet that the Company was unwilling to proceed with a potential transaction on the terms set forth in the December 24 Proposal.
On December 30, 2024, representatives of Wells Fargo held a call with representatives of Zimmer Biomet to discuss the December 24 Proposal and informed Zimmer Biomet of the Company’s unwillingness to proceed on the basis of the terms set forth in the December 24 Proposal.
On January 9, Mr. Sexson spoke with representatives of Zimmer Biomet to further discuss the December 24 Proposal. From January 9 until early March 2025, representatives of Zimmer Biomet and representatives of the Company held periodic discussions regarding further Company developments with respect to the Company’s products.
On March 4, 2025, Mr. Sexson, representatives of Zimmer Biomet and representatives of Wells Fargo met at the Company’s headquarters in Austin, Texas for an additional product demonstration. During such meeting, representatives of Zimmer Biomet informed the Company of Zimmer Biomet’s continuing consideration of a potential strategic transaction with the Company.
Later that same day, the Board met virtually with members of Company management and representatives of Wells Fargo in attendance. Company management briefed the Board on the discussions with representatives of Zimmer Biomet held earlier that day.
On March 17, 2025, the Company received FDA 510(k) clearance for its semi-autonomous robotic system. Shortly after the announcement, representatives of Zimmer Biomet notified representatives of Wells Fargo that Zimmer Biomet anticipated retaining a financial advisor to support its further evaluation of a potential strategic transaction with the Company.
In light of Zimmer Biomet’s stated interest in further evaluating a potential strategic transaction, as well as the market’s reaction to the Company’s receipt of the FDA 510(k) clearance, the Board authorized Wells Fargo to reach out to a list of potential counterparties, which included seven potential strategic acquirors (other than Zimmer Biomet), which was communicated to representatives of Wells Fargo by Mr. Sexson on a call on March 17. Such list of potential counterparties included parties with whom the Company had previously discussed potential strategic transactions and other parties which, based on their presence in the medical device industry, the Board and Wells Fargo believed could be potentially interested in a potential strategic transaction with the Company. Representatives of the Company and Wells Fargo discussed the potential of a financial sponsor’s interest in a sale transaction, and concluded that a strategic buyer would likely elicit a higher potential transaction value.
From March 18, 2025 through March 21, 2025, representatives of Wells Fargo contacted representatives of the selected strategic counterparties, which we refer to as Party A, Party B, Party C, Party D, Party E, Party F and Party G, regarding a potential acquisition opportunity in the ortho-robotics segment, in each case on behalf of the Company and on a confidential basis, to determine if such parties would be interested in exploring a potential strategic transaction with the Company. Out of these seven parties, only Party C signed a non-disclosure agreement with the Company, which was fully executed on March 23, 2025, and which contained a customary standstill provision. Party D, Party F and Party G each communicated to Wells Fargo that it would pass on the potential strategic transaction. Party B declined to respond following the initial communications it had with Wells Fargo. Additionally, following initial discussions with Party A and Party E, Wells Fargo followed up with each party, including sending Party A the Company’s corporate presentation, but both parties declined to respond.
On April 7, 2025, representatives of Party C met with representatives of the Company at the Company’s headquarters in Austin, Texas for a technology demonstration. The next day, representatives of the Company provided an in-person management presentation to representatives of Party C with respect to the Company’s business and its products. Over the remainder of April 2025, Party C continued its diligence review of the Company.
On April 14, 2025, representatives of Morgan Stanley & Co. LLC (“Morgan Stanley”), which was serving as Zimmer Biomet’s financial advisor with respect to a potential strategic transaction with the Company, had a call with representatives of Wells Fargo to express Zimmer Biomet’s continued interest in a potential strategic transaction with the Company, and, on April 17, 2025, Mr. Sexson received a call from representatives of Zimmer Biomet to also express such continued interest.
On April 24, 2025, the Company received regulatory approval from India’s Central Drugs Standard Control Organization to import its mBôs™ TKA System into India for clinical trials. Representatives of Wells Fargo contacted representatives of Party C to discuss such approval and to confirm Party C’s continued interest in a potential strategic transaction with the Company.
On April 30, 2025, representatives of Party C met with representatives of the Company in New York, New York to observe surgeries utilizing the Company’s semi-autonomous robotic system and to further assess such system.
On May 5, 2025, Zimmer Biomet presented a revised verbal non-binding indication of interest to acquire 100% of the outstanding equity interests in the Company for total consideration of up to $750 million (consisting of $3.32 per share in cash and up to $11.83 per share in a series of non-tradeable CVRs) (the “May 5 Proposal”). Representatives of the Company engaged in periodic calls from April through June 2025 with representatives of Party C to discuss Party C’s continued interest in a potential strategic transaction with the Company.
On May 8, 2025, the Board held a virtual meeting with members of Company management in attendance to discuss, among other things, Zimmer Biomet’s May 5 Proposal. At such meeting, members of Company management presented for the Board the Company’s long-term financial forecast (the “Company Forecasts”), noting that if such forecasts were approved by the Board, Wells Fargo would use such forecasts for the purpose of its financial analysis of the Company’s standalone value. The Board discussed with Company management and its advisors the assumptions underlying the Company Forecasts, including the Company’s timeline to profitability and long-term revenue growth potential. The Board was also presented with the market check that was completed by Wells Fargo and was informed by representatives of Wells Fargo that Zimmer Biomet and Party C were the only bidders that expressed interest in a potential strategic transaction. The Board determined that the market check was sufficient and appropriate under the circumstances to ascertain market interest. The next day, representatives of Wells Fargo provided, on behalf of the Company, several clarifying questions to Zimmer Biomet and Morgan Stanley regarding the May 5 Proposal, to which representatives of Zimmer Biomet subsequently provided responses. Representatives of the Company engaged in further discussions with representatives of each of Zimmer Biomet on a regular basis throughout May and June 2025.
On May 13, 2025, the Company and Wells Fargo entered into an engagement letter, formalizing their relationship.
On May 15, 2025, representatives of Wells Fargo, Mr. Sexson, representatives of Zimmer Biomet and representatives of Morgan Stanley held a call in which the May 5 Proposal was discussed, including clarification and negotiation of the CVRs included in the May 5 Proposal and discussions regarding due diligence matters. Over the course of the week, representatives of Wells Fargo also followed up with representatives of Party C regarding its interest in a potential strategic transaction with the Company. Representatives of Party C confirmed to representatives of Wells Fargo that Party C remained interested in pursuing a potential strategic transaction with the Company.
On May 20, 2025, the Board held a virtual meeting with members of Company management and representatives of Duane Morris and Wells Fargo in attendance. Representatives of Wells Fargo presented preliminary discussion materials regarding, among other things, the Company’s standalone value and the May 5 Proposal. Representatives of Duane Morris reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Following the discussions, the Board directed certain members of the management team and representatives of Wells Fargo to negotiate with representatives of Zimmer Biomet and representatives of Morgan Stanley to increase the merger consideration and clarify certain CVR milestone terms.
On May 21, 2025, representatives of Wells Fargo called representatives of Zimmer Biomet and Morgan Stanley to deliver a counterproposal of up to $177 million, consisting of $4.00 per share in cash and up to $11.07 per share in a series of non-tradeable CVRs (the “May 20 Counterproposal”). On May 22, 2025, representatives of Zimmer Biomet and representatives of Wells Fargo spoke again to clarify the terms of the May 20 Counterproposal and the proposed CVR structure.
On May 23, 2025, representatives of Morgan Stanley delivered an initial diligence request list to representatives of the Company.
On May 29, 2025, representatives of Party C informed representatives of the Company that Party C had engaged a financial advisor to assist Party C in evaluating the potential strategic transaction with the Company.
On May 30, 2025, representatives of Zimmer Biomet held a call with Mr. Sexson to discuss Zimmer Biomet’s continued interest in a potential strategic transaction with the Company and the request by Zimmer Biomet that the Company enter into an exclusivity arrangement with Zimmer Biomet. That same day, representatives of Wells Fargo held separate calls with representatives of each of Morgan Stanley and Party C’s financial advisor to discuss Zimmer Biomet’s and Party C’s continued interest and next steps. Later that day, Zimmer Biomet submitted a revised non-binding letter of intent to acquire 100% of the outstanding equity interests in the Company for total consideration of up to $750 million (consisting of $4.00 per share in cash and $11.07 per share in a series of non-tradeable CVRs) (the “May 30 Proposal”). The May 30 Proposal included a request for exclusivity from the Company in favor of Zimmer Biomet. That same day, the Company opened a virtual data room for Zimmer Biomet and its advisors to perform due diligence as negotiations on price and structure continued.
On June 2, 2025, Party C submitted a non-binding letter of intent to acquire 100% of the outstanding equity interests in the Company for total consideration of up to $187 million (consisting of $3.90 per share in cash and up to $0.35 per share in a series of non-tradeable CVRs) (the “Party C Proposal”).
Later that same day, on June 2, the Board held a virtual meeting with members of Company management and representatives of Duane Morris and Wells Fargo in attendance to review the two proposals. The parties in attendance at the meeting discussed the May 30 Proposal and a potential counteroffer to the May 30 Proposal. After further discussion and evaluation, the Board directed Company management and Wells Fargo to communicate to representatives of Zimmer Biomet that the Company was not prepared to enter into exclusivity with Zimmer Biomet. Following this discussion, representatives of Wells Fargo contacted representatives of Morgan Stanley to communicate such direction from the Board, including that the Company had received a competing proposal regarding a potential strategic transaction from another interested party, but did not disclose the specific identity of Party C.
On June 3, 2025, representatives of the Company hosted a virtual management presentation for representatives of Zimmer Biomet and its advisors to assist Zimmer Biomet in its due diligence process. That same day, representatives of the Company and representatives of Wells Fargo held discussions with representatives of Party C’s financial advisor to provide feedback on the Party C Proposal, noting that both the upfront value and the proposed CVR structure were not competitive and encouraged Party C to consider enhancing its proposal.
From June 5, 2025 through July 11, 2025, representatives of the Company, representatives of Wells Fargo, and representatives of Zimmer Biomet held various due diligence calls and the Company provided additional documents and materials in response to supplemental due diligence requests from Zimmer Biomet. On June 5, 2025, representatives of the Company and representatives of Wells Fargo also met with representatives of Zimmer Biomet and Morgan Stanley to discuss and clarify the proposed CVR milestone terms in the May 30 Proposal.
Representatives of the Company, Wells Fargo, Zimmer Biomet and Morgan Stanley had a follow-up call on June 6, 2025, focused on the negotiation and alignment of the CVR milestone terms in the May 30 Proposal with the Company’s long term business plan, as well as Zimmer Biomet’s continued diligence review. In parallel, Party C continued its own diligence review, and representatives of Wells Fargo had a call with representatives of Party C’s financial advisor to discuss the Party C Proposal and possible next steps for a revised proposal.
On June 9, 2025, Party C submitted a revised non-binding letter of intent increasing its proposal to acquire 100% of the outstanding equity interest in the Company for total consideration of up to $212 million (consisting of $4.00 per share in cash and up to $0.80 per share in a series of non-tradeable CVRs) (the “June 9 Party C Proposal”), and representatives of Wells Fargo and representatives of Party C’s financial advisor held a telephonic discussion to clarify certain terms of such proposal. That same day, Zimmer Biomet also submitted to the Company certain revised CVR milestone terms, which representatives of Wells Fargo and representatives of Morgan Stanley held a call to discuss.
On June 10, 2025, at the direction of the Company, representatives of Wells Fargo had a call with representatives of Party C’s financial advisor to provide feedback on the June 9 Party C Proposal, noting that such proposal was still inadequate from a value standpoint and would need to be materially increased to be competitive.
On June 11, 2025, representatives of the Company and representatives of Wells Fargo spoke with representatives of Zimmer Biomet and representatives of Morgan Stanley, during which Zimmer Biomet verbally provided further revised CVR milestone terms. Also on June 11, Party C submitted a revised non-binding letter of intent to acquire 100% of the outstanding equity interest in the Company for total consideration of up to $293 million, consisting of $4.25 per share in cash and up to $2.30 per share in a series of non-tradeable CVRs (the “June 11 Party C Proposal.”)
On June 12, 2025, representatives of Zimmer Biomet and its advisors conducted an on-site visit at the Company’s headquarters, which included two product demonstrations of the Company’s mBôs™ TKA System and breakout diligence sessions. On the same day, Zimmer Biomet and the Company executed a Clean Team Agreement to facilitate the exchange of competitively sensitive data.
On June 13, 2025, Zimmer Biomet submitted a revised non-binding letter of intent to acquire 100% of the outstanding equity interest in the Company for total consideration of up to $750 million, consisting of $4.00 per share in cash and up to $11.07 per share in a series of non-tradeable CVRs with revised milestone terms (the “June 13 Proposal”).
On June 15, 2025, the Board held a virtual meeting with members of Company management and representatives of Duane Morris and Wells Fargo in attendance, during which Wells Fargo presented a process update to the Board, including a detailed comparison of Zimmer Biomet’s June 13 Proposal and the

June 11 Party C Proposal. The Board considered the request of Zimmer Biomet for exclusivity in light of the competing proposals. Duane Morris reviewed with the members of the Board their fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction and the request by Zimmer Biomet for an exclusivity arrangement. After further discussion, the Board directed that Mr. Sexson and the Company advisors move forward with the negotiation of an exclusivity arrangement and authorized the Company management to enter into an exclusivity agreement on behalf of the Company in the event mutually agreeable terms could be achieved. As described more fully in the section below entitled “— Reasons for the Merger”, the Board concluded that the June 13 Proposal was superior to that of the June 11 Party C Proposal. In coming to this conclusion, the Board compared the June 13 Proposal and June 11 Party C Proposal and concluded that the June 13 Proposal was superior both on a nominal and present value basis, while also factoring input from Company management regarding the probability of achieving the different CVR milestones presented in each proposal. In addition to lower total consideration, the Board also considered the execution risk of the June 11 Party C Proposal. Among other factors considered by the Board, the reduction in the trading price of the common stock of Party C by approximately 41% year to date caused the Board to believe there was greater market risk with respect to the June 11 Party C Proposal as compared to Zimmer Biomet’s June 13 Proposal. The Board also considered whether Party C would have sufficient financial resources to support the Company in successfully achieving the CVR milestones, as well as whether Party C’s stockholders would respond favorably to an acquisition announcement, which may also adversely impact Party C’s ability to obtain sufficient financial resources to successfully achieve the CVR milestones.
On June 18, 2025, the Company and Zimmer Biomet entered into an exclusivity agreement, which provided for an exclusivity period through July 11, 2025, and the Company ceased all discussions with Party C. That same day, Zimmer Biomet and the Company executed an amendment to the Mutual Confidential Information Disclosure Agreement between the parties that included a customary standstill provision that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party.
On June 24, 2025, representatives of Hogan Lovells US LLP (“Hogan Lovells”), which was serving as Zimmer Biomet’s legal advisor with respect to a potential strategic transaction with the Company, sent, on behalf of Zimmer Biomet, a draft of the merger agreement to representatives of Duane Morris. The draft of the merger agreement was structured as a “one step” merger and provided for, among other things, a “no-shop” provision restricting the Board’s ability to solicit potential transactions with other third parties, subject to a “fiduciary out”; a termination fee payable by the Company upon the occurrence of certain circumstances, including the Company’s termination of the merger agreement to accept a superior proposal (which we refer to as a “termination fee”), of 4.5% of the Company’s fully diluted equity value based on the upfront purchase price plus the aggregate amount of the first two CVR milestone payments; and a limited “regulatory efforts” obligation that would not require Zimmer Biomet to agree to any remedy actions or defend litigation in order to obtain required regulatory approvals. The draft merger agreement did not include a reverse termination fee payable by Zimmer Biomet in the event of a failure by Zimmer Biomet to obtain regulatory approvals for the transaction. The draft merger agreement specified that Mr. Sexson would enter into a waiver and release with respect to certain preemptive rights granted to Mr. Sexson under his existing employment agreement, that Mr. Sexson and certain other stockholders would enter into voting agreements with respect to the shares beneficially owned by them in connection with the potential transaction, and that Mr. Sexson and certain members of the Company’s management would enter into employment agreements (or offer letters) and restrictive covenant agreements with Zimmer Biomet with respect to post-closing employment at Zimmer Biomet. On June 27, 2025, representatives of Hogan Lovells sent, on behalf of Zimmer Biomet, a draft of the CVR agreement to representatives of Duane Morris.
On July 1, 2025, representatives of Hogan Lovells sent, on behalf of Zimmer Biomet, a draft of the form of voting agreement to representatives of Duane Morris, which agreement provided that Mr. Sexson and certain other stockholders would vote all shares beneficially owned by them in favor of the potential transaction between Zimmer Biomet and the Company.
On July 1, 2025, representatives of Duane Morris shared, on behalf of the Company, a revised draft of the merger agreement with representatives of Hogan Lovells. The revised draft merger agreement provided for, among other things, a “regulatory efforts” obligation that would not have required Zimmer Biomet to agree to any remedy actions, but would require Zimmer Biomet to defend the potential transaction through litigation in order to obtain required regulatory approvals and a narrowed “no-shop” provision. The July 1, 2025 draft of the merger agreement included a reverse termination fee payable by Zimmer Biomet in the amount of $15 million in the event of a failure by Zimmer Biomet to obtain regulatory approvals for the transaction and specified a proposed termination fee payable by the Company of 2.5% of the Company’s fully diluted equity value based on the upfront purchase price plus the aggregate amount of the first two CVR milestone payments in the event the merger agreement is terminated upon certain circumstances.
On July 2, 2025, representatives of Duane Morris shared, on behalf of the Company, a revised draft of the CVR agreement with representatives of Hogan Lovells. The revised draft CVR agreement provided for, among other things, a “commercially reasonable efforts” covenant with respect to the efforts Zimmer Biomet would be required to expend to achieve the CVR milestone payments, enhanced proration in the event of partial achievement of certain CVR milestones and a “catch up” payment in the event the gross sales corresponding to the last CVR milestone exceed the required threshold to trigger such milestone payment.
On July 5, 2025, representatives of Hogan Lovells sent, on behalf of Zimmer Biomet, a revised draft of the merger agreement to representatives of Duane Morris (the “July 5 merger agreement”). On July 6, 2025, representatives of Hogan Lovells sent, on behalf of Zimmer Biomet, a revised draft of the CVR agreement, which was further revised by Hogan Lovells, on behalf of Zimmer Biomet, and sent to representatives of Duane Morris on July 7, 2025 (the “July 7 CVR agreement”). The revised draft of the merger agreement, among other things, provided for a limited “regulatory efforts” obligation that would not have required Zimmer Biomet to agree to any remedy actions, but would require Zimmer Biomet to defend the potential transaction through litigation in order to obtain required regulatory approvals and broadened the scope of “no shop” provision. The July 5 merger agreement did not include a reverse termination fee payable by Zimmer Biomet in the event of a failure by Zimmer Biomet to obtain regulatory approvals for the transaction and specified a proposed termination fee payable by the Company of $12,375,000 (which was equal to approximately 4.5% of the Company’s fully diluted equity value based on the upfront purchase price plus the aggregate amount of the first two CVR milestone payments) in the event the merger agreement is terminated upon certain circumstances. The July 7 CVR agreement provided for, among other things, limited proration in the event of partial achievement of certain CVR milestones, but did not include a “commercially reasonable efforts” covenant or “catch up” payment provision.
On July 8, 2025, representatives of Duane Morris shared, on behalf of the Company, a revised draft of the merger agreement with representatives of Hogan Lovells. The revised draft of the merger agreement indicated, among other things, that the Company may be willing to accept certain provisions proposed by Zimmer Biomet, including with respect to the “no-shop” provision and the limited “regulatory efforts” obligation, in exchange for (i) the lowered termination fee in an amount acceptable to the Company and (ii) either a reverse termination fee payable by Zimmer Biomet or the extension by Zimmer Biomet of certain financing arrangements to the Company.
On July 9, 2025, following a verbal discussion between representatives of the Company, Wells Fargo and Duane Morris, on the one hand, and representatives of Zimmer Biomet, Morgan Stanley and Hogan Lovells, on the other hand, representatives of Hogan Lovells shared, on behalf of Zimmer Biomet, a further revised draft of the CVR agreement with representatives of Duane Morris, which included additional enhanced proration in the event of partial achievement of certain CVR milestones and a “catch up” payment in the event the gross sales corresponding to the last CVR milestone exceed the required threshold to trigger such milestone payment, but did not include a “commercially reasonable efforts” covenant.
In addition, on July 9, 2025, representatives of Hogan Lovells shared, on behalf of Zimmer Biomet, with representatives of Duane Morris a draft of the proposed loan agreement that would be entered into by Zimmer Biomet and the Company upon the signing of the definitive merger agreement.
On July 9, 2025, as part of negotiating the definitive transaction agreements, the Company entered into a termination agreement with Icahn School of Medicine at Mount Sinai to terminate an existing license agreement and resolve any potential claims between the parties to the license agreement.
On July 9, 2025, the Board held a virtual meeting with members of Company management and representatives of Duane Morris and Wells Fargo in attendance, during which members of Company management and members of Wells Fargo presented a process update to the Board. Members of Company management summarized negotiations with Zimmer Biomet to date with respect to the various transaction agreements. At this meeting, Duane Morris reviewed with the members of the Board the Board’s fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Representatives of Duane Morris had a detailed discussion with the Board regarding key open items in the draft transaction documents, which included, among other things, the “regulatory efforts” obligation, the quantum of the termination fee, the terms of the proposed loan agreement and the proration provisions included in the draft CVR agreement. Representatives of Wells Fargo then reviewed its preliminary fairness analysis of the proposed transaction based on the Company Forecasts. Following the discussion, and after careful deliberation, the Board authorized Company management and the Company’s advisors to move forward with finalizing negotiation of the transaction agreements on the terms discussed with the Board.
On July 10 and 11, 2025, representatives of the Company and representatives of Zimmer Biomet continued to negotiate the remaining open points of the transaction agreements. In the course of such negotiations, representatives of Zimmer Biomet revised its proposed per share acquisition price to reflect updated capitalization information from the Company, which provided for $4.04 per share in cash at closing and up to $12.37 per share in a series of non-tradeable CVRs.
On the evening of July 11, 2025, the Board held a virtual meeting with members of Company management and representatives of Duane Morris and Wells Fargo in attendance, during which members of Company management and members of Wells Fargo presented a process update to the Board. Representatives of Duane Morris reviewed with the Board the material terms of the merger agreement, the CVR agreement, the loan agreement and the form of voting agreement. In connection with the Board’s discussion and consideration of such material terms, representatives of Duane Morris reminded the Board of the Board’s fiduciary duties under Delaware law in the context of the proposed transaction, which duties were previously discussed in detail at the prior Board meeting, and summarized the negotiation of material terms in transaction documents by the Company and Zimmer Biomet and their respective advisors in light of such fiduciary duties. Representatives of Wells Fargo reviewed with the Board its updated discussion materials based on the final terms of the transaction agreements as well as its financial analyses of the proposed transaction. During this discussion, at the request of the Board, representatives of Wells Fargo rendered to the Board its oral opinion, which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion dated July 11, 2025, which is attached to this proxy statement as Annex C, to the effect that, as of such date and based upon and subject to the various assumptions and limitations set forth in its written opinion and such other factors Wells Fargo considered relevant, the consideration to be paid to the Company’s common stockholders in the transactions contemplated by the merger agreement was fair, from a financial point of view, to the holders of Company common stock. For a detailed discussion of the Wells Fargo opinion, see the section of this proxy statement entitled “The Merger — Opinion of the Financial Advisor to the Company” beginning on page 56.
Following additional discussion and consideration of the proposed merger agreement and the merger and other transactions contemplated by the merger agreement, including those discussed in “— Reasons for the Merger” beginning on page 48, the Board resolved to proceed with the proposal from Zimmer Biomet and unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and (iv) recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement.
Following the conclusion of the meeting of the Board, on July 11, 2025, representatives of the Company and Zimmer Biomet executed the merger agreement and the loan agreement, and Mr. Sexson and certain other Company stockholders, in such stockholders’ individual capacity, finalized and executed voting agreements. Mr. Sexson and Mr. Kamran executed offer letters related to their post-closing employment at Zimmer Biomet and Mr. Sexson, Mr. Kamran and Dr. Unis executed non-competition agreements and non-solicitation agreements with Zimmer Biomet.

Recommendation of the Board
At the special meeting of the Board held on July 11, 2025, after consideration of the non-exhaustive list of material factors described below in the section of this proxy statement entitled “— Reasons for the Merger”, and detailed discussions with members of Company management, outside legal counsel and financial advisors, at such meeting and prior meetings of the Board, the Board unanimously (i) determined that the merger agreement, the CVR agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved (including for purposes of Section 203 of the DGCL) the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions, including the merger, (iii) authorized the submission of a proposal to adopt the merger agreement to the Company stockholders entitled to vote thereon at the special meeting for adoption thereof and:
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recommended that the Company stockholders approve the adoption of the merger agreement, subject to the right of the Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement;

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recommended that the Company’s common stockholders entitled to vote thereon: vote their shares of Company common stock in favor of the proposal to adjourn the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement at the time of the special meeting; and

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called for a special meeting of the holders of Company common stock for the purpose of (i) submitting the merger agreement to such stockholders for adoption; and (ii) submitting to such stockholders a proposal to adjourn the special meeting to another date, time or place, if necessary to solicit additional proxies in favor of the proposal to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger
As described above in the section of this proxy statement entitled “— Background of the Merger” beginning on page 40, prior to and in reaching the unanimous determinations set forth above, the Board consulted with and received the advice of the Company’s outside legal counsel and financial advisor, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the following non-exhaustive list of material factors (not necessarily in order of relative weight or importance):
Strategic Rationale for the Merger
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the Board’s understanding of the Company’s industry, business, operations, risks, financial condition, earnings, cash flow, strategy and prospects, as well as the Company’s historical and projected financial performance;

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the Board’s belief that the merger with Zimmer Biomet helps significantly accelerate the adoption of the Company’s robotic technology, which could help the Company achieve certain qualitative CVR milestones, by leveraging Zimmer Biomet’s global scale, global commercial infrastructure and market access, and clinically established implant portfolio;

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the Board’s belief that the Company’s products will benefit from access to Zimmer Biomet’s highly trained global sales force, which possesses deep clinical subject matter expertise and strong established relationships with key opinion leaders and high-volume surgeons, which could help the Company achieve revenue-based CVR milestones;

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the Board’s belief that Zimmer Biomet’s extensive clinical experience across a wide range of orthopedic procedures will support the entry of the Company’s products into new clinical indications and accelerate broader adoption of the technology, which could help the Company achieve revenue-based CVR milestones;

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the Board’s belief that Zimmer Biomet’s established brand reputation, extensive marketing presence, and robust surgeon engagement platform will enhance awareness and visibility of the Company’s products among both clinicians and patients, which could help the Company achieve revenue-based CVR milestones;

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the Board’s belief that Zimmer Biomet would be able to provide the significant capital resources, sales and commercial support and clinical infrastructure necessary to compete and scale operations effectively in the global orthopedic robotics market, which could help the Company achieve revenue-based CVR milestones;

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the Board’s desire to pursue strategic alternatives capable of achieving scale and maximizing stockholder value;

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the Board’s review of certain unaudited internal financial analyses and forecasts for the Company for fiscal years 2025 through 2035 (which we refer to as the “Company Forecasts”) (as described in more detail under the section entitled “Certain Unaudited Financial Forecasts Prepared by the Company”);

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the willingness of Zimmer Biomet to provide financing if the merger is not consummated during the period from December 1, 2025 to the end date;

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the size and financial strength of Zimmer Biomet and its ability to fund the aggregate merger consideration; and

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the likelihood and speed of obtaining the required regulatory approvals and anticipated timing for consummating the merger in light of the scope of the conditions to closing.

Financial Terms and Value to Stockholders
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the fact that (i) the upfront cash consideration of $4.04 per share of Company common stock to be received by the holders of Company common stock provides immediate and certain value and liquidity, eliminating their exposure to the risks and uncertainties of the Company’s standalone strategy, and (ii) the CVR consideration provides the ability of holders of Company common stock to participate in additional potential upside if specified commercial and regulatory milestones are achieved, aligning shareholders with long-term value creation;

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the current and historical prices of Company common stock, including the fact that the upfront cash consideration of $4.04 per share price (without interest and subject to any required withholding taxes) of Company common stock to be paid in cash represented a premium of approximately:

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22% over the closing share price on July 10, 2025, the last full trading day prior to the Board meeting to approve the proposed merger; and

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44% over the Company’s 30-day volume-weighted average share price on July 10, 2025, the last full trading day prior to the Board meeting to approve the proposed merger;

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the fact that, in addition to the upfront cash consideration, holders of the Company common stock will receive one CVR per share of Company common stock held, which provides the holders of the Company common stock an opportunity to realize additional value of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (each as defined in the CVR agreement, respectively) (net of applicable taxes and without interest), in cash, to the extent milestones are achieved in accordance with the terms of the CVR agreement, as well as the estimated likelihood of achieving any of the milestones, taking into account the Company’s standalone revenue growth potential, potential revenue synergies from the proposed merger and the extensive experience, scale and resources of Zimmer Biomet;

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the fact that a portion of the merger consideration is the upfront consideration and is all cash, which provides certainty of value and, upon consummation of the merger, liquidity to Company common stockholders, especially when viewed against any internal or external risks and uncertainties associated with the Company’s standalone strategy, immediately upon the closing of the merger;

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the fact that the merger consideration, while providing relative certainty of value with respect to the upfront cash consideration, will also allow the Company common stockholders to participate in a portion of the possible value created by the merger through the CVR consideration, if the milestones are achieved pursuant to the CVR agreement;

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the financial analyses reviewed and discussed with the Board by representatives of Wells Fargo as well as the oral opinion of Wells Fargo rendered to the Board on July 11, 2025 (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion dated as of July 11, 2025) as to, as of such date and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, as more fully described below under the caption “Opinion of the Financial Advisor to the Company;

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the fact that the merger would be subject to receipt of the Company stockholder approval and that the Company’s common stockholders would be free to reject the merger by voting against adoption of the merger agreement; and

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the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described in the section below entitled “— Appraisal Rights”.

Risks of the Standalone Strategy
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the Board’s belief that the Company’s limited institutional ownership and predominantly retail investor base contributed to a lack of consistent market support for the Company’s stock, as many investors did not fully understand or appropriately value the Company’s progress and long-term potential, including the significance of regulatory milestones such as FDA clearance, which in turn constrained the Company’s ability to build sustained stockholder value through public market execution alone;

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the Board’s understanding of the risks and uncertainties in the industry in which the Company competes, including:

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risks relating to the operation of the Company, including, but not limited to problems, expenses, difficulties, complications, and delays frequently encountered in connection with the time required to obtain 510(k) premarket clearance for and commercialize FDA regulated products, operation in a competitive industry, and continued development of advertising, promotions, and a corresponding client base;

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risks relating to operating in a highly competitive industry that is dominated by several very large, well-capitalized market leaders and is continuously evolving;

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other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

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the fact that the Company’s standalone business plan entailed years of substantial funding necessary for the Company’s operation and growth strategy, including the need for the Company to raise additional capital in the future in order to fund its operations.

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the Board’s understanding of the risks that the Company would face if it continued to operate on a standalone public company basis, including:

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risks relating to the Company’s ability to obtain additional debt or equity financing on acceptable terms, or at all, including;

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the market response to the Company’s receipt of FDA 510(k) clearance for its robotic system in March 2025, which the Board believed indicated potential difficulties in the Company’s ability to raise capital in the public markets;

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the Board’s belief that any equity financing would result in significant dilution to existing stockholders;

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the Board’s assessment of the risks and costs associated with developing and commercializing the Company’s products in development and the costs associated with successfully scaling commercial operations and sales within the United States and internationally;

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the outcome, timing and costs of seeking regulatory approval for the Company’s products in development in the United States and internationally; and

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the risk that the Company has not historically been profitable and may not be able to achieve or sustain profitability.

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the Board’s assessment of the potential risks, rewards and uncertainties associated with remaining an independent public company as a possible strategic alternative to the sale of the entire Company (including the potential value to Company stockholders based on the Company’s strategic plan that could be expected to be generated from remaining an independent public company), and the Board’s resulting determination that such alternative did not represent a more attractive alternative to the structure proposed by Zimmer Biomet;

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the fact that the Company’s stock price since the Company’s initial public offering has been volatile, and that this volatility may impact the Company’s ability to raise capital in the public markets on attractive terms; and

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the Board’s assessment, taking into account the other factors described herein, of the Company’s value on a standalone basis relative to the upfront cash consideration of $4.04 per share of Company common stock to be paid in cash in connection with the merger, and the possibility that the trading price of shares of Company common stock would not reach and sustain such price, or that doing so could take a considerable period of time.

Negotiation Process and Evaluation of Alternatives
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the size and financial strength of Zimmer Biomet and its ability to fund the aggregate merger consideration, Series D liquidation preference and Series E liquidation preference;

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the fact that the merger is not subject to a financing condition;

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the fact that the merger is not subject to approval by Zimmer Biomet’s stockholders;

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the fact that Zimmer Biomet and the Company have both agreed to use their respective reasonable best efforts, pursuant to the terms of the merger agreement, to consummate the merger promptly, subject to certain limitations;

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the provisions of the merger agreement that, subject to the conditions therein, permit the Company to seek specific performance of Zimmer Biomet’s and Merger Sub’s obligations to consummate the merger pursuant to the terms of the merger agreement;

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the provisions of the merger agreement that permit the Company, in response to certain unsolicited written acquisition proposals, to furnish information to and conduct discussions and negotiations with third parties prior to receipt of the Company stockholder approval under certain circumstances and, under certain conditions, to accept a superior offer, and the Company’s corresponding right to terminate the merger agreement (subject to the payment by the Company to Zimmer Biomet of a termination fee of $11 million), and that the amount of the termination fee payable by the Company is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless the Company entered into a more favorable transaction;

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the provisions of the merger agreement that permit the Board, prior to obtaining the Company stockholder approval, to withhold, withdraw, amend, qualify or modify its recommendation to approve the merger under certain circumstances relating to a superior offer or a change in circumstance, subject to payment by the Company to Zimmer Biomet of a termination fee of $11 million if Zimmer Biomet elects to terminate the merger agreement in such circumstances; and

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the provisions of the merger agreement that permit the Company to terminate the merger agreement if the merger is not consummated by January 11, 2026 (subject to an automatic three-month extension if certain closing conditions have not been satisfied), and the Board’s belief that such end date for completing the merger allows for sufficient time to consummate the merger and the transactions contemplated by the merger agreement.
Risks and Uncertainties of the Merger
In the course of its deliberations and in reaching the determinations described above, the Board also considered, in consultation with the Company’s legal and financial advisors, a variety of risks and other countervailing factors related to the merger, the merger agreement, the CVR agreement and the transactions contemplated by the merger and the CVR agreement, including the following material factors (not necessarily in order of relative weight or importance):
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the potential upside in the Company’s standalone strategic plan;

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the potential of continuing to pursue a strategic transaction with Party C, as further described above in the section of this proxy statement entitled “— Background of the Merger”;

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the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the required approval of the merger by the necessary regulatory authorities;

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the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

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the trading price of Company common stock may decline (relative to the 30-day volume-weighted average share price of $2.81 on July 10, 2025, the last full trading day prior to the Board meeting to approve the proposed merger) to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

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the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company if the merger is not consummated;

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the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial and other results of the Company as a result of such disruption; and

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reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the adverse perception of any failure to successfully complete the merger;

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the Company reported a net loss of $3.2 million in the first quarter of 2025 and had $11.9 million in working capital as of March 31, 2025, as disclosed in its public financial statements. Given the Company’s limited internal resources and the expected costs of launching a clinical trial and completing additional verification and validation work to support a future regulatory submission, the Board believed the Company would likely require significant additional capital to execute its strategy. The Company also faces the ongoing cost of being public and has incurred substantial transaction-related expenses, most of which remain unpaid. These factors contributed to the Board’s view that continuing as an independent public company would carry meaningful financial risk;

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the fact that Company stockholders will have no ongoing equity interest in the surviving corporation following the merger, meaning that the holders of shares of Company stock will not (by virtue of their holding shares of Company stock) participate in Zimmer Biomet’s or the Company’s potential future earnings or growth (other than with respect to the holders of Company common stock, the potential to receive the CVR consideration (without interest and subject to applicable taxes) to the extent that any of the milestones are achieved within the required timeframe in accordance with the CVR agreement);

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the fact that the achievement of the milestones necessary to trigger the milestone payments under the CVR agreement may not be achieved within the required timeframes, if at all, and if they are not achieved within such timeframes, no payment will be made pursuant to the CVRs, as well as the fact that the CVRs are not freely transferrable and, accordingly, will not be registered with the SEC or listed on any securities exchanges;

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the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking certain significant financing transactions or business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

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the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger, or that such clearances, consents and approvals are unable to be obtained;

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the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with Zimmer Biomet (if Zimmer Biomet desires to negotiate) prior to the Company being able to terminate the merger agreement to accept a superior offer;

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the possibility that the Company’s obligation to pay a termination fee of $11 million to Zimmer Biomet upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

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the significant costs involved in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting, financial advisory and integration costs, and the fact that if the merger is not consummated, the Company may still be required to bear a portion of such costs;

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the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the other transactions contemplated therein;

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the possibility that, although the merger provides the Company’s common stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the proposed merger, the price of Company common stock might have increased in the future to a price greater than the upfront cash consideration or the total merger consideration;

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the possibility that the merger, even if approved by the Company’s common stockholders, will not be consummated by the end of the second half of 2025 due to delays in receiving required regulatory approvals, and, pursuant to the terms of the merger agreement, may be consummated as late as April 11, 2026, and Company stockholders will not receive the consideration specified in the merger agreement until the merger is consummated;

•
the fact that an all-cash transaction would be taxable to the Company stockholders; and

•
various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.

Additional Considerations
In addition, the Board was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company stockholders generally, as described more fully in the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determinations of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and the Company’s and the Board’s legal and financial advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.
This explanation of the Board’s reasons for its recommendation and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.
Certain Unaudited Financial Forecasts Prepared by the Company
The Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to, among other things, the unpredictability of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. However, in connection with the evaluation of, and the discussions concerning, the proposed merger, Company management prepared and provided to the Board and Wells Fargo certain unaudited prospective financial information regarding the Company’s operations for fiscal years 2025 through 2035 (which we refer to as the “Company Forecasts”).
A summary of the Company Forecasts considered by the Company is included in this proxy statement, not to influence your decision whether to vote for or against the proposal to approve the merger agreement, but because these financial forecasts were made available to Wells Fargo and the Board. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, such Company Forecasts to be material or to be a reliable prediction of actual future results, and these Company Forecasts should not be relied upon as such. Company management’s internal financial forecasts, upon which the Company Forecasts are based, are subjective in many respects. There can be no assurance that these Company Forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The Company Forecasts cover multiple years and become subject to greater uncertainty with each successive year. As a result, the inclusion of the Company Forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.
The Company Forecasts contained herein were prepared by the Company’s management and were not prepared with a view toward public disclosure or complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company’s independent registered public accounting firm, Fruci & Associates II, PLLC has neither examined, compiled nor performed any procedures with respect to the accompanying Company Forecasts and, accordingly, Fruci & Associates II, PLLC does not express an opinion or any other form of assurance with respect thereto.
The Company Forecasts were, in the view of the Company’s management, prepared on a reasonable basis and in good faith, and reflect the best available estimates and judgments at the time of preparation. However, no assurances can be made regarding future events and the estimates and assumptions underlying the Company Forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized or undertaken and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, the availability of capital to fund the Company’s operations and the other risks and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the transactions contemplated by the merger agreement, many of which will be beyond the control of the Company, Zimmer Biomet and the surviving corporation. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that any projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the Company Forecasts, whether or not the merger is consummated. The inclusion in this proxy statement of the Company Forecasts should not be regarded as an indication that the Company or the Board, or any of their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Company Forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Readers of this proxy statement are cautioned not to place reliance on this information.
Certain of the measures included in the Company Forecasts may be considered non-GAAP financial measures, including adjusted EBITDA, unlevered net income and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability of estimating certain items, particularly non-recurring gains or losses, unusual or non-recurring items, income tax benefit or expense, or one-time transaction costs and cost of revenue. The Company is unable to reasonably predict these because they are uncertain and depend on various factors not yet known, which could have a material impact on GAAP results for the guidance period. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures is not available without unreasonable effort.
NONE OF THE COMPANY, ZIMMER BIOMET OR ITS AFFILIATES OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE COMPANY FORECASTS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.
Company Forecasts
The following table sets forth a summary of the forward-looking information the Company provided the Board and Wells Fargo in connection with the process leading to the execution of the merger agreement.
	(unaudited) Fiscal Year ending December 31,
($ in millions)	2025*	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Net Revenue	—	19	54	98	174	234	317	410	502	552	583
EBITDA(1)	(9)(4)	(8)	2	13	40	57	79	105	128	140	148
Unlevered Net Income(2)	(9)	(9)	1	9	29	40	55	74	90	100	107
Unlevered Free Cash Flow(3)	(9)	(21)	(16)	(8)	(10)	24	8	40	51	79	93

*
Period for six months ending December 31, 2025.

(1)
“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization (burdened by stock-based compensation expense). EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or of cash flows or as a measure of liquidity.

(2)
“Unlevered Net Income” is defined as EBITDA, less depreciation and amortization (burdened by stock-based compensation expense) and less taxes. Unlevered Net Income is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or of cash flows or as a measure of liquidity.

(3)
“Unlevered Free Cash Flow” is defined as Unlevered Net Income plus depreciation and amortization, less capital expenditures, and plus or less changes in working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income, operating income or cash flows from operating activities as a measure of operating performance or of cash flows or as a measure of liquidity.

(4)
EBITDA for the fiscal year ending December 31, 2025 is projected to be ($14.7) million

Opinion of the Financial Advisor to the Company
Wells Fargo Securities, LLC
The Company engaged Wells Fargo as its financial advisor in connection with the proposed merger. On July 11, 2025, Wells Fargo rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Wells Fargo’s written opinion addressed to the Board, dated as of July 11, 2025) as to, as of such date and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.
The full text of Wells Fargo’s written opinion, which describes, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken, is attached as Annex C to this proxy statement. The summary of Wells Fargo’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Wells Fargo’s opinion was directed to the Board, in its capacity as such, and addressed only the fairness from a financial point of view to the holders of Company common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement as of the date of such opinion. Wells Fargo’s opinion did not address any other aspects or implications of the merger. Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo’s opinion is not intended to be and does not constitute a recommendation as to how the Board or any securityholder should vote or act on any matters relating to the proposed merger or otherwise.
For purposes of rendering its opinion, Wells Fargo, among other things:
•
reviewed the merger agreement;

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reviewed the form of the CVR agreement;

•
reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;

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reviewed the Company Forecasts prepared by or at the direction of the management of the Company;

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reviewed certain estimates prepared by the management of the Company as to (a) the Company’s net operating loss tax carryforwards (the “estimated tax assets”) and the Company’s ability to utilize those estimated tax assets to achieve future tax savings on a standalone basis (the “estimated tax savings”) and (b) the probability, amount and timing of the milestone payments under the CVR agreement (the “milestone estimates”);

•
discussed with the management of the Company certain aspects of the merger, the business, financial condition and prospects of the Company, the effect of the merger on the business, financial condition and prospects of the Company and certain other matters that Wells Fargo deemed relevant; and

•
considered such other financial analyses and investigations and such other information that Wells Fargo deemed relevant.

In giving its opinion, Wells Fargo assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Wells Fargo by the Company or Zimmer Biomet or otherwise reviewed by Wells Fargo. Wells Fargo did not independently verify any such information, and pursuant to the terms of its engagement by the Company, Wells Fargo did not assume any obligation to undertake any such independent verification. In relying on the Company Forecasts, Wells Fargo assumed that the Company Forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future performance and financial condition of the Company, that the estimated tax assets and estimated tax savings had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s net operating loss tax carryforwards and the Company’s ability to utilize those estimated tax assets to achieve future tax savings on a standalone basis and that the milestone estimates would be achieved. Wells Fargo expressed no view or opinion with respect to the Company Forecasts, the estimated tax savings and the milestone estimates or the assumptions upon which they are based. Wells Fargo assumed that any representations and warranties made by the Company or Zimmer Biomet in the merger agreement or in other agreements relating to the merger will be true and accurate in all respects that are material to Wells Fargo’s analysis.
For the purpose of its analyses and opinion, Wells Fargo assumed that the merger will have tax consequences described in discussion with, and materials provided to Wells Fargo by, the Company and its representatives. Wells Fargo also assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the parties to the merger agreement or the contemplated benefits of the merger. Wells Fargo also assumed that the merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the merger agreement and the CVR agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to Wells Fargo’s analyses or opinion. Wells Fargo did not make any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Zimmer Biomet, nor had Wells Fargo been furnished with any such evaluations or appraisals. Wells Fargo did not evaluate the solvency of the Company or Zimmer Biomet under any state or federal laws relating to bankruptcy, insolvency or similar matters. Wells Fargo further assumed that the final form of the CVR agreement, when executed by the parties thereto, would conform to the draft reviewed by Wells Fargo in all respects material to Wells Fargo’s analyses and opinion.
Wells Fargo’s opinion only addresses the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock in the proposed merger, and Wells Fargo expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company, including the Series D preferred stock or the Series E preferred stock. In performing its financial analysis and arriving at its opinion, Wells Fargo expressed no opinion as to any other aspect or implication (financial or otherwise) of the merger, or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Wells Fargo did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and relied upon the assessments of the Company and its advisors with respect to such advice.
Wells Fargo’s opinion was necessarily based upon information made available to Wells Fargo as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof. Wells Fargo did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof, notwithstanding that any such subsequent developments may affect its opinion. Wells Fargo’s opinion did not address the relative merits of the merger as compared to any alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the merger. Wells Fargo did not express any opinion as to the price at which Company common stock may be traded at any time. The issuance of Wells Fargo’s opinion was approved by a fairness committee of Wells Fargo.
In preparing its opinion, Wells Fargo performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Wells

Fargo’s opinion or the analyses underlying, and factors considered in connection with, Wells Fargo’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Wells Fargo arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Wells Fargo believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.
In performing its analyses, Wells Fargo considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness to the holders of Company common stock from a financial point of view of the merger consideration to be received by such holders in the merger, Wells Fargo did not make separate or quantifiable judgments regarding individual analyses. The reference ranges indicated by Wells Fargo’s financial analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of Wells Fargo. Much of the information used in, and accordingly the results of, Wells Fargo’s analyses are inherently subject to substantial uncertainty.
Wells Fargo was selected by the Company to act as its financial advisor based on Wells Fargo’s qualifications, experience and reputation. Wells Fargo was not requested to, and it did not, recommend or determine the specific merger consideration payable in the merger or opine that any specific merger consideration constituted the only appropriate consideration for the merger. The type and amount of consideration payable in the merger were determined through negotiations between the Company and Zimmer Biomet and the decision of the Company to enter into the merger agreement was solely that of the Board.
Wells Fargo’s opinion to the Board was one of many factors taken into consideration by the Board in deciding to consider, approve and declare the advisability of the merger agreement and the transactions contemplated thereby and to recommend the approval of the Company common stockholders of the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Board with respect to the merger consideration pursuant to the merger agreement or of whether the Board or management would have been willing to agree to a different consideration.
Summary of Financial Analyses of Wells Fargo
The following is a summary of the material financial analyses performed by Wells Fargo in connection with its oral opinion and the preparation of its written opinion to the Board, provided as of July 11, 2025. The following summary is not a complete description of the financial analyses performed and factors considered by Wells Fargo in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 11, 2025. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wells Fargo’s opinion.
For purposes of its financial analysis and opinion, Wells Fargo observed that the merger consideration for each share of Company common stock consisted of $4.04 in cash and one CVR, and compared ranges of value for the Company indicated by its analyses with the per share cash amount of $4.04 and the implied per share merger consideration amount of $8.87 (the “discounted consideration amount”), which was derived by adding to the per share cash amount of $4.04, the present value of additional consideration potentially attributable to one CVR of $8.87 (calculated by discounting to the present value, as of June 30, 2025, the probability-weighted milestone payments of up to $12.37 (based on the milestone estimates), utilizing a discount rate of 22.5%, reflecting the midpoint of the estimated range of the Company’s cost of capital). In addition, for purposes of deriving values per share of Company common stock, Wells Fargo utilized and relied upon the estimated fully diluted shares of Company common stock provided by the management of the Company.
Discounted Cash Flow Analysis
Wells Fargo performed a discounted cash flow analysis with respect to the Company by calculating the estimated net present value (as of June 30, 2025) of (a) the projected unlevered free cash flows of the Company based on the Company Forecasts (which were discussed with, and approved by, the Board for use by Wells Fargo in connection with its financial analyses) for the last six months of 2025 and for the years ending December 31, 2026 through December 31, 2035, (b) an estimated range of terminal values for the Company derived by application of perpetuity growth rates provided by and approved for Wells Fargo’s use by Company management ranging from 3.0% to 4.0% and (c) the estimated tax savings for the Company on a standalone basis reflected in the Company Forecasts, resulting from the anticipated future utilization of the Company’s net operating losses. The present values (as of June 30, 2025) of the cash flows, the implied terminal values and the estimated tax savings were calculated using discount rates reflecting the estimated weighted average cost of capital for the Company ranging from 20.0% to 25.0%. For purposes of the discounted cash flow analysis, Wells Fargo gave effect, as directed by Company management, to the equity raises anticipated to be completed by Company management and reflected in the Company Forecasts. This analysis indicated a range of implied per share values of Company common stock, after taking into account the Company’s net debt as of June 30, 2025 (provided by Company management) of $1.38 to $2.90, as compared to the cash consideration of $4.04 per share of Company common stock and the discounted consideration amount of $8.87 per share of Company common stock.
Miscellaneous
The Company agreed to pay Wells Fargo for its services in connection with the proposed merger a fee currently estimated to be approximately $8.7 million, of which $1.0 million became payable upon delivery of its opinion and the remainder of which is contingent upon consummation of the merger. The Company agreed to reimburse Wells Fargo for its expenses, including fees and expenses of counsel, incurred in connection with its engagement. In addition, the Company agreed to indemnify Wells Fargo and related parties against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Wells Fargo’s engagement.
Wells Fargo and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo’s written opinion, neither Wells Fargo nor its affiliates had any material investment, commercial banking or financial advisory relationships with the Company or Zimmer Biomet. Wells Fargo noted to the Board that Wells Fargo or its affiliates are a lender to one or more of the credit facilities of Zimmer Biomet, for which Wells Fargo and such affiliates receive customary compensation.
Wells Fargo also noted to the Board that, as of a date near the date of its opinion, Wells Fargo and its affiliates held, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Zimmer Biomet. In the ordinary course of business, Wells Fargo and its affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, Zimmer Biomet and certain of their affiliates for its own account and for the accounts of its customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments.
Information about Wells Fargo
Wells Fargo’s representatives reviewed with the Board Wells Fargo’s financial analyses regarding the Company and the merger consideration, and rendered to the Board the oral opinion of Wells Fargo, which was subsequently confirmed by delivery of a written opinion dated July 11, 2025, to the effect that, as of such date and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Wells Fargo as set forth in its written opinion, the consideration to be received by the holders of shares of Company common stock (other than shares of Company common stock held in treasury or owned by Zimmer Biomet and its affiliates and appraisal shares) in the merger was fair, from a financial point of view, to such holders.
Certain Effects of the Merger
If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisfied or (to the extent permitted by law) waived and the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, with the Company as the surviving corporation in the merger. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly-owned subsidiary of Zimmer Biomet.
At the effective time, each share of Company stock that is issued and outstanding as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, (A) in the case of Company common stock, the right to receive the merger consideration, which consists of (i) the cash consideration ($4.04 in cash, without interest and subject to any applicable withholding taxes), and (ii) the CVR consideration (one CVR representing the right to receive an amount in cash, without interest and subject to applicable withholding taxes, of up to of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone (as defined in the CVR agreement, respectively), subject to the achievement of the milestones set forth in the CVR agreement); (B) in the case of each share of Series D preferred stock, the Series D liquidation preference (however, as of the date of this proxy statement, the Company has no outstanding shares of Series D preferred stock) and (C) in the case of each share of Series E preferred stock, the Series E liquidation preference. At the effective time, you will be entitled to receive the consideration described in the immediately preceding sentence for your shares of Company stock unless you have properly exercised, perfected and not validly withdrawn, waived or otherwise lost your appraisal rights under the DGCL with respect to such shares of Company stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “— Appraisal Rights” beginning on page 61). Following the merger, all of the stock of the surviving corporation will be beneficially owned by Zimmer Biomet, and none of the current Company stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Zimmer Biomet. As a result, the current Company stockholders will no longer benefit from any increase in the value (other than the right of the holders of Company common stock to any contingent payment made pursuant to the CVR agreement), nor will they bear the risk of any decrease in the value, of the Company following the merger. Following the merger, Zimmer Biomet will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value. For additional information, please see the section of this proxy statement entitled “The Merger Agreement-Consideration to be Received in the Merger” beginning on page 77.
For information regarding the effects of the merger on the Company’s outstanding options, please see the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 67 and the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options” beginning on page 78.
Shares of Company common stock are currently registered under the Exchange Act and listed on the Nasdaq Capital Market under the trading symbol “MGRM”. Following the consummation of the merger, securities of the Company are expected to be delisted and will no longer be traded on the Nasdaq Capital Market or any other public market in accordance with applicable law, rules and regulations. In addition, the registration of securities of the Company under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the securities of the Company in accordance with applicable law, rules and regulations.

Effects on the Company if the Merger is not Consummated
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company stock in connection with the merger. Instead, the Company will remain an independent public company, the Company stock will continue to be listed and traded on the Nasdaq Capital Market, the Company stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC and Company stockholders will continue to own their shares of Company stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company stock, including, among other things, general industry, economic and market conditions.
If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, from time to time, the Board will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement-Termination of the Merger Agreement” beginning on page 96.
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Zimmer Biomet an $11 million termination fee, as described in the section of this proxy statement entitled “The Merger Agreement-Company Termination Fee” beginning on page 98.
Financing of the Merger
There is no financing condition to the consummation of the merger. Zimmer Biomet has represented in the merger agreement that it has the funds sufficient to consummate the merger and the other transactions contemplated by the merger agreement on the terms contemplated by the merger agreement and that, at the effective time, Zimmer Biomet and Merger Sub will have access to sufficient funds necessary for the acquisition of all shares of Company stock to be acquired pursuant to the merger and to pay all fees and expenses in connection therewith and to perform their respective obligations under the merger agreement.
Appraisal Rights
If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and the beneficial owners of shares of Company common stock and Company preferred stock who do not wish to accept the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, will have the right to demand an appraisal of their shares of Company stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable. The “fair value” of your shares of Company stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Stockholders of record and beneficial owners who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company stock following petition to, and an appraisal by, the Delaware Court. Stockholders of record and beneficial owners considering seeking appraisal should recognize that the fair value of their shares of Company stock determined under Section 262 could be more than, the same as or less than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, stockholders of record and beneficial owners wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders of record or beneficial owners seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a stockholder of record’s or beneficial owner’s appraisal rights under the DGCL. A stockholder of record or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable under the merger agreement.
A holder of record or a beneficial owner of shares of Company stock who (i) continuously holds or beneficially owns such shares on and from the date of the making of the demand through the effective time, (ii) properly submits a written demand for appraisal of their applicable shares of Company stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented in writing to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership of Company stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to have their shares of Company stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment.
Section 262 requires that where a merger agreement for which appraisal rights are provided by Section 262 is to be submitted for adoption at a meeting of stockholders, the stockholders of record must be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders of record to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s required notice to our stockholders of record that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
If you elect to demand appraisal of your shares of Company stock, you must satisfy each of the following conditions: you must deliver to the Company a written demand for appraisal of your shares of

Company stock before the taking of the vote on the merger, which demand must reasonably inform the Company of the identity of the holder of record of shares of Company stock who intends to demand appraisal of his, her or its shares of Company stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below); you must not vote or submit a proxy in favor of the proposal to adopt the merger agreement; you must hold, or beneficially own, as applicable, your shares of Company stock continuously through the effective time; and you must comply in all respects with the other applicable requirements of Section 262. A proxy or vote against the merger shall not constitute an appraisal demand.
A Company stockholder of record or beneficial owner who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:
Monogram Technologies Inc.
3913 Todd Lane
Austin, TX 78744
Attention: Benjamin Sexson
Chief Executive Officer
Demands for appraisal may not be submitted by electronic transmission. Such written demands must be delivered to and received by the Company before the vote on the adoption of the merger agreement at the special meeting.
Within 10 days after the effective time, the surviving corporation must give written notice that the merger has become effective to (i) each Company stockholder of record and (ii) each beneficial owner of Company stock, in each case, of any class or series of stock, who is entitled to appraisal rights that the merger was approved and that appraisal rights are available for any or all shares of such class or series of stock who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective time, or thereafter with the written approval of the Company, any holder of record or beneficial owner entitled to appraisal rights who properly made a written demand for appraisal in accordance with section 262 and who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, specified by the merger agreement for some or all of that person’s shares of Company stock, without interest and less applicable tax withholdings, by delivering to the surviving corporation a written withdrawal of the demand for appraisal. A withdrawal of a holder of record’s or beneficial owner’s demand for appraisal will be deemed to be acceptance of the terms of the merger agreement, which terms are summarized in this proxy statement and which merger agreement is attached in its entirety to this proxy statement as Annex A. However, any such attempt to withdraw made more than 60 days after the effective time will require the surviving corporation’s written approval.
Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder of record or beneficial owner who has properly and timely demanded appraisal and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares of Company stock held by all stockholders of record and beneficial owners that have demanded appraisal. The surviving corporation is under no obligation, and there is no present intent on the part of the Company or the surviving corporation, to file an appraisal petition. Stockholders of record and beneficial owners seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company stock. Accordingly, stockholders of record and beneficial owners who desire to have their shares of Company stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the effective time, no petition has been filed as provided above, all rights to appraisal will cease and any stockholder of record or beneficial owner that previously demanded appraisal will become entitled only to the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, under the merger agreement, without interest.
No appraisal proceeding in the Delaware Court will be dismissed as to any holder of record or beneficial owner without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that this shall not affect the right of any holder of record or beneficial owner who has properly made an appraisal demand but who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, within 60 days after the effective time of the merger. If the surviving corporation does not approve a holder of record’s or beneficial owner’s request to withdraw a demand for appraisal when that approval is required or, except with respect to any holder of record or beneficial owner who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court does not approve the dismissal of an appraisal proceeding with respect to a holder of record or beneficial owner, the holder of record or beneficial owner will be entitled to receive only the appraised value of such holder of record’s or beneficial owner’s shares of Company stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, being offered pursuant to the merger agreement.
In addition, within 120 days after the effective time, any person who has theretofore complied with the applicable provisions of Section 262 and who is otherwise entitled to appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company stock that has not consented in writing or otherwise voted in favor of the approval of the adoption of the merger agreement and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of record or beneficial owners of such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company stock shall not be considered a separate stockholder of record holding such shares of the Company for purposes of such aggregate number). Such statement must be given within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.
Upon the filing of a petition by a holder of record or beneficial owner, service of a copy of such petition must be made upon the surviving corporation by such holder of record or beneficial owner. The surviving corporation shall be required, within 20 days after such service, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders of record and beneficial owners who have demanded appraisal of their shares of Company stock and with whom the surviving corporation has not reached agreements as to the value of such shares (which we refer to as the “Chancery List”). If the petition shall be filed by the surviving corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such stockholders of record and beneficial owners set forth on the Chancery List. The forms of notices by mail and by publication shall be approved by the Delaware Court, and the costs thereof shall be borne by the surviving corporation.
If a petition for an appraisal is timely filed by a holder of record or beneficial owner, at the hearing on such petition, the Delaware Court will determine which stockholders of record and beneficial owners have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the stockholders of record and beneficial owners who have demanded an appraisal of their shares of Company stock and who hold shares represented by certificates to submit their certificates of shares of Company stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange (which we expect to be the case), the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Upon application by the surviving corporation or any stockholder of record or beneficial owner entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders of record or beneficial owners entitled to appraisal. Any stockholder of record or beneficial owner whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such stockholder of record or beneficial owner is not entitled to appraisal rights under Section 262.
Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company stock at the effective time, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder of record and beneficial owner entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the stockholder of record or beneficial owner.
When the fair value of the shares of Company stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders of record and beneficial owners entitled to receive the same. Payment will be made to each such person upon such terms and conditions as the Delaware Court may order.
Although the Company believes that the merger consideration, the Series D liquidation preference and Series E liquidation preference are fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders of record and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable. Moreover, the surviving corporation does not anticipate offering more than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, to any stockholder of record and beneficial owners exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company stock is less than the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable.
In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.

In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s or beneficial owner’s exclusive remedy.
The cost of the appraisal proceeding may be determined by the Delaware Court and allocated among the parties as the Delaware Court deems equitable in the circumstances. Upon application of a stockholder of record or beneficial owner whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.
If any holder of record or beneficial owner who demands appraisal of his, her or its shares of Company stock under Section 262 fails to perfect, effectively withdraws, or otherwise waives or loses such stockholder of record’s or beneficial owner’s right to appraisal, such stockholder of record’s or beneficial owner’s shares of Company stock will be deemed to have been converted on the effective time of the merger into the right to receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, as provided in the merger agreement, without interest. A holder of record or beneficial owner will fail to perfect, effectively withdraw or otherwise waive or lose such stockholder of record’s or beneficial owner’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the holder of record or beneficial owner delivers to the surviving corporation a written withdrawal of such stockholder of record’s or beneficial owner’s demand for appraisal and an acceptance of the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, as provided in the merger agreement in accordance with Section 262 within 60 days of the effective time of the merger.
Any holder of record or beneficial owner who has duly demanded appraisal with respect to some or all of such holder of record’s or beneficial owner’s shares of Company stock in compliance with Section 262 will not, from and after the effective time, be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the effective time.
No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court made under Section 262(j) of the DGCL; provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective time. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, all rights to appraisal will cease and any stockholder of record or beneficial owner that previously demanded appraisal will become entitled only to the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, under the merger agreement.
FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF A HOLDER OF RECORD’S OR BENEFICIAL OWNER’S STATUTORY APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION, THE SERIES D LIQUIDATION PREFERENCE OR SERIES E LIQUIDATION PREFERENCE, AS APPLICABLE, FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT, WITHOUT INTEREST AND LESS ANY APPLICABLE WITHHOLDING TAXES. CONSEQUENTLY, ANY HOLDER OF RECORD OR

BENEFICIAL OWNER WISHING TO EXERCISE APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT FINANCIAL AND LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration, the Series D liquidation preference or Series E liquidation preference, as applicable, under the merger agreement, without interest and subject to any applicable withholding taxes.
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company common stockholders approve the merger agreement proposal.
The Company’s non-employee directors for purposes of the discussion below are Colleen Gray, Rick Van Kirk, Paul Riss and Douglas Unis.
The Company’s executive officers for purposes of the discussion below are Noel Knape (Chief Financial Officer), Benjamin Sexson (Chief Executive Officer) and Kamran Shamaei (Chief Technology Officer).
Treatment of Company Options
For information regarding beneficial ownership of the shares of Company common stock by each of the Company’s current directors and executive officers and all such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners, Management and Directors”, beginning on page 113. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the same per share cash consideration in the same manner as other Company common stockholders and the same CVR consideration in the same manner as other Company common stockholders.
At the effective time, each Company option that is an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled and converted into the right to receive, with respect to each share of Company common stock underlying the vested portion of such in the money option (determined after taking into account any vesting acceleration in connection with the merger) and subject to any applicable withholding taxes and other required deductions, (i) a cash payment equal to the excess of (A) the cash amount (that is, $4.04) over (B) the exercise price payable per share of Company common stock underlying such in the money option, and (ii) one CVR issued pursuant to and in accordance with the CVR agreement. However, any such in the money option with a per share exercise price that is equal to or greater than the cash amount (that is, $4.04) but less than the sum of the cash amount and the maximum CVR consideration payable pursuant to the CVR agreement (that is, $16.41) will be cancelled and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, for each share of Company common stock underlying such in the money option, one CVR issued pursuant to and in accordance with the CVR agreement (where the amount payable pursuant to the CVR agreement, if any, will be reduced by the portion of such in the money option’s per share exercise price that exceeds the cash amount (that is, $4.04).
At the effective time, each Company option other than an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof.
The Company may elect to accelerate the vesting of all or a portion of Company options outstanding as of immediately prior to the closing date of the merger.

With respect to the in the money Company options described above, the aggregate cash consideration payable in connection with the closing shall be paid as soon as reasonably practicable after the effective time (but no later than the later of (i) the first regularly-scheduled payroll date after the effective time and (ii) 10 business days following the effective time).
For more information, please see the section of this proxy statement entitled “The Merger Agreement-Treatment of Company Options” beginning on page 78.
As of August 4, 2025, all of the Company options held by the executive officers and directors are in the money options, and the total number of outstanding Company options and estimated values of the Company options held by each executive officer and director are as follows:
Name	Total number of outstanding Company options(1)	Value of closing consideration for Company options(2)	Value of maximum CVR consideration for Company options(3)
	(#)	($)	($)
Executive Officers
Noel Knape	112,100	$230,600	$1,653,150
Benjamin Sexson	3,755,300	$3,755,300	$23,052,500
Kamran Shamaei	1,310,000	$2,704,700	$18,909,400
Non-Employee Directors
Colleen Gray	8,000	$7,820	$106,780
Rick Van Kirk	7,000	$11,780	$98,370
Paul Riss	40,000	$86,500	$581,300
Dr. Douglas Unis	1,475,000	$3,712,400	$21,958,150

(1)
Amounts listed in this column assume all outstanding Company options are or will be fully vested in connection with the transaction.

(2)
Amounts listed in this column were calculated by multiplying the maximum CVR consideration payable pursuant to the CVR agreement (that is $12.37) by the total number of outstanding Company options held by such executive officer or director.

(3)
Amounts listed in this column were calculated by multiplying, for each outstanding grant of Company options held by such executive officer or director, the excess of the cash amount (that is, $4.04) over the strike price applicable to such grant, by the total number of outstanding Company options with respect to such grant.

Pro-Rated 2025 Bonuses
Prior to but in connection with the closing of the merger, the Company may pay pro-rated bonuses with respect to the 2025 calendar year (the “pro-rated 2025 bonuses”) to the Company’s employees, including the Company’s executive officers, in accordance with the following:
•
The total amount payable in respect of such pro-rated 2025 bonuses shall not exceed $580,000 in the aggregate.

•
No individual employee shall receive an amount in excess of such employee’s actual accrued bonus amount as determined by Zimmer Biomet and the Company in mutual good faith. But subject to the aggregate limit of $580,000 set forth above, each of the Company’s executive officers may receive a pro-rated 2025 bonus that exceeds 15% of their respective annualized base compensation.

•
Bonus payments shall be made only to employees of the Company who are actively employed and remain continuously employed by the Company immediately prior to the closing of the merger, and as selected by the Company in its sole discretion.

Severance Entitlements
The Company has entered into employment agreements (which we refer to, collectively, as the “employment agreements”, and each an “employment agreement”) with each of Mr. Sexson, Mr. Knape and Mr. Shamaei. The Employment Agreements provide, among other things, for severance payments in the event of an involuntary termination of employment by the Company (such as the merger).
Pursuant to Mr. Sexson’s employment agreements, if his employment is involuntarily terminated by the Company without “cause” then he is entitled to receive: (i) severance payments in an amount equal to six months of his base salary at the rate then in effect on the date of notice of his termination, payable in accordance with the Company’s payroll practices; and (ii) the vesting of then-unvested shares of Company common stock granted to him shall be accelerated.
Based on Company policy, severance for the other executive officers is based on the discretion of the Board.
Additionally, each such executive officer’s employment agreement contains restrictive covenants relating to non-disclosure of confidential information.
New Zimmer Biomet Offer Letters and Broad-Based Severance Policies
Zimmer Biomet entered into offer letters with each of Mr. Sexson and Mr. Shamaei (which we refer to collectively as the “offer letters”). Contingent on the successful consummation of the merger, on the effective date of the consummation of the merger (the “closing date”), the terms and conditions of employment included in the offer letters will become effective. The offer letters completely replace and supersede the employment agreements with each of Mr. Benjamin Sexson and Mr. Kamran Shamaei.
The offer letters provide, among other things, that Mr. Sexson will become a Vice President, General Manager, reporting to Shaun Braun, SVP Chief Information and Technology Officer and Mr. Shamaei will become a Vice President, reporting to Mr. Sexson. In addition, Mr. Sexson will receive a gross annual salary of $375,000, and Mr. Shamaei will receive a gross annual salary of $365,000. Beginning in 2026, each of Mr. Sexson and Mr. Shamaei will be eligible for Zimmer Biomet’s annual merit review process which involves base pay increases consistent with job performance.
Mr. Sexson and Mr. Shamaei are also eligible to earn an annual bonus under Zimmer Biomet’s Non-Executive Performance Incentive Plan. Mr. Sexson’s target bonus is 35% of his eligible earnings following the closing date for the 2025 bonus year and Mr. Shamaei’s target bonus is 40% of his eligible earnings following the closing date for the 2025 bonus year, in each case, less applicable withholdings and deductions.
Based on the performance of each of Mr. Sexson and Mr. Shamaei, each will receive annual Zimmer Biomet equity awards beginning in 2026 at the discretion of the Compensation and Management Development Committee of the Board of Directors of Zimmer Biomet. Both Mr. Sexson and Mr. Shamaei will be eligible for Zimmer Biomet’s competitive benefits offering as well.
Each offer letter is contingent upon the executive officer’s agreement to Zimmer Biomet’s Restrictive Covenant, Non-Disclosure and Intellectual Property Agreement.
Pursuant to Zimmer Biomet’s broad-based severance policies, if terminated under qualifying conditions and subject to his execution and non-revocation of a release of claims, (i) each of Mr. Sexson and Mr. Shamaei would be eligible to receive (A) an amount equal to one times his base salary, (B) an amount representing 12 months of the then-current monthly COBRA premium for the group health insurance (medical and dental, but excluding vision) he had in effect the day before separation from employment, and (C) if such separation from employment occurs on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under applicable Zimmer Biomet bonus plans, the value of the bonus he would have received under such bonus plans, if any, had he remained employed on the payment date of such bonus plans and (ii) Mr. Knape would be eligible to receive (A) an amount equal to two weeks of pay per year of service, with a minimum of 8 weeks and a maximum of 39 weeks and (B) an amount representing such number of weeks (with a maximum of 12 weeks) of the then-current weekly COBRA premium for the group health insurance (medical and dental, but excluding vision) he had in effect the day before separation from employment.
Voting Agreements
Subject to certain termination rights as described in the section of this proxy statement entitled “Voting Agreement”, certain stockholders of the Company, including Mr. Sexson, Dr. Unis and Mr. Shamaei, entered into voting agreements with Zimmer Biomet and Merger Sub pursuant to which such specified stockholders agreed, among other things, to vote or cause to vote all subject shares (i) in favor of adoption and approval of the merger agreement and approval of the merger; (ii) against any acquisition proposal from a third party; and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement; so long as the merger agreement is not amended or modified in such a way as to reduce the amount, change the form or otherwise adversely affect the consideration payable to any of the Company stockholders pursuant to the merger agreement. For additional information on the voting agreements, please see the section of this proxy statement entitled “Voting Agreement” beginning on page 109.
Mt. Sinai Relationship with Dr. Unis
As has been disclosed, the Company had previously entered into an Exclusive License Agreement (the “License Agreement”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”), an entity which Dr. Unis is affiliated and with which he is employed as an associate professor. The License Agreement, as amended most recently on May 31, 2023, was terminated on July 9, 2025 (the “Sinai Termination Agreement”). Among the various intellectual property and commercial provisions of the License Agreement, it resulted in the issuance of a total of 2,360,304 shares of Company common stock to Mount Sinai. At the time of the execution of the License Agreement, Dr. Unis and Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis would be entitled to a portion of those shares owned by Mount Sinai, which portion is equal to 487,324 shares of Company common stock. Currently, all shares issuable to Mount Sinai pursuant to the terms of the License Agreement have been issued (See below “Security Ownership of Certain Beneficial Owners, Management, and Directors”). Dr. Unis has not been allocated his portion of these shares by Mount Sinai to date. In addition, because of this separate agreement, Dr. Unis will be entitled to a portion of the termination payment payable under the Sinai Termination Agreement.
Director and Officer Indemnification
Pursuant to the terms of the merger agreement, each current or former director or officer of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement-Indemnification and Insurance” beginning on page 93.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of material U.S. federal income tax consequences of the merger to Company common stockholders whose shares of Company common stock are converted into the right to receive the merger consideration. This summary applies only to persons that hold shares of Company common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to address all U.S. federal income tax matters that may be relevant to a particular Company stockholder. This summary does not address tax considerations applicable to Company stockholders that may be subject to special tax rules including, without limitation, the following: (a) persons that are subject to special expatriation rules; (b) financial institutions; (c) insurance companies; (d) dealers or traders in securities or currencies or notional principal contracts; (e) tax-exempt entities; (f) persons that hold Company stock as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes; (g) Company stockholders subject to the alternative minimum tax; (h) regulated investment companies; (i) real estate investment trusts; (j) persons that own (or are deemed to own) 5% or more of the outstanding Company stock; (k) partnerships and other pass-through entities and persons who hold Company stock through such partnerships or other pass-through entities; (l) persons that have a “functional currency” other than the U.S. dollar; (m) Company stockholders that exercise appraisal rights or acquired (or will acquire) Company common stock through exercise of employee stock options or otherwise as compensation; and (n) persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement.

This summary is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws. This summary is based on current provisions of the Code, existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof. All of the foregoing are subject to change, and changes could apply retroactively and could affect the tax consequences described below.
For purposes of the merger, a “U.S. Holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all the substantial decisions of the trust or (ii) that has a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. For purposes of the merger, a “Non-U.S. Holder” is a beneficial owner of Company common stock that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Company common stock should consult their own tax advisors.
The descriptions of U.S. federal income tax consequences set forth below are for general information only. Holders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the application of U.S. federal, state, local and foreign tax laws and possible changes in such laws.
Consequences of the Merger to U.S. Holders.   The exchange of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes and the timing and character of a portion of such gain or loss depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR or payment with respect to a CVR generally will not be available with respect to the disposition of Company common stock pursuant to the merger because shares of Company common stock are traded on an established securities market.
There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the merger. The receipt of the CVRs pursuant to the merger might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, each discussed below.
Pursuant to U.S. Treasury Regulations dealing with contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable”, a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the merger for purposes of determining the U.S. Holder’s gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. The following sections discuss the U.S. federal income tax consequences of a U.S. Holder’s receipt of cash and CVRs in exchange for Company common stock in the event it is treated as a “closed transaction” and, alternatively, in the event it is treated as an “open transaction”. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as a “closed transactions” or “open transactions”, and such question is inherently factual in nature. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the availability of “open transaction” treatment and other possible characterizations of the receipt of, and payments made with respect to, a CVR. The following sections discuss certain U.S. federal income tax consequences of the merger to U.S. Holders if the exchange of Company common stock for cash and CVRs pursuant to the merger, as applicable, is treated as an open transaction or, alternatively, as a closed transaction for U.S. federal income tax purposes.

Treatment as Open Transaction.   If the receipt of the CVRs pursuant to the merger is treated as an “open transaction” for U.S. federal income tax purposes, the fair market value of the CVRs would not be treated as additional consideration for the Company common stock at the time the CVRs are received in the merger and the U.S. Holder would have no tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Such payments (less any imputed interest under Section 483 of the Code, as described below under “Imputed Interest”) may be treated, in general, as additional consideration for the disposition of the Company common stock. Payments of cash pursuant to the closing of the merger, plus the portion of any future cash payments on the CVRs not treated as imputed interest, generally first would be applied to reduce a U.S. Holder’s adjusted tax basis in the Company common stock. After the U.S. Holder’s adjusted tax basis in the Company common stock is reduced to zero, the U.S. Holder then would recognize gain to the extent of any excess cash received pursuant to the closing of the merger or the portion of CVR payments not treated as imputed interest. A U.S. Holder would recognize a loss to the extent of any remaining basis after the basis reduction described in the previous sentence, although it is possible that such holder would not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such holder’s abandonment of the holder’s CVRs. A U.S. Holder generally would calculate gain or loss separately for each block of Company common stock (that is, Company common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term if the Company common stock was held for more than one year prior to such disposition. Long-term capital gains for non-corporate U.S. Holders are generally eligible for a reduced rate of federal income taxation. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.
Treatment as Closed Transaction.   If the receipt of the CVRs is treated as, or determined to be, part of a “closed transaction” for U.S. federal income tax purposes, a U.S. Holder generally would recognize capital gain or loss on a sale of Company common stock for the merger consideration pursuant to the merger, in an amount equal to the difference, if any, between (i) the amount of cash the U.S. Holder receives at closing plus the “reasonably ascertainable” fair market value of any CVRs the U.S. Holder receives and (ii) the U.S. Holder’s adjusted tax basis in the U.S. Holder’s Company common stock. The proper method to determine the fair market value of a CVR is not clear, but it is possible that the trading value of the Company common stock would be considered along with other factors in making that determination. Gain or loss generally would be calculated separately for each block of Company common stock (that is, Company common stock acquired at the same cost in a single transaction) exchanged for the merger consideration pursuant to the merger. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder’s holding period for such Company common stock exceeds one year. Long-term capital gains for non-corporate U.S. Holders are generally eligible for a reduced rate of federal income taxation. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.
Under the “closed transaction” method, a U.S. Holder’s initial tax basis in a CVR would equal the fair market value of such CVR upon receipt. The holding period for the CVR would begin on the day following the date of the closing of the merger.
There is no authority directly addressing the U.S. federal income tax treatment of receiving payments with respect to the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. It is also unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon.
Imputed Interest.   Under either the “closed transaction” or “open transaction” treatment, a portion of any payment with respect to a CVR may be treated as imputed interest that is ordinary income to a U.S. Holder. The portion of the payment treated as imputed interest under Section 483 of the Code would be determined at the time such payment is made and generally would equal the excess of (i) the amount of the CVR payment over (ii) the present value of such amount as of the effective time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. The relevant applicable federal rate would be the lower of the lowest applicable federal rate in effect during the three-month period ending with the month that includes the date on which the merger agreement was signed or the lowest applicable federal rate in effect during the three-month period ending with the month that includes the date of the consummation of the merger. A U.S. Holder would include in its taxable income interest imputed pursuant to Section 483 of the Code using such holder’s regular method of accounting for U.S. federal income tax purposes.
As discussed above, the U.S. federal income tax treatment of the CVRs is unclear. U.S. Holders should consult their own tax advisors regarding such treatment.
Consequences of the Merger to Non-U.S. Holders.   Subject to the discussions below under “Backup Withholding” and “FATCA”, payments a Non-U.S. Holder receives with respect to Company common stock that the Non-U.S. Holder exchanges pursuant to the merger generally will be exempt from U.S. federal income tax, unless:
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the Non-U.S. Holder’s gain, if any, with respect to Company common stock is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to the Non-U.S. Holder’s permanent establishment in the United States), in which case (i) the Non-U.S. Holder will be subject to U.S. federal income tax generally in the same manner as a U.S. Holder and (ii) if the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to branch profits tax on such gain at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty); or

•
the Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of Company common stock (net of certain losses recognized during such year).

Generally, if CVR payments are made to a Non-U.S. Holder more than one year after the effective time, unless such a holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E or other applicable form), then an amount equal to 30% (or lower applicable treaty rate) of the portion of any such payments treated as imputed interest (as discussed above) may be subject to withholding. As discussed above, the tax treatment of the CVRs and payments with respect to the CVRs is unclear, and it is possible that Zimmer Biomet or an applicable withholding agent may be required to withhold additional amounts on payments with respect to the CVRs. Non-U.S. Holders are urged to consult their own tax advisors with respect to the treatment of the CVRs and payments on the CVRs.
Information Reporting and Backup Withholding.   All payments to which a holder of Company common stock would be entitled pursuant to the merger and amounts received in respect of CVRs will be subject to backup withholding, currently at a rate of 24%, unless the holder (i) is a corporation, a Non-U.S. Holder or another exempt recipient or (ii) provides the holder’s taxpayer identification number (“TIN”) and certifies that no loss of exemption from backup withholding has occurred. If a holder is a U.S. Holder, the holder should complete, sign and return an IRS Form W-9 to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. If a holder is a Non-U.S. Holder, the holder must generally submit an IRS Form W-8BEN (or other applicable IRS Form W-8) attesting to the holder’s exempt foreign status in order to qualify as an exempt recipient.
Tax information provided to a U.S. Holder and the IRS on IRS Form 1099-B for the year of the merger may reflect only the cash amounts paid to the U.S. Holder in the merger and not the fair market value of the U.S. Holder’s interest in payments made (or to be made) with respect to the CVRs. Accordingly, a U.S. Holder that treats the merger as a “closed transaction” for U.S. federal income tax purposes may receive an IRS Form 1099-B reporting an amount received that is less than the amount such U.S. Holder will realize in the year of the merger. In addition, any IRS Form 1099-B a U.S. Holder receives with respect to payments with respect to the CVRs may reflect the entire amount of the CVR payments paid to the U.S. Holder (except imputed interest) and therefore may not take into account the fact that the U.S. Holder already included the value of such payments in such U.S. Holder’s amount realized in the year of the merger. As a result, U.S. Holders reporting under the “closed transaction” method should not rely on the amounts reported to them on IRS Forms 1099-B in the year of the merger or in any later years in which they receive payments with respect to the CVRs. U.S. Holders are urged to consult their tax advisors regarding how to accurately report their income and reflect (or adjust) amounts reflected on their IRS Forms 1099-B.
If a holder does not provide a correct TIN, the holder may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and generally will be creditable against the holder’s U.S. federal income tax liability, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a holder may obtain a refund by filing a U.S. federal income tax return. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.
FATCA.   Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (the provisions commonly known as “FATCA”), if a Non-U.S. Holder exchanges Company common stock pursuant to the merger, the gross proceeds payable to such Non-U.S. Holder from such sale generally would be subject to withholding at a rate of 30% unless such Non-U.S. Holder complies with the documentation, registration, due diligence and reporting requirements of FATCA. However, proposed U.S. Treasury Regulations have eliminated the application of FATCA withholding to payments of gross proceeds from the disposition of a stock interest in a domestic corporation (such as the Company common stock). Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders may also be subject to FATCA withholding with respect to imputed interest amounts. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of these rules.
THE DISCUSSION ABOVE OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER OR WITH RESPECT TO CVRS. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE HOLDER AND THE PARTICULAR TAX EFFECTS TO THE HOLDER OF THE MERGER AND WITH RESPECT TO THE CVRS IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, OR THROUGH THE APPLICATION OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals in Connection with the Merger
Subject to the terms and conditions of the merger agreement, (i) the parties to the merger agreement intend to, and are obligated to promptly, but in no event later than 30 days after the date of the merger agreement, make an appropriate filing of all notification and report forms as required by the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) with respect to the merger agreement, (ii) if Zimmer Biomet reasonably determines that a filing or notification is required to be made with or any consent, approval, permit or authorization is required to be obtained from, a Specified Antitrust Authority (as defined in the merger agreement) pursuant to prong (ii) of the definition thereof under Antitrust Laws (as defined in the merger agreement) in connection with the merger agreement, then Zimmer Biomet may make such filing or notification and seek such consent, approval, permit or authorization, and Zimmer Biomet and the Company shall, and shall cause their respective affiliates to, cooperate with each other in connection therewith, and (iii) the parties to the merger agreement shall (and shall cause their respective affiliates, if applicable, to) cooperate with each other in promptly determining (such determination to be evidenced by mutual written consent of the parties to the merger agreement, which consent shall not be unreasonably withheld, conditioned or delayed) whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other Governmental Bodies (as defined in the merger agreement) (including any Specified Antitrust Authorities pursuant to prong (iii) of the definition thereof) under Antitrust Laws in connection with the merger agreement, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations (the foregoing clauses (i) through (iii) collectively, “regulatory filings”).
For further information, please refer to the section of this proxy statement entitled “The Merger Agreement-Reasonable Best Efforts” beginning on page 91. The Company and Zimmer Biomet currently believe that the necessary regulatory approvals can be obtained during the second half of 2025; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.
HSR Act Clearance
Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period under the HSR Act has expired or been terminated. The Company and Zimmer Biomet filed their respective Notification and Report Forms with the FTC and the Antitrust Division of the DOJ on August 6, 2025.
At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.
Additional Approvals
The Company and Zimmer Biomet intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the merger not being satisfied.
Delisting and Deregistration of the Common Stock
If the merger is consummated, Zimmer Biomet will use reasonable best efforts (and the surviving corporation will reasonably cooperate with Zimmer Biomet) to cause the Company common stock to be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is or may be important to you and is qualified in its entirety by reference to the full merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We strongly recommend that you read the merger agreement and the other documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and such other documents and not by this summary or any other information contained in this proxy statement.
The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Zimmer Biomet, Merger Sub or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:
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have been made only for purposes of the merger agreement;

•
have been qualified by certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2025, and on or prior to the close of business on July 10, 2025;

•
have been qualified by confidential disclosures made by the Company in connection with the merger agreement;

•
are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

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are subject to knowledge qualifiers contained in the merger agreement, which qualifiers are tied to the actual knowledge of certain persons after reasonable inquiry;

•
were made only as of July 11, 2025, or such other date as is specified in the merger agreement; and

•
have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Zimmer Biomet and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Zimmer Biomet, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after July 11, 2025, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide the Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 117.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, Merger Sub, a wholly-owned subsidiary of Zimmer Biomet, will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will be the surviving corporation in the merger.

Closing and Effective Time of the Merger
Unless the merger agreement has been terminated pursuant to its terms, or the parties agree in writing otherwise, the closing of the merger will take place as soon as practicable (and in no event later than five business days) following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the merger agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing of the merger).
The merger will become effective at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable law, at such later date and time as is agreed to in writing by Zimmer Biomet and the Company prior to the filing of such certificate of merger and specified therein.
At the effective time, by virtue of the merger and without any further action on the part of Zimmer Biomet, Merger Sub, the Company or any stockholder of the Company, Zimmer Biomet or Merger Sub, the certificate of incorporation of the Company, as in effect immediately prior to the effective time, will be amended and restated to read in its entirety as set forth on Annex I to the merger agreement and, as so amended and restated, will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section of this proxy statement entitled “— Indemnification and Insurance” below). At the effective time, the parties will take the actions necessary so that the bylaws of the Company will be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the effective time, except that references to Merger Sub’s name will be replaced with references to the surviving corporation’s name, and as so amended will be the bylaws of the surviving corporation until thereafter amended in accordance with applicable law and the certificate of incorporation and bylaws of the surviving corporation (and subject to compliance with the requirements of the merger agreement described under the section of this proxy statement entitled “— Indemnification and Insurance” below). The Company and Zimmer Biomet currently expect to consummate the merger during the second half of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the merger described under the section of this proxy statement entitled “— Conditions of the Merger” below. For additional information, please see the section of this proxy statement entitled “The Merger-Regulatory Approvals in Connection with the Merger” beginning on page 74.
Directors and Officers of the Surviving Corporation
The parties will take all requisite action so that, from and after the effective time, the directors and officers of the surviving corporation shall be the respective individuals who served as the directors and officers of Merger Sub immediately prior to the effective time, or such other individuals designated by Zimmer Biomet as of the effective time, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
Prior to the closing of the merger, the Company will use reasonable best efforts to cause (i) each director of the Company immediately prior to the effective time and (ii) if requested by Zimmer Biomet, each officer of the Company immediately prior to the effective time, to execute and deliver a letter effectuating his or her resignation as an officer or as a member of the board of directors of the Company, conditioned upon the occurrence of, and effective as of immediately prior to, the effective time.
Consideration To Be Received in the Merger
The merger agreement provides that, at the effective time, each share of Company stock that is issued and outstanding as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive: (A) in the case of each share of Company common stock, the merger consideration which consists of (i) the cash consideration ($4.04 in cash per share of Company common stock, without interest and subject to applicable withholding taxes) and (ii) the CVR consideration (one CVR per share of Company common stock, which represents the right to receive the milestone payment amounts, in cash, net of applicable taxes and without interest, on the terms and subject to the conditions set forth in the merger agreement and the CVR Agreement), (B) in the case of each share of Series D preferred stock, the Series D liquidation preference, which is an amount equal to $2.25 per share, plus an amount equal to any accrued but unpaid dividends (whether or not declared) (if any), in cash, without interest and subject to applicable withholding taxes (however, as of the date of this proxy statement, the Company has no outstanding shares of Series D preferred stock) and (C) in the case of each share of Series E preferred stock, the Series E liquidation preference, which is an amount equal to $100.00 per share, in cash, without interest and subject to applicable withholding taxes. As of the effective time, each holder of Company stock will cease to have any rights with respect thereto, except the right to receive the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, as described in the foregoing sentence.
If, between July 11, 2025 and the effective time, the outstanding shares of Company stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amounts payable pursuant to the merger agreement will be appropriately and equitably adjusted to provide the holders of Company stock and the holders of Company options with the same economic effect as contemplated by the merger agreement prior to such event.
Excluded Shares
Each share of Company stock that is owned by the Company as a treasury share immediately prior to the effective time, or held by Zimmer Biomet or Merger Sub or any of their respective direct or indirect wholly-owned subsidiaries immediately prior to the effective time will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable in exchange therefor.
Treatment of Company Options
At the effective time, each Company option that is an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled and converted into the right to receive, with respect to each share of Company common stock underlying the vested portion of such in the money option (determined after taking into account any vesting acceleration in connection with the merger) and subject to any applicable withholding taxes and other required deductions, (i) a cash payment equal to the excess of (A) the cash amount (that is, $4.04) over (B) the exercise price payable per share of Company common stock underlying such in the money option, and (ii) one CVR issued pursuant to and in accordance with the CVR agreement. Any such in the money option with a per share exercise price that is equal to or greater than the cash amount (that is, $4.04) but less than the sum of the cash amount and the maximum potential milestone payments, in each case in respect of one share of Company common stock (that is, $16.41) will be cancelled and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, for each share of Company common stock underlying such in the money option, one CVR issued pursuant to and in accordance with the CVR agreement (where the amount payable pursuant to the CVR agreement, if any, will be reduced by the portion of such in the money option’s per share exercise price that exceeds the cash amount (that is, $4.04)).
At the effective time, each Company option other than an in the money option that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof. No Company option will be assumed or continued by Zimmer Biomet or substituted with awards with respect to shares of Zimmer Biomet’s common stock.
The Company may elect to accelerate the vesting of all or a portion of Company options outstanding as of immediately prior to the closing date of the merger.
With respect to the in the money options described above, the aggregate cash consideration payable in connection with the closing shall be paid as soon as reasonably practicable after the effective time (but no later than the later of (i) the first regularly scheduled payroll date after the effective time and (ii) 10 business days following the effective time).

With respect to the in the money options described above, the aggregate consideration payable in respect of the milestone payments, if any, with respect to the CVRs issued to the holders of such in the money options in accordance with the CVR agreement, will be paid, subject to any applicable withholding taxes and other required deductions, through an applicable payroll system, an applicable third-party payroll agent or by the paying agent, as soon as reasonably practicable following the date on which the milestone notice has been delivered to the rights agent, but in no event later than March 15th of the calendar year following the calendar year in which the applicable milestone was attained. Notwithstanding anything herein to the contrary, to the extent any payment to the holders of in the money options would cause an impermissible acceleration event under Section 409A of the Code, such amounts will instead be paid at the earliest time such payment would not cause or reasonably be expected to cause an impermissible acceleration event under Section 409A.
Prior to the effective time, the Board will adopt such resolutions and take such other actions as may be required to (i) effect the treatment of the Company options set forth above, (ii) implement a blackout period in connection with the exercise of Company options, effective no later than five business days prior to the closing date, (iii) terminate the Company’s Amended and Restated 2019 Stock Option and Grant Plan, as amended from time to time, as of the effective time and (iv) ensure that, on and following the effective time, no holder of any Company options will have any rights to receive any payments, benefits, or property in respect of the Company options, other than as set forth above.
Payment for Stock
Prior to the effective time, Zimmer Biomet will designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the aggregate merger consideration, the aggregate Series D liquidation preference and the aggregate Series E liquidation preference, as applicable, payable to the holders of the Company stock in accordance with the merger agreement. On the closing date, Zimmer Biomet will deposit, or cause to be deposited, with the paying agent an amount in cash sufficient to pay the aggregate consideration payable to the holders of shares of Company stock. Zimmer Biomet will not be required to deposit any funds related to the CVR agreement unless and until such deposit is required pursuant to the terms of the CVR agreement.
As promptly as practicable after the effective time (but in no event more than five business days thereafter), Zimmer Biomet and the surviving corporation will cause the paying agent to deliver to each person who was, immediately prior to the effective time, a holder of record of shares of Company stock represented by a share certificate or book-entry shares not held, directly or indirectly, through DTC (other than excluded shares and appraisal shares) (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of such share certificate or book-entry shares to the paying agent in exchange for payment of the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, as provided in the merger agreement.
Upon delivery of a letter of transmittal, duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the paying agent) and either (i) surrender to the paying agent of share certificates (or affidavits of loss in lieu thereof in accordance with the merger agreement) or (ii) transfer of book-entry shares not held through DTC, by book receipt of an “agent’s message” in customary form by the paying agent in connection with the surrender of book-entry shares, in each case as contemplated in the merger agreement, the holder of such share certificates or book-entry shares will be entitled to receive, in exchange therefor, the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, for each share of Company stock formerly represented by such share certificates or book-entry shares, subject to any applicable withholding taxes, and the share certificates or book-entry shares so surrendered will forthwith be cancelled.
With respect to book-entry shares held, directly or indirectly, through DTC, Zimmer Biomet and the Company will cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the effective time, upon surrender of book-entry shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Zimmer Biomet, the Company, the paying agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, to which the beneficial owners thereof are entitled to receive as a result of the merger.
HOLDERS OF SHARE CERTIFICATES OR BOOK-ENTRY SHARES NOT HELD, DIRECTLY OR INDIRECTLY, THROUGH DTC, SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.
Transfer Books; No Further Ownership Rights
The merger consideration paid in respect of the shares of Company common stock, the Series D liquidation preference paid in respect of shares of Series D preferred stock (none of which are currently outstanding) and the Series E liquidation preference paid in respect of shares of Series E preferred stock, each in accordance with the merger agreement, will be deemed to have been paid in full satisfaction of all ownership rights in such Company stock, and at the effective time, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers on the transfer books of the surviving corporation of the shares of Company stock that were outstanding immediately prior to the effective time. From and after the effective time, the holders of the shares of Company stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable law. If, at any time after the effective time, share certificates or book-entry shares are presented to the surviving corporation, for any reason, they will be cancelled and exchanged as provided in the merger agreement.
Lost, Stolen or Destroyed Certificates
If any share certificate has been lost, stolen or destroyed, the holder of such share certificate that has been lost, stolen or destroyed will have to make an affidavit of that fact and, if required by the surviving corporation, post a bond, in such reasonable amount as Zimmer Biomet may direct, as indemnity against any claim that may be made against it with respect to such share certificate, upon which the paying agent will pay, in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable (less any amounts entitled to be deducted or withheld pursuant to the merger agreement).
Termination of Payment Fund
At any time following the first anniversary of the closing date of the merger, Zimmer Biomet will be entitled to require the paying agent to deliver to Zimmer Biomet any portion of the payment fund (including any interest received with respect thereto) which has not been disbursed to holders of share certificates or book-entry shares, and thereafter such holders who have not theretofore complied with the requirements described in the section of this proxy statement entitled “— Payment for Stock” will be entitled to look to the surviving corporation (subject to abandoned property, escheat and other similar law) only as general creditors thereof with respect to payment of their claims for the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable (less any amounts entitled to be deducted or withheld pursuant to the merger agreement).
No Liability
Notwithstanding any provision of the merger agreement to the contrary, none of the Company, Zimmer Biomet, Merger Sub, the surviving corporation or the paying agent will be liable to any person for any merger consideration, Series D liquidation preference or Series E liquidation preference properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law. If any share certificate has not been surrendered prior to the date on which the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, in respect of such share certificate would otherwise escheat to or become the property of any governmental authority, any merger consideration, Series D liquidation preference or Series E liquidation, as applicable, in respect of such share certificate will, to the extent permitted by applicable law, immediately prior to such date, become the property of the surviving corporation, subject to the claims of any holder of Company stock entitled to payment thereof who has not complied with the requirements described in the section of this proxy statement entitled “— Payment for Stock” prior to such date.
Appraisal Rights
Shares of Company stock that are outstanding immediately prior to the effective time and that are held by any holder of record or beneficial owner who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, Section 262 will not be converted into the right to receive the merger consideration, Series D liquidation preference or Series E liquidation preference, as applicable, as provided in the merger agreement, but instead will, at the effective time by virtue of the Merger, be automatically cancelled and no longer outstanding and will represent the right to receive only those rights provided under Section 262. For additional information, please see the section of this proxy statement entitled “The Merger-Appraisal Rights” beginning on page 61. Prior to the effective time, Zimmer Biomet shall have the right to direct and participate in any negotiations and proceedings with respect to such demands and the Company will not, without the prior written consent of Zimmer Biomet, settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands, or agree to commit to do any of the foregoing.
Representations and Warranties
The merger agreement contains representations and warranties that the Company, on the one hand, and Zimmer Biomet and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or Material Adverse Effect. With respect to the representations and warranties made by the Company, they are further qualified by (i) confidential disclosures to the merger agreement delivered to Zimmer Biomet and Merger Sub and (ii) certain sections of documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2025, and on or prior to the close of business on July 10, 2025.
The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
For purposes of the merger agreement, a “Material Adverse Effect” means, with respect to the Company, any event, development, occurrence, circumstance, change or effect that, individually or in the aggregate with all other events, developments, occurrences, circumstances, changes or effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) business, assets, financial condition or results of operations of the Company or (b) the ability of the Company to perform any of its material obligations under the merger agreement required to consummate all of the transactions contemplated by the merger agreement and the CVR agreement, including the merger (which we refer to as the “transactions”) on or before the end date (as defined below), or to consummate the transactions on or before the end date; provided, however, that, solely with respect to clause (a), none of the events, developments, occurrences, circumstances, changes or effects to the extent resulting from or arising out of any of the following will be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided, that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) the negotiation, execution, delivery, announcement, pendency, performance or anticipated consummation of the merger agreement or any of the transactions, including the identity of Zimmer Biomet and changes in the Company’s relationships with or loss of customers, suppliers or other business partners or employees resulting from the foregoing (other than for purposes of certain representations or warranties and closing conditions set forth in the merger agreement); (iii) any change generally affecting the industries in which the Company operates or any change in the economy generally or other general business, financial, securities, credit or market conditions; (iv) fluctuations in the value of any currency or interest rates; provided that the underlying causes of such Effect may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (v) any act of terrorism (including cyberterrorism), war (whether or not declared), national or international calamity, natural disaster, acts of god, epidemic, pandemic, tariff, trade war, cyberattacks, data breaches or any other similar event, including any worsening of such conditions threatened or existing on July 11, 2025; (vi) the failure of the Company to meet internal or analysts’ expectations, projections, guidance, budgets, forecasts or estimates; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any change in, or any compliance with or action required to be taken to comply with any change in, any law or GAAP (or interpretations of any law or GAAP) after July 11, 2025; (viii) any actions taken or omitted to be taken by the Company, to which Zimmer Biomet has consented in writing, or which Zimmer Biomet has requested or approved in writing, or the taking of any action by the Company required by the merger agreement or the Company’s failure to take any action expressly prohibited by the merger agreement; (ix) any actions or claims made or brought by any stockholders of the Company (on their behalf or on behalf of the Company), in each case relating to the evaluation, negotiation or entry into or terms of the merger agreement, recommendation of the transactions to the Company’s stockholders or consummation of the transactions including, for the avoidance of doubt, any claim challenging the validity of, or seeking to enjoin the operation of, any provision of the merger agreement; and (x) any breach by Zimmer Biomet or Merger Sub of the merger agreement; provided, that the incremental disproportionate impact of the Effects referred to in the foregoing clauses (iii), (iv), (v) and (vii) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such events, developments, occurrences, circumstances, changes or effects disproportionately affects the Company relative to other similarly situated participants in the industries in which the Company operates.
A Material Adverse Effect with respect to Zimmer Biomet and Merger Sub means any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Zimmer Biomet or Merger Sub to (x) perform any of its material obligations under the merger agreement, or (y) consummate the transactions on or before the end date.
The representations and warranties made by the Company relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company;

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capitalization of the Company;

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authority to enter into the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement, and the binding nature of the merger agreement;

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the absence of any conflict with or violation of the Company’s organizational documents, certain contracts, or applicable laws resulting from the execution of the merger agreement and consummation of the merger;

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governmental approvals;

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compliance with SEC filing requirements;

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conformity with GAAP and SEC requirements with respect to reports and other documents filed with the SEC;

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no undisclosed liabilities;

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existence of internal controls and disclosure controls and procedures;

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the absence of certain actions or circumstances, the absence of any material adverse effect, and the conduct of the Company’s business in the ordinary course consistent with past practice in all material respects, in each case since January 1, 2025;

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the absence of certain legal proceedings;

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compliance with applicable laws and holding of required permits;

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certain tax matters;

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certain employee benefits matters;

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certain labor matters;

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certain environmental matters;

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certain intellectual property matters;

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certain data privacy laws and technology and information security matters;

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certain matters relating to the Company’s leased real property;

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material contracts;

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insurance coverage;

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certain matters related to compliance and healthcare laws and other regulations applicable to the Company and its products;

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inapplicability of anti-takeover laws;

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receipt of an opinion from the financial advisor to the Company regarding the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of Company common stock;

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brokers and other advisors; and

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absence of affiliate transactions.

The representations and warranties made by Zimmer Biomet and Merger Sub relate to, among other topics, the following:
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the organization, valid existence, good standing, authority and qualification to conduct their respective businesses;

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the absence of any conflict with or violation of Zimmer Biomet or Merger Sub’s organizational documents or applicable laws resulting from the execution of the merger agreement and consummation of the merger and the other transactions contemplated by the merger agreement (and with respect to Zimmer Biomet, the CVR agreement and the transactions contemplated by the CVR agreement);

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authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, including the merger (and with respect to Zimmer Biomet, the CVR agreement and the transactions contemplated by the CVR agreement);

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governmental approvals;

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ownership and operations of Merger Sub;

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the availability of sufficient funds to pay the aggregate merger consideration and other amounts required to be paid in connection with the consummation of the transactions;

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brokers and other advisors;

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the accuracy of information supplied for inclusion in this proxy statement;

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the absence of certain legal proceedings; and

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non-ownership of Company common stock.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time
Under the merger agreement, in general, subject to certain exceptions (including as required by applicable law, as required or expressly permitted under the merger agreement or as set forth in the confidential disclosure schedules to the merger agreement delivered to Zimmer Biomet and Merger Sub) and unless Zimmer Biomet otherwise consents in writing (which consent is not to be unreasonably withheld, delayed or conditioned), the Company has agreed to use commercially reasonable efforts to: (i) conduct its business in the ordinary course consistent with past practice and in compliance with applicable law, (ii) preserve intact its material assets, material contracts, material permits, material licenses and the material components of its current business organization, (iii) keep available the services of its current employees and consultants (other than any terminations for cause or voluntary resignations) and (iv) maintain present business relationships with material customers, material licensors, material suppliers, material lessors, governmental bodies and others having material business dealings with the Company.
The Company has also agreed under the merger agreement, subject to certain exceptions (including as required by applicable law, as required or expressly permitted under the merger agreement or as set forth in the confidential disclosure schedules to the merger agreement delivered to Zimmer Biomet and Merger Sub) and unless Zimmer Biomet otherwise consents in writing (which consent is not to be unreasonably withheld, delayed or conditioned), to certain restrictions on the Company’s activities during the period from July 11, 2025 to the effective time or any earlier termination of the merger agreement in accordance with its terms. These restrictions on the Company’s activities are summarized below. In general, subject to certain exceptions, the Company will not, without Zimmer Biomet’s prior written consent (which consent is not to be unreasonably withheld, delayed or conditioned):
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establish a record date for, declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of its capital stock or other equity or voting interests (including Company stock) or enter into any contract with respect to the voting of its securities;

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repurchase, redeem or otherwise reacquire any Company stock, or any rights, warrants or options to acquire any Company stock, other than: (1) repurchases of shares of Company stock outstanding as of July 11, 2025 pursuant to the Company’s right (under written commitments in effect as of July 11, 2025 that have been made available to Zimmer Biomet) to purchase shares of Company stock held by a Company Associate (as defined in the merger agreement) upon termination of such Company Associate’s employment or engagement by the Company; (2) repurchases or forfeitures of Company options (or, in each case, shares of Company common stock issued upon the exercise thereof) outstanding on July 11, 2025 (in cancellation thereof) pursuant to the terms of any such Company option (as in effect as of July 11, 2025) between the Company and a Company Associate or member of the Board upon termination of such Company Associate’s employment or engagement by the Company; or (3) in connection with withholding to satisfy the exercise price and/or tax obligations with respect to Company options pursuant to the terms thereof (as in effect as of July 11, 2025);

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split, combine, subdivide or reclassify any shares of the Company’s capital stock or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber, dispose of, or otherwise divest or authorize the sale, issuance, grant, delivery, pledge, transfer, encumbrance disposal or divestiture of (A) any capital stock, equity interest or other security of the Company, (B) any option, call option, warrant, restricted securities or other right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security, with certain specified exceptions;

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(A) establish, adopt, enter into, terminate or amend any Employee Plan (as defined in the merger agreement) (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on July 11, 2025), including any employment, severance, change in control, retention or other agreement, (B) amend or waive any of their rights under, or accelerate the payment, vesting, or funding under, any provision of any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on July 11, 2025), including any Company options; (C) grant, provide, promise, amend or increase for any Company Associate any compensation, bonuses, severance, retention, Company options, other equity or equity-based awards, or other payments or benefits (including any tax gross-up); (D) hire any person for employment or engage any person to be a consultant with the Company; (E) terminate the employment or services of any Company Associate (other than for cause) or change the terms of employment or services of any Company Associate such as to create good reason for such individual to resign; or (F) forgive any loans or other amounts payable to the Company by any Company Associate, in each case, with certain specified exceptions;

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amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

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form any subsidiary, acquire (including by merger, consolidation, acquisition of stock or assets or otherwise), in one transaction or any series of related transactions, directly or indirectly, any equity interest in, or any business (or any division thereof) or material assets of, any other entity or enter into any joint venture, collaboration, partnership, limited liability company or similar profit-sharing arrangement;

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make or authorize any capital expenditure other than capital expenditures in the ordinary course of business consistent with past practice that do not exceed $50,000 individually or $200,000 in the aggregate in any calendar year;

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acquire, lease, sublease, license (in or out), sublicense (in or out), pledge, encumber, sell or otherwise dispose of, divest or spin-off, abandon, surrender, cancel, waive, relinquish, covenant not to assert, or permit to lapse or expire (other than any patent expiring at the end of its statutory term and not capable of being extended), transfer, assign or subject to any encumbrance (other than permitted encumbrances) any material right or other material asset or property or governmental authorization, except, in each case (A) pursuant to any contracts in effect as of July 11, 2025 which have been made available to Zimmer Biomet, (B) purchases of raw materials and other supplies in the ordinary course of business, (C) dispositions of obsolete, surplus or worn out assets (but excluding intellectual property rights) that are no longer useful in the conduct of the business of the Company, or (D) capital expenditures permitted above;

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lend money or make capital contributions or advances to or make investments in, any person, or incur, assume, guarantee, endorse or otherwise become responsible for any indebtedness for borrowed money (except for (A) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto and (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any indemnification agreement with the Company’s directors or officers;

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enter into any swap or hedging transaction or other derivative agreements;

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(A) amend, modify, restate or supplement in any material respect or voluntarily terminate (other than the expiration or non-renewal of contracts in accordance with their terms), or waive, assign or release any material rights or claims under, any Material Contract (as defined in the merger agreement) (or any contract which if entered into prior to July 11, 2025 would have been a Material Contract), or (B) except in the ordinary course of business, enter into any Contract which if entered into prior to July 11, 2025 would have been a Material Contract;

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except any contracts between the Company, on the one hand, and Zimmer Biomet or any of its affiliates, on the other hand (including any contracts contemplated by the merger agreement and any contracts to effectuate the merger or any other transactions pursuant to the merger agreement or CVR agreement) enter into any agreement, arrangement or commitment that purports to bind or restrict Zimmer Biomet or any of its affiliates, other than, following the effective time, the surviving corporation and its subsidiaries;

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(A) make any change to any accounting method or accounting period used for tax purposes; (B) make, rescind or change any material tax election; (C) file an amended income or other material tax return; (D) enter into a closing agreement with any governmental body regarding any material tax liability or assessment; (E) settle, compromise or consent to any material tax claim or assessment or surrender a right to a material tax refund; (F) waive or extend the statute of limitations with respect to any income or other material tax or tax return, other than automatic extension to file a tax return obtained in the ordinary course of business consistent with past practice not requiring the consent of the relevant governmental body; (G) request any private letter, technical advice or similar tax ruling from any governmental body with respect to taxes; (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to taxes; (I) fail to timely file any income or other material tax return required to be filed or fail to timely pay any tax that is due or payable or (J) enter into any tax allocation, indemnity or sharing agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice and not relating primarily to taxes);

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with certain specified exceptions, settle, release, waive or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim);

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commence any legal proceeding, except (A) with respect to routine matters in the ordinary course of business; or (B) a legal proceeding with respect to a breach by Zimmer Biomet or Merger Sub of the merger agreement or any other agreements contemplated thereby;

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(A) fail to preserve and maintain any material Company IP (as defined in the merger agreement) (other than any patent expiring at the end of its statutory term and not capable of being extended or abandonment of any application for registration of any intellectual property right that is not material to the businesses of the Company in the ordinary course of business consistent with past practice), (B) disclose to any third person (other than pursuant to written confidentiality agreements in the ordinary course of business), or otherwise fail to use commercially reasonable efforts to preserve and maintain the confidentiality of, any material trade secret, or (C) file any new applications for intellectual property rights or make any material decisions in pending prosecution proceedings (including any amendments, arguments, or claim scope changes) that could materially affect the scope, validity, or enforceability of any Company IP;

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fail to maintain in full force and effect the existing insurance policies of the Company or to renew or replace such insurance policies with comparable insurance policies;

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enter into, adopt or amend any collective bargaining agreement, or recognize a labor union, labor or trade organization, works council, or other employee representative body as a collective bargaining representative;

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adopt or implement any stockholder rights plan or similar arrangement;

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adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

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change its fiscal year or revalue any of its material assets, or change any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

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terminate any preclinical or clinical investigations, studies or trials in respect of any Company Product (as defined in the merger agreement) that are ongoing as of July 11, 2025, other than pursuant to the terms thereof, or commence (alone or with any third party) any new preclinical or clinical investigations, studies or trials in respect of any Company Product; or

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commit or agree, in writing or otherwise, to take any of the foregoing actions.

Nothing contained in the merger agreement is intended to give Zimmer Biomet or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the effective time. Prior to the effective time, each of Zimmer Biomet and the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision of its and its, if applicable, subsidiaries’ respective business, assets and operations.
No Solicitation; Change in Board Recommendation
Except as otherwise permitted by the merger agreement, from July 11, 2025 until the effective time or, if earlier, the termination of the merger agreement in accordance with its terms, the Company will not, and will direct and use its reasonable best efforts to cause its representatives not to, directly or indirectly, take any of the actions set forth in the bulleted list below or resolve or publicly propose to take any of those actions.
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continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal (as defined below);

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solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

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engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal;
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adopt, approve, endorse, recommend, declare advisable, or enter into any letter of intent, memorandum of understanding, term sheet, agreement in principle or similar agreement whether binding or nonbinding, or any contract, in each case, with respect to, or that could reasonably be expected to lead to, an acquisition proposal (other than an acceptable confidentiality agreement (as defined below)) or that could reasonably be expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of, the transactions (other than an acceptable confidentiality agreement);

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terminate, waive, amend or modify any provision of any existing acceptable confidentiality agreement with respect to a potential acquisition proposal or any proposal that would reasonably be expected to lead to an acquisition proposal; or

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waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, or take any action to exempt any person (other than Zimmer Biomet, Merger Sub or their affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable takeover laws or the organizational and other governing documents of the Company, unless the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board to the holders of shares of Company common stock under applicable laws and notifies Zimmer Biomet in writing in advance of any such waiver, release, forbearance or amendment.

Additionally, the Company was required to, promptly following July 11, 2025 (and in any event no later than July 14, 2025), (i) terminate access to any data room or similar facility established by the Company in connection with a potential acquisition proposal (including the process that culminated in the execution and delivery of the merger agreement (other than access for Zimmer Biomet, Merger Sub and their respective representatives)) and (ii) request the prompt return or destruction of all non-public information previously furnished to any person (other than Zimmer Biomet, Merger Sub and their respective representatives) and all material (or the relevant portion of any material) incorporating such information created by any such person that has since January 1, 2024 made or indicated an intention to make an acquisition proposal or executed a confidentiality agreement in connection with its consideration of an acquisition proposal.
Notwithstanding the foregoing, if at any time on or after July 11, 2025 and prior to the receipt of the Company stockholder approval, the Company receives an unsolicited bona fide written acquisition proposal, which was made or renewed after July 11, 2025 and did not arise out of or result from any breach of non-solicitation and Board recommendation change restrictions in the merger agreement, (i) the Company and its representatives may contact such person or group of persons making such acquisition proposal solely to clarify the terms and conditions thereof and to direct such person or group of persons of the Company’s non-solicitation obligations in the merger agreement and (ii) if the Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that (A) such acquisition proposal constitutes, or would reasonably be expected to lead to, a superior offer (as defined below) and (B) the failure to take such action described below would be inconsistent with the fiduciary duties of the Board to the holders of shares of Company common stock under applicable law, then the Company and its representatives may, prior to the receipt of the Company stockholder approval:
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enter into an acceptable confidentiality agreement with the person or group of persons making such acquisition proposal and furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to the Company to the person or group of persons who has made such acquisition proposal; provided that the Company shall concurrently provide to Zimmer Biomet any information concerning the Company that is provided to any person to the extent access to such information is not then available to Zimmer Biomet and its representatives; and

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engage in or otherwise participate in discussions or negotiations with the person or group of persons making such acquisition proposal and their respective representatives.

If the Board makes any determination pursuant to the foregoing, the Company will notify Zimmer Biomet of such determination or action within 24 hours thereof.
From July 11, 2025, the Company will promptly (and in any event within 24 hours):
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notify Zimmer Biomet of any requests, inquiries, proposals or offers with respect to, or that could reasonably be expected to lead to, an acquisition proposal that are received by the Company or any of its representatives;

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provide to Zimmer Biomet (i) copies of any written request, inquiry, proposal, offer or other materials, including proposed agreements (including any proposed term sheet, letter of intent, acquisition agreement, financing commitments, or similar agreements with respect thereto) received in connection therewith, (ii) a summary of any unwritten material terms and conditions thereof, (iii) a summary of the nature of any information requested, and (iv) the name(s) of the person or group of persons making such request, inquiry, proposal or offer;

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keep Zimmer Biomet reasonably informed of any material developments, discussions or negotiations regarding any such request, inquiry, proposal or offer (including by furnishing copies of any further requests, inquires or proposals, or amendments thereto) on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation); and

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upon the request of Zimmer Biomet, reasonably inform Zimmer Biomet of the status of such acquisition proposal.

Except as described below, from July 11, 2025 until the effective time, or, if earlier, the termination of the merger agreement in accordance with its terms, neither the Board, nor any committee thereof, will:
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withdraw or withhold (or modify or qualify in a manner adverse to Zimmer Biomet or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Zimmer Biomet or Merger Sub), the Company Board recommendation;

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approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any acquisition proposal (we refer to any action as described in this bullet point and the immediately preceding bullet point as a “Company adverse change recommendation”); or

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adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow the Company to execute or enter into any contract with respect to any acquisition proposal, or any contract that would require, or would reasonably be expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the transactions, in each case, other than an acceptable confidentiality agreement.

Notwithstanding the foregoing, from July 11, 2025 until the Company stockholder approval is obtained:
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if the Company has received a bona fide written acquisition proposal (which acquisition proposal did not arise out of a material breach of the Company’s obligations with respect to non-solicitation and Board recommendation change) from any person, and after consultation with the Company’s financial advisors and outside legal counsel, the Board determines, in good faith, that such acquisition proposal is a superior offer, (A) the Board may make a Company adverse change recommendation or (B) the Company may terminate the merger agreement to enter into a binding written definitive acquisition agreement providing for the consummation of a superior offer that has been approved by the Board pursuant to, and in accordance with the terms of the merger agreement (we refer to any such acquisition agreement as a “specified agreement”), but in each case under clauses (A) or (B), if and only if:

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(1) the Board determines in good faith, after consultation with the Company’s financial advisers and outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board to the holders of shares of Company common stock under applicable laws;

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(2) the Company will have given Zimmer Biomet prior written notice of its intention to consider making a Company adverse change recommendation or terminating the merger agreement (we refer to each such notice as a “determination notice”) (which notice will not, in and of itself, constitute a Company adverse change recommendation) and, if desired by Zimmer Biomet, during the negotiation period (as defined below), the Company has negotiated in good faith with respect to any revisions to the terms of the merger agreement or another proposal, to the extent proposed by Zimmer Biomet, so that such acquisition proposal would cease to constitute a superior offer; and (3)(x) the Company will have, prior to the commencement of the negotiation period, provided to Zimmer Biomet information required to have been provided pursuant to the merger agreement, (y) the Company will have given Zimmer Biomet the full negotiation period to propose revisions to the terms of the merger agreement or make another proposal so that such acquisition proposal would cease to constitute a superior offer, and (z) after considering the results of any such negotiations and giving effect to the proposals made by Zimmer Biomet during the negotiation period, if any, after consultation with the Company’s financial advisor and outside legal counsel, the Board will have determined, in good faith, that such acquisition proposal continues to be a superior offer and that the failure to make the Company adverse change recommendation or terminate the merger agreement pursuant to the terms thereof would be inconsistent with the fiduciary duties of the Board to the holders of shares of Company stock under applicable laws. The provisions described in this bullet point will also apply to any material amendment (which will be deemed to include any change to the financial terms thereof) to any acquisition proposal and will require a new determination notice; and
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other than in connection with an acquisition proposal, the Board may make a Company adverse change recommendation in response to a change in circumstance (as defined below), if and only if: (A) the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board to the holders of shares of Company Stock under applicable laws; (B) the Company will have given Zimmer Biomet a determination notice describing in reasonable detail the facts and circumstances resulting in such change in circumstances and that render a Company adverse change recommendation necessary and, if desired by Zimmer Biomet, during the negotiation period, the Company has negotiated in good faith with respect to any revisions to the terms of the merger agreement or another proposal, to the extent proposed by Zimmer Biomet, so that a Company adverse change recommendation in response to such change in circumstances would no longer be necessary; and (C) (1) the Company will have specified the change in circumstance in reasonable detail, (2) the Company will have given Zimmer Biomet the full negotiation period to propose revisions to the terms of the merger agreement or make another proposal so that a Company adverse change recommendation would no longer be necessary, and, to the extent Zimmer Biomet desires to negotiate, will have negotiated in good faith with Zimmer Biomet with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Zimmer Biomet, if any, and after consultation with its outside legal counsel, the Board will have determined, in good faith, that the failure to make the Company adverse change recommendation in response to such change in circumstance would be inconsistent with the fiduciary duties of the Board to the holders of the shares of Company common stock under applicable laws. The provisions described in this bullet point will also apply to any material change to the facts and circumstances relating to such change in circumstance and require the Company to provide a new determination notice to Zimmer Biomet and to give Zimmer Biomet the applicable negotiation period.

Any purported termination of the merger agreement in connection with the Company’s entry into a specified agreement with respect to an acquisition proposal will be effective only if (i) the Company has complied in all material respects with its obligations relating to non-solicitation and Board recommendation change with respect to such superior offer and any acquisition proposal that was a precursor thereto; and (ii) prior to and as a condition to the effectiveness of such termination, the Company pays the termination fee due to Zimmer Biomet in accordance with the merger agreement.
For purposes of the merger agreement, “acceptable confidentiality agreement” means any customary confidentiality agreement entered into by the Company from and after July 11, 2025, that (x) contains provisions that are not less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and Zimmer Biomet, except that such confidentiality agreement need not contain standstill provisions or otherwise restrict the making of or amendment or modification to acquisition proposals and (y) does not prohibit the Company from complying with any of its obligations under the merger agreement.
For purposes of the merger agreement and voting agreements, “acquisition proposal” means any proposal or offer from any person (other than Zimmer Biomet and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, including any amendment or modification to any existing proposal or offer, relating to, in a single transaction or series of related transactions (in each case, other than the transactions), any direct or indirect:
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acquisition, transfer, disposition or license of assets of the Company equal to 20% or more of the Company’s consolidated assets (based on the fair market value thereof, as determined in good faith by the Board or any duly authorized committee thereof);

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issuance or acquisition of securities that would, in the aggregate, represent 20% or more of the voting power of the Company common stock or 20% or more of any class of equity securities of the Company;

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recapitalization, tender offer or exchange offer that if consummated would result in such person or group beneficially owning securities representing 20% or more of the voting power of the then outstanding Company common stock or 20% or more of any class of equity securities of the Company; or

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merger, consolidation, amalgamation, share exchange, business combination, recapitalization or similar transaction involving the Company that if consummated would result in such person or group beneficially owning securities representing 20% or more of the aggregate voting power of the Company’s then outstanding securities of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or 20% or more of any class of equity securities of the Company.

For purposes of the merger agreement, “superior offer” means a bona fide written acquisition proposal that the Board determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the acquisition proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions (including after giving effect to proposals, if any, made by Zimmer Biomet pursuant to the provisions described above) (provided that, for purposes of the definition of “superior offer”, the references to “20%” in the definition of acquisition proposal will be deemed to be references to “50%”).
For purposes of the merger agreement, a “change in circumstance” means any material event, development, occurrence, circumstance, change or effect occurring after July 11, 2025: (a) that was not known to, or reasonably foreseeable by, the Board prior to July 11, 2025 (or if known to, or reasonably foreseeable by, the Board as of July 11, 2025, the magnitude or material consequences of which were not known to or reasonably foreseeable to the Board as of July 11, 2025) and (b) that does not relate to any acquisition proposal; provided, however, that any event, development, occurrence, circumstance, change or effect resulting from any of the following shall not be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a change in circumstance: (i) any breach of the merger agreement by the Company; (ii) the announcement or pendency of the merger agreement or the transactions; (iii) any change in the trading price or trading volume of the Company stock or any change in the Company’s credit rating (although, for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such change may be considered, along with the effects or consequences thereof, in determining whether there has been a change in circumstance); or (iv) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after July 11, 2025 (although, for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such improvements may be considered, along with the effects or consequences thereof, in determining whether there has been a change in circumstance).

For purposes of the merger agreement, “negotiation period” means the period (a) beginning on the date that Zimmer Biomet and/or Merger Sub receives a determination notice with respect to a superior offer or a change in circumstance and (b) ending at 11:59 p.m. Eastern Time on the fourth business day after such date; provided, that with respect to any determination notice given in respect of a material amendment to a superior offer or a material change to a change in circumstance for which, in either case, a determination notice was previously given, the negotiation period shall end on the later of (x) the date and time on which the negotiation period was initially scheduled to end in respect of the initial determination notice with respect to such superior offer or change in circumstance and (y) 11:59 p.m. eastern time on the third business day after the date that Zimmer Biomet and/or Merger Sub received the determination notice with respect to the material amendment to such superior offer or the material change to the facts and circumstances relating to a change in circumstance.
Reasonable Best Efforts
Each of the parties to the merger agreement has agreed to use (and cause their respective affiliates to use) their reasonable best efforts to, in each case subject to certain limitations described below:
•
take promptly any and all steps necessary to avoid or eliminate each and every impediment under antitrust laws that may be asserted by any governmental body so as to enable the closing to occur as promptly as practicable, but in no case later than the end date (as defined below), including providing as promptly as reasonably practicable all information required by any governmental body pursuant to its evaluation of the transactions under the HSR Act or other applicable antitrust laws; and

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obtain from any governmental body all consents, approvals, authorizations, orders and waivers required to be obtained under antitrust laws to enable the parties to close the transactions as promptly as practicable and to avoid the entry or enactment of any order, directive, judgment, decree or ruling relating to any antitrust law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions.

In furtherance of the foregoing, Zimmer Biomet has agreed to defend through litigation any claim asserted in court or administrative or other tribunal by any person (including any governmental body) in order to avoid the entry of, or to have vacated or terminated, any decree, order, judgment or injunction (whether temporary, preliminary or permanent) that would prevent the consummation of the merger prior to the end date.
Notwithstanding the foregoing and any other provision of the merger agreement to the contrary, in no event will Zimmer Biomet, Merger Sub or any of their affiliates be required to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any governmental body under antitrust laws. Zimmer Biomet, Merger Sub and the Company are not required to take or agree to take any action unless the effectiveness of such action is conditioned upon closing, and the Company will not take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Zimmer Biomet’s prior consent (which may be given or withheld in Zimmer Biomet’s sole discretion).
Each of the parties will (and will cause their respective affiliates, if applicable, to) promptly, but no later than August 10, 2025, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the transactions. If Zimmer Biomet reasonably determines that a filing or notification is required to be made with, or any consent, approval, permit or authorization is required to be obtained from, a non-US antitrust authority under antitrust laws in connection with the transactions under the circumstances set forth in the confidential disclosure schedules to the merger agreement, then Zimmer Biomet may make such filing or notification and seek such consent, approval, permit or authorization, and Zimmer Biomet and the Company will, and will cause their respective affiliates to, cooperate with each other in connection therewith. The parties will (and will cause their respective affiliates, if applicable, to) cooperate with each other in promptly determining (such determination to be evidenced by mutual written consent of the parties, which consent shall not be unreasonably withheld, conditioned or delayed) whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other governmental bodies under antitrust laws in connection with the transactions, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations. Zimmer Biomet has agreed to pay all filing fees under the HSR Act and for any filings required under any foreign antitrust laws, but the Company will bear its own costs for the preparation of any such filings.
From July 11, 2025 until the effective time, or, if earlier, the termination of the merger agreement in accordance with its terms, each party shall:
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give the other parties prompt notice of (i) the making or commencement of any request, inquiry, investigation, action or legal proceeding brought or threatened in writing to be brought by a governmental body or brought or threatened in writing to be brought by a third party before any governmental body, in each case, with respect to the transactions (other than any request, inquiry, investigation, action or legal proceeding brought or threatened in writing to be brought by the stockholders of the Company against the Company and/or its directors relating to the transactions or a breach of the merger agreement or any other agreements contemplated hereby), and (ii) its receipt of any notice or other communication from any third party alleging that the consent of a third party is or may be required in connection with the transactions (we refer to the foregoing clauses (i) and (ii), as the “identified communications”);

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keep the other parties reasonably informed as to the status of any regulatory filings and identified communications or response thereto;

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promptly inform the other parties of, and (wherever practicable) give the other parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other governmental body or third party in connection with any such regulatory filings and identified communication;

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promptly furnish to the other parties, copies of documents provided to or received from any governmental body in connection with any regulatory filings or identified communication (other than “transaction-related documents” or “plans and reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted));

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to the extent reasonably practicable, consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any regulatory filings or identified communication; and

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except as may be prohibited by any law, in connection with any such regulatory filings and identified communications, give the other parties reasonable advance notice of, and permit authorized representatives of the other party to be present at each meeting or conference relating to such regulatory filing or identified communication and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any third party in connection with such regulatory filing or identified communication.

Notwithstanding anything to the contrary set forth above, the parties may:
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as they deem reasonably advisable and necessary based on the advice of outside counsel to prevent a violation of antitrust law, designate competitively sensitive materials and information provided to the other as “outside counsel only” and such materials and the information contained therein will be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials; and

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redact information provided to one another to the extent providing such information would (1) contravene any applicable law (so long as the disclosing party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure to the extent permitted by laws), (2) jeopardize any attorney-client or other legal privilege (so long as the disclosing party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure on a basis that does not waive such privilege with respect thereto), or (3) contravene any contract to which the disclosing party is a party or by which the disclosing party was bound as of July 11, 2025 (so long as the disclosing party has reasonably cooperated with the recipient and used its reasonable best efforts to permit disclosure on a basis that would not contravene such contract).
Subject to the terms of the merger agreement and subject to Zimmer Biomet consulting with and considering in good faith the views and comments of the Company, Zimmer Biomet will be entitled to (i) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any governmental body in connection with regulatory filings and (ii) control the defense and settlement of any investigation or legal proceeding relating to the transactions that is brought by or before any governmental body in connection with the regulatory filings. Notwithstanding the foregoing or anything to the contrary in the merger agreement, no party will (or will permit any of its affiliates to) commit to or agree with any governmental body to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other parties (not to be unreasonably withheld, conditioned or delayed); however, Zimmer Biomet and Merger Sub will be permitted without the Company’s consent (it being understood that Zimmer Biomet and Merger Sub may exercise this right only one time) to withdraw their filing under the HSR Act in connection with the transactions and promptly refile the notification and report forms as required by the HSR Act with respect to the transactions so long as such action would not be reasonably expected to delay closing beyond the end date.
From July 11, 2025 until the effective time, or, if earlier, the termination of the merger agreement in accordance with its terms, to the extent permitted under applicable laws (including any applicable antitrust law), the Company will:
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consult with Zimmer Biomet prior to any requested, proposed, or scheduled meeting with the FDA or any other governmental body relating to any Company product, health care permit, or the Company’s compliance with applicable laws;

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promptly inform Zimmer Biomet of, and provide Zimmer Biomet with a reasonable opportunity to review and comment on, any non-routine filing proposed to be made by or on behalf of the Company, and any non-routine correspondence or other non-routine communication proposed to be submitted or otherwise transmitted to, the FDA or any other governmental body by or on behalf of the Company, in each case, relating to any Company product, health care permit, or the Company’s compliance with applicable laws, and consider incorporation of Zimmer Biomet’s comments in good faith;

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promptly inform Zimmer Biomet in writing of (A) any communication (written or oral) with or from the FDA or any other governmental body relating to any Company product, health care permit, or the Company’s compliance with applicable laws, and (B) any material communications (written or oral) received by the Company from, or to be sent by the Company to any person, relating to the ownership of any intellectual property by the Company; and

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inform Zimmer Biomet as soon as possible in writing of any reports or other communication of any safety information or reportable event (as such term is defined or described at 21 C.F.R. 803.3(o)) or field action, including any recall, correction, removal, market withdrawal or any other corrective action, including those that would be required to be reported to the FDA or documented under 21 C.F.R. Part 806, relating to any Company product, and consider incorporation of Zimmer Biomet’s comments in good faith.

Nothing in the merger agreement is intended to give Zimmer Biomet or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company (nor is it intended to give the Company, directly or indirectly, the right to control or direct the operations of Zimmer Biomet or Merger Sub) prior to the effective time in violation of applicable laws (including antitrust laws).
Indemnification and Insurance
The merger agreement provides that for a period of six years from the effective time, all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those persons who are directors or officers of the Company as of July 11, 2025 or have been directors or officers of the Company at any time prior to the closing of the merger, or who at any time prior to the closing served as a director or officer of another person at the request of the Company (which we refer to, collectively, as the “indemnified persons”) for their acts and omissions occurring prior to the effective time (whether asserted or claimed prior to, at or after the effective time) pursuant to the organizational documents of the Company and any indemnification or other similar agreements of the Company set forth in the confidential disclosure schedules to the merger agreement, in each case as in effect on July 11, 2025 and made available to Zimmer Biomet, will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such indemnified persons, and will remain in full force and effect in accordance with their terms, and Zimmer Biomet will cause the surviving corporation to perform its obligations thereunder. Zimmer Biomet agrees to cause the surviving corporation to cooperate in the defense of any legal proceeding (except in the event any indemnified party, on the one hand, and Zimmer Biomet, the surviving corporation or any of their respective affiliates, on the other hand, are adverse parties in such legal proceeding).
The merger agreement also provides that for a period of six years from and after the effective time, Zimmer Biomet will cause the surviving corporation to either maintain in effect the Company’s current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Company or provide a substitute policy for the benefit of the indemnified persons, with coverage no less favorable, and other terms no less favorable in the aggregate, to the indemnified persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company with respect to claims arising from facts or events that occurred at or before the effective time. In no event will Zimmer Biomet or the surviving corporation be required to pay in the aggregate with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company prior to July 11, 2025 for such policies (which we refer to as the “maximum amount”). If the surviving corporation is unable to obtain the insurance required by the foregoing it will obtain as much comparable insurance as possible for the years within such six-year period for a premium not exceeding the maximum amount. In lieu of such insurance, at or prior to the effective time, Zimmer Biomet or the Company may (through a nationally recognized insurance broker approved by Zimmer Biomet (such approval not to be unreasonably withheld, delayed or conditioned)) purchase a six-year “tail” policy for the existing directors’ and officers’ and fiduciary liability insurance policies, effective as of the effective time. Zimmer Biomet will, or will cause the surviving corporation to, maintain such policies or tail policies, as the case may be, in full force and effect for a period of six years after the effective time, and continue to honor the obligations thereunder.
If Zimmer Biomet or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then Zimmer Biomet will cause the surviving corporation to make proper provision so that the successors and assigns of the surviving corporation assume the obligations set forth above with respect to director and officer indemnification and insurance under the merger agreement.
The obligations of Zimmer Biomet and the surviving corporation with respect to director and officer indemnification under the merger agreement (i) will survive the effective time and (ii) are intended to be for the benefit of, and will be enforceable by, each of the indemnified persons and their respective successors, assigns, representatives and heirs, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such person may have by contract or otherwise. Unless required by applicable law, the obligations of Zimmer Biomet and the surviving corporation with respect to director and officer indemnification under the merger agreement cannot be amended, altered or repealed after the effective time in such a manner as to adversely affect the rights of any indemnified person or any of their respective successors, assigns, representatives or heirs, unless such amendment, alteration, or repeal is required by applicable laws or the prior written consent of the affected indemnified person is obtained.
Employee Benefits Matters
The merger agreement provides that, prior to the closing of the merger, Zimmer Biomet or one of its affiliates shall make a written offer of employment to each then-current employee of the Company, which offer will be conditioned on and effective as of the closing, will be void if the closing does not occur, and will be subject to Zimmer Biomet’s or its affiliate’s (as applicable) standard set of immigration authorization verification, background check, or similar verifications or requirements.
For a period of one year following the closing (or until an employee of the Company who receives and accepts an offer as of the closing and who commences active employment with Zimmer Biomet promptly following closing (we refer to each as a “continuing employee”), Zimmer Biomet will provide, or cause to be provided, to each continuing employee:
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a base salary or wage rate that is no less favorable than that provided to such continuing employee by the Company immediately prior to the closing;

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target annual cash incentive compensation opportunities that are substantially similar, in the aggregate, to those provided to such continuing employee by the Company immediately prior to the closing (excluding any change in control, retention, equity or equity-based incentive, long-term incentive or similar opportunities); and

•
retirement and health and welfare benefits that are substantially comparable, in the aggregate, to those provided by Zimmer Biomet or its affiliates to similarly situated employees (excluding any change in control, retention, equity or equity-based incentive, long-term incentive, severance, nonqualified deferred compensation, defined benefit plans, retiree health and welfare benefits, or similar benefits).

Zimmer Biomet will, or will cause the surviving corporation to, use reasonable best efforts to, provide that any benefit plan of Zimmer Biomet and/or its affiliates (excluding, in each case any equity-based compensation, nonqualified deferred compensation, defined benefit plans, retiree health and welfare benefits, or similar benefits) will, for purposes of eligibility and vesting, credit continuing employees for service prior to the closing with the Company to the same extent that such service was recognized prior to the closing under a similar employee plan, but no credit for any service will be required that would result in a duplication of benefits or retroactive application.
Subject to certain terms described in the merger agreement, Zimmer Biomet also will, or will cause its affiliates to, use commercially reasonable efforts to (i) waive any preexisting condition limitations, exclusions, actively-at-work requirements and waiting periods otherwise applicable to continuing employees and their eligible dependents under Zimmer Biomet’s group health plan in which continuing employees are eligible to participate following the effective time, and (ii) honor the dollar amount of any deductibles, co-payments and similar expenses paid by the continuing employees and their eligible dependents under the Company’s group health plan in which such continuing employee participated immediately prior to transitioning onto the corresponding Zimmer Biomet’s group health plan.
Certain Additional Covenants and Agreements
The merger agreement also contains additional covenants between the Company, Zimmer Biomet and Merger Sub relating to, among other things, (i) public announcements with respect to the transactions; (ii) Zimmer Biomet’s access to information and requirements for the Company to notify Zimmer Biomet of certain events; (iii) coordination with respect to litigation relating to the merger; (iv) covenants relating to the de-listing of the shares of Company common stock from the Nasdaq Capital Market and deregistering such Company common stock under the Exchange Act; (v) the preparation and filing of this proxy statement; (vi) restrictions on the Company’s ability to adjourn the special meeting without Zimmer Biomet’s consent and a prohibition on postponing the special meeting without Zimmer Biomet’s consent; and (vii) the Company’s requirement to use commercially reasonable efforts to properly prepare and timely file any filings reports required under the Exchange Act.
Conditions of the Merger
Mutual Closing Conditions
Each party’s obligations to effect the merger are subject to the satisfaction (or waiver, if permissible under applicable law), at or prior to the closing date of the merger, of certain conditions, including:

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the receipt of the Company stockholder approval;

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(i) any waiting period (or any extension thereof) under the HSR Act applicable to the merger and any commitment by the parties not to consummate the transactions before a certain date under a timing agreement will have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (as defined in the merger agreement) (other than under the HSR Act) with respect to the transactions will have been obtained and any mandatory waiting period related thereto will have expired or been terminated; and

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no temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the merger will have been issued by any governmental body of competent jurisdiction, and remain in effect, and no law or order will have been promulgated, entered, enforced, enacted, issued or deemed applicable to the merger by any governmental body which, directly or indirectly, prohibits or makes the consummation of the merger illegal.

Conditions of Zimmer Biomet and Merger Sub to Closing
The obligations of Zimmer Biomet and Merger Sub to effect the merger are subject to the satisfaction (or, to the extent permitted by law, waiver by Zimmer Biomet on its own behalf and on behalf of Merger Sub) on or prior to the closing date of certain additional conditions, including:
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subject to certain materiality qualifiers, the accuracy of the representations and warranties of the Company to the extent specified in the merger agreement;

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the Company having complied with or performed in all material respects the covenants and agreements the Company is required to comply with or perform at or prior to the closing date of the merger; and

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since July 11, 2025, there shall not have occurred any Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement-Representations and Warranties”).

Conditions of the Company to Closing
The obligations of the Company to effect the merger are subject to the satisfaction (or, to the extent permitted by law, waiver by the Company) on or prior to the closing date of certain additional conditions, including:
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subject to certain materiality qualifiers, the accuracy of the representations and warranties of Zimmer Biomet and Merger Sub to the extent specified in the merger agreement; and

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Zimmer Biomet and Merger Sub having complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the closing date of the merger.

The consummation of the merger and the transactions is not conditioned upon Zimmer Biomet’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise noted) by the mutual written consent of the Company and Zimmer Biomet.
Termination by the Company or Zimmer Biomet
In addition, the Company, on the one hand, or Zimmer Biomet, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (except as otherwise noted), if:

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the effective time has not occurred on or before January 11, 2026 (as it will be automatically extended to April 11, 2026 if, on January 11, 2026, all of the conditions to the merger closing have been satisfied other than those conditions related to antitrust approvals and the absence of legal restraints related thereto) (which date, we refer to as the “end date”); provided, that this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement is the principal cause of the failure of the merger to be consummated by the end date;

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a governmental body of competent jurisdiction shall have issued an injunction, judgment, decree, writ, directive, ruling or other order or taken any other action that has become final and non-appealable, or if any applicable law shall be in effect, which permanently restrains, enjoins or otherwise prevents or prohibits the merger or makes consummation of the merger illegal; provided that this right to terminate the merger agreement will not be available to a party whose material breach of the merger is the principal cause of the issuance of such final and nonappealable injunction, judgment, decree, writ, directive, ruling or other order or action; or

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the Company stockholder approval was not obtained at the special meeting (or any adjournment or postponement thereof) at which a vote by the Company’s stockholders on the adoption of the merger agreement was taken.

Termination by Zimmer Biomet
Zimmer Biomet may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise noted):
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if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, and such breach or failure (i) would give rise to the failure of the conditions set forth in the section of this proxy statement entitled “— Conditions of the Merger-Conditions of Zimmer Biomet and Merger Sub to Closing” and (ii) such failure is incapable of being cured or, if capable of being cured by the end date, has not been cured prior to the earlier of the end date and 30 days after written notice of such inaccuracy, breach or failure to perform is given by Zimmer Biomet to the Company; provided, that Zimmer Biomet will not have the right to terminate the merger agreement pursuant to this bullet point if Zimmer Biomet or Merger Sub is then in breach of any representation, warranty, covenant or obligation under the merger agreement, and such breach would permit the Company to terminate the merger agreement pursuant to the first bullet point described in the section of this proxy statement entitled “— Termination by the Company”; or

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prior to receipt of the Company stockholder approval, if (i) the Board shall have failed to include the Company board recommendation in this proxy statement when filed with the SEC or mailed; (ii) the Board shall have effected a Company adverse change recommendation; (iii) in the case of an acquisition proposal structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board (A) states that it recommends such tender or exchange offer or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer or (B) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer and reaffirm the Company Board recommendation within 10 business days of the commencement of such tender offer or exchange offer within the meaning of Rule 14d-2 under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Company stockholders meeting); (iv) after any public announcement of an acquisition proposal (other than a tender offer or exchange offer described in the foregoing clause (iii)), the Board fails to publicly affirm the Company Board recommendation within three business days after receipt of a written request by Zimmer Biomet to do so (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Company stockholders meeting if the Company has received such request prior to the second business day before the then scheduled date of the Company stockholders meeting); provided, that the Board will have no obligation to make such affirmation more than twice with respect to each acquisition proposal or material modification thereof; (v) the Board fails to publicly reaffirm the Company Board recommendation within five business days after receipt of a written request by Zimmer Biomet to do so (it being understood that the Company will have no obligation to make such reaffirmation pursuant to this prong (v) on more than three occasions); (vi) the Board adopts, approves, recommends or declares advisable, or authorizes the Company to execute or enter into a definitive agreement with respect to any acquisition proposal; or (vii) there is a willful breach by the Board or the Company of its obligations with respect to the provisions related to non-solicitation or Board recommendation change in the merger agreement.
Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Zimmer Biomet at any time prior to the effective time (except as otherwise noted):
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if Zimmer Biomet or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or obligations set forth in the merger agreement, which breach or failure (i) would have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in the merger agreement) or (ii) would give rise to the failure of the conditions set forth in the section of this proxy statement entitled “— Conditions of the Merger-Conditions of the Company to Closing” and such failure is incapable of being cured or, if capable of being cured, has not been cured prior to the earlier of the end date and 30 days after written notice of such inaccuracy, breach or failure to perform is given by the Company to Zimmer Biomet; provided, that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in breach of its representations, warranties, covenants or obligations under the merger agreement, and such breach would permit Zimmer Biomet to terminate the merger agreement pursuant to the first bullet point described in the section of this proxy statement entitled “— Termination by Zimmer Biomet”; or

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prior to receipt of the Company stockholder approval, in order to substantially concurrently with such termination enter into a specified agreement providing for the consummation of a superior offer that has been approved by the Board in compliance with the terms of the merger agreement, including the non-solicitation and Board recommendation change restrictions of the merger agreement; provided, that prior to and as a condition to the effectiveness of such termination the Company pays the termination fee.

Company Termination Fee
The Company will be required to pay to Zimmer Biomet a termination fee of $11 million if:
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the merger agreement is terminated by the Company pursuant to the provisions described in the second bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement-Termination by the Company”;

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the merger agreement is terminated by Zimmer Biomet pursuant to the provision described in the second bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement-Termination by Zimmer Biomet”; or

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(A) the merger agreement is terminated (i) by Zimmer Biomet or the Company pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement-Termination by the Company or Zimmer Biomet” (but, in the case of termination by the Company, only if at such time Zimmer Biomet would not be prohibited from terminating the merger agreement pursuant to the proviso at the end of such bullet point), (ii) by Zimmer Biomet or the Company pursuant to the provision described in the third bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement-Termination by the Company or Zimmer Biomet” or (iii) by Zimmer Biomet pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement-Termination by Zimmer Biomet”, (B) an acquisition proposal has been publicly disclosed or otherwise been communicated to the Board or executive management of the Company after the execution and delivery of the merger agreement and prior to the termination of the merger agreement and such acquisition proposal has not been unconditionally and, as applicable, publicly withdrawn prior to the termination of the merger agreement, and (C) within 12 months after such termination, the Company consummates any transaction included within the definition of acquisition proposal or the Company enters into a definitive agreement in respect of any transaction included within the definition of acquisition proposal, in each case, whether or not involving the same acquisition proposal or the same person or group making the Company the acquisition proposal referred to in clause (B); provided, that, for purposes of clause (C) of this bullet point, the references to “20%” in the definition of acquisition proposal are deemed to be references to “50%”.
Limitation of Liability
Except in the case of fraud or a willful breach of the merger agreement by the Company and subject in all respects to Zimmer Biomet’s injunction, specific performance and equitable relief rights set forth in the provisions described below in the section of this proxy statement entitled “— Specific Performance”, if the termination fee is paid to Zimmer Biomet in circumstances for which such fee is payable pursuant to the provisions described above in the section entitled “— Company Termination Fee”, none of the Company or its former, current or future officers, directors, partners, stockholders (or other equityholders, managers, members or affiliates shall have any further liability or obligation relating to the merger agreement or the transactions for any loss suffered as a result of the failure of the transactions to be consummated or for a breach or failure to perform under the merger agreement or otherwise.
Although Zimmer Biomet may pursue both a grant of specific performance in accordance with the provisions described below in the section of this proxy statement entitled “— Specific Performance” and the payment of the termination fee under the provision described above in the section entitled “— Company Termination Fee”, under no circumstances will Zimmer Biomet be permitted or entitled to receive both a grant of specific performance that results in the closing of the merger and the termination fee.
Fees and Expenses
Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring or required to incur such fees or expenses, except as otherwise expressly set forth in the merger agreement.
Withholding Taxes
Each of Zimmer Biomet, Merger Sub, the Company, the surviving corporation, the rights agent, the paying agent and their respective affiliates are entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts otherwise payable pursuant to the merger agreement or the CVR agreement (including any milestone payment in respect of the CVR) such amounts as are required to be deducted or withheld under applicable law (including with respect to any amounts treated as interest under Section 483 of the Internal Revenue Code of 1986, as amended). Except with respect to compensatory amounts, if any of Zimmer Biomet, Merger Sub, the Company, the surviving corporation, the rights agent, the paying agent or their respective affiliates determines that it is required to deduct and withhold any amount payable pursuant to the merger agreement or the CVR agreement, then it will reasonably cooperate with the Company to obtain any affidavits, certificates and other documents as may reasonably be expected to afford to the Company and its stockholders reduction of, or relief from, such deduction or withholding. To the extent that amounts are so deducted or withheld and properly remitted to the appropriate governmental body, such amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made.
Amendment or Supplement
To the extent permitted by applicable law and subject to the other provisions of the merger agreement, at any time prior to the effective time, the merger agreement may be amended by written agreement of the Company and Zimmer Biomet and Merger Sub; provided, that following receipt of the Company stockholder approval, there will be no amendment or change to the provisions of the merger agreement which by law would require further approval by the Company common stockholders without such approval having first been obtained.

Extension of Time, Waiver, etc.
At any time prior to the effective time, any of the Company, Zimmer Biomet or Merger Sub may, to the extent permitted by applicable law and except as otherwise expressly set forth herein, (i) extend the time for the performance of any of the obligations or acts of the other party or parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made to such party or parties contained in the merger agreement or in any document delivered pursuant thereto, or (iii) waive compliance by the other party or parties, as applicable, with any of the agreements contained in the merger agreement applicable to such party or parties, or except as otherwise provided in the merger agreement, waive any of such party’s conditions (it being understood that Zimmer Biomet and Merger Sub will be deemed a single party for purposes of the foregoing clauses (i) through (iii)); provided, that following receipt of the Company stockholder approval, there will be no waiver of the provisions of the merger agreement which by law would require further approval by the Company common stockholders without such approval having first been obtained.
Governing Law; Jurisdiction
The merger agreement, the transactions and all disputes arising out of the merger agreement or the transactions are and will be governed by, and will be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action or proceeding arising out of or relating to the merger agreement or the transactions will be heard and determined in the Delaware Court (or, if, but only if, the Delaware Court lacks subject matter jurisdiction over any action, any state or federal court within the State of Delaware).
Specific Enforcement
The parties agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the merger agreement in accordance with its specific terms or otherwise breach such provisions.
Subject to certain limitations, the parties acknowledged and agreed, among other things, that the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the courts described therein, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the merger agreement; that the termination fee described above in the section entitled “— Termination Fee” is not intended to and does not adequately compensate for the harm that would result from a breach of the merger agreement and will not be construed to diminish or otherwise impair a party’s right to specific performance (other than that Zimmer Biomet shall not be permitted or entitled to receive both a grant of specific performance that results in the merger closing and the termination fee); and that the right of specific performance is an integral part of the transactions, and without that right, neither the Company nor Zimmer Biomet or Merger Sub would have entered into the merger agreement. The parties agreed not to oppose the availability of the equitable remedy of specific performance on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

CONTINGENT VALUE RIGHTS AGREEMENT
Explanatory Note Regarding the Form of CVR Agreement
The following summarizes the material provisions of the CVR agreement. The CVR agreement will be executed at the closing of the merger by Zimmer Biomet and a rights agent (which we refer to as the “rights agent”). This summary does not purport to be complete, may not contain all information about the CVR agreement that is or may be important to you and is qualified in its entirety by reference to the full form of the CVR agreement, a copy of which is attached to this proxy statement as Exhibit B to the merger agreement attached as Annex A and which we incorporate by reference into this proxy statement. We strongly recommend that you to read the CVR agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the CVR agreement and such documents related thereto and not by this summary or any other information contained in this proxy statement.
The CVR agreement is included with this proxy statement only to provide you with information regarding the terms of the CVR agreement and not to provide you with any other factual information regarding the Company, Zimmer Biomet, Merger Sub or their respective subsidiaries, affiliates or businesses.
Contingent Value Rights
Each CVR represents the right of its holder to receive a contingent cash payment pursuant to the CVR agreement if the conditions to such payment are satisfied. The initial holders will be the (i) holders of shares of Company common stock converted into the right to receive the merger consideration pursuant to the merger agreement and (ii) former holders of Company options whose Company options converted into the right to receive the merger consideration pursuant to the merger agreement (we refer to such applicable Company options as the “Company covered equity awards”).
The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Zimmer Biomet, the Company, the surviving corporation or any of their respective subsidiaries or affiliates.
Milestone Payment
While no guarantee or assurance can be given that any proceeds will be received, each CVR represents the right to receive a cash payment (subject to the achievement of certain milestone payment triggers) of $1.04 per CVR for the First Milestone, $1.08 per CVR for the Second Milestone, up to $3.41 per CVR for the Third Milestone, up to $3.41 per CVR for the Fourth Milestone and up to $3.43 per CVR for the Fifth Milestone, net of applicable taxes and without interest. The applicable milestone payment trigger conditions are as follows:
Milestone	Milestone Trigger	Milestone Payment	Milestone Expiration
First Milestone	Completion of a proof-of-concept demonstration of its robotic system for unicompartmental (partial) knee arthroplasty, which shall be made available to Zimmer Biomet’s designated executives; provided, however, that such demonstration shall be made available during the period beginning on January 1, 2026 and ending on the later of (a) January 31, 2026 or (b) 30 days after the closing date.	$1.04 per CVR	Later of (a) January 31, 2026 and (b) 30 days after the closing date

Milestone	Milestone Trigger	Milestone Payment	Milestone Expiration
Second Milestone	The grant by the FDA of 510(k) clearance of the Company’s fully autonomous robotic system for use with Parent Implants, as evidenced by receipt of a formal clearance letter from FDA indicating that the system has been found to be “substantially equivalent” to a predicate device and that the Company may proceed with marketing of the system in the U.S.	$1.08 per CVR	December 31, 2027
Third Milestone	The achievement of Gross Revenue between January 1, 2028 and December 31, 2028 that is at least equal to $156,000,000.	$3.41 per CVR	December 31, 2028
Fourth Milestone	The achievement of Gross Revenue between January 1, 2029 and December 31, 2029 that is at least equal to $381,000,000.	$3.41 per CVR	December 31, 2029
Fifth Milestone	The achievement of Gross Revenue between January 1, 2030 and December 31, 2030 that is at least equal to $609,000,000.	$3.43 per CVR	December 31, 2030
For the purposes of the CVR agreement, “gross revenue” means, for any applicable calendar year, as determined in accordance with the accounting methodology set forth in the CVR agreement, the sum of (a) the gross amount billed or invoiced by or on behalf of Zimmer Biomet or any of its affiliates with respect to Parent implants (and related disposables) (as each are defined below) using the Company systems (as defined below) to third-party purchasers in arm’s-length transactions; provided, that any amount billed or invoiced between or among any of Zimmer Biomet or its affiliates with respect to Parent implants (and related disposables) using the Company systems will not be considered a sale.
For the purposes of the CVR agreement, “Parent implants” means any implant developed or produced by Zimmer Biomet or its affiliates (excluding, for the avoidance of doubt, any implants developed or produced by the Company prior to the closing of the merger) cleared for use with Company systems by the FDA which are used in conjunction with disposables to perform a procedure utilizing Company systems.
For purposes of the CVR agreement, “disposables” means sterile packed procedure components which include all disposables (i.e., robot cart drape, tracking markers, lenses, and spheres, bone pins, checkpoints, and saw blades) developed specifically to perform a procedure utilizing Parent implants with Company systems.
For purposes of the CVR agreement “Company systems” means the Company’s advanced surgical planning and robotics systems for total knee arthroscopy known as the mBȏs TKA System and/or the Monogram TKA System, including additional systems or applications derived from, or iterative of, either of the mBȏs TKA System or the Monogram TKA System.
Non-Transferability
The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of other than under the following specified circumstances:
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upon death of a holder by will or intestacy;

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pursuant to a court order (including through a divorce decree);

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by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

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in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC;

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if the holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable;

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upon a holder’s abandonment of all of such holder’s remaining rights in a CVR by transferring such CVR to Zimmer Biomet; or

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any other transfer approved in writing by the rights agent and Zimmer Biomet; provided that, in each case, the transfer complies with applicable securities laws and the transferee agrees in writing, if required, to be bound by the terms of the CVR agreement and to execute any necessary documentation required by Zimmer Biomet or the rights agent to effect such transfer.

Every request to transfer CVRs must be in writing in accordance with the CVR agreement.
Evidence of CVR; Registration
The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep an up-to-date register (which we refer to as the “CVR register”) for the purpose of identifying the holders of the CVRs and registering CVRs and permitted transfers thereof. The CVR register will initially show one position for Cede & Co. representing all of the CVRs that are issued to holders of shares of Company common stock that are held by DTC on behalf of street name holders of the shares of Company common stock held by such holders as of immediately prior to the effective time. In the case of holders of Company covered equity awards, the CVRs will initially be registered in the name and address of the holder of such Company covered equity awards as set forth in the records of the Company at the effective time and in a denomination equal to the number of shares of Company common stock subject to such Company covered equity awards cancelled in connection with the merger. No transfer of a CVR will be valid, even if permitted under the CVR agreement, until it is registered in the CVR register in accordance with the CVR agreement.
A holder may make a written request to the rights agent to change such holder’s address of record in the CVR register. The written request must be duly executed by the holder. Upon receipt of such written request, the rights agent is authorized to, and will promptly record the change of address in the CVR register.
Payment Procedures
In the event that a milestone is attained (or a partial achievement milestone payment (as defined below) is due), on or prior to the applicable milestone notice date (as defined below), Zimmer Biomet will deliver or cause to be delivered to the rights agent (i) a written notice (which we refer to as the “milestone notice”) indicating which milestone was attained and, (ii) cash, by wire transfer of immediately available funds to an account specified by the rights agent, equal to the aggregate amount necessary to pay the applicable milestone payment amount to all holders (other than holders who received CVRs in consideration of the Company covered equity awards, who will be paid through an applicable payroll system, an applicable third-party payroll agent or by the paying agent, as soon as reasonably practicable following the date on which the milestone notice has been delivered to the rights agent, but in no event later than March 15th of the calendar year following the calendar year in which the applicable milestone was attained). After receipt of the wire transfer, the rights agent will promptly (and in any event, within 10 business days) pay the CVR holders of record:
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by check mailed to the address of such holder reflected in the CVR register as of 5:00 p.m. Eastern time on the date of the milestone notice; or

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with respect to any such holder that is due an amount in excess of $100,000 in the aggregate who has provided the rights agent wiring instructions in writing as of the close of business on the date of the applicable milestone notice, by wire transfer of immediately available funds to the account specified on such instructions.

Each of Zimmer Biomet and the rights agent may require payment, from any holder of a CVR and any transferee of such holder, of a sum sufficient to cover any stamp or other tax or similar charge that is imposed with such registration of transfer. The rights agent will have no duty or obligation to take any action under any section of the CVR agreement that requires the payment of applicable taxes or charges unless and until the rights agent is satisfied that all such taxes or charges have been paid.

For purposes of the CVR agreement, “partial achievement milestone payment” means, with respect to any of the revenue milestones, if gross revenue for the applicable milestone equals at least 50% of the gross revenue required to trigger the milestone payment then the milestone payment will be calculated pursuant to the table set forth in Schedule A to the CVR agreement (and as set forth below):
Revenue Achievement	Threshold Amount
50%	5% of applicable Milestone Payment
75%	10% of applicable Milestone Payment
80%	With respect to (i) the Third Milestone 12% of the Third Milestone Payment, (ii) the Fourth Milestone, 12% of the Fourth Milestone Payment and (iii) the Fifth Milestone, 10% of the Fifth Milestone
85%	With respect to (i) the Third Milestone 14% of the Third Milestone Payment, (ii) the Fourth Milestone, 14% of the Fourth Milestone Payment and (iii) the Fifth Milestone, 10% of the Fifth Milestone
90%	20% of applicable Milestone Payment
95%	50% of applicable Milestone Payment
96%	60% of applicable Milestone Payment
97%	70% of applicable Milestone Payment
98%	80% of applicable Milestone Payment
99%	90% of applicable Milestone Payment
100%	100% of applicable Milestone Payment
For purposes of the CVR agreement, “milestone notice date” means (a) with respect to the qualitative milestones, the date that is 10 business days following the achievement of the applicable milestone or (b) with respect to the revenue milestones, the date that is 90 days following the applicable milestone expiration date.
For purposes of the CVR agreement, “qualitative milestones” means the first milestone and the second milestone.
For purposes of the CVR agreement, “revenue milestones” means the third milestone, the fourth milestone and the fifth milestone.
Tax Withholding
Zimmer Biomet (or its applicable affiliate) will be entitled to deduct or withhold, or cause the rights agent to deduct or withhold, from any payments made pursuant to the CVR agreement such amounts as are required to be deducted or withheld therefrom under applicable law. Any such withholding with respect to holders who received CVRs in consideration of the Company covered equity awards will be made, or caused to be made, through making payments through an applicable payroll system or a third party payroll agent or by the paying agent (such method of payment to be determined in Zimmer Biomet’s sole discretion). Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any holder (other than payroll withholding and reporting with respect to the Company covered equity awards), the rights agent shall use commercially reasonable efforts to solicit from such holder an IRS Form W-9, IRS Form W-8 or other applicable tax form within a reasonable amount of time in order to provide the opportunity for the holder to provide any necessary tax forms in order to avoid or reduce such withholding amounts. To the extent any such amounts are so deducted or withheld and paid over to the appropriate tax authority, such amounts will be treated for all purposes under the CVR agreement and the merger agreement as having been paid to the holder to whom such amounts would otherwise have been paid.
Undistributed Payments; Imputed Interest
If any funds delivered to the rights agent for payment to the holders as a milestone payment amount remain undistributed to the holders on the date that is six months after the date of the applicable milestone notice, Zimmer Biomet will be entitled to require the rights agent to deliver to Zimmer Biomet or its designee any funds that had been made available to the rights agent in connection with such milestone payment amount and not disbursed to the holders (including all interest and other income received by the rights agent in respect of all funds made available to it), and, thereafter, such holders will be entitled to look to Zimmer Biomet or any successor in interest of Zimmer Biomet (subject to abandoned property, escheat and other similar laws) only as general unsecured creditors thereof with respect to the applicable milestone payment amounts that may be payable, without interest.
Neither Zimmer Biomet, the rights agent nor any of their affiliates will be liable to any person (including any holder) for any milestone payment amounts delivered to a public official pursuant to any abandoned property, escheat or other similar laws. Zimmer Biomet agrees to indemnify and hold harmless the rights agent with respect to any liability, penalty, cost or expense the rights agent may incur or be subject to in connection with transferring such property to Zimmer Biomet.
Except as otherwise required by applicable law, including to the extent any portion of any milestone payment amount is required to be treated as imputed interest pursuant to applicable law, the parties to the CVR agreement intend to treat, for all U.S. federal and applicable state and local income tax purposes, (i) any milestone payment amounts (other than such amounts paid with respect to a CVR received solely with respect to a covered equity award) received with respect to shares of Company common stock pursuant to the merger agreement as additional consideration for or in respect of such shares of Company common stock and (ii) milestone payment amounts paid in respect of each CVR that was received with respect to Company covered equity awards pursuant to the merger agreement, and not the receipt of such CVR, as wages in the year in which the applicable milestone payment amount is made.
Enforcement of Rights of Holders
Any actions seeking the enforcement of the rights of holders under the CVR agreement may only be brought either by the rights agent or the holders of at least a majority of the outstanding CVRs as set forth on the CVR register (which we refer to as the “acting holders”).
Rights Agent
The rights agent will be a person selected by Zimmer Biomet and reasonably acceptable to the Company. Zimmer Biomet will (i) pay the fees and expenses of the rights agent in connection with the CVR agreement as agreed upon in writing by the rights agent and Zimmer Biomet on or prior to the execution of the CVR agreement and (ii) reimburse the rights agent for all taxes and governmental charges and other charges of any kind and nature incurred by the rights agent in the execution of the CVR agreement (other than withholding taxes owed by holders and taxes imposed on or measured by the rights agent’s net income and franchise or similar taxes imposed on it (in lieu of net income taxes)). The rights agent will also be entitled to reimbursement from Zimmer Biomet for all reasonable and necessary documented out-of-pocket expenses paid or incurred by it in connection with the administration by the rights agent of its duties under the CVR agreement.
The rights agent may resign at any time by notifying Zimmer Biomet in writing at least 60 days before the resignation takes effect and Zimmer Biomet may remove the rights agent at any time by notifying the rights agent in writing at least 30 days before the removal takes effect, which removal will not become effective until a successor rights agent has been appointed and accepted such appointment in accordance with the terms of the CVR agreement.
Covenants by Zimmer Biomet
Among other things, the CVR agreement provides for certain covenants made by Zimmer Biomet.
List of Holders
Zimmer Biomet or the surviving corporation will furnish, or cause to be furnished, to the rights agent, as promptly as practicable upon the effective time, and in no event later than 30 days following the effective time, the names and addresses of the holders in such form as Zimmer Biomet receives from the surviving corporation’s transfer agent (or other agent performing similar services for the surviving corporation) or, in the case of holders who held Company covered equity awards, the Company.
Payment of Milestone Payment
If a milestone has been achieved in accordance with the CVR agreement, then no later than the applicable milestone notice date, Zimmer Biomet shall (i) deliver to the rights agent a written notice indicating that such milestone has been achieved, and (ii) deposit or cause to be deposited with the rights agent, for payment to the holders, the aggregate amount necessary to pay the applicable milestone payment amounts to all holders with respect to the applicable milestone (other than holders with respect to CVRs received in consideration of the Company covered equity awards who will be paid through an applicable payroll system, an applicable third-party payroll agent or by the paying agent, as soon as reasonably practicable following the date on which the milestone notice has been delivered to the rights agent, but in no event later than March 15th of the calendar year in which the applicable milestone was attained).
Operational Matters
The CVR agreement provides that, from the closing date of the merger, neither Zimmer Biomet nor any of its affiliates shall act in bad faith with the specific intent of avoiding achievement of the milestones or the incurrence of any milestone payment obligation.
No Obligation
The CVR agreement provides that, except as expressly set forth in the CVR agreement, none of Zimmer Biomet or any of its affiliates will have any obligation to make any particular level of efforts or engage in any particular activities in connection with the ownership of the surviving corporation or any other person relevant to the milestone payments, the Company systems or otherwise in connection with achieving the milestones.
Gross Revenue Statement
The CVR agreement provides that, prior to the applicable milestone notice date, Zimmer Biomet (i) must compile a written statement setting forth in reasonable detail the calculation of gross revenue as of the applicable milestone expiration date for each of the revenue milestones, which will include (a) an itemized calculation of the gross revenue as of the applicable milestone expiration date and (b) to the extent that sales for Company systems are recorded in currencies other than United States dollars, the exchange rates used for conversion of such foreign currency into United States dollars (which written statement we refer to as the “gross revenue statement”) and (ii) will keep such gross revenue statement in its books and records.
Change of Control; Carve-Out Transactions
In the event that Zimmer Biomet desires to consummate a change of control prior to the earlier of the last milestone expiration date and the payment of all milestone payment amounts (to the extent actually achieved) in accordance with the CVR agreement, whichever occurs earlier, Zimmer Biomet, or the surviving corporation, as applicable depending upon the structure of the change of control, will cause the person acquiring Zimmer Biomet to assume Zimmer Biomet’s, and the surviving corporation’s (as applicable depending upon the structure of the change of control) obligations, duties and covenants under the CVR agreement to the extent not effected by operation of law.
In the event that Zimmer Biomet or any of its subsidiaries desires to consummate a carve-out transaction prior to the earlier of the last milestone expiration date and the payment of all milestone payment amounts (to the extent actually achieved) in accordance with the CVR agreement, whichever occurs earlier, Zimmer Biomet will cause the person acquiring the rights to such Company systems to either (i) assume Zimmer Biomet’s obligations, duties and covenants under the CVR agreement pursuant to a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the rights agent or (ii) provide the information to Zimmer Biomet necessary for Zimmer Biomet to comply with its obligations under the CVR agreement. If any carve-out transaction is consummated with a person and such person does not assume all of Zimmer Biomet’s obligations, duties and covenants under the CVR agreement, Zimmer Biomet will retain all such obligations, duties and covenants; provided, for the avoidance of doubt, any gross revenue of such person who acquired such Company systems prior to the applicable milestone expiration date will be included in the gross revenue calculation as of the applicable milestone expiration date pursuant to the CVR agreement.
Audit Rights
If a milestone is not attained, Zimmer Biomet will deliver to the rights agent, (A) with respect to the revenue milestones, on or before the applicable milestone notice date, and (B) with respect to the qualitative milestones, no more than 30 days after the applicable milestone expiration date, (i) a written notice (which we refer to as the “expiry notice”) indicating that the applicable milestone was not attained prior to the applicable milestone expiration date, and (ii) that the applicable milestone payment is not payable to the holders, provided, however, in the event that at least 50% of the gross revenue required to trigger a revenue milestone has been attained prior to the applicable milestone expiration date, then such revenue milestone will be deemed to be partially achieved and each holder will be entitled to the partial achievement milestone payment for such revenue milestone in accordance with Schedule A to the CVR agreement.
With respect to the revenue milestones only, during the forty-five (45)-day period following the expiry notice (which we refer to as the “CVR end date”), upon the reasonable written request from the acting holders, Zimmer Biomet will provide the acting holders with reasonable documentation to support Zimmer Biomet’s calculation of gross revenue and will, subject to certain conditions set forth in the CVR agreement, make its financial personnel reasonably available to a designated representative of the acting holders to discuss and answer the acting holders’ questions regarding such calculations. If the acting holders do not agree with Zimmer Biomet’s calculations, the acting holders may, no later than 20 business days after the acting holders request documentation supporting Zimmer Biomet’s calculation, submit a written dispute notice to Zimmer Biomet setting forth the specific disputed items in the gross revenue statement and a reasonably detailed explanation thereof (which notice we refer to as the “dispute notice”). If the acting holders and Zimmer Biomet fail to agree on the matter under dispute within 20 business days after the acting holders deliver the dispute notice to Zimmer Biomet (which period we refer to as the “review request period”), subject to certain conditions set forth in the CVR agreement, Zimmer Biomet will permit and will use commercially reasonable efforts to cause its other affiliates to permit, an independent certified public accounting firm of nationally recognized standing selected by such acting holders and reasonably acceptable to Zimmer Biomet (which we refer to as the “independent accountant”) to have access, with reasonable advance notice and at reasonable times during normal business hours, to the books and records of Zimmer Biomet and its subsidiaries as may be reasonably necessary to evaluate and verify Zimmer Biomet’s calculation of the gross revenue as of the applicable milestone expiration date as set forth in the applicable gross revenue statement. If the independent accountant concludes that the applicable milestone payment should have been paid but was not paid when due, or the applicable milestone payment amount paid should have been greater than the amount paid based on the amounts set forth in the gross revenue statement, Zimmer Biomet will cause the applicable milestone payment amount to be paid (less any amounts deposited with the rights agent prior to such date) promptly, and in any event within 30 days of the date the independent accountant delivers to Zimmer Biomet the independent accountant’s written report.
If, as of the applicable CVR end date, the acting holders have not requested a review of the applicable gross revenue statement, or if the acting holders have not delivered a timely dispute notice, the calculations set forth in the applicable gross revenue statement will be conclusive upon the holders.
Amendments
Amendments Without the Consent of Holders
Without the consent of any holders or the rights agent, Zimmer Biomet, at any time and from time to time, may enter into one or more amendments to the CVR agreement, for any of the following purposes:
•
to evidence the succession of another person as a successor rights agent and the assumption by any such successor of the covenants and obligations of the rights agent set forth in the CVR agreement;

•
to add to the covenants of Zimmer Biomet such further covenants, restrictions, conditions or provisions as Zimmer Biomet considers to be for the protection of the holders; provided that, in each case, such provisions do not materially adversely affect the interests of the holders;

•
to cure any ambiguity, to correct or supplement any provision of the CVR agreement that may be defective or inconsistent with any other provision in the CVR agreement or in the merger agreement or to make any other provisions with respect to matters or questions arising under the CVR agreement; provided that, in each case, such provisions do not materially adversely affect the interests of the holders;

•
as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws;

•
to evidence the assignment of the CVR agreement by Zimmer Biomet in accordance with the CVR agreement;

•
as may be necessary or appropriate to comply with Section 409A of the Internal Revenue Code; or

•
any other amendments to the CVR agreement for the purpose of adding, eliminating or changing any provisions of the CVR agreement, unless such addition, elimination or change is materially adverse to the interests of the holders.

Without the consent of any holders, Zimmer Biomet and the rights agent, at any time and from time to time, may enter into one or more amendments to the CVR agreement to reduce the number of CVRs, in the event any holder agrees to renounce such holder’s rights under the CVR agreement in accordance with the CVR agreement or to transfer CVRs to Zimmer Biomet in accordance with the CVR agreement.
Promptly after the execution by Zimmer Biomet and the rights agent of any amendment pursuant to conditions bulleted above, Zimmer Biomet will transmit (or cause the rights agent to transmit) a notice through the facilities of DTC in accordance with DTC’s procedures or by first class mail to the holders at their addresses as they appear on the CVR register, setting forth such amendment.
Amendments with the Consent of Holders
With the consent of the acting holders, whether evidenced in writing or taken at a meeting of the holders, Zimmer Biomet and the rights agent may enter into one or more amendments to the CVR agreement for the purpose of adding, eliminating or changing any provisions of the CVR agreement, even if such addition, elimination or change is materially adverse to the interest of the holders. Promptly after the execution by Zimmer Biomet and the rights agent of any such amendment, Zimmer Biomet will mail (or cause the rights agent to mail) a notice thereof by first class mail to the holders at their addresses as they appear on the CVR register, setting forth such amendment.
Termination
The CVR agreement will be terminated upon the earliest to occur of (i) the payment by the rights agent to each holder of all of the milestone payment amounts required to be paid under the terms of the CVR agreement, (ii) the delivery of a written notice of termination duly executed by Zimmer Biomet and the acting holders and (iii) the last applicable milestone expiration date. For the avoidance of doubt, the termination of the CVR agreement will not affect or limit the right to receive the milestone payment amounts to the extent earned prior to termination of the CVR agreement and the provisions applicable thereto will survive the expiration or termination of the CVR agreement.

VOTING AGREEMENT
The following summarizes the material provisions of the voting agreements. This summary does not purport to be complete, may not contain all information about the voting agreements that is or may be important to you and is qualified in its entirety by reference to the full form of voting agreement, a copy of which is attached to this proxy statement as Annex B and which we incorporate by reference into this proxy statement. We strongly recommend that you read the form of voting agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the voting agreements and such other related documents and not by this summary or any other information contained in this proxy statement.
The form of voting agreement is included with this proxy statement only to provide you with information regarding the terms of the voting agreements and not to provide you with any other factual information regarding the Company, Zimmer Biomet, Merger Sub or their respective subsidiaries, affiliates or businesses.
As a condition to Zimmer Biomet and Merger Sub entering into the merger agreement, certain specified stockholders of the Company (which we refer to, collectively, as the “specified stockholders”) of the Company executed and delivered to Zimmer Biomet and Merger Sub voting agreements, dated July 11, 2025 in the form attached to this proxy statement as Annex B. At the close of business on August 14, 2025, the record date of the special meeting, the specified stockholders collectively beneficially owned and held voting power over [    ] shares of Company common stock (which we refer to as the “subject shares”), which represent approximately [     ]% of the voting power of the Company common stock. In connection with the execution and delivery of the voting agreements, Zimmer Biomet and its affiliates did not pay any of the specified stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their Company common stock or, as applicable, any equity-based awards. The form of voting agreement is attached hereto as Annex B.
Under the voting agreements, the specified stockholders agreed, among other things, to:
•
(i) cause all of the subject shares to be counted as present at any annual or special meeting or adjournment or postponement thereof for purposes of determining a quorum; and (ii) be present (in person or by proxy) and vote (or cause to be voted if another person is the holder of record of any subject shares beneficially owned by such specified stockholder) at any annual or special meeting or adjournment or postponement thereof, or deliver (or cause to be delivered) a written consent with respect to, all of the subject shares (x) in favor of the adoption of the merger agreement and the approval of the merger, (y) against any acquisition proposal and (z) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the merger or any of the other transactions contemplated by the merger agreement; and

•
not to directly or indirectly, (i) subject to certain exceptions, create or permit to exist any encumbrances on all or any portion of the subject shares or subject securities, (ii) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend or distribution), or enter into any derivative arrangement with respect to (collectively, “transfer”), all or any portion of the subject shares or subject securities, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any contract with respect to any transfer of the subject shares or subject securities, or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the subject shares, (v) deposit or permit the deposit of all or any portion of the subject shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the subject shares or (vi) take or permit any other action that would in any way restrict, limit or interfere with the performance of the specified stockholders’ obligations under the voting agreement or the transactions contemplated by the voting agreement or otherwise make any representation or warranty of such specified stockholders in the voting agreement untrue or incorrect in any material respect or seek to do or solicit any of the foregoing actions, or cause or permit any other person to take any of the foregoing actions.

Under the voting agreements, the specified stockholders irrevocably granted and appointed Zimmer Biomet, as their proxy and attorney-in-fact, with full power of substitution, for and in such specified stockholder’s name to vote (A) in favor of the adoption and approval of the merger agreement and the approval of the merger and (B) against any acquisition proposal.
The voting agreement will terminate automatically, without any notice or other action by any person, upon the first to occur of:
•
the valid termination of the merger agreement in accordance with its terms;

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the effective time;

•
the entry, without the prior written consent of the specified stockholders, into any modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the specified stockholders pursuant to the merger agreement as in effect on July 11, 2025; and

•
the mutual written consent of all of the parties to the voting agreements.

LOAN AGREEMENT
The following summarizes the material provisions of the loan agreement. This summary does not purport to be complete, may not contain all information about the loan agreement that is or may be important to you and is qualified in its entirety by reference to the full form of loan agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 14, 2025. We strongly recommend that you read the loan agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the loan agreement and such other related documents and not by this summary or any other information contained in this proxy statement.
On July 11, 2025, concurrently and in connection with the execution of the merger agreement, the Company entered into the loan agreement with Zimmer, Inc., a wholly-owned subsidiary of Zimmer Biomet (the “lender”). Subject to the terms and conditions of the loan agreement, at the Company’s request, the lender will lend to the Company up to $15 million in the event the merger is not consummated during the period from December 1, 2025 to the end date (as defined in the merger agreement) (we refer to such period as the “draw period”).
Subject to the satisfaction of the funding conditions (as defined below), during the draw period, the Company may request from the lender, and the lender has agreed to make, one or more loans in an aggregate principal amount of up to $15 million to the Company, with the amount of each loan to be specified by the Company in a written request delivered to the lender (which we refer to as the “funding request”).
Interest on each loan will accrue at an interest rate per annum equal to 10%, accruing on a daily basis and compounding semi-annually. All accrued interest will be paid in cash upon maturity, or if earlier, on the date of the prepayment of such loan. Upon the occurrence and during the continuance of any event of default (as defined in the loan agreement), all principal and other amounts payable by the Company thereunder will bear interest, payable on demand, at a rate per annum equal to 13%.
Unless earlier prepaid pursuant to the terms of the loan agreement, the unpaid obligations will mature on December 1, 2027.
The Company may voluntarily prepay, without premium or penalty, at any time and from time to time, all or any portion of the loans. Partial prepayments must be in a minimum amount of $1 million and in multiples of $1 million in excess thereof and will be applied first to accrued and unpaid interest, including any interest accrued and capitalized on such amount, next to the principal amount of the loan and finally to all other unpaid obligations.
The Company is required to prepay the obligations as follows:
(a) Within three business days of the date of a change of control (as defined below), the Company shall prepay the obligations in cash in full. “Change of control” means the occurrence of any one of the following: (i) any person or group of persons (within the meaning of Section 13(d) or Section 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 50% or more of the voting capital stock of the Company, (ii) within a period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period, together with any directors whose election by such board of directors or whose nomination for election by the stockholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Company or (iii) the sale, transfer or other disposition (including through exclusive licensing) of all or substantially all of the assets of the Company.
(b) Within one business day of the date of incurrence by the Company of any indebtedness for borrowed money (including all obligations evidenced by bonds, debentures, notes, or other similar instruments or upon which interest payments are customarily made or interest is customarily incurred (excluding the loans)), in each case, in a principal amount in excess of $25 million (whether individually or in the aggregate of any related debt financing transactions), the Company shall prepay the outstanding principal amount of the loans in an amount equal to 100% of the net cash proceeds received by the Company in connection with such incurrence in accordance with the terms of the loan agreement.
(c) On the date the Company enters into any acquisition proposal, the Company shall prepay the obligations in cash in full.
The obligation of the lender to make any loan, and the right of the Company to request the funding of any loan from the lender, are subject to satisfaction of certain conditions (the “funding conditions”), including, among other things: (a) that the merger has not been consummated prior to or during the draw period, but only in the event the conditions to the merger closing related to antitrust approvals and the absence of legal restraints have not been satisfied on or prior to such date; (b) the conditions of Zimmer Biomet and Merger Sub to closing have been satisfied on the date the funding request is delivered and the funding date of each loan (or would be satisfied by the Company on the closing date (as defined in the merger agreement) assuming that all other conditions to closing set forth in the merger agreement were satisfied on such date); (c) the representations and warranties set forth in the loan agreement are true and correct as of the funding date (except that with respect to the merger agreement incorporated representations and warranties, true and correct to the extent required by terms of the merger agreement as applicable to the closing of the merger); (d) no event of default has occurred and is continuing, and no other condition, event or circumstances exists that would, with the passage of time, result in an event of default under any debt agreement; (e) the aggregate loans made pursuant to the loan agreement, plus the amount of any requested loan, does not exceed $15 million; (f) each funding request, duly executed by an authorized officer of the Company, has been delivered by the Company to the lender in accordance with of the terms of the loan agreement; (g) a duly executed original note has been delivered by the Company to the lender; (h) a certificate of the secretary of the Company, dated as of the funding date of the initial loan, has been delivered to the lender; and (i) a certificate of good standing as to the Company has been delivered to the lender.
The obligation of the lender to make any loan will terminate upon the occurrence of either: (a) the entry by the Company into an agreement with respect to an acquisition proposal; (b) the failure of the merger to close on or prior to the end date or the merger agreement is terminated due solely to the failure of the Company to receive the Company stockholder approval or the failure of any of the conditions of Zimmer Biomet and Merger Sub to closing to be satisfied on or prior to the end date; and (c) the expiration of the draw period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS
The following table sets forth certain information regarding the beneficial ownership of Company common stock as of August 4, 2025, by:
•
each director;

•
each current named executive officer;

•
all of our current executive officers and directors as a group; and

•
all stockholders known to us to be beneficial owners of 5% or more of Company common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4).

As of August 4, 2025, there were approximately 40,632,367 shares of Company common stock issued and outstanding. Except as otherwise set forth below, the address of each beneficial owner is: c/o Monogram Technologies Inc., 3913 Todd Lane, Austin, TX 78744.
Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares that the stockholder has the right to acquire within 60 days of August 4, 2025, whether through the exercise or conversion of any Company option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(10)
Executive Officers(1)
Benjamin Sexson	5,220,705(2)	11.9%
Kamran Shamaei	363,551(3)	0.8%
Noel Knape	324,510(4)	0.7%
Directors(1)
Dr. Douglas Unis	4,786,997(5)	10.9%
Rick Van Kirk	1,500(6)	0.0%
Colleen Gray	937(7)	0.0%
Paul Riss	18,750(8)	0.0%
All Executive Officers and Directors As a Group	10,716,950	24.4%
5% or Greater Holders
The Icahn School of Medicine at Mount Sinai, 1 Gustave L. Levy Pl, New York, NY 10029	2,360,304(9)	5.4%
Pro-Dex, Inc., 2361 McGaw Ave, Irvine, CA 92614	2,212,378	5.0%

(1)
Unless otherwise noted, the business address of each of those listed in the table above is c/o Monogram Orthopaedics Inc., 3913 Todd Lane, Austin, TX 78744.

(2)
Includes 4,006,330 shares of Common Stock and 1,214,375 vested options which are exercisable in 60 days.

(3)
Includes 2,926 shares of Common Stock and 360,625 vested options, which are exercisable within 60 days.

(4)
Includes 296,385 shares of Common Stock and 28,125 vested options, which are exercisable within 60 days.

(5)
Includes 3,532,622 shares of Common Stock and 1,254,375 vested options, which are exercisable in 60 days. In addition, not included in this number, Dr. Unis and the Icahn School of Medicine at Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis is entitled to 20.65% of those 2,360,304 shares of Common Stock owned by Mount Sinai, or 487,324 shares of Common Stock. Mount Sinai has not issued Dr. Unis these shares to date and Dr. Unis does not have any voting rights with regard to these shares.
(6)
Solely includes vested options which are exercisable in 60 days.

(7)
Solely includes vested options which are exercisable in 60 days.

(8)
Solely includes vested options which are exercisable in 60 days.

(9)
See footnote (5) above regarding the agreement Dr. Unis has to acquire 487,324 shares of Common Stock owned by Mount Sinai.

(10)
Based on 40,632,367 shares of Common Stock outstanding as of August 4, 2025 plus 3,256,911 of vested options which are exercisable within 60 days from August 4 for a total denominator of 43,889,278. To our knowledge, except as noted above, no person or entity is the beneficial owner of 5% or more of the voting power of the Company common stock.

MARKET PRICE AND DIVIDEND INFORMATION
Shares of Company common stock are listed on the Nasdaq Capital Market under the trading symbol “MGRM”. The table below provides the high and low intra-day trading prices for shares of common stock, as reported by the Nasdaq Capital Market for the periods specified below.
	High		Low
2025
July 1, 2025 through [ ], 2025	$	[ ]	$2.81
Second quarter		$3.14	$2.30
First quarter		$4.21	$2.11
2024
Fourth quarter		$2.95	$1.92
Third quarter		$3.85	$2.00
Second quarter		$4.90	$1.82
First quarter		$4.18	$1.53
2023
Fourth quarter		$4.20	$2.46
Third quarter		$6.55	$2.60
Second quarter		$48.99	$3.70
On July 11, 2025, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing price for shares of Company common stock was $3.29 per share. The $4.04 per share in upfront cash consideration to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of approximately 23% over the closing price on July 11, 2025. On [   ], 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of common stock on the Nasdaq Capital Market was $[   ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.
As of the close of business on August 14, 2025, the record date, there were [   ] shares of Company common stock outstanding and entitled to vote, held by [   ] Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
The Company has never declared or paid cash dividends on shares of Company common stock. The Company has no intention to pay dividends on Company common stock at any time in the foreseeable future and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, declaring, setting aside for payment or paying any dividend on, or making any other distribution (whether in cash, stock, property or any combination thereof) in respect of, any shares of its capital stock or other equity or voting interests.

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.
Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker, (ii) direct your written request to: 3913 Todd Lane, Austin, TX 78744 or (iii) request them from the Company by calling (512) 399-2656. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.
FUTURE STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholders’ meetings. Until the merger is consummated, you will continue to be entitled to attend and participate in stockholders’ meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting of stockholders will be held.
The Company expects to hold an annual meeting in 2025 only if the merger has not already been completed.
A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to SEC Rule 14a-8 must have submitted the proposal so that it was received by us no later than July 11, 2025 unless the date of our 2025 Annual Meeting is more than 30 days before or after December 19, 2025, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Monogram Technologies Inc., 3913 Todd Lane, Austin, TX 78744, Attention: Board Chairman.
In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 annual meeting of stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than October 18, 2025. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference, and the information that we later file with the SEC may update and supersede the information in this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 12, 2025);

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (filed with the SEC on May 14, 2025);

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of Company stockholders (filed with the SEC on November 8, 2024) that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•
our Current Reports on Form 8-K (excluding information and exhibits furnished under Items 2.02 or 7.01) filed with the SEC on July 8, 2025, July 14, 2025 and July 14, 2025.

For the avoidance of doubt, information furnished by the Company on any Current Report on Form 8-K, including the related exhibits that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed incorporated by reference into this proxy statement.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:
Monogram Technologies Inc.
Attention: Investor Relations
3913 Todd Lane
Austin, TX 78744
(512) 399-2656
In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request by no later than [   ], 2025. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, on the Investor Relations page of our website at monogramtechnologies.com/investors.
We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
among:
MONOGRAM TECHNOLOGIES INC.,
a Delaware corporation;
HONEYBADGER MERGER SUB, INC.,
a Delaware corporation; and
ZIMMER BIOMET HOLDINGS, INC.,
a Delaware corporation
Dated as of July 11, 2025

A-i

A-ii

Exhibits
Exhibit A Certain Definitions
Exhibit B Form of CVR Agreement
Annexes
Annex I Form of Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of July 11, 2025, by and among: (i) Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”); (ii) Honey Badger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and (iii) Monogram Technologies Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
WHEREAS, pursuant to this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”) with the Company surviving the Merger as the surviving corporation in the Merger and as a wholly-owned Subsidiary of Parent (the “Surviving Corporation”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and on the terms and subject to the conditions set forth in this Agreement, pursuant to which each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), each issued and outstanding share of 8.00% Series D Convertible Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Series D Preferred Stock”) and each issued and outstanding share of Series E Redeemable Perpetual Preferred Stock, par value $0.001 per share, of the Company (the “Series E Preferred Stock” and, together with the Series D Preferred Stock, the “Company Preferred Stock” and such Company Preferred Stock, together with the Company Common Stock, collectively, the “Company Stock”), in each case outstanding as of immediately prior to the Effective Time, shall be converted at the Effective Time into the right to receive (A) in the case of shares of Company Common Stock (other than (i) Excluded Shares and (ii) Dissenting Shares), an amount equal to (a) $4.04 per share of Company Common Stock (the “Cash Amount”), without interest and subject to applicable withholding Taxes, plus (b) one contractual contingent value right per share of Company Common Stock (each, a “CVR”), which shall represent the right to receive the Milestone Payments (as such term is defined in the CVR Agreement), in cash, without interest and subject to applicable withholding Taxes, on the terms and subject to the conditions set forth in this Agreement and the CVR Agreement (the Cash Amount plus the CVR, collectively, being the “Merger Consideration”), (B) in the case of shares of Series D Preferred Stock (other than (i) Excluded Shares and (ii) Dissenting Shares), an amount equal to $2.25 per share of Series D Preferred Stock, plus an amount equal to any accrued but unpaid dividends (whether or not declared) (if any), in cash, without interest and subject to applicable withholding Taxes, on the terms and subject to the conditions set forth in this Agreement (the “Series D Liquidation Preference”) or (C) in the case of shares of Series E Preferred Stock (other than (i) Excluded Shares and (ii) Dissenting Shares), an amount equal to $100 per share of Series E Preferred Stock, in cash, without interest and subject to applicable withholding Taxes, on the terms and subject to the conditions set forth in this Agreement (the “Series E Liquidation Preference”).
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has unanimously adopted resolutions (i) approving (including for the purposes of Section 203 of the DGCL) and declaring advisable this Agreement, the execution, delivery and performance hereof and the consummation of the Transactions, including the Merger, and approving the CVR Agreement and the transactions contemplated thereby, (ii) determining that the CVR Agreement, the Merger and the other transactions contemplated by this Agreement and the CVR Agreement are advisable, fair to, and in the best interests of, the Company and the stockholders of the Company and (iii) resolving to recommend that the holders of shares of Company Common Stock approve the adoption of this Agreement (the “Company Board Recommendation”) and directing that this Agreement be submitted to the Company’s stockholders entitled to vote thereon at the Company Stockholders Meeting for approval of the adoption hereof;
WHEREAS, the Board of Directors of Parent has duly approved the execution, delivery and performance of this Agreement and the CVR Agreement and the consummation of the Transactions, including the Merger, and declared it advisable for Parent to enter into this Agreement;
WHEREAS, the sole member of the Board of Directors of Merger Sub has acted by written consent (i) approving and declaring advisable this Agreement, the execution, delivery and performance hereof, (ii) resolving to submit this Agreement and the Transactions, including the Merger, to the sole stockholder of Merger Sub for approval of the adoption hereof, and (iii) resolving to recommend that the sole stockholder of Merger Sub approve the adoption of this Agreement;

WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will approve and adopt this Agreement and the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement by written consent immediately following the execution of this Agreement;
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the CVR Agreement and also prescribe various conditions to the Merger and the CVR Agreement;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Benjamin Sexson (“Sexson”) is delivering a waiver and release to the Company, Parent and Merger Sub with respect to certain preemptive rights granted to Sexson under that certain Employment Contract, dated April 29, 2018, between the Company and Sexson, as amended, which waiver and release shall be subject to the consummation of the Transactions;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, (A) each Key Employee is executing (i) an employment agreement or offer letter and (ii) a restrictive covenant agreement with Parent and/or one of its Affiliates, and (B) Douglas Unis is executing a restrictive covenant agreement with Parent and/or one of its Affiliates, each of which shall become effective at the Effective Time; and
WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain holders of shares of Company Common Stock are entering into voting and support agreements (the “Voting Agreements”) with Parent and Merger Sub.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:
SECTION 1
MERGER TRANSACTION
1.1   Merger of Merger Sub into the Company.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation and as a wholly-owned Subsidiary of Parent.
1.2   Effect of the Merger.   From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.3   Closing; Effective Time.
(a)   Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing between the Company and Parent (on its behalf and on behalf of Merger Sub), the consummation of the Merger (the “Closing”) shall take place by means of a virtual closing via the electronic exchange of documents and signatures by the Parties as soon as practicable (and in no event later than five (5) business days) following the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver (by the Party or Parties entitled to the benefits thereof) of the conditions set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of such conditions at the Closing by the Party or Parties entitled to the benefits thereof). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (i) the Company shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware (the “Secretary of State”) with respect to the Merger, in such form reasonably agreed upon between the Parties and as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL (the “Certificate of Merger”), and (ii) the Parties shall make all other filings, recordings or publications and take any such other actions required under the DGCL to effectuate the Merger. The Merger shall become effective upon the date and time of the filing of that Certificate of Merger with the Secretary of State or, to the extent permitted by applicable Legal Requirements, at such later date and time as is agreed upon in writing by Parent (on its behalf and on behalf of Merger Sub) and the Company prior to the filing of the Certificate of Merger and specified in the Certificate of Merger (such date and time at which the Merger becomes effective, the “Effective Time”).
1.4   Certificate of Incorporation and Bylaws; Directors and Officers.
(a)   As of the Effective Time, the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, Parent or Merger Sub, be amended and restated to read in its entirety as set forth on Annex I and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.5(a).
(b)   As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Legal Requirements, subject to Section 5.5(a), except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation.
(c)   The Parties shall take all requisite action so that, from and after the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation. Prior to the Closing, the Company shall use reasonable best efforts to cause (x) each director of the Company immediately prior to the Effective Time and (y) if so requested by Parent in writing in advance of Closing, each officer of the Company immediately prior to the Effective Time, to execute and deliver a letter effectuating such director’s resignation as a member of the Board of Directors or as an officer of the Company, respectively, conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time.
1.5   Conversion of Company Stock.
(a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i)   any shares of Company Stock held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor;
(ii)   any shares of Company Stock held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent or Merger Sub shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor (such shares of Company Stock together with the shares of Company Stock described in the preceding clause (i), the “Excluded Shares”);
(iii)   except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each share of Company Common Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares, which shall have only those rights set forth in Section 1.7) shall be automatically converted into and shall thereafter represent only the right to receive the Merger Consideration, in each case without any interest thereon and subject to any withholding of Taxes in accordance with Section 1.6(g);
(iv)   except as provided in clauses (i) and (ii) above and subject to Section 1.5(b), each share of Company Preferred Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares, which shall have only those rights set forth in Section 1.7) shall be automatically converted into and shall thereafter represent only the right to receive the Series D Liquidation Preference or Series E Liquidation Preference, as applicable, subject to any withholding of Taxes in accordance with Section 1.6(g); and
(v)   each share of the common stock, $0.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be automatically converted into one newly and validly issued, fully paid, and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation upon consummation of the Merger.
From and after the Effective Time, all shares of Company Stock outstanding prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as applicable, therefor upon the surrender of such shares of Company Stock in accordance with Section 1.6(b) or, in the case of Dissenting Shares, the rights set forth in Section 1.7.
(b)   If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amounts payable under this Agreement shall be appropriately and equitably adjusted to provide the holders of Company Stock and the holders of Company Options with the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 1.5(b) shall be construed to permit or require the Company to take any action that is prohibited by Section 4.2 or the other terms of this Agreement.
1.6   Surrender of Certificates; Stock Transfer Books.
(a)   Prior to the Closing Date, Parent shall (i) designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the holders of shares of Company Stock to receive the aggregate Merger Consideration, the aggregate Series D Liquidation Preference and the aggregate Series E Liquidation Preference, as applicable, to which holders of such shares of Company Stock shall become entitled pursuant to Section 1.5 and (ii) enter into an agreement with the Paying Agent, in a form reasonably acceptable to the Company (the “Paying Agent Agreement”). On the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Paying Agent an amount in cash sufficient to pay the sum of the aggregate Merger Consideration, the aggregate Series D Liquidation Preference and the aggregate Series E Liquidation Preference payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Merger Consideration, the aggregate Series D Liquidation Preference and the aggregate Series E Liquidation Preference, as applicable, in the Merger to the applicable holders of Company Stock, except as otherwise expressly provided for in this Agreement; provided, that any interest or other income resulting from investment of the Payment Fund that causes the Payment Fund to exceed the sum of the aggregate Merger Consideration, the aggregate Series D Liquidation Preference and the aggregate Series E Liquidation Preference payable pursuant to Section 1.5 shall be delivered to Parent by the Paying Agent in accordance with the terms of the Paying Agent Agreement. For the avoidance of doubt, Parent shall not be required to deposit any funds related to the CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. Pending its disbursement in accordance with this Section 1.6, the Payment Fund shall be invested by the Paying Agent as directed by Parent in accordance with the Paying Agent Agreement; provided, that such investments shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard &

Poor’s Corporation, respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. In the event the Payment Fund is insufficient to pay the aggregate Merger Consideration, the aggregate Series D Liquidation Preference and the aggregate Series E Liquidation Preference payable pursuant to Section 1.5, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of shares of Company Stock to receive the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, as provided herein.
(b)   As promptly as practicable after the Effective Time (but in no event later than five (5) business days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to deliver to each Person who was, immediately prior to the Effective Time, a holder of record of shares of (i) Company Stock represented by a certificate evidencing such shares of Company Stock (“Certificated Shares”) or (ii) Book-Entry Shares (other than, in each case of clause (i) and (ii), Excluded Shares or Dissenting Shares, which shall be treated in accordance with Section 1.7), which holder, in each case of (i) and (ii) was entitled to receive either the Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as applicable, pursuant to Section 1.5, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificated Shares shall pass, only upon proper delivery of the stock certificates evidencing such Certificated Shares (the “Certificates”) (or affidavits of loss in lieu thereof in accordance with Section 1.6(h), if applicable) to the Paying Agent, or, with respect to Book-Entry Shares, a customary agent’s message, and (B) instructions (including the requirement for each holder of shares of Company Stock to provide IRS Form W-9 or applicable series of IRS Form W-8) for use in effecting the surrender of the Certificates and Book-Entry Shares to the Paying Agent, as applicable, in exchange for payment of the Merger Consideration payable in respect of such shares of Company Common Stock, the Series D Liquidation Preference payable in respect of such Series D Preferred Stock or the Series E Liquidation Preference payable in respect of such Series E Preferred Stock, as applicable, pursuant to Section 1.5.
(c)   Upon surrender to the Paying Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.6(h), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by the Paying Agent pursuant to the instructions, the holder of such Certificated Shares or Book-Entry Shares shall be entitled to receive, in exchange therefor, the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, for each share of Company Stock formerly represented by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares so surrendered or transferred shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Certificated Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate (or effective affidavits of loss in lieu thereof) so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other Taxes required by reason of the payment of the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of Parent that such transfer or other Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other Taxes described in this Section 1.6(b) under any circumstance. Payment of the applicable Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(c), each Certificated Share and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, as contemplated by Section 1.5 or, in the case of Dissenting Shares, the consideration contemplated by Section 1.7.
(d)   Notwithstanding the foregoing, the Persons who were, immediately prior to the Effective Time, holders of Book-Entry Shares (other than (i) Excluded Shares or (ii) Dissenting Shares, which shall be treated in accordance with Section 1.7) held, directly or indirectly, through The Depository Trust Company (“DTC”) shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, that such holder is entitled to receive pursuant to Section 1.5. With respect to such Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary third-party intermediaries, the aggregate Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to Section 1.5.
(e)   At any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to Parent any funds which had been made available to the Paying Agent and not claimed by or disbursed to holders of Certificated Shares or Book-Entry Shares (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders who have not complied with this Section 1.6 prior to such delivery shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding any provision of this Agreement to the contrary, none of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Legal Requirement. If any Certificate or Book-Entry Share has not been surrendered prior to the date on which the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Body, any Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, in respect of such Certificate shall, to the extent permitted by applicable Legal Requirement, immediately prior to such date, become the property of the Surviving Corporation, subject to the claims of any holder of shares of Company Stock entitled to payment of Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, who has not complied with this Section 1.6 prior to such date.
(f)   The Merger Consideration paid or payable in respect of shares of Company Common Stock, the Series D Liquidation Preference paid or payable in respect of shares of Series D Preferred Stock and the Series E Liquidation Preference paid or payable in respect of shares of Series E Preferred Stock, each in accordance with the terms of this Section 1, shall be deemed to be paid in full satisfaction of all ownership rights in such shares of Company Stock and, at the Effective Time, the stock transfer books of the Company with respect to the shares of Company Stock shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock that were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. From and after the Effective Time, the holders of the shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Stock except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.
(g)   Each of the Company, the Surviving Corporation, Parent, Merger Sub, the Paying Agent, the Rights Agent, and each of their respective Affiliates, shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the Merger Consideration (including any Milestone Payment in respect of the CVR), the Series D Liquidation Preference or the Series E Liquidation Preference, as applicable, or any other amounts payable pursuant to this Agreement or the CVR Agreement, such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes (including with respect to any amounts treated as interest under Section 483 of the Code). Except with respect to compensatory amounts, if any of the Surviving Corporation, Parent, Merger Sub, Paying Agent, Rights Agent, or their respective Affiliates determines that it is required to deduct and withhold any amount payable pursuant to this Agreement or the CVR Agreement, then it shall reasonably cooperate with the Company to obtain any affidavits, certificates and other documents as may reasonably be expected to afford to the Company and its stockholders reduction of or relief from such deduction or withholding. To the extent that amounts are so deducted and withheld and properly remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
(h)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Certificated Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which amount shall not exceed the Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as applicable, payable with respect to such Certificated Shares), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, to be paid in respect of the Certificated Shares formerly represented by such Certificate, as contemplated by this Section 1.
1.7   Dissenters’ Rights.   Notwithstanding anything to the contrary in this Agreement, any shares of Company Stock outstanding immediately prior to the Effective Time which are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Company Stock in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as the case may be, but shall, by virtue of the Merger, be automatically cancelled and no longer outstanding, shall cease to exist and shall be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Company Stock shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as the case may be (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(g)), and such Company Stock shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of (a) any demands received by the Company for appraisal of any Dissenting Shares, (b) any withdrawals of such demands and (c) any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time, along with copies of any other documents or instruments served pursuant to applicable Legal Requirements and received by the Company relating to rights of appraisal in accordance with Section 262 of the DGCL. Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent, settle or offer to settle, or make any payment with respect to, any such demands, approve any withdrawal of any such demands, or agree or commit to do any of the foregoing. Notwithstanding the foregoing, if, after the Effective Time, any holder holding Dissenting Shares shall have failed to properly perfect or shall have effectively withdrawn, waived, or otherwise lost the right to appraisal under Section 262 of the DGCL, or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL with respect to any Company Stock, then the right of such holder to receive those rights under Section 262 of the DGCL and to be paid the fair value of such Dissenting Shares shall cease, and such Dissenting Shares shall be deemed to have been cancelled and converted as of the Effective Time into the right to receive the applicable Merger Consideration, the Series D Liquidation Preference or the Series E Liquidation Preference, as the case may be, as provided in Section 1.5, without interest thereon and subject to any withholding of Taxes required by applicable Legal Requirements and shall not thereafter be deemed to be Dissenting Shares.
1.8   Treatment of Company Options.
(a)   At the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested and which has a per share exercise price that is less than the sum of the Cash Amount and the maximum Milestone Payments in respect of one CVR (the sum of such amounts, the “Maximum Merger Consideration,” and each such Company Option, an “In the Money Option”) shall be cancelled and converted into the right to receive, with respect to each share of Company Common Stock underlying the vested portion of such In the Money Option (determined after taking into account any vesting acceleration in connection with the Transactions) (i) a cash payment equal to the excess of (A) the Cash Amount over (B) the exercise price payable per share of Company Common Stock underlying such In the Money Option, and (ii) one CVR issued pursuant to and in accordance with the CVR Agreement; provided, however, that any such In the Money Option with a per share exercise price that is equal to or greater than the Cash Amount but less than the Maximum Merger Consideration shall be cancelled (and the holder shall not be entitled to any payment of the Cash Amount with respect thereto) and converted into the right to receive solely, in full satisfaction of the rights of such holder with respect thereto, for each share of Company Common Stock underlying such In the Money Option, one CVR issued pursuant to and in accordance with the CVR Agreement (where the amount payable pursuant to the CVR Agreement, if any, shall be reduced by the portion of such In the Money Option’s per share exercise price that exceeds the Cash Amount).
(b)   At the Effective Time, each Company Option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, shall be cancelled with no consideration payable in respect thereof. No Company Option shall be assumed or continued by Parent or substituted with awards with respect to shares of Parent’s common stock.
(c)   As soon as reasonably practicable after the Effective Time (but no later than the later of (i) the first regularly-scheduled payroll date after the Effective Time and (ii) ten (10) business days following the Effective Time), the Surviving Corporation or its Affiliate, as applicable, shall pay the aggregate consideration payable pursuant to Section 1.8(a)(i), less all applicable Tax withholdings and other required deductions, with respect to In the Money Options to the holders of such In the Money Options, with any such payments due to holders of In the Money Options to which the Surviving Corporation or any of its Affiliates has a Tax withholding obligation payable through an applicable payroll system. The Surviving Corporation or its Affiliate, as applicable, shall pay the aggregate consideration payable in respect of the Milestone Payments, less all applicable Tax withholdings and other required deductions, payable with respect to the CVRs issued with respect to In the Money Options to the holders of such In the Money Options in accordance with the CVR Agreement, with any such payments due to holders of In the Money Options to which the Surviving Corporation or any of its Affiliates has a Tax withholding obligation payable through an applicable payroll system. Notwithstanding anything herein to the contrary, to the extent any such payment under this Section 1.8(c) would cause an impermissible acceleration event under Section 409A of the Code (“Section 409A”), such amounts shall instead be paid at the earliest time such payment would not cause or reasonably be expected to cause an impermissible acceleration event under Section 409A.

1.9   Reserved.
1.10   Further Action.   If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
SECTION 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows, it being understood that each representation and warranty contained in this Section 2 is subject to (a) exceptions and disclosures set forth in the section or subsection of Section 2 of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2; (b) any exception or disclosure set forth in any other section or subsection of Section 2 of the Company Disclosure Schedule to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is relevant to qualify such section or subsection; and (c) disclosure in the Company SEC Documents filed on or after January 1, 2025 and publicly available prior to the close of business on the business day preceding the date of this Agreement (other than any general cautionary or forward-looking statements contained in the “Risk Factors” or “Forward-Looking Statements” sections of any such Company SEC Document); provided that clause (c) of this paragraph shall not apply to any of the representations and warranties set forth in Section 2.1 (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), Section 2.3 (Capitalization, Etc.), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Section 2.23 (Non-Contravention; Consents), Section 2.25 (Opinion of Financial Advisors) or Section 2.26 (Brokers and Other Advisors):
2.1   Due Organization; Subsidiaries, Etc.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. The Company is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not, individually or in the aggregate, constitute a Material Adverse Effect.
(b)   The Company does not own and has never owned, directly or indirectly, (i) any capital stock of, or any other equity interest of any nature in, any Entity, or (ii) any subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable for, any capital stock or other equity interests of, or any equity interest of any nature in, any Entity. The Company has not agreed and is not obligated to make, and is not bound by, any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
2.2   Certificate of Incorporation and Bylaws.   The Company has delivered or made available to Parent accurate and complete copies of its certificate of incorporation and bylaws, including all amendments thereto, as in effect on the date hereof.
2.3   Capitalization, Etc.
(a)   The authorized capital stock of the Company consists of: (i) 90,000,000 shares of Company Common Stock, of which 36,159,576 shares had been issued and were outstanding as of the close of business on July 10, 2025 (the “Capitalization Date”); and (ii) 60,000,000 shares of Company Preferred Stock, 54,000,000 of which were undesignated as to series, 6,000,000 shares of which are designated Series D Preferred Stock, of which 4,472,791 shares had been issued and were outstanding as of the Capitalization Date. As of the date hereof, 35,000 shares of Company Preferred Stock have been designated Series E Preferred Stock, of which 35,000 shares are issued and outstanding as of the date hereof. No shares of capital stock of the Company are held in the treasury of the Company. All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. During the period between the Capitalization Date and the date hereof, other than as expressly set forth in this Section 2.3(a) as to Series E Preferred Stock, the Company has not issued any new shares of Company Stock except pursuant to the exercise of Company Options outstanding as of the Capitalization Date in accordance with their terms and, since the Capitalization Date, the Company has not issued any Company Options or other equity based awards.
(b)   (i) None of the outstanding shares of capital stock of the Company are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Company are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Company having a right to vote on any matters on which the stockholders of the Company have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Company. The Company is not under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company. The Company Common Stock constitutes the only outstanding class of securities of the Company registered under the Exchange Act. Other than the Voting Agreements, (A) the Company is not a party to any, and to the Company’s knowledge there are no, voting trusts or other Contracts with respect to the voting of any Company Stock, and (B) there are no Contracts pursuant to which any Person is entitled to elect, designate or nominate any director of the Company.
(c)   As of the close of business on the Capitalization Date: (i) 5,674,859 shares were subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plan and (ii) 5,525,141 shares were reserved for future issuance under the Company Equity Plan. Other than as set forth in this Section 2.3(c), there are no issued, reserved for issuance, outstanding or authorized stock option, restricted stock, stock appreciation, phantom stock, stock unit, restricted stock unit, stock-based performance unit, profit participation or similar rights or equity-based awards with respect to the Company.
(d)   Section 2.3(d) of the Company Disclosure Schedule sets forth an accurate and complete list of all Persons (either by name or employee identification number) who hold outstanding Company Options as of the close of business on the Capitalization Date, indicating, with respect to each Company Option (i) the number of shares of Company Common Stock subject thereto, (ii) the date of grant, (iii) the vesting schedule, (iv) the per share exercise price, (v) the expiration date, (vi) whether such Company Option is intended to be an incentive stock option (within the meaning of Section 422 of the Code), (vii) whether such Company Option is subject to Section 409A of the Code, (viii) whether such Company Option may be early-exercised and the extent to which such Company Option has been early-exercised, and (ix) such Person’s relationship to the Company (e.g., employee, director, or consultant). As of the Effective Time, no former holder of a Company Option, will have any rights with respect to any Company Option other than the rights contemplated by Section 1.8. An accurate and complete copy of the Company Equity Plan has been provided to Parent, and all Company Options (A) have been granted pursuant to the Company Equity Plan, (B) are evidenced by award agreements in the forms that have been provided to Parent, (C) have been granted in accordance with the terms of the applicable Company Equity Plan and in compliance in all material respects with all applicable securities Legal Requirements or exemptions therefrom, and (D) have an exercise price per share (1) that was no less than the fair market value, as of the date of grant of such Company Option, per share of Company Common Stock underlying such Company Option determined in a manner consistent with Section 409A and (2) to the extent applicable, that was repriced in compliance with all applicable securities Legal Requirements or exemptions therefrom and in a manner that complies with Section 409A and, to the extent applicable, Section 424 of the Code. The terms of the Company Equity Plan or the Contracts evidencing the Company Options authorize the treatment of the Company Options contemplated by Section 1.8 without any required consent or approval of the holders of such Company Options.

(e)   Except as set forth in this Section 2.3 (including Sections 2.3(d) of the Company Disclosure Schedule), there are no: (i) outstanding shares of capital stock of or other securities of the Company; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock unit, restricted stock, stock appreciation rights, phantom stock, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of the Company, in each case other than derivative securities not issued by the Company; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(f)   All outstanding shares of Company Stock have been offered and issued in compliance in all material respects with all applicable securities Legal Requirements, including the Securities Act and “blue sky” Legal Requirements.
2.4   SEC Filings; Financial Statements.
(a)   Since May 17, 2023, the Company has filed with or furnished to (as applicable) the SEC on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective filing dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since May 17, 2023, no principal executive officer or principal financial officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes Oxley Act with respect to any Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meaning given to such term in Rule 13a-15 of the Exchange Act.
(b)   The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes and to normal and recurring year-end adjustments that are not individually or in the aggregate material). No financial statements of any other Person are required by GAAP to be included in the financial statements of the Company.
(c)   The Company maintains, and at all times since May 17, 2023 has maintained, a system of internal control over financial reporting (as defined in Rules 13a-15 or 15d-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has evaluated the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. Since May 17, 2023, neither the Company nor, to the Company’s knowledge, the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (2) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (3) any claim or allegation of the foregoing.
(d)   The Company maintains, and at all times since May 17, 2023 has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
(e)   Since May 17, 2023, the Company has not received any material complaint, allegation, assertion or claim (whether written or oral) regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any credible complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.
(f)   The Company is not a party to, and does not have any obligation or other commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand) or (ii) any “off-balance sheet arrangements” (as described in Item 303 of Regulation S-K under the Exchange Act).
(g)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. None of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
2.5   Absence of Changes; No Material Adverse Effect.   Except for any action required or prohibited to be taken by the Company (x) at the written request of Parent or Merger Sub, or with Parent’s written consent or (y) as required or permitted by the terms of this Agreement, from January 1, 2025 through the date of this Agreement:
(a)   except in connection with the execution and performance of this Agreement and the Transactions, and the discussions, negotiations and activities related to this Agreement and the Transactions, or other potential strategic transactions, the Company has operated in all material respects in the ordinary course of business consistent with past practice;
(b)   there has not occurred any Effect that constitutes, individually or in the aggregate, a Material Adverse Effect; and

(c)   the Company has not taken any action that, if taken during the Pre-Closing Period, would require Parent’s consent pursuant to Section 4.2.
2.6   Title to Assets.   The Company has good and valid title to all assets (excluding Intellectual Property Rights which are addressed by Section 2.8) described in the Company SEC Documents as being owned or purported to be owned by it as of the date of this Agreement that are material to and otherwise necessary for the conduct of the business of the Company, including all such assets (other than capitalized or operating leases) reflected on the Company’s unaudited consolidated balance sheet as of March 31, 2025 included in the most recent Quarterly Report on Form 10-Q filed by the Company with the SEC prior to the date of this Agreement, and all such assets are owned by the Company free and clear of any Encumbrances other than Permitted Encumbrances.
2.7   Real Property.
(a)   The Company does not own any real property and has never owned any real property.
(b)   The Company holds valid and existing leasehold interests in the real property that is leased or subleased by the Company from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. Since January 1, 2022 (the “Applicable Date”), the Company has not received any written notice regarding any (x) material violation or breach or default by the Company under any lease related to the Leased Real Property that has not since been cured; (y) pending or threatened condemnation of any portion of the Leased Real Property; or (z) building, fire or zoning code violation with respect to the Leased Real Property that has not since been cured. None of the Leased Real Property is subleased.
(c)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, all buildings, structures, fixtures and other improvements located on the Leased Real Property (i) are in good operating condition and repair (subject to ordinary wear and tear), and, to the knowledge of the Company, are free of any material defect, (ii) are adequate for use in the ordinary course of business consistent with past practice of the Company and (iii) to the knowledge of the Company, do not materially encroach on any real property (that is not part of the Leased Real Property which it is on) and, to the knowledge of the Company, there are no buildings or improvements that encroach onto the Leased Real Property that materially impair the ability to use any such Leased Real Property in the ordinary course of business consistent with past practice of the Company.
(d)   Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Leased Real Property has adequate rights of way and access to water, sanitary sewer and storm drain facilities and all other public utilities necessary for the current use and occupancy of the Company, (ii) the Company has not received any written notice from any utility company or municipality of any fact or condition which could result in the discontinuation of presently available sewer, water, electric, gas, telephone or other utilities or services for the Leased Real Property and (iii) the Leased Real Property has access to public roads, streets or the like or, to the knowledge of the Company, valid perpetual easements over private streets, roads or other private property for such ingress to and egress from the Leased Real Property.
2.8   Intellectual Property.
(a)   Section 2.8(a) of the Company Disclosure Schedule sets forth an accurate and complete list that identifies the following for each item of Company IP that is Registered IP, as applicable: (i) the name of the record owner (and any other Person that has an ownership interest in such asset and the nature of such ownership interest); (ii) the jurisdiction of application or registration; and (iii) the application, serial, or registration number and the application or registration date. Each item of Company IP that is Registered IP is subsisting and, to the knowledge of the Company, valid and enforceable. The Company has provided to Parent complete and accurate copies of all material applications, correspondence, and other material documents related to each item of Company IP that is Registered IP. No interference, opposition, reissue, reexamination proceeding, cancellation proceeding, or other Legal Proceeding (other than routine examination proceedings with respect to pending applications) is pending or, to the knowledge of the Company, threatened in writing against the Company, in which the scope, validity, enforceability, priority, inventorship or ownership of any

Registered IP owned by or exclusively licensed to the Company is being contested or challenged. Each item of Company IP that is Registered IP is in compliance in all material respects with all Legal Requirements relating to registrations, filings, payments (including maintenance fees), maintenance, and renewal that are or have been required to be paid, made, or taken with the relevant Governmental Body or registrar in the U.S. or non-U.S. jurisdictions at the relevant stage of registration or prosecution, as the case may be. All application, filing, registration, issuance, renewal and maintenance fees due for each item of Company IP owned or purported to be owned by the Company that is material to the businesses of the Company in the ordinary course of business consistent with past practice and is Registered IP having a final due date on or before the date hereof have been paid in full or taken by the applicable deadline and are current.
(b)   The Company is the sole and exclusive owner of all right, title and interest in and to all material Company IP owned or purported to be owned by the Company, free and clear of all Encumbrances, other than Permitted Encumbrances, and has a license or other rights, pursuant to enforceable agreements, to use and otherwise exploit all other Intellectual Property and Intellectual Property Rights used or otherwise exploited by, or necessary for, the Company or any of its businesses as presently conducted by the Company (including each Company Product presently in existence), in the manner used or otherwise exploited by, or necessary for, the Company or its businesses as presently conducted by the Company (including each Company Product presently in existence). Following the Closing, the Company will continue to own, or have a valid license or other rights to use and otherwise exploit all Intellectual Property and Intellectual Property Rights used or otherwise exploited by, or necessary for, the Company or any of its businesses as presently conducted by the Company (including each Company Product presently in existence), in the manner used or otherwise exploited by, or necessary for, the Company or any of its businesses (including each Company Product presently in existence) as presently conducted by the Company. Except for the material Intellectual Property and Intellectual Property Rights licensed to the Company and set forth in Section 2.8(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of all right, title and interest in and to all material Intellectual Property and Intellectual Property Rights incorporated or embodied in each Company Product; provided, that the foregoing is not, and shall not be construed as, a representation or warranty regarding infringement, misappropriation, dilution, or other violation or unlawful use of any Intellectual Property or Intellectual Property Rights owned by any other Person (directly, contributorily, by inducement or otherwise).
(c)   No Company Associate owns or has any valid claim, right (whether or not currently exercisable) or interest to or in any Intellectual Property or Intellectual Property Rights which would otherwise be considered Company IP owned or purported to be owned by the Company, and each Company Associate who is or was involved in the creation or development of any material Intellectual Property or material Intellectual Property Rights or any Company Product in the course of the Company Associate’s work for the Company has entered into a valid and enforceable written agreement containing a present-tense assignment of all right, title, and interest in such Intellectual Property and Intellectual Property Rights to the Company and confidentiality provisions protecting the Trade Secrets of the Company, and there is no material breach under any such agreement by the Company or, to the knowledge of the Company, by any other party to any such agreement. To the knowledge of the Company, no Company Associate is (a) bound by or otherwise subject to any Contract restricting them from performing their duties for the Company or (b) in material breach of any Contract with any former employer or other Person concerning Intellectual Property or Intellectual Property Rights or confidentiality due to their activities as an officer, director, employee, contractor, or consultant of the Company.
(d)   Except to the extent set forth in Section 2.8(d) of the Company Disclosure Schedule, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution is being or has been used to create, in whole or in part, material Intellectual Property or material Intellectual Property Rights that is, or would otherwise constitute, Company IP owned or purported to be owned by the Company or, to the knowledge of the Company, material Company IP or other Intellectual Property or Intellectual Property Rights licensed to the Company, except for any such funding or use of facilities or personnel that does not result in (i) such Governmental Body or institution obtaining (A) ownership or other similar rights to such material

Company IP, Intellectual Property, or Intellectual Property Rights, (B) license rights, pricing rights, or access rights to such Company IP, or (C) march-in rights or rights to share in revenue associated with such Company IP, or (ii) any obligation or requirement that any product incorporating or embodying such Company IP be manufactured in the U.S. or other specific jurisdiction or any right of any such Governmental Body or institution to direct manufacturing of any such product or require that any such product be manufactured in the U.S. or other specific jurisdiction. No Company Associate has, to the knowledge of the Company, performed services for a Governmental Body or university, college, research institute or other educational institution related to the business of the Company during which time such Company Associate was also performing services for the Company.
(e)   The Company is taking and has taken reasonable steps, including reasonable security measures and other steps, to secure and maintain the confidentiality of, and otherwise protect and enforce its rights in, all material Trade Secrets held by the Company.
(f)   Section 2.8(f) of the Company Disclosure Schedule sets forth each Contract pursuant to which the Company has obtained a license under, in, or to, or has been granted a covenant not to sue under, immunity from suit with respect to or other equivalent right, title, or interest in, to, or under (whether or not currently exercisable and including a right to receive a license), or any embodiment of, any material Intellectual Property or material Intellectual Property Right (each an “In-bound License”) or has granted a license or covenant not to sue, immunity from suit or other equivalent right, title, or interest (whether or not currently exercisable and including a right to receive a license) in, to, or under, or any embodiment of, any material Intellectual Property or material Intellectual Property Right owned or purported to be owned by, or licensed to, the Company (each an “Out-bound License”); provided, that In-bound Licenses shall not include licenses to the Company of “off-the-shelf” third-party Software (including a Software tool or library) that is licensed to the Company on generally available, standard commercial terms, is not distributed or made available by the Company, is not incorporated into, or used in the development, testing, distribution, delivery, maintenance or support of, any Company Product, and is not otherwise material to the business of the Company and where such material or related Intellectual Property or Intellectual Property Right is not distributed or made available by the Company.
(g)   None of the Company, the operation of the Company’s business as currently conducted by the Company, the Company Products, or the presently contemplated commercialization of the Company Products has infringed, misappropriated, diluted, or otherwise violated or made unlawful use of, or does infringe, misappropriate, dilute, or otherwise violate or make unlawful use of, any Intellectual Property or Intellectual Property Rights owned by any other Person (directly, contributorily, by inducement or otherwise). No Legal Proceeding is pending or has been served or, to the knowledge of the Company, has been threatened against the Company relating to any actual, alleged or suspected infringement, misappropriation, dilution, or other violation of or unlawful use of any Intellectual Property or Intellectual Property Rights of another Person. Since the Applicable Date, the Company has not received any written notice or other written communication relating to requests for indemnification (including to defend or hold harmless), reimbursement, threats, or any actual, alleged or suspected infringement, misappropriation, dilution, or other violation or unlawful use of any Intellectual Property or Intellectual Property Right of another Person by the Company.
(h)   To the knowledge of the Company, no Person is currently infringing, misappropriating, diluting, or otherwise violating or making unlawful use of in any material respect, or has infringed, misappropriated, diluted, or otherwise violated or made unlawful use of in any material respect, any Company IP owned or purported to be owned by the Company. No Legal Proceeding is pending or threatened in writing by the Company relating to any actual, alleged or suspected material infringement, misappropriation, dilution, or other violation or unlawful use of any material Company IP.
(i)   None of the Company IP owned or purported to be owned by the Company, and, to the knowledge of the Company, no other Company IP, is subject to any pending or outstanding injunction, directive, order, judgment, settlement, consent ruling or other disposition of dispute that adversely restricts the use, transfer or licensing of any such Company IP by the Company, or otherwise adversely affects the validity, scope, use, registrability, or enforceability of any such Company IP.

(j)   Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a consent is required to avoid any of the following): breach, loss or impairment of, violation of, default under, alteration in, forfeiture of, termination of, Encumbrance on, grant, assignment, or transfer of, license or other right or interest under, or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, any Company IP owned or purported to be owned by the Company or any other material Intellectual Property or Intellectual Property Rights used by or necessary for the Company in its business, where, in each case, such use or necessity is determined in the ordinary course of business as presently conducted by the Company.
(k)   To the knowledge of the Company: (i) the Company IT Assets perform in a manner that permits the Company to conduct its business as currently conducted; and (ii) the Company has taken commercially reasonable actions (taking into account the nature, scale and resources of the Company), consistent with generally accepted industry standards and applicable Privacy and Security Requirements, to protect the confidentiality, integrity and security of the Company IT Assets (and all data and other information and transactions stored or contained therein or processed or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures, incident response and notification procedures, and business continuity procedures. To the knowledge of the Company, since the Applicable Date, there has been no material failure, breakdown, unauthorized use, access or security breach, or material interruption, modification, loss or material corruption of any Company IT Assets (or any data or other information or transactions stored or contained therein or processed or transmitted thereby).
(l)   The Company has not (i) sold, assigned or otherwise transferred any ownership interest in, (ii) abandoned, canceled, or allowed to lapse, except to the extent the Company has exercised reasonable discretion to do so in the normal conduct of its business, (iii) exclusively licensed, or (iv) pledged, encumbered or otherwise subjected to any Encumbrance (other than, in the case of this clause (iv), any Permitted Encumbrance) any material Intellectual Property or material Intellectual Property Rights in or pertaining to any of the Company Products.
(m)   Since the Applicable Date, the Company: (i) is not and has not been a member or promoter of, made any submission or contribution to, nor subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person, as a result of which the Company is or would be obligated to grant or offer a license or other right or immunity in, to, or under any material Company IP, or the ownership or control by the Company of any material Company IP is or would be impaired; and (ii) has not received a request in writing from any Person for any license or other right or immunity in, to, or under any material Company IP in connection with the activities of or any participation in or with any such Person. No Company IP is subject to any FRAND, RAND, compulsory licensing, or similar commitment that would require the grant of any license or right or immunity by the Company to any Person or otherwise limit the Company’s control of any material Company IP.
(n)   The Company is complying, and at all times since the Applicable Date has complied in all material respects, with the applicable requirements of the licenses for any Open Source Software incorporated into, linked with, or distributed or made available with any Software included in the Company IP and the Company is not required (including by obligation of contract or license condition) to provide any source code of Software included in the Company IP (other than the third-party Open Source Software itself) to any party pursuant to any of the licenses for Open Source Software or as a result of using, modifying, creating a derivative work of, or distributing any Open Source Software.
(o)   None of the Software owned or purported to be owned by the Company (collectively, “Company Software”) contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “malware,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging, destroying, encrypting, or denying access to any data or file without the user’s consent.
(p)   To the knowledge of the Company, all Company Software is operational and fit for its intended use and conforms in all material respects with its documentation. To the knowledge of the Company, none of the Company Software: (i) contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software. The Company has made available to Parent a complete and accurate list of all known bugs, defects, and errors in each version of the Company Software.
(q)   The source code for all Company Software has been documented in a manner that is reasonably sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. No source code for the Company Software has been delivered, licensed or made available (and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or making available of any source code for any Company Software) to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company subject to a binding, written agreement imposing on such Person confidentiality and non-use obligations with respect to such source code in favor of the Company and that prohibits disclosure outside the Company or any use other than for the conduct of the business of the Company. The Company does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any source code for the Company Software to any escrow agent or other Person.
(r)   The Company adheres to policies and procedures that are compliant with Legal Requirements and industry standards applicable to the development, training, fine-tuning, validation, testing, improvement, use, and deployment of AI Systems by and for the Company, and the Company has at all times complied with all such Legal Requirements, policies, and procedures. The Company has at all times complied with all applicable Contracts (including website terms of use), consents, and Legal Requirements when collecting, using, and processing Training Data and has had legally enforceable and sufficient rights to collect, use, and process Training Data in the manner collected, used, and processed by or for the Company to develop, train, fine-tune, validate, test, improve, use, and deploy each AI System. The Company is not the subject of any complaint, claim, audit, investigation, proceeding, or litigation (or the subject of a request for information or testimony from regulators or legislators) regarding any AI System or Training Data. The Company is the sole and exclusive owner of each material output generated by or for the Company using any AI System and of all material results of development, training, fine-tuning, validation, testing, improvement, use, and deployment of AI Systems conducted by or for the Company and all Intellectual Property Rights in each of the foregoing. Except for training, fine-tuning, and iterating AI models, the Company has not used any AI System to create or invent any material Intellectual Property.
(s)   The Company has established and implemented organizational, physical, administrative and technical measures regarding privacy, cybersecurity and data security that are commercially reasonable (taking into account the nature, scale and resources of the Company) and consistent in all material respects with all (i) Data Privacy Laws, (ii) generally accepted industry standards, (iii) internal and publicly available written privacy policies and notices of the Company relating to Personal Information, (iv) Contract obligations of the Company relating to the collection, Processing, disclosure and storage of Personal Information, and (v) written consents and authorizations pursuant to which Personal Information was disclosed to the Company (the foregoing clauses (i) through (v), collectively, the “Privacy and Security Requirements”). The Company has maintained lawful bases, authorizations, rights, consents, data processing agreements, business associate agreements, registrations, and data transfer agreements that are required under Data Privacy Law to receive, access, use and disclose Personal Information in the Company’s possession or under its control in connection with the operation of the business of the Company.

(t)   The Company is, and since the Applicable Date has been, in compliance, in all material respects, with applicable Privacy and Security Requirements.
(u)   Since the Applicable Date, to the Company’s knowledge, the Company has not directly or indirectly engaged in, facilitated, or permitted any bulk transfer of sensitive personal data or human genomic data to any person or Entity that is (A) located in, organized under the laws of, or owned or controlled by a person or entity in a country of concern as defined under 15 C.F.R. Part 7, or (B) subject to the jurisdiction of a “country of concern” as designated under Executive Order 14117 and related regulations issued by the U.S. Department of Justice, including the rule published at 88 Fed. Reg. 10690 (Feb. 16, 2024).
(v)   Since the Applicable Date, the Company has not been given notice of, or been charged with, any material violation of any applicable Privacy and Security Requirement. Since the Applicable Date, the Company has not experienced any material security breach or cybersecurity event, including any material theft, loss, or unauthorized access, acquisition, use, or disclosure of Personal Information owned, transmitted, used, stored, received, or controlled by or on behalf of the Company.
(w)   The (i) collection, storage, Processing, transfer, sharing and destruction of Personal Information in connection with the Transactions, and (ii) execution, delivery and performance of this Agreement and the Transactions complies in all material respects with each of the Company’s applicable privacy notices and policies and with all applicable Data Privacy Laws.
2.9   Contracts.
(a)   Section 2.9(a) of the Company Disclosure Schedule identifies each Contract to which the Company is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement and identifies, with respect to each Material Contract, the clause of this Section 2.9(a) to which it applies. For purposes of this Agreement, each of the following constitutes a “Material Contract”:
(i)   any Contract that is a settlement, conciliation or similar agreement between the Company and any Governmental Body and pursuant to which (A) the Company will be required after the date of this Agreement to pay any monetary obligations or (B) that contains material obligations or limitations on the Company’s conduct;
(ii)   any Contract between the Company and any third Person (A) limiting the freedom or right of the Company (or which, following consummation of the Merger, would limit or purport to limit the freedom or right of the Surviving Corporation, Parent or any of their respective Affiliates) to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by the Company, or (C) containing exclusivity obligations or otherwise limiting the freedom or right of the Company to sell, distribute or manufacture any products or services or any Technology or other assets to or for any other Person;
(iii)   any Contract (excluding any Employee Plan) that requires by its terms or is reasonably expected to require the payment or delivery of cash or other consideration (A) to the Company in an amount having an expected value in excess of $250,000 in any fiscal year ending on or after December 31, 2025 or (B) by the Company in an amount having an expected value in excess of $250,000 in any fiscal year ending on or after December 31, 2025, in each case (clauses (A) and (B)), (x) which cannot be cancelled by the Company without penalty or further payment without more than ninety (90) days’ notice and (y) excluding commercially available off-the-shelf Software licenses;
(iv)   any Contract (A) relating to Indebtedness of the Company having an outstanding or committed amount in excess of $150,000 or (B) relating to any swap, forward, futures or other similar derivative transaction;
(v)   any Contract pursuant to which the Company has continuing obligations (A) for the disposition of any assets or business of the Company or (B) for the acquisition of any assets or business of any third Person (whether by merger, sale of stock or assets or otherwise) with a fair market value in excess of $500,000, in each case (clauses (A) or (B)), that contains continuing indemnities or other material obligations;
(vi)   any Contract constituting a joint venture, collaboration, partnership or similar profit or revenue sharing arrangement;
(vii)   any Contract that by its express terms requires the Company, or any successor to, or acquirer of, the Company, to (A) make any payment to another Person as a result of a change of control of the Company (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment or (B) pay severance or termination pay, retention, Tax gross-up, transaction-based or similar compensation or benefits (including any accelerated rights to payment, funding or vesting in connection with the Transactions, whether alone or upon the occurrence or existence of any additional or subsequent event or circumstance) to any Company Associate;
(viii)   any Collective Bargaining Agreement;
(ix)   any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of the Company, the pledging of the capital stock or other equity interests of the Company or the issuance of any guaranty by the Company;
(x)   any (A) In-bound License and (B) Out-bound License;
(xi)   any Government Contract;
(xii)   distribution, wholesale or third-party logistics Contract, which, if terminated or not renewed, would reasonably be expected to have a material and adverse effect on the Company Products;
(xiii)   any Contract that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of the Company Products, which, if terminated or not renewed, would reasonably be expected to have a material and adverse effect on the Company Products;
(xiv)   any Contract for the lease or sublease of any real property;
(xv)   any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(xvi)   any Contract that (A) contains a standstill or similar provision that restricts the Company (or that, following consummation of the Merger, would restrict or purport to restrict Parent or any of its Affiliates) from acquiring assets or securities of any Person, or (B) contains a “non-solicitation,” “no hire” or similar provision that restricts the Company (or that, following consummation of the Merger, would restrict or purport to restrict Parent or any of its Affiliates) from soliciting, hiring, engaging, retaining or employing any Person (as an employee, independent contractor or otherwise), except for any such provision in any confidentiality agreement entered into by the Company in the ordinary course of business;
(xvii)   any Contract providing for the Company’s employment or engagement of any Person on a full-time, part-time, consulting or other basis, the performance of which would reasonably be expected to involve payment of total compensation in excess of $150,000 during any fiscal year ending on or after December 31, 2025 or which involves service as an executive officer or director regardless of compensation level;
(xviii)   any Contract granting or governing material Tax incentives, including payroll Tax credits, property Tax reductions or other Tax incentives or Tax holidays;
(xix)   (1) any Contract pursuant to which the Company has continuing obligations in excess of $100,000 involving (A) milestones or similar payments calculated based upon any revenues or income or any “earn out” or other contingent payment, including upon the achievement of development, regulatory, or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or operational milestones (including the placement of Company Products) or (2) any Contract with provisions that, if triggered, would require the Company to pay, make or commit to any of the foregoing (regardless of whether such have actually been triggered); and
(xx)   any Contract (A) with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), Person holding 5% or more of shares of Company Stock or, to the knowledge of the Company, any Affiliate or immediate family member of any of the foregoing or (B) to the knowledge of the Company, in which any of the foregoing Persons has a direct or indirect financial interest in excess of $120,000 in any fiscal year.
(b)   As of the date of this Agreement, the Company has either delivered or made available to Parent an accurate, unredacted and complete copy of each Material Contract. The Company and, to the knowledge of the Company, each other party thereto, has performed all material obligations required to be performed by it under each Material Contract. Neither the Company nor, to the knowledge of the Company, any other party thereto, is in material breach of, or material default under, any Material Contract. Neither the Company nor, to the knowledge of the Company, any other party thereto has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Company and, to the knowledge of the Company, each other party thereto, a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. Since the Applicable Date, the Company (i) has not received or delivered any written notice, or to the knowledge of the Company, any oral notice, regarding any material violation or breach or material default under any Material Contract that has not since been cured, and (ii) has not waived in writing any material rights under any Material Contract which rights would otherwise be continuing past the date hereof. As of the date hereof, the Company does not have any pending material dispute with any Material Contract Counterparty. Since the Applicable Date, the Company has not received any written notice or, to the knowledge of the Company, other communication from, any Material Contract Counterparty to the effect that such Material Contract Counterparty will likely not continue as a supplier or licensor (or other applicable role under such Material Contract) of the Company or to the effect that such Material Contract Counterparty intends to terminate or materially modify any existing Contract with the Company in any manner adverse to the Company, including by reducing the scale of the business conducted with or by increasing the amounts charged to, the Company.
2.10   Liabilities.   The Company does not have any liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or the notes thereto except for: (a) liabilities specifically reflected, reserved against or otherwise included or disclosed in the financial statements (or the notes thereto) of the Company as of December 31, 2024 included in the Company SEC Documents; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities for performance of obligations under Contracts binding upon the Company (other than resulting from a breach by the Company thereof) delivered or made available to Parent prior to the date of this Agreement; (d) liabilities incurred in the ordinary course of business since December 31, 2024 (none of which is a liability for a breach of contract, breach of warranty, tort, infringement, violation of Legal Requirement, or that relates to any Legal Proceeding); and (e) liabilities that would not have, individually or in the aggregate, a Material Adverse Effect.
2.11   Compliance with Legal Requirements.
(a)   The Company is, and since the Applicable Date has been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not and would not reasonably be expected to be, individually or in the aggregate, material to the Company.
(b)   Since the Applicable Date, (i) the Company has not received any written notice or any other communications from any Governmental Body that (A) alleges any violation or noncompliance (or reflects that the Company is under investigation or the subject of an inquiry by any such Governmental Body for such alleged noncompliance) with any applicable Legal Requirement, or (B) threatens any fine, assessment, enforcement action, or cease and desist order, or the suspension, revocation or limitation or restriction of any Governmental Authorization held by the Company; and (ii) the Company has not entered into any agreement or settlement with any Governmental Body with respect to any alleged noncompliance with, or violation of, any applicable Legal Requirement.
(c)   The Company does not produce, design, test, manufacture, fabricate or develop a “critical technology,” as that term is defined in 31 C.F.R. Section 800.215.
(d)   Since April 24, 2019, the Company has been in compliance with all applicable Global Trade Laws. The Company is not, and no director, officer or employee of the Company is, a Sanctioned Person or is acting on behalf of a Sanctioned Person. To the knowledge of the Company, no agent or third party acting on behalf of the Company is a Sanctioned Person or is acting on behalf of a Sanctioned Person. Since April 24, 2019, the Company has not knowingly done business, directly or indirectly, with a Sanctioned Person or any Sanctioned Territory. Since April 24, 2019, the Company has not had any direct or indirect transactions with or engaged in an activity involving a benefit provided by the Company to or received by the Company from Russia, Belarus, or the Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, including from (i) the territory of, (ii) Persons located in, or (iii) Persons incorporated, headquartered, or whose principal place of business is in those jurisdictions or regions. Since April 24, 2019, the Company has not (A) exported, reexported or transferred any items in violation of the EAR; or (B) received from any Governmental Body any notice or been subject to an investigation or made any disclosure to a Governmental Body, in either case, concerning any actual or potential violations concerning applicable Global Trade Laws.
2.12   Regulatory Matters.
(a)   The Company is, and since the Applicable Date has been, in compliance in all material respects with all Health Care Laws, in each case as applicable to the Company’s operation of its business. Since the Applicable Date, neither the Company, nor, to the knowledge of the Company, any third parties that have performed or are performing any development, collaboration, manufacturing, testing, quality control, batch release, distribution or shipment activities on behalf of the Company or with respect to a Company Product, including any contract manufacturing organization, CRO, Clinical Trial site or investigator, while acting in such capacity (each, a “Collaboration Partner”) (i) has been subject to any enforcement, regulatory or administrative proceedings alleging material non-compliance with any Health Care Laws; (ii) has received any notice or communication alleging material noncompliance with any applicable Legal Requirement or Regulation and/or threatening any such enforcement, regulatory or administrative proceeding; or (iii) has been issued a FDA Form 483, Warning Letter, notice of violation of Health Care Laws, or similar correspondence from any Governmental Body that remains unresolved. There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, Warning Letter, proceeding or request for information pending against the Company or, to the Company’s knowledge, its Collaboration Partners, or any manager, director, or officer of Company. To the Company’s knowledge, there is no act, omission, event, or circumstance that has occurred since the Applicable Date which would reasonably be expected to give rise to any such action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, Warning Letter, proceeding or written request for information or any such material liability. Since the Applicable Date, there has not been any material violation of any Health Care Law by the Company or, to the Company’s knowledge, the Collaboration Partners in their product development efforts, submissions, record keeping and reports to the FDA that would reasonably be expected to require or lead to investigation, corrective action or enforcement, regulatory or administrative action. There are no civil or criminal proceedings pending and served against the Company or, to the Company’s knowledge, the Collaboration Partners or, to the Company’s knowledge, any Company or Collaboration Partner employee, which involve a matter within or related to the FDA’s jurisdiction and related to the Company or the Company’s Products.
(b)   Each Company Product that is manufactured, tested, distributed and/or marketed by the Company, is being manufactured, tested, distributed and/or marketed by the Company in material compliance with applicable Health Care Laws, including those relating to: Good Manufacturing

Practices; regulatory approvals or clearances to market medical devices in the United States; investigational studies; labeling; advertising and promotion; record keeping; training; and filing of reports to FDA, including reporting requirements for Medical Device Reporting set forth in 21 C.F.R. Part 803 and Reports of Corrections and Removals set forth in 21 C.F.R. Part 806.
(c)   As of the date of this Agreement, the Company has not commercially launched any FDA Cleared Company Product. No Company Product manufactured by the Company is under consideration by the Company for recall, withdrawal, suspension, seizure or discontinuance, or, since the Applicable Date, has been subject to a recall, product advisory notice, withdraw, suspension, seizure or discontinuance (other than for commercial or other business reasons) by the Company or a Collaboration Partner (whether voluntarily or otherwise). No legal proceeding in the United States that seeks the recall, withdrawal, suspension, seizure or discontinuance of any Company Product is pending and served against the Company. To the Company’s knowledge there are no pending or completed FDA proceedings against the Company seeking the recall, withdrawal, suspension or seizure of any Company Product, nor commencing or threatening to initiate any action to enjoin the production of any medical device produced at any facility where a Company Product is manufactured, tested or packaged.
(d)   Since the Applicable Date, the Company has held all material Regulatory Permits required for its business as then-conducted, and each material Regulatory Permit required to be held by the Company for its business as currently conducted is valid and in full force and effect. The Company is in compliance in all material respects with the terms and requirements of such material Regulatory Permits. Since the Applicable Date, no material deficiencies have been asserted in writing by any applicable Governmental Body with respect to any material Regulatory Permits of the Company. The Company has not received written notice that any material Regulatory Permit will not or is likely not to be issued. To the knowledge of the Company, no suspension, revocation, cancellation or withdrawal of any Regulatory Permit is threatened.
(e)   All preclinical and clinical investigations, studies, or trials (“Clinical Trials”) sponsored or conducted by or, to the knowledge of the Company, on behalf of the Company have been and are being conducted in material compliance with applicable Health Care Laws and Data Privacy Laws. The Company has not, nor to the Company’s knowledge has any of its Collaboration Partners or other Persons acting directly on the Company’s behalf, received any written notice or other written correspondence from the FDA or any other Governmental Body performing functions similar to those performed by the FDA with respect to any ongoing Clinical Trial requiring or recommending a clinical hold, or the termination, suspension or material modification of any such Clinical Trials.
(f)   The Company has filed with the FDA, or any other Governmental Body performing functions similar to those performed by the FDA, all material filings, declarations, listings, registrations, reports or submissions, including establishment registrations, adverse event reports, required under applicable Health Care Laws, including any required material updates, corrections or modifications to each of the foregoing. All such filings, were in material compliance with applicable Health Care Laws when filed, and no material deficiencies have been asserted in writing against the Company by any applicable Governmental Body with respect thereto.
(g)   The Company and, to the Company’s knowledge, the Collaboration Partners have been, since the Applicable Date, in compliance in all material respects with, and, solely to the extent applicable at the Company’s current stage of development, each Company Product regulated as a medical device that is currently commercialized in the U.S. is designed, manufactured, prepared, assembled, packaged, labeled, stored, installed, serviced, processed, and marketed in compliance in all material respects with, the Quality System Regulation set forth in 21 C.F.R. Part 820 and other applicable FDA regulations.
(h)   Neither the Company, nor, to the knowledge of the Company, any Collaboration Partner or other Person acting directly on the Company’s behalf has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or for any Governmental Body to invoke a similar policy that may be applicable in another jurisdiction to the

Company, in each case (clauses (i)  — (iii)), related to the Company or the Company’s Products. The Company is not the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy.
(i)   All of the Company’s Products which are FDA-regulated are and have been labeled, and, to the extent applicable, promoted, and advertised in accordance, in all material respects, with their 510(k) clearance or other applicable regulatory status.
(j)   No article of any Company Product is, to the extent applicable to such Company Product after taking into account such Company Product’s current stage of development, (i) adulterated within the meaning of 21 U.S.C. § 351 (or similar Legal Requirement) in any material respect (ii) misbranded within the meaning of 21 U.S.C. § 352 (or similar Legal Requirement) in any material respect, or (iii) in material violation of 21 U.S.C. § 360 or § 360e (or similar Legal Requirement), including the rules and regulations promulgated thereunder. Since the Applicable Date, the Company has not received any written notice from a Governmental Body that any of the Company’s products are misbranded or adulterated.
(k)   The development of all Company Products, as well as all studies (human or animal), tests including bench and/or cadaver testing, preclinical development, and Clinical Trials, if any, conducted by, with the permission of, at the direction of, or on behalf of the Company are and have been conducted in all material respects consistent with: (a) experimental protocols, procedures and controls pursuant to generally accepted professional and scientific standards for medical devices, components, parts, or other similar products or product candidates comparable to those developed, under development, and/or promoted, marketed, or sold by the Company and (b) all applicable Legal Requirements related to the regulation of the Company and those conducting any and all development, testing, or studies with the permission of, for, at the direction of, and/or on the Company’s behalf including, as applicable, the FDCA and 21 C.F.R. parts 11, 50, 54, 56, 58, and 812. All material written descriptions of, protocols for, and data and other results of any active studies, tests, development, and trials conducted by, with the permission of, at the direction of, or on behalf of the Company, to the extent within the Company’s possession, have been furnished or made available to Parent and are accurate and complete in all material respects. To the Company’s knowledge, there are no studies, tests, developments, or trials the results of which reasonably call into question the results of the studies, tests, developments and trials conducted by, with the permission of, for, at the direction of, and/or on behalf of the Company.
(l)   Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and, to the knowledge of the Company, their Collaboration Partners, or other Persons acting directly on their behalf have prepared, submitted and implemented timely responses and, as applicable, any corrective action plans required to be prepared and submitted in response to all internal or third-party audits, inspections, investigations or examinations of the Company Products or the Company’s business.
(m)   Neither the Company, nor, to the Company’s knowledge, any Collaboration Partner, director, manager, member, officer, employee or agent of the Company:
(i)   has been convicted of or charged with any violation of any Health Care Laws;
(ii)   has been convicted of or charged with any violation of any Legal Requirement related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances; or
(iii)   is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in any federal health care program as defined in 42 U.S.C. § 1320a-7b(f); or has engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. Section 335a or any similar requirement under applicable Legal Requirements or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar requirement under applicable Legal Requirements; or has been excluded, suspended or otherwise declared ineligible for U.S. and non-U.S. federal, state, provincial or other healthcare program participation, including without limitation persons identified on the General Services Administration’s List of Parties Excluded from

Governmental Programs or the Department of Health & Human Service’s Office of Inspector General’s List of Excluded Individuals/Entities.
2.13   Certain Business Practices.   Neither the Company nor any of its directors, officers, employees, or, to the knowledge of the Company, any other Representatives (in each case, acting in the capacity of a Representative of the Company) has, since January 1, 2020, (i) used any funds (whether of the Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made or offered to make any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) accepted any unlawful payments, or (iv) violated any applicable provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect. Since the Applicable Date, the Company has not received any written communication from a Governmental Body that alleges or gives notice of any of the foregoing. To the knowledge of the Company, there is no audit or investigation, by or before any Governmental Body (including receipt of any subpoena) related to any actual, alleged or potential violation of any Anti-Corruption Law.
2.14   Governmental Authorizations.   The Company holds all material Governmental Authorizations necessary for the Company to conduct its business in the manner in which such business is currently being conducted. The material Governmental Authorizations held by the Company are valid and in full force and effect in all material respects. The Company is in compliance in all material respects with the material terms and requirements of such Governmental Authorizations.
2.15   Tax Matters.
(a)   (i) The Company has timely filed all income and other material Tax Returns required to be filed (taking into account any extensions of time within which to file such Tax Returns) and (ii) all such Tax Returns are true, correct and complete in all material respects. The Company has timely paid all material Taxes due and owing by it (whether or not shown as due on such Tax Returns).
(b)   The Company is not subject to any audits, examinations, investigations, proposed adjustments, claims or other proceedings that are pending against the Company in respect of any material Taxes. No Governmental Body has, in writing, asserted or threatened to assert any deficiency with respect to material Taxes or any adjustment to material Taxes against the Company. No jurisdiction (whether within or without the United States) in which the Company has not filed a particular type of Tax Return or paid a particular type of Tax has asserted in writing that the Company may be required to file such Tax Return or pay such type of Tax in such jurisdiction. The Company does not have, and has never had, a permanent establishment (within the meaning of the Code or applicable Tax treaty) or other fixed place of business in a country other than the country of its formation.
(c)   No extension or waiver of the statute of limitations period applicable to any filing of any income or other material Tax Returns or with respect to any assessment or deficiency for material Taxes of the Company has been granted and is currently in effect other than automatic extensions or automatic waivers obtained in the ordinary course of business that do not require the consent of the relevant Governmental Body.
(d)   The Company has withheld all material Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder, and has timely remitted such amounts to the appropriate Governmental Body.
(e)   Adequate reserves have been established on the Company’s financial statements to provide for the payment of any Taxes which are not yet due and payable with respect to the Company for taxable periods or portions thereof ending on or before the date of the most recent financial statements of the Company. All Taxes of the Company incurred through the date of the most recent financial statements of the Company do not exceed Taxes accrued on such financial statements, and all Taxes of the Company accrued following the end of the most recent period covered by the most recent financial statements of the Company have been accrued in the ordinary course of business.
(f)   The Company (i) is not and has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) that files a consolidated federal income Tax Return, and

(ii) does not have any material liability for the Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. law), or as a transferee or successor or otherwise (other than pursuant to commercial agreements not primarily related to Taxes and entered into in the ordinary course of business).
(g)   During the three (3)-year period ending on the date of this Agreement, the Company has not been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in connection with a distribution of stock intended to qualify as a transaction in which Section 355 or Section 361 of the Code applies.
(h)   The Company has not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or any comparable provision of state, local or non-U.S. law.
(i)   The Company will not be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing, (iii) installment sale, intercompany transaction or open transaction disposition made prior to the Closing, or any “excess loss account” within the meaning of the regulations under Section 1502 of the Code (or any analogous or similar provision of state, local or non-U.S. Tax law) existing as of immediately prior to the Closing, or (iv) prepaid amount or deferred revenue received on or prior to the Closing Date.
(j)   The Company has not made an election under Section 965(h) of the Code.
(k)   The Company is not a party to, nor bound by, nor does it have any obligation under, any Tax allocation, sharing or indemnity or similar agreement other than any commercial agreement not primarily related to Taxes and entered into in the ordinary course of business.
(l)   There are no material Encumbrances with respect to Taxes upon any of the assets or properties of the Company, other than for Taxes not yet due and payable.
(m)   The Company has not filed (or has had filed on its behalf) a request for (i) private letter ruling, (ii) technical advice, or (iii) change of any method of accounting, in each case, with any Governmental Body that relates to Taxes or Tax Returns of the Company that would have a continuing effect after the Closing.
(n)   The Company has not entered into any closing agreement within the meaning of Section 7121 of the Code (or a comparable or similar provision of state, local or non-U.S. law) with any Governmental Body that would be binding and result in a Tax liability for any Tax period (or portion thereof) ending after the Closing Date.
2.16   Employee Matters.
(a)   The Company has made available to Parent a list of each employee of the Company as of the date hereof, which accurately sets forth such employee’s (i) date of hire; (ii) position; (iii) current annual base salary or hourly wage; (iv) work location; (v) status as a full-time or part-time employee; (vi) classification as exempt or non-exempt under the Fair Labor Standards Act and applicable state wage and hour Legal Requirements; (vii) status as a temporary or permanent employee; (viii) status as a regular or leased employee; (ix) status as an active or inactive employee and, if such employee is inactive, the date of commencement of leave and expected return date; (x) current annual or other periodic cash incentive opportunity; (xi) any other compensation payable to such employee; and (xii) the value of such employee’s accrued vacation time and sick leave or other paid time off. As of the date hereof, the Company has no employees based outside of the United States. All current employees of the Company are lawfully authorized to work in the jurisdiction in which they are employed or engaged by the Company, and the Company is in compliance, in all material respects, with and has complied, in all material respects, with all applicable U.S. immigration laws with respect to current employees of the Company, including Form I-9 requirements and any applicable mandatory E-Verify obligations.
(b)   The Company has made available to Parent a list of all Individual Independent Contractors of the Company as of the date hereof. The engagement of each current Individual Independent Contractor of the Company is subject to termination for any reason upon not more than thirty (30) days’ prior written notice without penalty or liability.
(c)   The Company is not, nor at any time has been, a party to or bound by, nor has it negotiated or engaged in negotiations of, any Collective Bargaining Agreement, and no current or former employees of the Company are or have been represented by any labor union or other labor organization or works council with respect to their employment with the Company. The Company does not have, and has never had, any duty to bargain with any labor organization or works council. To the knowledge of the Company, there have never been any activities or proceedings of any labor union to organize any employee of the Company. No labor dispute, strike or work stoppage against the Company is now pending or, to the knowledge of the Company, is now threatened that would reasonably be expected to interfere with the business activities of the Company. There is no unfair labor practice charge or complaint presently pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any equivalent state or local Governmental Body.
(d)   The Company is, and at all times since the Applicable Date has been, in compliance in all material respects with all applicable Legal Requirements governing the employment of labor, including Legal Requirements relating to employment practices, wages, compensation and benefits, hours, classification of employees and independent contractors, overtime and overtime payment, working during rest days, meal and rest breaks, social benefits contributions, severance pay, equal employment opportunity, affirmative action, collective bargaining, discrimination, harassment, retaliation, civil rights, disability rights or benefits, terms and conditions of employment, immigration, safety and health, hiring, promotions, plant closings, and termination of service, severance, gratuity, pay transparency and disclosures, pay equity, privacy, leaves of absence, paid sick leave, unemployment insurance, child labor, whistleblowing, pension insurance, medical insurance, work-related-injury insurance, maternity insurance, contributions to the public housing fund, the withholding and payment of social security and other Taxes (collectively, the “Employment Laws”), such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, ERISA, the Fair Labor Standards Act, the Americans with Disabilities Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the National Labor Relations Act of 1935, Section 503 of the Rehabilitation Act and the Vietnam Era Veterans Readjustment Assistance Act and any other federal, state or local laws, executive orders, regulations or ordinances governing affirmative action, EEO-1 and VETS-4212 reporting obligations, and the Immigration and Nationality Act and other similar Legal Requirements of the jurisdictions in which the Company is qualified or does business.
(e)   There are no, nor have there been at any time since the Applicable Date any, Legal Proceedings pending or, to the knowledge of the Company, threatened involving non-compliance with Employment Laws. The Company is not, nor at any time since the Applicable Date has been, a party to a conciliation agreement, consent decree or other agreement or order with any Governmental Body with respect to Employment Laws.
(f)   Except as would not have a Material Adverse Effect, the Company is, and has been at all times since the Applicable Date, in compliance with the Worker Adjustment and Retraining Notification Act (29 U.S.C. §§ 2101 et seq.) and corresponding state law (collectively “WARN”). The Company does not have any plans to undertake any action that would trigger WARN.
(g)   To the knowledge of the Company, no Company Associate is in violation, in any material respect, of any Contract relating to non-disclosure, confidentiality, non-competition, or non-solicitation with a former employer or service recipient relating to the right of any such Company Associate to be employed by or provide services to the Company. To the knowledge of the Company, no former Company Associate is in violation of any Contract with the Company relating to non-disclosure, confidentiality, non-competition, or non-solicitation.

(h)   Since the Applicable Date, (i) no allegation, complaint, charge, or claim, whether formal or, to the knowledge of the Company, informal, of harassment on the basis of gender, sex or race, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination or similar behavior (a “Misconduct Allegation”) has been made against any Person who is or was an officer, director or other managerial employee of the Company in such Person’s capacity as such, and (ii) the Company has not entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating to any Misconduct Allegation against the Company, or any Person who is or was an officer, director or other managerial employee of the Company.
(i)   All current employees of the Company are employed on an at will basis. All Company Associates are, and have been since the Applicable Date, properly classified as an employee or independent contractor under all applicable Legal Requirements, and the Company has not received any written or oral notice from any Person disputing such classification.
2.17   Benefit Plans.
(a)   Section 2.17(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all Employee Plans (other than equity grant notices with respect to awards disclosed on Section 2.3(d) of the Company Disclosure Schedule and that do not deviate from the forms delivered or made available to Parent). To the extent applicable, the Company has either delivered or made available to Parent, prior to the execution of this Agreement, with respect to each Employee Plan, accurate and complete copies of: the following in existence as of the date hereof: (A) all current plan documents and all amendments thereto, and all current, related trust, insurance, annuity or other funding documents, and in the case of unwritten Employee Plans, written descriptions thereof, (B) the annual actuarial valuation, if any, and the annual reports (Form Series 5500 and all schedules and financial statements attached thereto), in each case for each of the last three complete plan years, (C) all material correspondence to or from the IRS, the United States Department of Labor or any other Governmental Body with respect to an Employee Plan, (D) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS, the United States Department of Labor, or any other Governmental Body, (E) nondiscrimination and coverage testing results for each of the three most recent plan years, and (F) the most recent summary plan descriptions and any material modifications thereto.
(b)   Neither the Company nor any ERISA Affiliate sponsors, contributes to or is required to contribute or has ever sponsored, maintained, contributed to, been required to contribute to, or otherwise has incurred or may incur any liability (contingent or otherwise) with respect to, (i) a plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in Section 4001 of ERISA, or (ii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. Neither the Company nor any ERISA Affiliate has incurred any Controlled Group Liability that has not been paid in full, nor to the knowledge of the Company, do any circumstances exist that could reasonably be expected to result in any Controlled Group Liability becoming a liability of Parent or Merger Sub or any of their respective Affiliates. No Employee Plan holds or invests in any “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA.
(c)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or is entitled to rely upon a favorable opinion letter issued by the IRS. No such determination letter or opinion letter has been revoked, and, to the Company’s knowledge, no Governmental Body has threatened to revoke any such determination or opinion letter. Each such Employee Plan has timely adopted all currently effective amendments to the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect the qualified status of any such Employee Plan.
(d)   Each Employee Plan has at all times been established, operated and funded in compliance, in all material respects, with its terms and all applicable Legal Requirements, including ERISA and the Code.

(e)   There are no pending or, to the Company’s knowledge, threatened claims (other than routine claims for benefits) or Legal Proceedings, and, to the knowledge of the Company, no set of circumstances exists that would reasonably be expected to give rise to a claim or Legal Proceeding, against the Employee Plans, any fiduciaries or any service provider thereof or the assets of any related trusts. No Employee Plan is under audit or, to the Company’s knowledge, the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Body, nor is any such audit or investigation pending against the Company or, to the knowledge of the Company, threatened. Neither the Company, any Employee Plan, nor, to the Company’s knowledge, any Company Associate is or would reasonably be expected to be subject to either a material liability pursuant to Section 502 of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.
(f)   Each Employee Plan that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Code complies both in form and operation with the requirements of Section 409A of the Code in all material respects.
(g)   All contributions, premiums, and payments required to be made or paid with respect to any Employee Plan by applicable Legal Requirements have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements of the Company in accordance with GAAP.
(h)   Neither the Company, any ERISA Affiliate nor any Employee Plan has any current or future obligation to provide post-employment health or welfare benefits to or to make any payment in lieu thereof to, or with respect to, any Company Associate or other service provider of the Company (or any of their eligible dependents or beneficiaries), other than (i) required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement) and (ii) where the full cost of which is borne by the recipient (or any of their eligible dependents or beneficiaries).
(i)   Except as provided in Section 1.8, the consummation of the Transactions (whether alone or upon the occurrence or existence of any addition or subsequent event) will not (i) entitle any Company Associate or other service provider of the Company to severance pay, unemployment compensation or any other material payment under any Employee Plan or otherwise by the Company, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any Company Associate or other service provider of the Company under any Employee Plan or otherwise by the Company, (iii) directly or indirectly cause the Company to transfer or set aside any material assets to fund any payments or benefits under any Employee Plan, (iv) result in any limitation on the right of the Company to amend, merge, terminate or receive a reversion of assets from any Employee Plan or related trust, or (v) result in the payment of an “excess parachute payment” within the meaning of Section 280G of the Code.
(j)   The Company is not a party to, and is not otherwise obligated under, any Contract or Employee Plan that provides for the gross-up or reimbursement of Taxes under Section 4999 or 409A of the Code (or any corresponding provisions of state or local Legal Requirement), or otherwise.
(k)   No Employee Plan is subject to the Legal Requirements of a jurisdiction other than the United States (whether or not United States Legal Requirements also apply) or covers Company Associates or other service providers of the Company working primarily outside the United States.
2.18   Environmental Matters.
(a)   (i) The Company is and since the Applicable Date has been in compliance, in all material respects, with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Governmental Authorizations issued or required under Environmental Laws for the operation of the Company’s business (“Environmental Permits”), all of which Environmental Permits are valid and in full force and effect in all material respects, and (ii) there is no Legal Proceeding pending or, to the knowledge of the Company, threatened, to revoke, materially modify, suspend or terminate any such Environmental Permit.

(b)   There is, and since the Applicable Date (or earlier for any unresolved matters) there has been, no Legal Proceeding relating to any Environmental Law or Hazardous Materials pending or, to the knowledge of the Company, threatened against the Company or in respect of any Leased Real Property or any real property formerly leased, owned or operated by the Company, except as would not, individually or in the aggregate, be material to the Company.
(c)   Since the Applicable Date through the date of this Agreement, except as would not be, individually or in the aggregate, material to the Company, the Company has not received any written information request from a Governmental Body, or any written notice, report, or other information, or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of the Company, in each case relating to Environmental Laws or Hazardous Materials.
(d)   (i) There have been no Releases on, at, under or from any property or facility, including the Leased Real Property, by the Company or, to the knowledge of the Company, any other Person, that would reasonably be expected to result in any material claim against or material liability of the Company under any Environmental Law or relating to Hazardous Materials, and (ii) the Company has not arranged, by Contract or otherwise, for the transportation, treatment or disposal of Hazardous Materials at any location that would reasonably be expected to result in any material claim against or material liability of the Company under any Environmental Law.
(e)   The Company has not assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.
(f)   The Company has made available to Parent accurate and complete copies of all material written environmental site assessments, Environmental Permits issued to the Company, audits, and any other material documents, in each case that relate to the Company’s compliance with Environmental Laws since the Applicable Date or to the environmental condition of the Leased Real Property, in each case to the extent they are in the possession or control of the Company.
2.19   Insurance.   The Company has delivered or made available to Parent accurate, unredacted and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company. The Company maintains insurance coverage in such amounts and covering such risks as are consistent, in all material respects, with normal industry practice for companies of similar size and stage of development and that operate similar businesses and engage in similar activities as the Company. To the knowledge of the Company, all such insurance policies held by the Company are in full force and effect. With respect to any such insurance policies, no notice of termination, cancellation, non-renewal or material modification has been received (other than a notice in connection with ordinary renewals), all premiums due and payable thereon have been paid in accordance with the terms of such policies and there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default, by any insured thereunder. As of the date hereof, (a) to the knowledge of the Company, no insurer under any such insurance policy held by the Company has been declared insolvent or placed in receivership, conservatorship or liquidation and (b) there is no claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, in each case (clauses (a) and (b)), except as would not be, or would not reasonably be expected to be, individually or in the aggregate, material to the Company.
2.20   Legal Proceedings; Orders.
(a)   There are no Legal Proceedings pending and served (or, to the knowledge of the Company, pending and not served or threatened) against the Company or, to the knowledge of the Company, against any present or former officer, director or employee of the Company in such individual’s capacity as such, in each case, except as would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Company.
(b)   There is no material order, writ, injunction or judgment to which the Company is subject.
(c)   To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to the Company is pending or is being threatened.

2.21   Authority; Binding Nature of Agreement.
(a)   The Company has all necessary corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and to consummate the Transactions, including the Merger, subject to the adoption of this Agreement by holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”). The Company has taken all corporate action necessary, and no other corporate actions or proceedings on the part of the Company or vote of the Company’s stockholders is necessary to adopt this Agreement and approve the Merger and the Transactions, other than the Company Stockholder Approval.
(b)   The Board of Directors (at a meeting duly called and held) has unanimously adopted resolutions (i) approving (including for the purposes of Section 203 of the DGCL) and declaring advisable this Agreement, the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, and approving the CVR Agreement and the transactions contemplated thereby, (ii) determining that the terms of this Agreement, the CVR Agreement, the Merger and the other Transactions are fair to, and in the best interests of, the Company and the stockholders of the Company, (iii) resolving to make the Company Board Recommendation and direct that this Agreement be submitted to the Company’s stockholders at the Company Stockholders Meeting for approval of the adoption of this Agreement, which resolutions of the Board of Directors have not been rescinded, modified or withdrawn in any way.
(c)   This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
2.22   Takeover Laws.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.8, the Board of Directors has taken all actions to exempt this Agreement, the Merger, and the other transactions contemplated by this Agreement from the requirements or restrictions on business combinations contained in Section 203 of the DGCL and any other applicable Takeover Law. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound, and no anti-takeover provision in the certificate of incorporation or bylaws of the Company is, or at the Effective Time will be, applicable in a manner that will prevent the consummation of the Merger or any of the other Transactions.
2.23   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions by the Company will not: (i) violate or constitute a violation of any of the provisions of the certificate of incorporation or bylaws of the Company; (ii) violate or constitute a violation by the Company of any Legal Requirement or order applicable to the Company, or to which the Company is subject; (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any obligation to make (or right to receive or elect to receive) any payment or to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which the Company is entitled under any Material Contract; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of the Company; except, in the case of clauses (iii) and (iv), as would not have, individually or in the aggregate, a Material Adverse Effect.
(b)   Except for the (i) filing of the Certificate of Merger with the Secretary of State, (ii) compliance with the applicable requirements of (A) the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions), (B) the DGCL, (C) the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and (D) the applicable rules and regulations of the SEC or Nasdaq, the Company is not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect.
2.24   Transactions with Affiliates.   There are no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, in each case during the 12 months preceding the date of this Agreement that would be required to be disclosed under Item 404(a) of Regulation S-K.
2.25   Opinion of Financial Advisors.   The Board of Directors (in such capacity) has received the written opinion (or an oral opinion to be confirmed in writing) of Wells Fargo Securities, LLC (the “Company Financial Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in such opinion therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (other than Excluded Shares or Dissenting Shares, as provided in such opinion) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent solely for informational purposes and on a non-reliance basis, a signed copy of the written opinion as soon as possible following the date of this Agreement.
2.26   Brokers and Other Advisors.   Except for the Company Financial Advisor, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. Section 2.26 of the Company Disclosure Schedule sets forth the aggregate amount of fees and commissions that are or would be payable to the Company Financial Advisor in connection with the Transactions (assuming the capitalization of the Company at the Closing is as set forth in Section 2.3).
2.27   Acknowledgment by Company.   The Company is not relying and has not relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties of Parent and Merger Sub set forth in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
3.1   Due Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, except where any such failure would not have, individually or in the aggregate, a Parent Material Adverse Effect.
3.2   Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged, and prior to the Effective Time will not engage, in any business activities or conducted any operations other than as contemplated by this Agreement in connection with the Transactions and those incident to Merger Sub’s formation and initial capitalization. Either Parent or a wholly owned Subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Permitted Encumbrances.

3.3   Authority; Binding Nature of Agreement.   Parent and Merger Sub each have all requisite corporate power and authority to execute and deliver and perform their respective obligations under this Agreement (and with respect to Parent, the CVR Agreement) and to consummate the Transactions, subject to adoption of this Agreement by Parent, as the sole stockholder of Merger Sub (“Merger Sub Sole Stockholder Approval”). The boards of directors of each of Parent and Merger Sub have approved and declared advisable the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement (and with respect to Parent, the CVR Agreement) and the consummation of the Transactions, including the Merger, subject to the Merger Sub Sole Stockholder Approval. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub and is enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles. The CVR Agreement, when executed and delivered by Parent, will be a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and by general equitable principles.
3.4   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any), and the rules and regulations of the SEC and Nasdaq, the execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) cause a violation by Parent or Merger Sub of any Legal Requirements or order applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, cancellation, acceleration or other adverse change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any material Contract, except in the case of clauses (ii) and (iii), as would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL or as may be required by (i) the Exchange Act, (ii) state Takeover Laws, (iii) the DGCL, (iv) the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws (if any) and (v) the applicable rules and regulations of the SEC and Nasdaq, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement or the CVR Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain would not have, individually or in the aggregate, a Parent Material Adverse Effect. No vote of Parent’s or the Merger Sub’s stockholders is necessary to approve this Agreement, the CVR Agreement or any of the Transactions (except in the case of Merger Sub the Merger Sub Sole Stockholder Approval).
3.5   Disclosure.   None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, (a) at the time such document is filed with the SEC, (b) at any time such document is amended or supplemented or (c) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 3.5 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company to Parent or Merger Sub or any of their respective Representatives on behalf of the Company specifically for inclusion therein.
3.6   Absence of Litigation.   As of the date of this Agreement, there is no Legal Proceeding pending and served (or, to the knowledge of Parent, pending and not served or threatened) against Parent or Merger Sub, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, individually or in the aggregate, have a Parent Material Adverse Effect.
3.7   Funds.   Parent has, and as of the Effective Time will have, through cash, marketable investments and existing credit facilities (and will make available to Merger Sub in a timely manner) immediately available funds in cash in an amount sufficient to carry out all of Parent’s and Merger Sub’s obligations under this Agreement and to consummate the Transactions, including immediately available funds sufficient to deposit the Payment Fund with the Paying Agent on the Closing Date, to pay consideration payable to holders of Company Options following the Effective Time pursuant to Section 1.8(a) and to pay any and all amounts, as and when due, pursuant to the CVR Agreement.
3.8   Ownership of Company Stock.   As of the date hereof, none of Parent, Merger Sub nor any of their Affiliates directly or indirectly beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Stock any shares of Company Stock other than shares beneficially owned through mutual funds or benefit or pension plans. As of the date hereof, neither Parent nor Merger Sub is, or has been at any time during the period commencing three years prior to the date hereof, an “interested stockholder” of the Company under Section 203(c) of the DGCL.
3.9   Acknowledgement by Parent and Merger Sub.
(a)   Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the Transactions or the subject matter of this Agreement, express or implied, except for the representations and warranties of the Company set forth in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.
(b)   In connection with the due diligence investigation of the Company by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date hereof from the Company and its Affiliates and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and agree that Parent and Merger Sub will have no claim against the Company, or any of its Affiliates, stockholders or Representatives, or any other Person with respect thereto unless any such information is expressly included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Affiliates, stockholders or Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly included in a representation or warranty contained in this Agreement.
3.10   Brokers and Other Advisors.   Except for Persons, if any, whose fees and expenses shall be paid by Parent or Merger Sub, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub, or any of their respective Subsidiaries.
SECTION 4
CERTAIN COVENANTS OF THE COMPANY
4.1   Access and Investigation; Notice of Certain Events.
(a)   During the period from the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the Representatives of the Company to, provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Company’s designated Representatives and to the Company’s properties and assets, and to all existing books, records, documents and information relating to the Company, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Company and such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request, in each case for any reasonable business purpose related to the consummation of the Merger and the other Transactions and the planning and preparation by Parent for the integration of the Company into the operations of Parent; provided, however, that any such access to the Company’s assets and personnel shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to interfere unreasonably with the normal business or operations of the Company and shall not include invasive testing without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Nothing herein shall require the Company to disclose any information to Parent or any of Parent’s Representatives if such disclosure would, in the Company’s reasonable discretion (after consultation with outside counsel) and after notice to Parent (A) jeopardize any attorney-client or other legal privilege (so long as the Company has used its commercially reasonable efforts to cooperate with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (B) contravene any applicable Legal Requirement or Contract (so long as the Company has reasonably cooperated with Parent and used their commercially reasonable efforts to permit disclosure to the extent permitted by Legal Requirements or the contractual counterparties or, if permitted by Legal Requirements or the contractual counterparty, make appropriate substitute arrangements, e.g., through the use of customary “clean room” arrangements pursuant to which certain Representatives of Parent could be provided access to such information); or (C) pertain to Legal Proceedings in which the Company or any of its Affiliates, on the one hand, and Parent, Merger Sub or any of their respective Affiliates, on the other hand, are adverse parties. Notwithstanding the foregoing, nothing in this Section 4.1 shall require the Company to disclose any information to Parent or Parent’s Representatives to the extent such information relates to the applicable portions of the minutes of the meetings of the Board of Directors or any committee thereof (including any presentations or other materials prepared by or for the Board of Directors or such committee thereof) in which the Board of Directors or committee thereof discussed (x) the Transactions, (y) any Acquisition Proposal (whether made or received before or after the execution of this Agreement) or (z) a Company Adverse Change Recommendation; provided, that upon Parent’s request in accordance with this Section 4.1, the Company shall disclose versions of such minutes, presentations or other materials to Parent and its Representatives in which such information is redacted. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall cause its Affiliates and shall instruct Parent’s and such Affiliates’ respective Representatives to comply with, all of the obligations under the Mutual Confidential Information Disclosure Agreement, dated May 9, 2024, between the Company and Zimmer Inc., a direct Subsidiary of Parent (as amended, the “Confidentiality Agreement”).
(b)   Subject to applicable Legal Requirements, during the Pre-Closing Period, the Company shall promptly notify Parent in writing of (i) any notice or other communication received by the Company from any Governmental Body in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions; or (ii) any Legal Proceeding commenced or, to the Company’s knowledge, threatened in writing, against the Company or any of its Subsidiaries or otherwise relating to, involving or affecting the Company or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction. The Company shall (i) give Parent the opportunity to participate in (but not control) the defense and settlement of any stockholder litigation against the Company or the Company’s directors relating to this Agreement or the Transactions and shall keep Parent reasonably and promptly informed of the status of and any material developments with respect to any such litigation (whether or not Parent exercises its right to participate in the defense of such litigation), (ii) give Parent the right to review and comment on all material filings or responses made by the Company in connection with any such litigation and (iii) not settle or provide any payment or other compensation with respect to any stockholder demand or litigation against the Company or the Company’s directors relating to this Agreement or the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).
(c)   During the Pre-Closing Period, without limiting the Company’s obligations under Section 4.4, the Company shall use its commercially reasonable efforts to properly prepare and timely file any filings or reports required under the Exchange Act (collectively, the “Other Filings”). To the extent permitted by Legal Requirements, the Company shall promptly furnish Parent a copy of each report, schedule and other document filed or submitted by it pursuant to federal or state securities Legal Requirements and shall promptly notify Parent of the receipt of any comments on any of the Other Filings by the SEC, and the Company shall supply Parent with copies of all correspondence between it and each of its Representatives, on the one hand, and the SEC or the members of its staff, on the other hand, with respect to any of the Other Filings, except, in each case, that confidential competitively sensitive business information may be redacted from such exchanges. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Other Filings and any other report, schedule or other document filed or submitted by it pursuant to federal or state securities Legal Requirements prior to filing such documents with the SEC or other applicable Governmental Body and a reasonable opportunity to review and comment on all responses to requests for additional information or other correspondence with the SEC or its staff or other applicable Governmental Body and shall give due consideration, in good faith, to including any comments on each such document or response or correspondence that are reasonably proposed by Parent.
(d)   No investigation, disclosure or notice pursuant to this Section 4.1 or Section 5.2 shall affect or be deemed to (i) qualify, modify or limit, or cure the breach of, any representation or warranty made by the Company in this Agreement, (ii) affect any condition to the obligations of the Parties or (iii) otherwise limit or affect the remedies available hereunder to any Party.
4.2   Operation of the Company’s Business.   During the Pre-Closing Period, except (x) as required or expressly permitted under this Agreement or as required by applicable Legal Requirements, (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), or (z) as set forth in Section 4.2 of the Company Disclosure Schedule:
(a)   the Company shall use commercially reasonable efforts to (i) conduct its business in the ordinary course consistent with past practice and in compliance with applicable Legal Requirements, (ii) preserve intact its material assets (including Technology and Company IP), Material Contracts, material permits, material licenses and the material components of its current business organization, (iii) keep available the services of its current Company Associates (other than any terminations for cause or voluntary resignations) and (iv) maintain present business relationships with material customers, material licensors, material suppliers, material lessors, Governmental Bodies and others having material business dealings with the Company; provided, however, that no action by the Company with respect to matters specifically addressed by Section 4.2(b) shall be deemed to be a breach of this Section 4.2(a) unless such action would constitute a breach of Section 4.2(b); and
(b)   the Company shall not, directly or indirectly:
(i)   (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of its capital stock or other equity or voting interests (including Company Stock) or enter into any Contract with respect to the voting of its securities, or (B) repurchase, redeem or otherwise reacquire any Company Stock, or any rights, warrants or options to acquire any Company Stock, other than: (1) repurchases of shares of Company Stock outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof that have been made available to Parent) to purchase shares of Company Stock held by a Company Associate upon termination of such Person’s employment or engagement by the Company; (2) repurchases or forfeitures of Company Options (or, in each case, shares of Company Common Stock issued upon the exercise thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Option (as in effect as of the date hereof) between the Company and a Company Associate or member of the Board of Directors upon termination of such Person’s employment or engagement by the Company; or (3) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Options pursuant to the terms thereof (as in effect as of the date hereof);
(ii)   split, combine, subdivide or reclassify any shares of its capital stock (including Company Stock) or other equity interests;
(iii)   sell, issue, grant, deliver, pledge, transfer, encumber, dispose of, or otherwise divest or authorize the sale, issuance, grant, delivery, pledge, transfer, Encumbrance disposal or divestiture of (A) any capital stock, equity interest or other security of the Company, (B) any option, call option, warrant, restricted securities or other right to acquire any capital stock, equity interest or other security, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security (except that (1) the Company may issue shares of Company Common Stock as required to be issued upon the exercise of Company Options outstanding as of the date of this Agreement pursuant to the terms thereof (as in effect as of the date hereof), and (2) the Company may take such actions as are necessary to effect the treatment of the Company Options pursuant to Section 1.8);
(iv)   except as set forth in Section 1.8 or as required under any Employee Plan as in effect on the date of this Agreement and listed on Section 2.17(a) of the Company Disclosure Schedule, (A) establish, adopt, enter into, terminate or amend any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), including any employment, severance, change in control, retention or other agreement, (B) amend or waive any of their rights under, or accelerate the payment, vesting, or funding under, any provision of any Employee Plan (or any plan, program, arrangement or agreement that would be an Employee Plan if it were in existence on the date hereof), including any Company Options; (C) grant, provide, promise, amend or increase for any Company Associate any compensation, bonuses, severance, retention, Company Options, other equity or equity-based awards, or other payments or benefits (including any Tax gross-up); (D) hire any Person for employment or engage any Person to be a consultant with the Company; (E) terminate the employment or services of any Company Associate (other than for cause) or change the terms of employment or services of any Company Associate such as to create good reason for such individual to resign; or (F) forgive any loans or other amounts payable to the Company by any Company Associate;
(v)   amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;
(vi)   form any Subsidiary, acquire (including by merger, consolidation, acquisition of stock or assets or otherwise), in one transaction or any series of related transactions, directly or indirectly, any equity interest in, or any business (or any division thereof) or material assets of, any other Entity or enter into any joint venture, collaboration, partnership, limited liability company or similar profit-sharing arrangement;
(vii)   make or authorize any capital expenditure other than capital expenditures in the ordinary course of business consistent with past practice that do not exceed $50,000 individually or $200,000 in the aggregate in any calendar year;
(viii)   acquire, lease, sublease, license (in or out), sublicense (in or out), pledge, encumber, sell or otherwise dispose of, divest or spin-off, abandon, surrender, cancel, waive, relinquish, covenant not to assert, or permit to lapse or expire (other than any Patent expiring at the end of its statutory term and not capable of being extended), transfer, assign or subject to any Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property or Governmental Authorization, except, in each case (A) pursuant to any Contracts in effect as of the date of this Agreement which have been made available to Parent, (B) purchases of raw materials and other supplies in the ordinary course of business, (C) pursuant to dispositions of obsolete, surplus or worn out assets (but excluding Intellectual Property Rights) that are no longer useful in the conduct of the business of the Company, or (D) capital expenditures permitted by clause (vii) of this Section 4.2(b);
(ix)   lend money or make capital contributions or advances to or make investments in, any Person, or incur, assume, guarantee, endorse or otherwise become responsible for any Indebtedness for borrowed money (except for (A) advances to directors, employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto and (B) advances of expenses as required under the Company’s certificate of incorporation or bylaws or any indemnification agreement with the Company’s directors or officers, a form of which has been made available to Parent);
(x)   enter into any swap or hedging transaction or other derivative agreements;
(xi)   (A) amend, modify, restate or supplement in any material respect or voluntarily terminate (other than the expiration or non-renewal of Contracts in accordance with their terms), or waive, assign or release any material rights or claims under, any Material Contract (or any Contract which if entered into prior to the date hereof would have been a Material Contract), or (B) except in the ordinary course of business, enter into any Contract which if entered into prior to the date hereof would have been a Material Contract;
(xii)   except any Contracts between the Company, on the one hand, and the Parent or any of its Affiliates, on the other hand (including any Contracts contemplated by this Agreement and any Contracts to effectuate the Merger or any other Transactions) enter into any agreement, arrangement or commitment that purports to bind or restrict Parent or any of its Affiliates, other than, following the Effective Time, the Surviving Corporation and its Subsidiaries;
(xiii)   (A) make any change to any accounting method or accounting period used for Tax purposes; (B) make, rescind or change any material Tax election; (C) file an amended income or other material Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund; (F) waive or extend the statute of limitations with respect to any income or other material Tax or Tax Return, other than automatic extension to file a Tax Return obtained in the ordinary course of business consistent with past practice not requiring the consent of the relevant Governmental Body; (G) request any private letter, technical advice or similar Tax ruling from any Governmental Body with respect to Taxes; (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Legal Requirement) with respect to Taxes; (I) fail to timely file any income or other material Tax Return required to be filed or fail to timely pay any Tax that is due or payable or (J) enter into any Tax allocation, indemnity or sharing agreement (other than any commercial agreement entered into in the ordinary course of business consistent with past practice and not relating primarily to Taxes);
(xiv)   except with respect to any Legal Proceeding with Parent relating to a breach of this Agreement or any other agreements contemplated hereby, settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than a settlement, release, waiver or compromise that (A) results solely in a monetary obligation involving only the payment of monies by the Company of not more than $100,000 in the aggregate (excluding monetary obligations that are funded by an indemnity obligation to, or an insurance policy of, the Company), (B) does not involve the admission of wrongdoing by, does not impose any restrictions or changes on the business or operations of, and does not involve any injunctive or equitable or other nonmonetary relief (other than immaterial non-monetary relief incidental thereto)

against, the Company, (C) does not provide for the grant to any third party of a license, cross license or other grant of rights to any material Intellectual Property Rights, and (D) provides for a complete release of the claims in dispute giving rise to such settlement, release, waiver or compromise; provided, that notwithstanding the foregoing, the Company shall not settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) that, directly or indirectly, relates to, arises out of or otherwise involves any Company IP; provided, further, that the settlement, release, waiver or compromise of any Legal Proceeding or other claim brought by any holder of shares of Company Stock (or any other holder of Company securities) against the Company or any of the directors or officers of the Company relating to the Transactions or this Agreement shall be subject to Section 1.7 or Section 4.1(b), as applicable;
(xv)   commence any Legal Proceeding, except (A) with respect to routine matters in the ordinary course of business; or (B) a Legal Proceeding with respect to a breach by Parent or Merger Sub of this Agreement or any other agreements contemplated hereby;
(xvi)   (A) fail to preserve and maintain any material Company IP (other than any Patent expiring at the end of its statutory term and not capable of being extended or abandonment of any application for registration of any Intellectual Property Right that is not material to the businesses of the Company in the ordinary course of business consistent with past practice), (B) disclose to any third Person (other than pursuant to written confidentiality agreements in the ordinary course of business), or otherwise fail to use commercially reasonable efforts to preserve and maintain the confidentiality of, any material Trade Secret, or (C) file any new applications for Intellectual Property Rights or make any material decisions in pending prosecution proceedings (including any amendments, arguments, or claim scope changes) that could materially affect the scope, validity, or enforceability of any Company IP;
(xvii)   fail to maintain in full force and effect the existing insurance policies of the Company or to renew or replace such insurance policies with comparable insurance policies;
(xviii)   enter into, adopt or amend any Collective Bargaining Agreement, or recognize a labor union, labor or trade organization, works council, or other employee representative body as a collective bargaining representative;
(xix)   implement any stockholder rights plan or similar arrangement;
(xx)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;
(xxi)   adopt or implement any stockholder rights plan or similar arrangement;
(xxii)   (A) change its fiscal year or revalue any of its material assets or (B) change any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;
(xxiii)   terminate any preclinical or clinical investigations, studies or trials in respect of any Company Product that are ongoing as of the date of this Agreement, other than pursuant to the terms thereof, or commence (alone or with any third party) any new preclinical or clinical investigations, studies or trials in respect of any Company Product; or
(xxiv)   authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxiii) of this Section 4.2(b).
Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective business, assets and operations.

4.3   No Solicitation.
(a)   For the purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement entered into by the Company from and after the date of this Agreement that (i) contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (except that the confidentiality agreement need not contain standstill provisions or otherwise restrict the making of or amendment or modification to Acquisition Proposals) and (ii) does not prohibit the Company from complying with any of its obligations under this Agreement, including providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Section 4.3.
(b)   Except as expressly permitted by this Section 4.3, during the Pre-Closing Period, the Company shall not, and shall direct and use its reasonable best efforts to cause their Representatives not to, directly or indirectly: (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal; (ii) (A) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (C) adopt, approve, endorse, recommend, declare advisable, or enter into any letter of intent, memorandum of understanding, term sheet, agreement in principle or similar agreement whether binding or nonbinding, or any Contract, in each case, with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or that could reasonably be expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with the consummation of, the Transactions (other than an Acceptable Confidentiality Agreement), or (D) terminate, waive, amend or modify any provision of any existing Acceptable Confidentiality Agreement with respect to a potential Acquisition Proposal or any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) waive or release any Person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract, or take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the organizational and other governing documents of the Company, unless in the case of this clause (iii), the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the holders of shares of Company Common Stock under applicable Legal Requirements and notifies Parent in writing in advance of any such waiver, release, forbearance or amendment; or (iv) resolve or publicly propose to take any of the actions set forth in the foregoing clauses (i) through (iii) of this Section 4.3(b). As promptly as reasonably practicable (and in any event within one (1) business day) following the execution and delivery of this Agreement, the Company shall terminate access to any data room or similar facility established by the Company in connection with a potential Acquisition Proposal (including the process that culminated in the execution and delivery of this Agreement (other than access for Parent, Merger Sub and their respective Representatives)), and request (unless such a request was previously made by the Company before the execution and delivery of this Agreement) the prompt return or destruction of all non-public information previously furnished to any Person (other than Parent, Merger Sub and their respective Representatives) and all material (or the relevant portion of any material) incorporating such information created by any such Person that has since January 1, 2024 made or indicated an intention to make an Acquisition Proposal or executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal.
(c)   Notwithstanding anything in this Agreement to the contrary, if at any time on or after the date of this Agreement and prior to the receipt of the Company Stockholder Approval (the “Cut-off Time”) the Company receives an unsolicited bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed after the date of this Agreement and did not arise out of or result from any breach of this Section 4.3 or Section 5.1, (i) the Company and its Representatives may contact such Person or group of Persons solely to clarify the terms and conditions thereof and to direct such Person or group of Persons of the terms of this Section 4.3 or Section 5.1 and (ii) if the Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that (A) such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer and (B) the failure to take such action described in clauses (x) or (y) of this Section 4.3(c) would be inconsistent with the fiduciary duties of the Board of Directors to the holders of shares of Company Common Stock under applicable Legal Requirements, then the Company and its Representatives may until the Cut-off Time (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Acquisition Proposal and furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall concurrently provide to Parent any information concerning the Company that is provided to any Person to the extent access to such information is not then available to Parent and its Representatives, and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal and their respective Representatives. If the Board of Directors makes any determination described in the foregoing clauses (A) or (B) of this Section 4.3(c) or initially takes any action set forth in the foregoing clauses (i), (x) or (y) of this Section 4.3(c), the Company shall notify Parent within 24 hours thereof.
(d)   Following the date of this Agreement, the Company shall promptly (and in any event within 24 hours) (i) notify Parent if any requests, inquiries, proposals or offers with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal are received by the Company or any of their Representatives, (ii) provide to Parent (w) copies of any written request, inquiry, proposal, offer or other materials, including proposed agreements (including any proposed term sheet, letter of intent, acquisition agreement, financing commitments, or similar agreements with respect thereto) received in connection therewith, (x) a summary of any unwritten material terms and conditions thereof, (y) a summary of the nature of any information requested, and (z) the name(s) of the Person or group of Persons making such request, inquiry, proposal or offer, (iii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such request, inquiry, proposal or offer (including by furnishing copies of any further requests, inquires or proposals, or amendments thereto) on a prompt basis (and in any event within 24 hours of such material development, discussion or negotiation), and (iv) upon the request of Parent, reasonably inform Parent of the status of such Acquisition Proposal.
(e)   Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the holders of shares of Company Stock a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements, or (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that nothing in this Section 4.3(e) shall permit the Board of Directors to make a Company Adverse Change Recommendation and, unless the Board of Directors has made a Company Adverse Change Recommendation in accordance with the provisions of Section 5.1(b) that remains in effect and has not been withdrawn, such disclosure shall state that the Company Board Recommendation continues to be in effect.
(f)   The Company agrees that it shall be fully responsible for any action taken by its Representatives that, had such action been taken by the Company, would constitute a breach of this Section 4.3 and any such action taken by any Representative of the Company shall constitute a breach of this Section 4.3 by the Company.
4.4   Preparation of Proxy Statement; Stockholder Meeting.
(a)   As promptly as reasonably practicable (and in any event within twenty (20) business days) following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement in preliminary form related to the Company Stockholders Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Parent and Merger Sub shall promptly furnish to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub and their controlled Affiliates that is required under applicable Legal Requirements to be included in the Proxy Statement. Parent, Merger Sub and the Company shall cooperate in good faith to determine the information regarding each of them that is necessary to include in the Proxy Statement in order to satisfy applicable Legal Requirements. The Company covenants and agrees that the Proxy Statement (i) at the time the Proxy Statement (including the preliminary Proxy Statement and all subsequent forms or versions of or amendments or supplements to the Proxy Statement) is filed with the SEC, (ii) at the time the Proxy Statement is first published, sent or disseminated to the holders of Company Stock, and (iii) at the time of the Company Stockholders Meeting, will (A) comply in all material respects with the Exchange Act and other applicable Legal Requirements and (B) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no covenant is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Company shall use its commercially reasonable efforts (i) to respond as promptly as reasonably practicable to any (written or oral) comments of the SEC with respect to the Proxy Statement, and (ii) to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and to take all steps necessary to cause the Proxy Statement as so corrected to be promptly filed with the SEC and to be disseminated to holders of Company Stock, in each case as and to the extent required by applicable Legal Requirements. The Company shall promptly notify Parent upon the receipt of any (written or oral) comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Parent with a copy of all material written correspondence between the Company or any Company Representatives, on the one hand, and the SEC or its staff, on the other hand (and a summary of any oral conversations) with respect to the Proxy Statement or the Transactions. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating such documents to the holders of shares of Company Stock and reasonable opportunity to review and comment on all responses to requests for additional information or other correspondence with the SEC or its staff and shall give due consideration, in good faith, to including any comments on each such document or response or correspondence that are reasonably proposed by Parent. Parent shall as promptly as reasonably practicable provide any comments it and its counsel may have on drafts of the foregoing. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers, directors or other Representatives is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the holders of Company Stock. The Proxy Statement shall include the Company Board Recommendation, unless the Board of Directors has made a Company Adverse Change Recommendation in compliance with Section 5.1. The Proxy Statement shall include (i) the fairness opinion of the Company’s financial advisors referenced in Section 2.25, (ii) the notice of the Company Stockholders Meeting and (iii) the notice and other information required by Section 262(d) of the DGCL.
(b)   The Company shall, as promptly as reasonably practicable after the SEC Clearance Date, take all action necessary under all applicable Legal Requirements, the certificate of incorporation and bylaws of the Company, and the rules of Nasdaq to duly call, give notice of, convene and hold a meeting of the holders of shares of Company Common Stock for the purpose of voting upon the adoption of this Agreement (together with any adjournments or postponements thereof, the “Company Stockholders Meeting”). The Company shall initially schedule the Company Stockholders Meeting to be held within 25 business days from the date of the mailing of the Proxy Statement, or if the Company’s nationally recognized proxy solicitor advises the Company that 25 business days from the date of the mailing of the Proxy Statement is insufficient time to obtain the Company Stockholder Approval, such later date to which Parent consents in writing (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall not postpone, recess or adjourn the Company Stockholders Meeting without the prior written consent of Parent; provided that the Company may postpone, recess or adjourn such meeting in its sole discretion (i) to the extent required by applicable Legal Requirements, the certificate of incorporation or bylaws of the Company, or the rules of Nasdaq, (ii) to allow reasonable additional time to solicit additional proxies if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), the Company has not received proxies representing a sufficient number of shares of Company Stock to obtain the Company Stockholder Approval, (iii) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, or (iv) to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Board of Directors has determined in good faith after consultation with outside counsel is necessary under applicable Legal Requirements and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Stockholders Meeting to the extent so determined to be necessary; provided, further, that (other than pursuant to clause (i) above) the Company shall not postpone or adjourn the Company Stockholders Meeting more than a total of three (3) times, and no such postponement or adjournment pursuant to the immediately preceding sentence shall be, without the prior written consent of Parent, for a period exceeding ten (10) business days or to a date that is fewer than five (5) business days prior to the End Date; provided, further, that, during such postponement or adjournment, the Company shall use its commercially reasonable efforts to resolve the reason for such postponement or adjournment as promptly as practicable. Notwithstanding the foregoing, the Company shall, at the request of Parent, to the extent permitted by Legal Requirements, adjourn the Company Stockholders Meeting to a date reasonably specified by Parent for the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of Company Stock to obtain the Company Stockholder Approval; provided, that the Company shall not be required to adjourn the Company Stockholders Meeting more than two (2) times pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) business days. In connection with the foregoing, the Company shall (i) file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the holders of shares of Company Stock as of the record date established for the Company Stockholders Meeting as reasonably promptly as practicable after the SEC Clearance Date. Once the Company has established a record date for the Company Stockholders Meeting, the Company shall not change such record date or establish a different record date for the Company Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Legal Requirements, the certificate of incorporation or bylaws of the Company or the rules of Nasdaq. Unless the Board of Directors shall have made a Company Adverse Change Recommendation in compliance with Section 5.1, the Company shall use reasonable best efforts to obtain the Company Stockholder Approval, including to solicit proxies in favor of the adoption of this Agreement. Unless this Agreement is terminated in accordance with Section 7.1, the Company shall submit this Agreement to the holders of shares of Company Common Stock at the Company Stockholders Meeting even if the Board of Directors shall have made a Company Adverse Change Recommendation or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, provide Parent updates on a timely basis (including, to the extent received from the Company’s proxy solicitor, at least daily on each of the last ten business days prior to the date of the Company Stockholders Meeting) as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and a nonbinding advisory vote on compensation matters shall be the only matters (other than related procedural matters) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. Unless this Agreement is terminated in accordance with Section 7.1, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Offer) prior to the vote of the Company’s stockholders with respect to the Merger at the Company Stockholders Meeting.

SECTION 5
ADDITIONAL COVENANTS OF THE PARTIES
5.1   Company Board Recommendation.
(a)   During the Pre-Closing Period, subject to Section 5.1(b), neither the Board of Directors nor any committee thereof shall (i) (A) withdraw or withhold (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (B) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Acquisition Proposal (any action described in this clause (i) being referred to as a “Company Adverse Change Recommendation”) or (ii) adopt, approve, recommend or declare advisable, or propose to adopt, approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract with respect to any Acquisition Proposal, or any Contract that would require, or would reasonably be expected to cause, the Company to abandon, terminate, materially delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions, in each case, other than an Acceptable Confidentiality Agreement.
(b)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Cut-off Time:
(i)   if, after the execution and delivery of this Agreement, the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of a material breach of Section 4.3 or Section 5.1(a)) from any Person that has not been withdrawn and after consultation with its financial advisors and outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (A) the Board of Directors may make a Company Adverse Change Recommendation or (B) the Company may terminate this Agreement pursuant to Section 7.1(e) to enter into a Specified Agreement with respect to such Superior Offer, but in each case under clauses (A) or (B), if and only if: (1) the Board of Directors determines in good faith, after consultation with the Company’s financial advisers and outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the holders of shares of Company Stock under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminating this Agreement pursuant to Section 7.1(e) (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation) and, if desired by Parent, during the Negotiation Period, the Company has negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that such Acquisition Proposal would cease to constitute a Superior Offer; and (3)(x) the Company shall have, prior to the commencement of the Negotiation Period, provided to Parent information required to have been provided pursuant to Section 4.3(c) and Section 4.3(d), (y) the Company shall have given Parent the full Negotiation Period to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (z) after considering the results of any such negotiations and giving effect to the proposals made by Parent during the Negotiation Period, if any, after consultation with the Company’s financial advisor and outside legal counsel, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal continues to be a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(e) would be inconsistent with the fiduciary duties of the Board of Directors to the holders of shares of Company Stock under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1. The provisions of this Section 5.1(b)(i) shall also apply to any material amendment (which shall be deemed to include any change to the financial terms thereof) to any Acquisition Proposal and shall require a new Determination Notice; and

(ii)   other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to the holders of shares of Company Stock under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice describing in reasonable detail the facts and circumstances resulting in such Change in Circumstances and that render a Company Adverse Change Recommendation necessary and, if desired by Parent, during the Negotiation Period, the Company has negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal, to the extent proposed by Parent, so that a Company Adverse Change Recommendation in response to such Change in Circumstances would no longer be necessary; and (C) (1) the Company shall have specified the Change in Circumstance in reasonable detail, (2) the Company shall have given Parent the full Negotiation Period to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and, to the extent Parent desires to negotiate, shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, and after consultation with its outside legal counsel, the Board of Directors shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Board of Directors to the holders of the shares of Company Common Stock under applicable Legal Requirements. For the avoidance of doubt, the provisions of this Section 5.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such Change in Circumstance and require the Company to provide a new Determination Notice to Parent and to give Parent the applicable Negotiation Period to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Change Recommendation would no longer be necessary, and, to the extent Parent desires to negotiate, shall negotiate in good faith with Parent during the applicable Negotiation Period with respect to such proposed revisions or other proposal, if any.
5.2   Filings, Consents and Approvals.
(a)   Subject to the terms and conditions of this Agreement, the Parties agree to use (and shall cause their respective Affiliates to use) their reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under Antitrust Laws that may be asserted by any Governmental Body so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act or other applicable Antitrust Laws. Subject to the terms of this Section 5.2, the Parties shall (and shall cause their respective Affiliates to) use their reasonable best efforts to obtain from any Governmental Body all consents, approvals, authorizations, orders and waivers required to be obtained under Antitrust Laws to enable the Parties to close the Transactions as promptly as practicable and to avoid the entry or enactment of any order, directive, judgment, decree or ruling relating to any Antitrust Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions. In furtherance of the foregoing, Parent agrees to defend through litigation any claim asserted in court or administrative or other tribunal by any Person (including any Governmental Body) in order to avoid the entry of, or to have vacated or terminated, any decree, order, judgment or injunction (whether temporary, preliminary or permanent) that would prevent the consummation of the Merger prior to the End Date. Notwithstanding the foregoing and any other provision of this Agreement to the contrary, in no event shall Parent, Merger Sub or any of their Affiliates be required to propose, negotiate, undertake, commit to or consent to any divestiture, sale, disposition, licensing, hold separate order or other structural or conduct relief, or other operational undertakings, in order to obtain clearance from any Governmental Body under Antitrust Laws. Nothing in this Section 5.2 shall require Parent, Merger Sub or the Company to take or agree to take any action unless the effectiveness of such action is conditioned upon Closing, and the Company shall not take or propose to undertake any divestiture, sale, disposition, hold separate order or other structural or conduct relief, or other operational undertaking without Parent’s prior consent (which may be given or withheld in Parent’s sole discretion).

(b)   Subject to the terms and conditions of this Agreement, (i) each of the Parties shall (and shall cause their respective Affiliates, if applicable, to) promptly, but in no event later than thirty (30) days after the date hereof, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions, (ii) if Parent reasonably determines that a filing or notification is required to be made with, or any consent, approval, permit or authorization is required to be obtained from, a Specified Antitrust Authority pursuant to prong (ii) of the definition thereof under Antitrust Laws in connection with the Transactions under the circumstances set forth in Section 5.2(c) of the Company Disclosure Schedule, then Parent may make such filing or notification and seek such consent, approval, permit or authorization, and Parent and the Company shall, and shall cause their respective Affiliates to, cooperate with each other in connection therewith, and (iii) the Parties shall (and shall cause their respective Affiliates, if applicable, to) cooperate with each other in promptly determining (such determination to be evidenced by mutual written consent of the Parties, which consent shall not be unreasonably withheld, conditioned or delayed) whether any other filings or notifications are required to be made with, or any other consents, approvals, permits or authorizations are required to be obtained from, any other Governmental Bodies (including any Specified Antitrust Authorities pursuant to prong (iii) of the definition thereof) under Antitrust Laws in connection with the Transactions, and if so, to promptly prepare and make any such filings or notifications and to seek any such other consents, approvals, permits or authorizations (the foregoing clauses (i) through (iii) collectively, “Regulatory Filings”). Notwithstanding anything to the contrary herein, Parent shall pay all filing fees under the HSR Act and for any filings required under any foreign Antitrust Laws; provided, however, that the Company shall bear its own costs for the preparation of any such filings.
(c)   For purposes of this Agreement, “Specified Antitrust Authority” shall mean (i) any U.S. federal or state Governmental Body, (ii) any non-U.S. or supranational Governmental Body listed on Section 5.2(c) of the Company Disclosure Schedule to the extent such Governmental Body’s waiting period, clearance, consent or approval is required under Antitrust Laws in connection with the Transactions and (iii) any other Governmental Body in respect of which a Regulatory Filing is made pursuant to Section 5.2(a).
(d)   Without limiting the generality of anything contained in this Section 5.2, during the Pre-Closing Period, each Party shall give the other Parties prompt notice of (i) the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought or threatened in writing to be brought by a Governmental Body or brought or threatened in writing to be brought by a third party before any Governmental Body, in each case, with respect to the Transactions (other than any request, inquiry, investigation, action or Legal Proceeding brought or threatened in writing to be brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby, which are addressed in Sections 1.7 or 4.1(b) as applicable), and (ii) its receipt of any notice or other communication from any third party alleging that the consent of a third party is or may be required in connection with the Transactions (the foregoing clauses (i) and (ii), the “Identified Communications”). Additionally, each Party shall (A) keep the other Parties reasonably informed as to the status of any Regulatory Filings and Identified Communications or response thereto, (B) promptly inform the other Parties of, and (wherever practicable) give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ or any other Governmental Body or third party in connection with any such Regulatory Filings and Identified Communication, (C) promptly furnish to the other Parties, copies of documents provided to or received from any Governmental Body in connection with any Regulatory Filings or Identified Communication (other than “transaction-related documents” or “plans and reports” as those terms are used in the rules and regulations under the HSR Act, that contain valuation information (which can be redacted)), (D) to the extent reasonably practicable, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Regulatory Filings or Identified Communication, and (E) except as may be prohibited by any Legal Requirement, in connection with any such Regulatory Filings and Identified Communications, give the other Parties reasonable advance notice of, and permit authorized Representatives of the other Party to be present at each meeting or conference relating to such Regulatory Filing or Identified Communication and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any third party in connection with such Regulatory Filing or Identified Communication. Notwithstanding anything to the contrary in this Section 5.2, the Parties may (y) as they deem reasonably advisable and necessary based on the advice of outside counsel to prevent a violation of Antitrust Law, designate competitively sensitive materials and information provided to the other under this Section 5.2 as “outside counsel only” and such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials, and (z) redact information provided to one another pursuant to this Section 5.2 to the extent providing such information would (1) contravene any applicable Legal Requirement (so long as the disclosing Party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure to the extent permitted by Legal Requirements), (2) jeopardize any attorney-client or other legal privilege (so long as the disclosing Party has reasonably cooperated with recipient and used its reasonable best efforts to permit disclosure on a basis that does not waive such privilege with respect thereto), or (3) contravene any Contract to which the disclosing Party is a party or by which the disclosing Party is bound as of the date of this Agreement (so long as the disclosing Party has reasonably cooperated with the recipient and used its reasonable best efforts to permit disclosure on a basis that would not contravene such Contract).
(e)   Subject to the terms of this Section 5.2, and subject to Parent consulting with and considering in good faith the views and comments of the Company, Parent shall have the right to (i) direct, devise and implement the strategy for obtaining any necessary approval of, and for responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any Governmental Body in connection with Regulatory Filings and (ii) control the defense and settlement of any investigation or Legal Proceeding relating to the Transactions that is brought by or before any Governmental Body in connection with the Regulatory Filings. Notwithstanding the foregoing or anything to the contrary in this Agreement, no Party shall (or shall permit any of its Affiliates to) commit to or agree with any Governmental Body to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed); provided, that Parent and Merger Sub shall be permitted without the Company’s consent (it being understood that Parent and Merger Sub may exercise this right only one time) to withdraw their filing under the HSR Act in connection with the Transactions and promptly refile the notification and report forms as required by the HSR Act with respect to the Transactions so long as such action would not be reasonably expected to delay Closing beyond the End Date.
(f)   The Company shall give prompt notice to Parent of any Material Adverse Effect or any event, development, occurrence, circumstance, change or effect that would reasonably be expected to make the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.2 impossible, and Parent shall give prompt notice to the Company of any Parent Material Adverse Effect or any event, development, occurrence, circumstance, change or effect that would reasonably be expected to make the satisfaction of any of the conditions set forth in Section 6.1 or Section 6.3 impossible.
(g)   The delivery of any notice pursuant to this Section 5.2 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party for a breach of any such representation or warranty.
5.3   Communications and Interactions with Regulatory Authorities.
(a)   Without limiting any of the Parties’ respective obligations in Section 4.1, Section 4.2 and Section 5.2, during the Pre-Closing Period, to the extent permitted under applicable Legal Requirements (including any applicable Antitrust Law), the Company shall (i) consult with Parent prior to any requested, proposed, or scheduled meeting with the FDA or any other Governmental Body relating to any Company Product, Health Care Permit, or the Company’s compliance with applicable Legal Requirements, (ii) promptly inform Parent of, and provide Parent with a reasonable opportunity to review and comment on, any non-routine filing proposed to be made by or on behalf of the Company, and any non-routine correspondence or other non-routine communication proposed to be submitted or otherwise transmitted to, the FDA or any other Governmental Body by or on behalf of the Company, in each case, relating to any Company Product, Health Care Permit, or the Company’s compliance with applicable Legal Requirements, and consider incorporation of Parent’s comments in good faith, (iii) promptly inform Parent in writing of (A) any communication (written or oral) with or from the FDA or any other Governmental Body relating to any Company Product, Health Care Permit, or the Company’s compliance with applicable Legal Requirements, and (B) any material communications (written or oral) received by the Company from, or to be sent by the Company to any Person, relating to the ownership of any Intellectual Property by the Company and (iv) inform Parent as soon as possible in writing of any reports or other communication of any safety information or reportable event (as such term is defined or described at 21 C.F.R. 803.3(o)) or field action, including any recall, correction, removal, market withdrawal or any other corrective action, including those that would be required to be reported to the FDA or documented under 21 C.F.R. Part 806, relating to any Company Product, and consider incorporation of Parent’s comments in good faith. No disclosure or notice pursuant to this Section 5.3 shall affect or be deemed to (i) qualify, modify or limit, or cure the breach of, any representation or warranty made by the Company in this Agreement, (ii) affect any condition to the obligations of the Parties or (iii) otherwise limit or affect the remedies available hereunder to any Party.
(b)   Parent acknowledges and agrees that nothing contained in this Section 5.3 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time in violation of applicable Legal Requirements (including Antitrust Laws). The Company acknowledges and agrees that nothing contained in this Section 5.3 is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Effective Time in violation of applicable Legal Requirements (including Antitrust Laws).
5.4   Employee Benefits.
(a)   Prior to the Closing, Parent or any of its Affiliates shall make a written offer of employment (an “Offer”) to each then-current employee of the Company. Each Offer shall be conditioned on and effective as of the Closing, shall be void if the Closing does not occur, shall be subject to Parent’s or its Affiliate’s (as applicable) standard set of immigration authorization verification, background check, or similar verifications or requirements, and shall provide for compensation and benefits in accordance with this Section 5.4.
(b)   For a period of one (1) year following the Closing (or until the Continuing Employee’s earlier termination of employment), Parent shall provide, or cause to be provided, to each employee of the Company who receives and accepts an Offer as of the Closing and who commences active employment with Parent promptly following Closing (including, for the avoidance of doubt, any such employees who commence active employment with Parent or its Affiliate at a later date due to being out of office as of the Closing as a result of ordinary course time off) (each, a “Continuing Employee”) with (i) a base salary or wage rate that is no less favorable than that provided to such Continuing Employee by the Company immediately prior to the Closing, (ii) target annual cash incentive compensation opportunities that are substantially similar, in the aggregate, to those provided to such Continuing Employee by the Company immediately prior to the Closing (excluding any change in control, retention, equity or equity-based incentive, long-term incentive or similar opportunities), and (iii) retirement and health and welfare benefits that are substantially comparable, in the aggregate, to those provided by Parent or its Affiliates to similarly situated employees (excluding any change in control, retention, equity or equity-based incentive, long-term incentive, severance, nonqualified deferred compensation, defined benefit plans, retiree health and welfare benefits, or similar benefits).
(c)   To the extent that service is relevant for eligibility or vesting under any benefit plan of Parent and/or its Affiliates (excluding, in each case any equity-based compensation, nonqualified deferred compensation, defined benefit plans, retiree health and welfare benefits, or similar benefits) (the “Parent Plans”), then Parent shall, or shall cause the Surviving Corporation to, use reasonable best efforts to, provide that such Parent Plan shall, for purposes of eligibility and vesting, credit Continuing Employees for service prior to the Closing with the Company to the same extent that such service was recognized prior to the Closing under a similar Employee Plan, but no credit for any service will be required that would result in a duplication of benefits or retroactive application.

(d)   Following the Effective Time, Parent shall, or shall cause an Affiliate of Parent to, use commercially reasonable efforts to (i) waive any preexisting condition limitations, exclusions, actively-at-work requirements and waiting periods otherwise applicable to Continuing Employees and their eligible dependents under any Parent Plan that is a group health plan in which Continuing Employees are eligible to participate following the Effective Time in the plan year in which the Effective Time occurs, other than any such limitations, exclusions, actively-at-work requirements, or waiting periods that were in effect with respect to such Continuing Employees immediately prior to the Effective Time under a corresponding Employee Plan, and (ii) during the plan year in which the Effective Time occurs, honor the dollar amount of any deductibles, co-payments and similar expenses paid by the Continuing Employees and their eligible dependents under the Employee Plan that is a group health plan in which such Continuing Employee participated immediately prior to transitioning onto the corresponding Parent Plan that is a group health plan for the portion of the plan year prior to such transition in satisfying any deductibles, coinsurance or out-of-pocket maximums under the Parent Plan that is a group health plan, in each case solely to the extent permitted under the terms and conditions of the applicable insurance contracts as of the Effective Time.
(e)   Unless Parent provides written notice to the Company no later than five (5) days prior to the Closing Date, the Company shall (i) at least one (1) business day prior to the Closing Date, adopt written resolutions (and take other necessary and appropriate action) to terminate each Employee Plan intended to qualify under Section 401(k) of the Code (the “Company 401(k) Plan”), effective no later than one (1) business day prior to the Closing Date, and (ii) at least one (1) business day prior to the Closing Date, adopt written resolutions (and take other necessary and appropriate action) to terminate (or if the Company is not the sponsor, terminate participation in) each Employee Plan that provides health and welfare benefits, effective as of the Closing Date; provided, however, that such terminations may be made contingent upon the Closing. The resolutions proposed to be adopted in connection with the foregoing terminations shall be provided to Parent prior to adoption and shall be subject to review and approval by Parent (which approval shall not be unreasonably withheld, conditioned or delayed).
(f)   Prior to the Effective Time, the Board of Directors (or, if appropriate, any duly authorized committee thereof administering the Company Equity Plan) shall adopt such resolutions and take such other actions as may be required (under the Company Equity Plan and the applicable award agreements, applicable Legal Requirements or otherwise), including any exercise window pursuant to the Company Equity Plan, to (i) effect the treatment of the Company Options pursuant to this Agreement, (ii) implement a blackout period in connection with the exercise of Company Options, effective no later than five (5) business days prior to the Closing Date, (iii) terminate the Company Equity Plan as of the Effective Time and (iv) ensure that, on and following the Effective Time, no holder of any Company Options shall have any rights to receive any payments, benefits, or property (including the right to acquire or receive any equity interest in Parent, Merger Sub, the Company, the Surviving Corporation, or any of their respective Subsidiaries or Affiliates) in respect of the Company Options, other than as set forth in this Agreement.
(g)   During the Pre-Closing Period, any written or broad-based oral notices or communication materials (including website postings) from the Company to the Company Associates with respect to the Transactions or employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the Transactions or employment with Parent, the Surviving Corporation or any of their respective Subsidiaries thereafter, shall be subject to the prior review, comment and approval of Parent, which such review, comment or approval shall not be unreasonably withheld, conditioned or delayed.
(h)   The Company shall take, or cause to be taken, all actions necessary or advisable to comply with the obligations set forth in Section 5.4(h) of the Company Disclosure Schedule.
(i)   The provisions of this Section 5.4 are solely for the benefit of the Parties, and no provision of this Section 5.4 is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, or (ii) prohibit or limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Company) to amend, modify or terminate any employee benefit or compensation plan, program or arrangement. No Company Associate or any other Person associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof. Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any Person to employment or engagement with Parent, the Surviving Corporation or any other Affiliate of the Surviving Corporation or to any compensation or benefits and the employment of each Continuing Employee shall be “at will” employment.
5.5   Indemnification of Officers and Directors.
(a)   For a period of six (6) years from the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those Persons who are directors or officers of the Company as of the date of this Agreement or have been directors or officers of the Company at any time prior to the Closing, or who at any time prior to the Closing served as a director or officer of another Person at the request of the Company (collectively, the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) pursuant to the organizational documents of the Company and any indemnification or other similar agreements of the Company set forth in Section 5.5(a) of the Company Disclosure Schedule, in each case as in effect on the date of this Agreement and made available to Parent, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall remain in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to perform its obligations thereunder. Parent agrees to cause the Surviving Corporation to cooperate in the defense of any Legal Proceeding except in the event any Indemnified Party, on the one hand, and Parent, the Surviving Corporation or any of their respective Affiliates, on the other hand, are adverse parties in such Legal Proceeding.
(b)   For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to either maintain in effect its current policies of directors’ and officers’ and fiduciary liability insurance maintained by or for the benefit of the Company or provide a substitute policy for the benefit of the Indemnified Persons, with coverage no less favorable, and other terms no less favorable in the aggregate, to the Indemnified Persons than the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company with respect to claims arising from facts or events that occurred at or before the Effective Time, except that in no event shall Parent or the Surviving Corporation be required to pay in the aggregate with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement for such policies (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 5.5(b) it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium not exceeding the Maximum Amount. In lieu of such insurance, at or prior to the Effective Time, Parent or the Company may (through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed or conditioned)) purchase a six (6)-year “tail” policy for the existing directors’ and officers’ and fiduciary liability insurance policies, effective as of the Effective Time and if such tail policies have been obtained and are maintained by the Surviving Corporation throughout such tail period, they shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.5(b) (other than the last sentence of this Section 5.5(b)); provided, however, that in no event shall the cost of any such tail policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then the Parent or the Company (as the case may be) may obtain tail policies with the greatest coverage available for a cost equal to the Maximum Amount. Parent shall, or shall cause the Surviving Corporation to, maintain such policies or tail policies, as the case may be, in full force and effect for a period of six (6) years after the Effective Time, and continue to honor the obligations thereunder.
(c)   In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause the Surviving Corporation to make proper provision so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.5.

(d)   The provisions of this Section 5.5 (i) shall survive the Effective Time and (ii) are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons and their respective successors, assigns, representatives and heirs, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their respective successors, assigns, representatives or heirs, unless such amendment, alteration, or repeal is required by applicable Legal Requirements or the prior written consent of the affected Indemnified Person is obtained.
5.6   Additional Agreements.   Without limitation or contravention of the provisions of Section 5.2, and subject to the terms and conditions of this Agreement, Parent and the Company shall (and shall cause their respective Affiliates to) use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party shall (and shall cause its respective Affiliates to) use reasonable best efforts to (a) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract in connection with the Merger and the other Transactions, (b) seek each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent in a form reasonably acceptable to Parent; provided, that (i) without the prior written consent of Parent, the Company shall not pay or commit to pay to such Person that is not a Governmental Body, whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person, and (ii) neither Parent nor any of its Affiliates shall be required to pay or commit to pay to any Person that is not a Governmental Body whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation to any such Person, and (c) seek to lift any restraint, injunction or other legal bar to the Merger brought by any third party, other than a Governmental Body pursuant to an Antitrust Law (which matter is addressed in Section 5.2), against such Party. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.
5.7   Disclosure.   The initial press release relating to this Agreement shall be a joint press release in a form previously agreed to by Parent and the Company and issued by the Company and Parent promptly after the execution and delivery of this Agreement (the “Initial Press Release”). Following the issuance of the Initial Press Release, Parent and the Company shall consult with each other before issuing, or causing the publication of, any further press release(s) or otherwise making any public statement or any broad-based announcement to Company employees (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or make any such public statement or any broad-based notices announcement to Company employees without the other Party’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make public statements and announcements to Company employees that substantially reiterate (and are not inconsistent with) the Initial Press Release and the terms of this Agreement and do not contain any information relating to the Company or Parent or the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement; (b) a Party may, without the prior consent of the other Party but subject to giving advance notice to the other Party to and, to the extent reasonably practical, allow such other Party to comment on such release, announcement or statement, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement or applicable stock exchange rule, in each case, as determined after consultation with outside legal counsel; and (c) neither Party shall be required to consult with the other or obtain the other’s approval in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Acquisition Proposal, Superior Offer or Company Adverse Change Recommendation (it being understood that nothing in this Section 5.7 shall limit the Company’s obligations under Section 4.3 and Section 5.1).
5.8   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent, Merger Sub and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.
5.9   Section 16 Matters.   The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Company Stock and Company Options in the Merger by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.10   Stock Exchange Delisting; Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and regulations of Nasdaq to cause the delisting of the Company Stock from Nasdaq and the deregistration of the Company Stock under the Exchange Act as promptly as practicable after the Effective Time.
5.11   CVR Agreement.   At or immediately prior to the Effective Time, Parent will execute and deliver, and Parent will cause the Rights Agent to execute and deliver, the CVR Agreement. Parent shall take any actions necessary to cause the CVRs to be issued as part of the Merger Consideration and the consideration payable in respect of the Company Options, in each case, as provided herein. Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
SECTION 6
CONDITIONS PRECEDENT TO THE MERGER
6.1   Conditions to Each Party’s Obligations to Effect the Merger.   The respective obligations of each Party to effect the Merger are subject to the satisfaction (or waiver by the Company, Parent and Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a)   Company Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   Approvals Under Antitrust Laws.   (i) Any waiting period (or any extension thereof) under the HSR Act applicable to the Merger and any commitment by the Parties not to consummate the Transactions before a certain date under a timing agreement shall have expired or been terminated, and (ii) any waiting period, clearance or affirmative approval of any Specified Antitrust Authority (other than under the HSR Act) with respect to the Transactions shall have been obtained and any mandatory waiting period related thereto shall have expired or been terminated.
(c)   No Restraints.   There shall not have been issued by any Governmental Body of competent jurisdiction, and remain in effect, any temporary restraining order, preliminary or permanent injunction or other order, directive, judgment, decree or ruling preventing the consummation of the Merger, nor shall any Legal Requirement or order have been promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which, directly or indirectly, prohibits or makes illegal the consummation of the Merger.
6.2   Conditions to Obligations of Parent and Merger Sub to Effect the Merger.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:

(a)   Representations and Warranties.
(i)   The representations and warranties of the Company set forth in the first sentence of Section 2.1(a) and the first sentence of Section 2.1(b) (Due Organization; Subsidiaries, Etc.), Section 2.2 (Certificate of Incorporation and Bylaws), Section 2.21 (Authority; Binding Nature of Agreement), Section 2.22 (Takeover Laws), Sections 2.23(a)(i)-(ii) (Non-contravention; Consents), Section 2.24 (Transactions with Affiliates), Section 2.25 (Opinion of Financial Advisors), and Section 2.26 (Brokers and Other Advisors) shall be accurate in all material respects (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(ii)   the representations and warranties of the Company set forth in clauses (a) through (e) of Section 2.3 (Capitalization, Etc.) shall be accurate in all respects except for any de minimis inaccuracies as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(iii)   the representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date with respect to the earlier period set forth in Section 2.5(b); and
(iv)   the representations and warranties of the Company set forth in this Agreement, other than those referred to in clauses (i), through (iii) above, shall be accurate (without taking into account any “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties, other than, for the avoidance of doubt, as it relates to the use of “Material Contract” and “Material Contract Counterparty”) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so accurate has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Closing Date.
(c)   No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.
(d)   Delivery of Officer Certificates.   Parent and Merger Sub shall have received a certificate, dated as of the Closing Date, executed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer certifying to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied.
6.3   Conditions to Obligations of the Company to Effect the Merger.   The obligations of the Company to effect the Merger are further subject to the satisfaction (or waiver by the Company, to the extent permitted by applicable Legal Requirements) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties.
(i)   The representations and warranties of Parent and Merger Sub set forth in (A) Section 3.1 (Due Organization), Section 3.2 (Merger Sub), and Section 2.3 (Authority; Binding Nature of Agreement) shall be accurate in all material respects (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), and (B) Section 3.10 (Brokers and Other Advisors) shall be accurate in all respects as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date; and
(ii)   the representations and warranties of Parent and Merger Sub set forth in this Agreement, other than those referred to in clause (i) above, shall be accurate (without taking into account any “Parent Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of this Agreement and at and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the Closing Date.
(c)   Delivery of Officer Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed on its behalf by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.
SECTION 7
TERMINATION
7.1   Termination.   This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as otherwise expressly noted):
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company if the Closing shall not have occurred on or prior to the later of (such time, as applicable, the “End Date”): (i) 11:59 p.m. Eastern Time, on January 11, 2026 (the “Initial End Date”) and (ii) if on the Initial End Date all of the conditions set forth in Section 6, other than any condition set forth in Section 6.1(b) or Section 6.1(c) (solely in respect of Antitrust Laws), shall have been satisfied or waived, to the extent waivable (other than conditions that by their nature are to be satisfied on the Closing Date, each of which is then capable of being satisfied), 11:59 p.m. Eastern Time, on the date that is three (3) months after the Initial End Date; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose material breach of this Agreement is the principal cause of the failure of the Merger to be consummated by the End Date;
(c)   by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an injunction, judgment, decree, writ, directive, ruling or other order or taken any other action that has become final and non-appealable, or if any applicable Legal Requirement shall be in effect, which permanently restrains, enjoins or otherwise prevents or prohibits the Merger or makes consummation of the Merger illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose material breach of this Agreement is the principal cause of the issuance of such final and nonappealable injunction, judgment, decree, writ, directive, ruling or other order or action;
(d)   by Parent at any time prior to the Cut-off Time, if: (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when filed with the SEC or mailed; (ii) the Board of Directors shall have effected a Company Adverse Change Recommendation; (iii) in the case of an Acquisition Proposal structured as a tender offer or exchange offer subject to Regulation 14D under the Exchange Act, the Board of Directors (A) states that it recommends such tender or exchange offer or expresses no opinion or is unable to take a position

(other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer or (B) fails to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, rejection of such tender offer or exchange offer and reaffirm the Company Board Recommendation within ten (10) business days of the commencement of such tender offer or exchange offer within the meaning of Rule 14d-2 under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Company Stockholders Meeting); (iv) after any public announcement of an Acquisition Proposal (other than a tender offer or exchange offer described in the foregoing clause (iii)), the Board of Directors fails to publicly affirm the Company Board Recommendation within three (3) business days after receipt of a written request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the then scheduled Company Stockholders Meeting if the Company has received such request prior to the second (2nd) business day before the then scheduled date of the Company Stockholders Meeting); provided, that the Board of Directors will have no obligation to make such affirmation more than twice with respect to each Acquisition Proposal or material modification thereof; (v) the Board of Directors fails to publicly reaffirm the Company Board Recommendation within five (5) business days after receipt of a written request by Parent to do so (it being understood that the Company will have no obligation to make such reaffirmation pursuant to this prong (v) on more than three (3) occasions); (vi) the Board of Directors adopts, approves, recommends or declares advisable, or authorizes the Company to execute or enter into a definitive agreement with respect to any Acquisition Proposal; or (vii) there is a Willful Breach by the Board of Directors or the Company of its obligations under Section 4.3 or Section 5.1;
(e)   by the Company, at any time prior to the Cut-off Time, in order to substantially concurrently with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a Superior Offer that has been approved by the Board of Directors pursuant to, and in accordance with the provisions of, Section 5.1(b)(i) (a “Specified Agreement”); provided that such termination shall be effective only if (i) the Company has complied in all material respects with the requirements of Section 4.3 and Section 5.1(b)(i) with respect to such Superior Offer and any Acquisition Proposal that was a precursor thereto; and (ii) prior to and as a condition to the effectiveness of such termination, the Company pays the Termination Fee due to Parent in accordance with Section 7.3;
(f)   by either Parent or the Company, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened and held (or any adjournment or postponement thereof) at which a vote by the holders of shares of Company Stock on the adoption of this Agreement was taken;
(g)   by Parent, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in clauses (a), (b) or (c) of Section 6.2 would not be satisfied and would be incapable of being cured by the End Date, or, if capable of being cured by the End Date, is not cured prior to the earlier of (A) thirty (30) days after written notice of such inaccuracy, breach or failure to perform is given by Parent to the Company and (B) the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in breach of any representation, warranty, covenant or obligation hereunder and such breach would permit the Company to terminate this Agreement pursuant to Section 7.1(h); or
(h)   by the Company, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, (i) which breach or failure would have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied, and would be incapable of being cured by the End Date, or, if capable of being cured by the End Date, is not cured prior to the earlier of (A) thirty days after written notice of such inaccuracy, breach or failure to perform is given by the Company to Parent and (B) the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in breach of any representation, warranty, covenant or obligation hereunder and such breach would permit Parent to terminate this Agreement pursuant to Section 7.1(g).

7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1, prompt written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of any Party (or any Party’s former, current or future partner, member, stockholder, Affiliate, director, officer, manager, employee, agent or other Representative) to any other Party following any such termination; provided, however, that (a) the final sentence of Section 4.1(a), this Section 7.2, Section 7.3 and Section 8 (other than Section 8.5(b)) shall survive the termination of this Agreement and shall remain in full force and effect and (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms. Notwithstanding the foregoing, nothing in this Agreement shall relieve any Party from liability for any Willful Breach or fraud prior to the termination of this Agreement.
7.3   Expenses; Termination Fees.
(a)   Except as set forth in Section 5.2(b) and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.
(b)   In the event that this Agreement is terminated:
(i)   by the Company pursuant to Section 7.1(e);
(ii)   by Parent pursuant to Section 7.1(d); or
(iii)   (A) by (I) Parent pursuant to Section 7.1(b), (II) the Company pursuant to Section 7.1(b) (but only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso at the end of Section 7.1(b)), (III) Parent or the Company pursuant to Section 7.1(f), or (IV) Parent pursuant to Section 7.1(g), (B) any Person shall have publicly disclosed a bona fide Acquisition Proposal or an Acquisition Proposal has otherwise been communicated to the Board of Directors or executive management of the Company after the execution and delivery of this Agreement and prior to such termination and such Acquisition Proposal has not been unconditionally and, in the case of a publicly disclosed Acquisition Proposal, publicly withdrawn prior to such termination, and (C) within twelve (12) months of such termination (x) any Acquisition Proposal is consummated or (y) a definitive agreement in respect of any Acquisition Proposal is entered into (in each case of the foregoing clauses (x) and (y), whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in the foregoing clause (B) or involves the same Person or group who made the Acquisition Proposal referred to in the foregoing clause (B)); provided that for purposes of this clause (C) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”; then in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the Termination Fee by wire transfer of same day funds (x) in the case of Section 7.3(b)(i), prior to or substantially simultaneously with (and as a condition to the effectiveness of) such termination, (y) in the case of Section 7.3(b)(ii), within three (3) business days after such termination or (z) in the case of Section 7.3(b)(iii), prior to or substantially simultaneously with the earlier of entering into the definitive agreement with respect to, or consummating, the Acquisition Proposal referred to in clause (C) of Section 7.3(b)(iii) (or if the entry into or the consummation, as applicable, occurs on a day that is not a business day, the next business day); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $11,000,000. Payment of the Termination Fee pursuant to this Section 7.3(b), together with any amounts that become due pursuant to Section 7.3(d), shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against any Company Related Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided, that the foregoing shall not relieve any Company Related Party from any liability for fraud or Willful Breach. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated by the Company for any reason at a time when Parent would have had the right to terminate this Agreement, Parent shall be entitled to receipt of any Termination Fee that would have been (or would have subsequently become) payable had Parent terminated this Agreement at such time.
(c)   In the event of any termination described in Section 7.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 7.3(b), together with any amounts that become due under Section 7.3(d), shall be the sole and exclusive remedy of Parent, Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates against the Company Related Parties for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided, that the foregoing shall not relieve any Company Related Party from any liability for fraud or Willful Breach of this Agreement prior to such termination; provided, further, that Parent may seek specific performance to cause the Company to consummate the Transactions in accordance with Section 8.5(b), but in no event shall Parent be entitled to both specific performance and the payment of the Termination Fee.
(d)   The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Transactions, that the Termination Fee is not a penalty, but a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay the Termination Fee as and when due pursuant to Section 7.3(b), and, in order to obtain the payment, Parent commences a Legal Proceeding which results in a judgment against the Company, the Company shall pay Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) in connection with such suit, together with interest on such amount accruing from (and including) the date on which the Termination Fee became due through the date on which the Termination Fee (or such portion thereof, as applicable) is actually received by Parent, at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that the Termination Fee became due, or a lesser rate that is the maximum permitted by applicable Legal Requirements.
SECTION 8
MISCELLANEOUS PROVISIONS
8.1   Amendment.   To the extent permitted by Legal Requirement and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent and the Company; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Legal Requirement would require further approval by the holders of shares of Company Common Stock without such approval having first been obtained.
8.2   Waiver.   No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Notwithstanding anything to the contrary contained herein, at any time and from time to time prior to the Effective Time, any Party or Parties (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Legal Requirements and except as otherwise expressly set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein; provided, however, that following receipt of the Company Stockholder Approval, there shall be no waiver which by applicable Legal Requirements would require further approval by the holders of shares of Company Stock without such approval having first been obtained. Any agreement on the part of a Party or Parties to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties to be bound thereby.
8.3   No Survival of Representations and Warranties.   None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to this Agreement shall survive the Effective Time.
8.4   Entire Agreement; Counterparts.   This Agreement and the other agreements referred to herein (including the Voting Agreements, the Confidentiality Agreement and the CVR Agreement) and the exhibits, annexes and schedules referred to herein and therein (including the Company Disclosure Schedule) constitute the entire agreement among the Parties and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Schedule and the Exhibits hereto are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. The Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, however, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in one or more counterparts, including by DocuSign, facsimile or by email with .pdf attachments, each of which shall be deemed to be an original and all of which taken together shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
8.5   Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a)   This Agreement, the Transactions and all disputes, actions or proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement or the Transactions shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action or proceeding arising out of or relating to this Agreement or any of the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware or, if (but only if) such court lacks subject matter jurisdiction, any state or federal court within the State of Delaware (collectively, the “Delaware Courts”). The Parties (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of such Delaware Courts in any such action or proceeding and (ii) irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8; provided, however, that nothing in this Section 8.5(a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Legal Requirements. Each of the Parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum or lack of jurisdiction to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (i) the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3: (x) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement; and (y) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent or Merger Sub would have entered into this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to oppose the availability of the equitable remedy of specific performance on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.
(c)   EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.5(c).
8.6   Assignability.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties and any purported assignment without such consent shall be null and void; provided, however, that Merger Sub or Parent may assign, in its sole discretion and without consent of the other Parties, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Merger Sub) or to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub or Parent, as applicable, of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
8.7   No Third-Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (a) if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration, Series D Liquidation Preference or Series E Liquidation Preference, as applicable, pursuant to Section 1 following the Effective Time in accordance with the terms of this Agreement, and (ii) the right of the holders of Company Options to receive the consideration pursuant to Section 1.8 following the Effective Time in accordance with the terms of this

Agreement; (b) if the Effective Time occurs, the rights of the Indemnified Persons (and each Indemnified Person’s heirs and Representatives) set forth in Section 5.5; and (c) the limitations on liability of the Company Related Parties set forth in Section 7.3(c).
8.8   Notices.   Any notices, requests or other communications required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed delivered, given and received (a) upon receipt, when delivered by hand, (b) two (2) business days after being sent by registered mail or by courier or express delivery service, (c) if sent by email prior to 6:00 p.m. recipient’s local time, upon transmission (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), or (d) if sent by email after 6:00 p.m. recipient’s local time, the next business day following the date of transmission (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto); provided, that, in each case, the notice, request or other communication is sent to the receiving Party at the following applicable physical address or email address:
If to Parent or Merger Sub (or, following the Effective Time, the Surviving Corporation):
Zimmer Biomet Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
Attn:        General Counsel
Email:      legal.americas@zimmerbiomet.com
with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Attention:
Joseph Gilligan

  Jessica Bisignano
Email:
joseph.gilligan@hoganlovells.com

  jessica.bisignano@hoganlovells.com
if to the Company (prior to the Effective Time):
Monogram Technologies Inc.
3913 Todd Lane, Suite 307
Austin, TX 78744
Attn:        Benjamin Sexson
Email:      Ben@mgrmtech.ai
with a copy (which shall not constitute notice) to:
Duane Morris LLP
200 Campus Drive, Suite 300
Florham Park, NJ 07932-1007
Attn:        Dean Colucci
Email:      dmcolucci@duanemorris.com
and
Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103-4196
Attn:        Darrick Mix
Email:      dmix@duanemorris.com
or such other physical address or email address as such Party may hereafter specify by like notice to the other Parties.
8.9   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
8.10   Remedies.   Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Legal Requirements, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
8.11   Company Disclosure Schedule.   Each exception and disclosure set forth in any particular section or subsection of the Company Disclosure Schedule will be deemed to be an exception to or, as applicable, a disclosure for purposes of (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement; and (b) any other representations and warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only to the extent it is reasonably apparent on the face of such exception or disclosure that such exception or disclosure is relevant to qualify such section or subsection. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.
8.12   Construction.
(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(b)   The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c)   As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or”.
(d)   Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
(e)   All references to days shall be deemed references to calendar days unless otherwise specified herein.
(f)   Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.
(g)   References in this Agreement to “ordinary course of business” means the ordinary course of operations of the Company.

(h)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(i)   The term “dollars” and character “$” shall mean United States dollars.
(j)   The phrases “made available,” “provided” and “delivered,” when used in reference to any documents or information made available to Parent, Merger Sub or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to mean (i) except as set forth on Section 8.12(j) of the Company Disclosure Schedule, uploaded to, and accessible to Parent, Merger Sub or any of their respective Representatives in, the online data room hosted on behalf of the Company by Datasite under the name “Honey Badger” in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement, (ii) provided via email by the Company or its Representatives to Parent, Merger Sub or their respective Representatives in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement or (iii) publicly made available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC at least 24 hours prior to the execution and delivery of this Agreement.
(k)   Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).
[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
MONOGRAM TECHNOLOGIES INC.
By:
/s/ Benjamin Sexson

Name: Benjamin Sexson
Title:  Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
HONEY BADGER MERGER SUB, INC.
By:
/s/ Chad F. Phipps

Name: Chad F. Phipps
Title:  Senior Vice President and Secretary
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
ZIMMER BIOMET HOLDINGS, INC.
By:
/s/ Chad F. Phipps

Name: Chad F. Phipps
Title:
Senior Vice President, General Counsel and Secretary

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit A):
“Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.
“Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, including any amendment or modification to any existing proposal or offer, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition, transfer, disposition or license of assets of the Company equal to 20% or more of the Company’s consolidated assets (based on the fair market value thereof, as determined in good faith by the Board of Directors or any duly authorized committee thereof), (b) issuance or acquisition of securities that would, in the aggregate, represent 20% or more of the voting power of the Company Common Stock or 20% or more of any class of equity securities of the Company, (c) recapitalization, tender offer or exchange offer that if consummated would result in such Person or group beneficially owning securities representing 20% or more of the voting power of the then outstanding Company Common Stock or 20% or more of any class of equity securities of the Company, or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization or similar transaction involving the Company that if consummated would result in such Person or group beneficially owning securities representing 20% or more of the aggregate voting power of the Company’s then outstanding securities of the surviving entity in a merger, consolidation, share exchange or other business combination involving the Company or the resulting direct or indirect parent of the Company or 20% or more of any class of equity securities of the Company, in each case of clauses (a) through (d), other than the Transactions.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
“AI System” shall mean any Software or other Intellectual Property (including any online service) that is used for, uses, or employs deep learning, machine learning, automated decision-making, or artificial intelligence, including any Software making use of or employing any neural network, statistical learning algorithm (e.g., linear or logistic regressions, support vector machines, random forests, k-means clustering), transformer, or reinforcement learning, and any model (including any large language model) trained with or for any of the foregoing.
“Agreement” is defined in the preamble to the Agreement.
“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.
“Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign anti-trust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
“Applicable Date” is defined in Section 2.7(b) of the Agreement.
“Board of Directors” is defined in the recitals to the Agreement.
“Book-Entry Shares” shall mean non-certificated Company Stock represented by book-entry.
“business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

“Capitalization Date” is defined in Section 2.3(a) of the Agreement.
“Cash Amount” is defined in the recitals to the Agreement.
“Certificated Shares” is defined in Section 1.6(b) of the Agreement.
“Certificate of Merger” is defined in Section 1.3(b) of the Agreement.
“Certificates” is defined in Section 1.6(b) of the Agreement.
“Change in Circumstance” shall mean any material event, development, occurrence, circumstance, change or effect occurring after the date of this Agreement: (a) that was not known to, or reasonably foreseeable by, the Board of Directors prior to the date of this Agreement (or if known to, or reasonably foreseeable by, the Board of Directors as of the date of this Agreement, the magnitude or material consequences of which were not known to or reasonably foreseeable to the Board of Directors as of the date of this Agreement) and (b) that does not relate to any Acquisition Proposal; provided, however, that any event, development, occurrence, circumstance, change or effect resulting from any of the following shall not be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Change in Circumstance: (i) any breach of this Agreement by the Company; (ii) the announcement or pendency of this Agreement or the Transactions; (iii) any change in the trading price or trading volume of the Company Stock or any change in the Company’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (iii) relating to or causing such change may be considered, along with the effects or consequences thereof, in determining whether there has been a Change in Circumstance); or (iv) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such improvements may be considered, along with the effects or consequences thereof, in determining whether there has been a Change in Circumstance).
“Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.
“Clinical Trials” is defined in Section 2.12(e) of the Agreement.
“Closing” is defined in Section 1.3(a) of the Agreement.
“Closing Date” is defined in Section 1.3(a) of the Agreement.
“Code” shall mean the U.S. Internal Revenue Code of 1986.
“Collaboration Partner” is defined in Section 2.12(a) of the Agreement.
“Collective Bargaining Agreement” shall mean each collective bargaining, employee representation agreement, works council or other labor union Contract covering any employee of the Company with respect to such employee’s employment with the Company.
“Company” is defined in the preamble to the Agreement.
“Company 401(k) Plan” is defined in Section 5.4(e) of the Agreement.
“Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.
“Company Associate” shall mean each current or former officer or other employee, or each current or former Individual Independent Contractor (including any non-employee director), of or to the Company; provided, that references to “current Company Associate” herein shall not include former officers, employees or Individual Independent Contractors.
“Company Board Recommendation” is defined in the recitals to the Agreement.
“Company Common Stock” is defined in the recitals to the Agreement.
“Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

“Company Equity Plan” shall mean the Amended and Restated 2019 Stock Option and Grant Plan, as amended from time to time.
“Company Financial Advisors” is defined in Section 2.25 of the Agreement.
“Company IP” shall mean any and all (a) Intellectual Property and Intellectual Property Rights that are owned or purported to be owned by the Company, (b) Intellectual Property and Intellectual Property Rights incorporated or embodied in each Company Product, and (c) third-party Intellectual Property and Intellectual Property Rights exclusively licensed to the Company.
“Company IT Assets” shall mean computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment owned by the Company, and all associated documentation or licensed or leased and operationally controlled by the Company (excluding any public networks).
“Company Options” shall mean all options to purchase Company Stock (whether granted pursuant to the Company Equity Plans or otherwise issued or granted).
“Company Preferred Stock” is defined in the recitals to the Agreement.
“Company Product” shall mean: (a) each version, release, line, package, platform, component, or model of any product or service, including Software or hardware, that has been or is currently being designed, developed, distributed, made available, provided, performed, marketed, licensed or sold by or on behalf of the Company in any manner, and (b) each implant, combination product, device or product candidate being developed, tested, labeled, manufactured, stored or marketed by the Company, in each case of (a) and (b), if the same: (x) has 510(k) clearance or has been submitted for 510(k) clearance, (y) is utilized in, or expected to be utilized in, the Company’s clinical trials to be conducted in the next 12 months or (z) is under design controls.
“Company Related Parties” and “Company Related Party” shall mean, collectively or individually, the Company and its former, current or future officers, directors, partners, stockholders (or other equityholders), managers, members or Affiliates.
“Company SEC Documents” is defined in Section 2.4(a) of the Agreement.
“Company Software” is defined in Section 2.8(o) of the Agreement.
“Company Stock” is defined in the recitals to the Agreement.
“Company Stockholder Approval” is defined in Section 2.21(a) of the Agreement.
“Company Stockholders Meeting” is defined in Section 4.4(b) of the Agreement.
“Confidentiality Agreement” is defined in Section 4.1(a) of the Agreement.
“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.
“Continuing Employee” is defined in Section 5.4(a) of the Agreement.
“Contract” shall mean any agreement, contract, subcontract, lease, sublease, understanding, instrument, loan, credit agreement, bond, debenture, note, option, warrant, purchase order, license, sublicense, insurance policy or other legally binding commitment or undertaking.
“Controlled Group Liability” shall mean any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 or 4068(a) of ERISA, (c) under Section 430(k) or 4971 of the Code and (d) for violation of the continuation coverage requirements of Sections 601 et seq.of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq.of ERISA and Sections 9801 et seq. of the Code, in the case of each of the foregoing clauses (a) through(d), with respect to the Company or any ERISA Affiliate.
“Copyrights” is defined in the definition of Intellectual Property Rights.
“CRO” shall mean a Person (including a commercial, academic, or other organization) contracted by a sponsor to perform one or more of a sponsor’s Clinical Trial-related duties and functions, including those defined in (a) 21 C.F.R. Part 312.3(b); (b) ICH GCP E6; and (c) foreign equivalents of the foregoing.

“Cut-off Time” is defined in Section 4.3(c) of the Agreement.
“CVR” is defined in the recitals to the Agreement.
“CVR Agreement” shall mean the Contingent Value Right Agreement in the form attached hereto as Exhibit B to be entered into between Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”), with such revisions thereto requested by such Rights Agent that are not, individually or in the aggregate, detrimental to any Person entitled to receipt of a CVR in the Transactions.
“Data Privacy Laws” shall mean all applicable Legal Requirements governing the Processing of Personal Information and all regulations promulgated thereunder.
“Delaware Courts” is defined in Section 8.5(a) of the Agreement.
“Determination Notice” is defined in Section 5.1(b)(i) of the Agreement.
“DGCL” is defined in the recitals to the Agreement.
“Dissenting Shares” is defined in Section 1.7 of the Agreement.
“DOJ” shall mean the U.S. Department of Justice.
“Domain Names” is defined in the definition of Intellectual Property Rights.
“DTC” is defined in Section 1.6(d) of the Agreement.
“Effective Time” is defined in Section 1.3(b) of the Agreement.
“EMA” shall mean the European Medicines Agency.
“Employee Plan” shall mean each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) compensation, deferred compensation bonus, commission, cash incentive, stock purchase, stock option, other equity or equity-based incentive, severance, termination, retention, change in control, transaction, profit-sharing, pension, retirement, supplemental retirement, health, welfare, medical, dental, vision, life, death, accident, disability, hospitalization, fringe benefits, vacation, leave, paid time off, sabbatical, supplemental unemployment benefits, perquisite, tax gross-up, employee loan, or reimbursement plan, policy, program, practice, agreement, or arrangement, (c) employment, offer letter, individual consulting, or similar agreement or arrangement, and (d) each other employee benefit plan, policy program, practice, agreement, or arrangement, in each case, whether written or oral, active or terminated, in each case (clauses (a) – (d)), that is (i) sponsored, maintained, contributed to or required to be contributed to by the Company, (ii) with respect to which the Company has any current or contingent liability (including as a result of an ERISA Affiliate) or (iii) to which the Company is a party.
“Employment Laws” is defined in Section 2.16(d) of the Agreement.
“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, infringement, option, right of first refusal or first offer, preemptive right, title retention, community property interest, or similar restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the use of, or receipt of any income derived from, any asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“End Date” is defined in Section 7.1(b) of the Agreement.
“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
“Environmental Law” shall mean any Legal Requirement relating to human health and safety (as related to exposure to Hazardous Materials), pollution or protection of the environment (including ambient air, surface water, ground water, sediment, land surface, subsurface strata, soil vapor, and wildlife), or to the generation, Release, cleanup, remediation, manufacture, processing, distribution, use, treatment, storage, labeling, disposal, recycling, transport or handling of Hazardous Materials.
“Environmental Permit” is defined in Section 2.18(a) of the Agreement.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” shall mean any Person that, together with the Company, at any relevant time would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Excluded Shares” is defined in Section 1.5(a)(ii) of the Agreement.
“FDA” shall mean the United States Food and Drug Administration.
“FDCA” shall mean the United States Federal Food, Drug and Cosmetic Act, and all related rules, regulations and guidelines.
“FTC” shall mean the U.S. Federal Trade Commission.
“GAAP” is defined in Section 2.4(b) of the Agreement.
“Global Trade Laws” shall mean all applicable Legal Requirements governing the export, reexport, transfer or import of items (including commodities, software, technical data and technology) and services in the jurisdictions in which the Company operates, including (a) the applicable Legal Requirements of the United States governing embargoes, sanctions, and boycotts, under the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), Trading with the Enemy Act (50 U.S.C. App. §§ 1-44), and all rules, regulations and executive orders relating to any of the foregoing, including regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury at 15 C.F.R. Parts 500-599 and by the U.S. Department of State; (b) Legal Requirements governing the export, re-export, or transfer of goods, software, technology, or technical data, including the Export Administration Act of 1979 (50 U.S.C. App. §§ 2401-2420), the Export Control Reform Act of 2018 (Pub. L. 115-232), the Export Administration Regulations (15 C.F.R. Parts 730-774), the Arms Export Control Act (22 U.S.C. § 2778), and the International Traffic in Arms Regulations (22 C.F.R. § 120.1 et seq.); (c) the Foreign Trade Regulations (15 C.F.R. Part 30) administered by the Census Bureau; (d) Legal Requirements governing the importation of products, technology, technical data, and services, including those administered by United States Customs and Border Protection (19 C.F.R. Parts 1-199); (e) the antiboycott laws set forth in section 999 of the Internal Revenue Code, the Department of Treasury Guidelines concerning international boycotts promulgated thereunder, and Part 760 of the EAR; and (f) any other Legal Requirements relating to the export, reexport and import activities of the Company.
“Good Clinical Practices” shall mean, as applicable, the standards for design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in 21 C.F.R. Parts 11, 50, 54, 56, 312 and 812 and any foreign equivalents of the foregoing applicable to the Company.
“Good Manufacturing Practices” shall mean, as applicable, those current good manufacturing practices related to the manufacture of medical devices and any precursors thereto set forth in Legal Requirements, including (a) the FDCA and 21 C.F.R. Part 820, (b) guidelines and regulations of standard compilations in Directive (EU) 2017/1572 of 15 September 2017 supplementing Directive 2001/83/EC of the European Parliament and of the Council as regards the principles and guidelines of good manufacturing practice for medicinal products for human use; and (c) other foreign equivalents of the foregoing.
“Government Contract” shall mean any Contract, including any subsequent modification of such Contract, between the Company and (a) a Governmental Body, (b) any prime contractor to a Governmental Body where the Contract is in furtherance of a prime contract between that contractor and a Governmental Body or where the Company otherwise has knowledge that the prime contractor is acting in its capacity as such, or (c) any subcontractor (of any tier) in connection with or with respect to any Contract described in clause (a) or (b) where the Contract is in furtherance of a higher tier contract that is in furtherance of a

Contract with a Governmental Body (either as a prime contract or subcontract) or where the Company otherwise has knowledge that the subcontractor is in furtherance of a higher tier contract that is in furtherance of a Contract with a Governmental Body (either as a prime contract or subcontract).
“Governmental Authorization” shall mean any permit, license, certificate, franchise, grant, permission, variance, clearance, registration, consent, approval, qualification, listing or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement, including all Regulatory Permits, each as amended or supplemented from time to time.
“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) supranational, international, multinational, transnational, national, federal, state, provincial, local, municipal, territorial, foreign or other government; or (c) governmental or quasi-governmental authority of any nature, including (i) any governmental division, department, agency, commission, board, branch, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, (ii) any court, arbitrator or other tribunal or (iii) any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature. For clarity, Governmental Bodies include any supranational, international, multination, national or other governmental authority, including the FDA, the EMA and the United Kingdom Medicines and Healthcare Products Regulatory, with jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacture, storage, sale, commercialization, or distribution of medicinal products.
“GxP” shall mean, collectively, Good Clinical Practices, Good Manufacturing Practices and other applicable, generally accepted industry best practice standards for the pharmaceutical or biotech industry.
“Hazardous Materials” shall mean any waste, material, or substance (regardless of physical form or concentration) that is listed, regulated or defined, or that forms the basis of liability, under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos or asbestos-containing materials, toxic mold, radioactive material, polychlorinated biphenyls, petroleum (or any fraction thereof) or petroleum-derived substance or waste, per- and polyfluoroalkyl substances, organofluorines, 1,4-dioxane, medical wastes, and infectious substances.
“Health Care Laws” shall mean all Legal Requirements that regulate medical devices, including those related to the development, manufacturing, sale, distribution and promotional activities, product quality, the conduct of Clinical Trials, reporting of safety events, conflicts of interest, debarment, exclusion or disqualification, and interactions with and licensure and accreditation of health care professionals, including the following: (a) the FDCA; (b) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (c) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and 1320a-7b), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the regulations promulgated under any of the foregoing, and any similar or equivalent state Legal Requirements; (d) the Patient Protection and Affordable Care Act (Public Law No. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law No. 111-152); (e) 45 C.F.R. Parts 46 and 21 C.F.R. Parts 812, 50, 54 and 56 and state research regulations; (f) the FDA software validation principles; (g) the regulations set forth at 21 C.F.R. Part 11; (h) the Health Insurance Portability and Accountability Act of 1996, the Health Information and Technology for Economic and Clinical Health Act, and the regulations promulgated thereunder; (i) EU Directive 2001/83/EC (the Community code relating to medicinal products for human use), Regulation (EC) No 726/2004, Regulation (EC) No 141/2000, Regulation (EC) No 1901/2006, Regulation (EC) No 1394/2007, Directive 2005/28/EC, Regulation No (EU) 536/2014 and Regulation No (EU) 2017/556 and EU Directive 2001/20/EC to the extent still applicable to any ongoing Clinical Trials; (j) GxP; and (k) similar or equivalent Legal Requirements of all applicable jurisdictions.
“Health Care Permits” shall mean all licenses, approvals, authorizations, permissions, certificates, registrations, or clearances required by any Governmental Body or issued pursuant to any laws that are required to carry on the Company and its Subsidiaries’ business in order to study, design, develop, test, manufacture, process, label, supply, sell, advertise, promote, label, package, market, commercialize, distribute, import, export, store, service, handle, provide or pay for any of the Company or its Subsidiaries’ medical devices, biologics, combination products, or products involving the Company or its Subsidiaries, or any products or services in which the Company Products are components, parts, or materials including manufacturing materials. Health Care Permits shall include Pre-Market Approvals, Pre-Market Notifications, De Novos, Investigational Device Exemptions, IRB Approvals, Humanitarian Device Exemptions, Biologics License Applications, CE marks, establishment registration and listing with FDA, U.S. state manufacturing, distribution, or wholesale licenses, permits, or registrations, and any supplements or amendments to any Health Care Permits.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Identified Communications” is defined in Section 5.2(d) of the Agreement.
“In-bound License” is defined in Section 2.8(f) of the Agreement.
“Indebtedness” shall mean, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, including that portion of obligations with respect to any capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts for indebtedness for borrowed money owing to any Person (other than the Company), (iii) any reimbursement or other payment obligations in respect of letters of credit and bankers’ acceptances (other than obligations in respect of letters of credit and bankers’ acceptances used as security for leases), bank guarantees, surety bonds and similar instruments, regardless of whether drawn upon, including the principal, interest and fees owing thereon, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (v) any net obligations under swaps, options, derivatives and other hedging agreements or arrangements that would be payable upon termination thereof (assuming they were terminated on the date of determination), (vi) all obligations representing the deferred and unpaid purchase price of property or services, and (vii) any guaranty (or any other arrangement having the economic effect of a guaranty) of any such obligations described in clauses (i) through (vi) of any Person other than the Company (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business consistent with past practice that are not past due).
“Indemnified Persons” is defined in Section 5.5(a) of the Agreement.
“Individual Independent Contractor” shall mean each individual natural Person or each Entity that provides services through an individual natural Person.
“Initial End Date” is defined in Section 7.1(b).
“Initial Press Release” is defined in Section 5.7 of the Agreement.
“Intellectual Property” shall mean any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, Trade Secrets, proprietary information, methods, processes, recipes, know-how, materials, chemistries, technical data and customer lists, and all documentation relating to any of the foregoing; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)), audio, video, text, and other content, interfaces, APIs, architectures, bills of materials, designs, diagrams, documentation, files, layouts, records, schematics, specifications, integrated circuits, and hardware and Software development, maintenance, and testing tools; (d) URLs and websites; (e) logos and marks (including brand names, product names, and slogans); and (f) any other form of Technology, whether or not embodied in any tangible medium.
“Intellectual Property Rights” shall mean any and all intellectual property rights and industrial property rights of every kind and description associated with any of the following, including whether protected, created, or arising under the laws of any jurisdiction throughout the world: (a) patents, patent applications, invention disclosures, designs, utility models, and all related amendments, corrections, counterparts, provisionals, adjustments, renewals, restorations, revisions, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, names, corporate names, trade names, Internet domain names, logos, slogans, trade dress, design rights, brand names, corporate names, symbols, and other similar designations or indicia of source or origin (whether registered, common law, statutory or otherwise), together with the goodwill symbolized by any of the foregoing and any applications and registrations for the foregoing (“Trademarks”), (c) published and unpublished works of authorship whether or not copyrightable and any copyrights and copyrightable subject matter, mask works, and moral rights, whether or not registered, and any and all applications and registrations for the foregoing (“Copyrights”), (d) trade secrets and confidential ideas, know-how, inventions (whether or not patentable), proprietary processes, protocols, formulae, models, diagrams, data (including pharmacological, toxicological, non-clinical, pre-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), databases, data collections, data sets, curated data content, data layers, devices, assays, specifications, schematics, physical, chemical and biological materials and compounds, chemistry and chemical compositions, compound libraries, methodologies, and other forms of Technology and the like, in written, electronic, oral or other tangible or intangible form, whether or not patentable (“Trade Secrets”), (e) Internet domain names and social media accounts (“Domain Names”), and (f) all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.
“In the Money Option” is defined in Section 1.8(a) of the Agreement.
“IRB” shall mean any independent body (a review board or a committee, institutional, regional, national, or supranational), constituted of medical professionals and non-medical members, whose responsibility it is to ensure the protection of the rights, safety and well-being of human subjects involved in a trial and to provide public assurance of that protection, by, among other things, reviewing and approving / providing favorable opinion on a trial protocol, the suitability of investigator(s), facilities, and the methods and material to be used in obtaining and documenting informed consent of the trial subjects; and includes any such entity as described in 21 C.F.R. Part 56 or foreign equivalent of the foregoing.
“IRS” shall mean the U.S. Internal Revenue Service.
“Key Employee” shall mean each individual whose name is set forth on Section X of the Company Disclosure Schedule.
“knowledge” with respect to (i) the Company, shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of Douglas Unis, Benjamin Sexson, Kamran Shamaei, Noel Knape and Muhammad Afnan and (ii) with respect to any other Entity shall mean with respect to any matter in question the actual knowledge, after reasonable inquiry, of such Entity’s executive officers.
“Leased Real Property” is defined in Section 2.7(b) of the Agreement.
“Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, citation, summons, claim, demand, qui tam action, subpoena, civil investigative demand, or investigation commenced, brought, conducted or heard (whether formally or informally, and whether publicly or privately) by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
“Legal Requirement” shall mean any law, statute, constitution, principle of common law, treaty, convention, ordinance, code, policy, order, edict, decree, directive, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq or another stock exchange), including any interpretation thereof by any court or other Governmental Body.
“Material Adverse Effect” shall mean any event, development, occurrence, circumstance, change or effect (any such item, an “Effect”) which, individually or when taken together with all other Effects which have occurred in the applicable determination period for a Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to (x) perform any of its material obligations under this Agreement required to consummate the Transactions on or before the End Date, or (y) to consummate the Transactions on or before the End Date, or (b) the business, assets, financial condition or results of operations of the Company; provided, however, that, for purposes of clause (b) above only, none of the Effects to the extent resulting from or arising out of any of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided, that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) the negotiation, execution, delivery, announcement, pendency, performance or anticipated consummation of this Agreement or any of the Transactions, including the identity of Parent and changes in the Company’s relationships with or loss of customers, suppliers or other business partners or employees resulting from the foregoing; provided, that this clause (ii) shall not apply to any representations or warranties contained in Section 2.17(i), Section 2.21 or Section 2.23 and the condition set forth in Section 6.2(a) solely as such condition relates to Section 2.17(i), Section 2.21 or Section 2.23; (iii) any change generally affecting the industries in which the Company operates or any change in the economy generally or other general business, financial, securities, credit or market conditions; (iv) fluctuations in the value of any currency or interest rates; provided that the underlying causes of such Effect may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (v) any act of terrorism (including cyberterrorism), war (whether or not declared), national or international calamity, natural disaster, acts of god, epidemic, pandemic, tariff, trade war, cyberattacks, data breaches or any other similar event, including any worsening of such conditions threatened or existing on the date of this Agreement; (vi) the failure of the Company to meet internal or analysts’ expectations, projections, guidance, budgets, forecasts or estimates; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any change in, or any compliance with or action required to be taken to comply with any change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP) after the date of this Agreement; (viii) any actions taken or omitted to be taken by the Company, to which Parent has consented in writing, or which Parent has requested or approved in writing, or the taking of any action by the Company required by this Agreement or the Company’s failure to take any action expressly prohibited by this Agreement; (ix) any actions or claims made or brought by any stockholders of the Company (on their behalf or on behalf of the Company), in each case relating to the evaluation, negotiation or entry into or terms of this Agreement, recommendation of the Transactions to the Company’s stockholders or consummation of the Transactions including, for the avoidance of doubt, any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement; and (x) any breach by Parent or Merger Sub of this Agreement; provided, that the incremental disproportionate impact of the Effects referred to in the foregoing clauses (iii), (iv), (v) and (vii) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such Effects disproportionately affects the Company relative to other similarly situated participants in the industries in which the Company operates.
“Material Contract” is defined in Section 2.9(a) of the Agreement.
“Material Contract Counterparty” shall mean each counterparty under a Material Contract corresponding to Sections 2.9(a)(iii), 2.9(a)(v), 2.9(a)(vi), 2.9(a)(x), 2.9(a)(xi), 2.9(a)(xii), 2.9(a)(xiii), 2.9(a)(xiv) and 2.9(a)(xix).
“Maximum Amount” is defined in Section 5.5(b) of the Agreement.
“Maximum Merger Consideration” is defined in Section 1.8(a) of the Agreement.
“Merger” is defined in the recitals to the Agreement.
“Merger Consideration” is defined in the recitals to the Agreement.
“Merger Sub” is defined in the preamble to the Agreement.
“Merger Sub Sole Stockholder Approval” is defined in Section 3.3 of the Agreement.
“Misconduct Allegation” is defined in Section 2.16(h) of the Agreement.
“Nasdaq” shall mean The Nasdaq Global Select Market.
“Negotiation Period” shall mean the period (a) beginning on the date that Parent and/or Merger Sub receives a Determination Notice with respect to a Superior Offer in accordance with Section 5.1(b)(i) or a

Change in Circumstance in accordance with Section 5.1(b)(ii) and (b) ending at 11:59 p.m. Eastern Time on the fourth (4th) business day after such date; provided, that with respect to any Determination Notice given in respect of a material amendment to a Superior Offer or a material change to a Change in Circumstance for which, in either case, a Determination Notice was previously given, the Negotiation Period shall end on the later of (x) the date and time on which the Negotiation Period was initially scheduled to end in respect of the initial Determination Notice with respect to such Superior Offer or Change in Circumstance and (y) 11:59 p.m. Eastern Time on the third (3rd) business day after the date that Parent and/or Merger Sub received the Determination Notice with respect to the material amendment to such Superior Offer or the material change to the facts and circumstances relating to a Change in Circumstance.
“Offer” is defined in Section 5.4(a) of the Agreement.
“Open Source Software” shall mean any computer Software program whose source code is published and made available under a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).
“Other Filings” is defined in Section 4.1(c) of the Agreement.
“Out-bound License” is defined in Section 2.8(f) of the Agreement.
“Parent” is defined in the preamble to the Agreement.
“Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would or would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to: (x) perform any of its material obligations under this Agreement, or (y) consummate the Transactions on or before the End Date.
“Parent Plans” is defined in Section 5.4(c) of the Agreement.
“Parties” shall mean Parent, Merger Sub, and the Company and “Party” shall mean any one of the foregoing.
“Paying Agent” is defined in Section 1.6(a) of the Agreement.
“Paying Agent Agreement” is defined in Section 1.6(a) of the Agreement.
“Payment Fund” is defined in Section 1.6(a) of the Agreement.
“Permitted Encumbrance” shall mean (a) any statutory liens for Taxes (i) that are not due and payable or (ii) the validity of which is being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted, or which arise, in the ordinary course of business as to which there is no default, (c) with respect to leased property, any interest in title of the lessor under the applicable lease (other than a capital lease) entered into by the Company in the ordinary course of business and under which there is no default by the Company, (d) non-exclusive licenses of Intellectual Property Rights granted to service providers to enable them to perform services for the Company entered in the ordinary course of business consistent with past practice, (e) Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities Legal Requirements and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business consistent with past practice which, individually or in the aggregate, do not materially limit the Company’s current use (or currently contemplated use), utility to the Company or value of the applicable real property to the Company or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.
“Person” shall mean any individual, Entity or Governmental Body.
“Personal Information” shall mean any information that (a) identifies or could reasonably be used, alone or in combination with other information held by the Company or any of its Subsidiaries, to identify an individual, or (b) is subject to any Legal Requirement relating to privacy, or (c) “personally identifiable information,” “personal data,” or similarly defined personal information under Data Privacy Laws, or (d) as defined in any legally binding internal or publicly available privacy policies or notices of the Company.
“Pre-Closing Period” is defined in Section 4.1(a) of the Agreement.
“Privacy and Security Requirements” is defined in Section 2.8(s).
“Processing” shall mean with respect to Personal Information, the use, collection, receipt, processing, aggregation, storage, adaption, alteration, transfer (including cross-border transfers), retrieval, disclosure, dissemination, combination, erasure, disposal, destruction, or anonymization of such Personal Information, or any other operation or set of operations that is performed on data or on sets of data, in each case, whether or not by automated means, and any other form of processing, including as defined by or under any applicable Privacy and Security Requirements.
“Proxy Statement” is defined in Section 4.4(a) of the Agreement.
“Registered IP” shall mean all Patents, Trademarks and Copyrights that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing, and all Domain Name registrations.
“Regulatory Filings” is defined in Section 5.2(b) of the Agreement.
“Regulatory Permit” shall mean any Governmental Authorization required for the development, manufacturing or marketing of a Company Product under applicable Health Care Laws, including all investigational device exemptions and other authorizations to conduct Clinical Trials, IRB approvals, medical device marketing applications, as defined in 21 C.F.R. Parts 807, 814, and 860, establishment registration and product listing as defined in 21 C.F.R. Part 807, all supplements or amendments thereto, and all comparable Governmental Authorizations.
“Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, release, or threatened release of Hazardous Materials from any source into, through or upon the indoor or outdoor environment, including the air, soil, soil vapor, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
“Representatives” with respect to a Person, the officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives of such Person.
“Sanctioned Person” shall mean any Person, aircraft, or vessel that is the subject or target of sanctions or restrictions under the Global Trade Laws, including, any Person: (a) listed on any list of sanctioned persons maintained by the United States, United Nations Security Council, including (i) the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders List maintained by the U.S. Office of Foreign Assets Control or (ii) the Entity List, Denied Persons List or Military End User List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security; (b) located in, resident in, or incorporated in, a Sanctioned Territory; and (c) any Person which is 50% or more owned, directly or indirectly, individually or in the aggregate, or otherwise controlled, by any such Person or Persons described in subclauses (a)(i) or (b) of this definition.
“Sanctioned Territory” shall mean any country or territory which is itself the subject or target of any country-wide or territory-wide comprehensive economic sanctions imposed by the United States at any point over the previous five years, including Cuba, Iran, North Korea, Syria, or the Crimea and so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.
“Sarbanes-Oxley Act” is defined in Section 2.4(a) of the Agreement.
“Scraped Data” shall mean any data or dataset that is or has been collected or generated using robots, spiders, web scraping, web crawling, or web harvesting Software or any other Software, service, tool or

Intellectual Property that turns unstructured data found on the web into machine readable, structured data that is substantially ready for analysis or processing.
“SEC” shall mean the United States Securities and Exchange Commission.
“SEC Clearance Date” shall mean the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided, that if the SEC has failed to affirmatively notify the Company within eleven days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then the eleventh (11th) day after the initial filing shall be the “SEC Clearance Date”.
“Secretary of State” is defined in Section 1.3(b) of the Agreement.
“Securities Act” shall mean the Securities Act of 1933.
“Section 409A” is defined in Section 1.8(c) of the Agreement.
“Series D Liquidation Preference” is defined in the recitals to the Agreement.
“Series D Preferred Stock” is defined in the recitals to the Agreement.
“Series E Liquidation Preference” is defined in the recitals to the Agreement.
“Series E Preferred Stock” is defined in the recitals to the Agreement.
“Sexson” is defined in the recitals to the Agreement.
“Software” shall mean all computer programs, including all software implementations of algorithms, models and methodologies, whether in source code, object code or other form.
“Specified Agreement” is defined in Section 7.1(e) of the Agreement.
“Specified Antitrust Authority” is defined in Section 5.2(c) of the Agreement.
An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.
“Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 5.1(b)); provided, that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”
“Surviving Corporation” is defined in the recitals to the Agreement.
“Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations (including, for the avoidance of doubt, Section 203 of the DGCL).
“Tax” shall mean any and all federal, state, local, or non-U.S. or other tax (including any net income tax, gross income tax, franchise tax, capital gains tax, gross receipts tax, gross profits tax, branch profits tax, value-added tax, surtax, estimated tax, employment tax, unemployment tax, national health insurance tax, excise tax, estimated tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, service tax, property tax, escheat or unclaimed property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, duty (including any customs duty) or other tax or charge of any kind whatsoever in the nature of tax, imposed, assessed or collected by or under the authority of any Governmental Body, together with any interest, penalties or additions to tax imposed thereon.
“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, disclosures, schedule, claims for refund, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any schedules or attachments thereto or amendments thereof.
“Technology” shall mean any and all of the following: (a) works of authorship, including documentation, designs, files, records, and Software code; (b) inventions (whether or not patentable), discoveries, and improvements, and technology; (c) proprietary and confidential information, including technical data, Trade Secrets, know-how, algorithms, architecture, and techniques; (d) data compilations and collections; (e) tools, materials, designs, circuits, system integration schemes, methods, processes, devices, prototypes, schematics, net lists, mask works, test methodologies, verilog files, emulation and simulation reports, test vectors, and hardware and Software development tools, and other forms of technology; and (f) all embodiments of the foregoing in any form and embodied in any media.
“Termination Fee” is defined in Section 7.3(b)(iii) of the Agreement.
“Trade Secrets” is defined in the definition of Intellectual Property Rights.
“Trademarks” is defined in the definition of Intellectual Property Rights.
“Training Data” shall mean any data or dataset, including any Scraped Data, processed or otherwise used to train, validate, test, or otherwise improve or enhance any AI System.
“Transactions” shall mean (a) the execution and delivery of the Agreement, (b) the execution and delivery of the CVR Agreement and (c) all of the transactions contemplated by the Agreement and the CVR Agreement, including the Merger.
“Voting Agreements” is defined in the recitals to the Agreement.
“WARN” is defined in Section 2.16(f) of the Agreement.
“Willful Breach” shall mean a material breach of this Agreement prior to or in connection with the termination of this Agreement that is a consequence of an act, or failure to act, undertaken by the breaching Party with the knowledge that the taking of such act, or failure to act, would result in such breach.

EXHIBIT B
FORM OF CVR AGREEMENT
CONTINGENT VALUE RIGHTS AGREEMENT1
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is entered into by and between Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), and [•], a [•], as rights agent (the “Rights Agent”).
RECITALS
WHEREAS, Parent, Honey Badger Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Monogram Technologies Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of July 11, 2025 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to (a) the holders of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (other than holders of Common Stock to be canceled in accordance with 1.5(a)(i) and 1.5(a)(ii) of the Merger Agreement and Dissenting Shares) that are outstanding as of immediately prior to the Effective Time and (b) the holders of vested Company Options that are (i) in-the-money as of immediately prior to the Effective Time or (ii) out-of-the-money as of immediately prior to the Effective Time but in-the-money when taking into account the sum of the Cash Amount and the maximum Milestone Payments, in each case, that are unexercised and outstanding as of immediately prior to the Effective Time (such applicable Company Options, the “Covered Equity Awards”), in the case of each of clauses (a) and (b), the right to receive a contingent cash payment as hereinafter described.

1
Note to Draft: Subject to review by Rights Agent.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
1.   DEFINITIONS
1.1.   Milestones.
“First Milestone,” “Second Milestone,” “Third Milestone,” “Fourth Milestone,” and “Fifth Milestone,” have the meanings set forth below:
Milestone	Milestone Trigger	Milestone Payment	Milestone Expiration
First Milestone	Completion of a proof-of-concept demonstration of its robotic system for unicompartmental (partial) knee arthroplasty, which shall be made available to Parent’s designated executives; provided, however, that such demonstration shall be made available during the period beginning on January 1, 2026 and ending on the later of (a) January 31, 2026 or (b) 30 days after the Closing Date.	$1.04 per CVR	Later of (a) January 31, 2026 and (b) 30 days after the Closing Date
Second Milestone	The grant by the FDA of 510(k) clearance of the Company’s fully autonomous robotic system for use with Parent Implants, as evidenced by receipt of a formal clearance letter from FDA indicating that the system has been found to be “substantially equivalent” to a predicate device and that the Company may proceed with marketing of the system in the U.S.	$1.08 per CVR	December 31, 2027
Third Milestone	The achievement of Gross Revenue between January 1, 2028 and December 31, 2028 that is at least equal to $156,000,000.	$3.41 per CVR*	December 31, 2028
Fourth Milestone	The achievement of Gross Revenue between January 1, 2029 and December 31, 2029 that is at least equal to $381,000,000.	$3.41 per CVR*	December 31, 2029
Fifth Milestone	The achievement of Gross Revenue between January 1, 2030 and December 31, 2030 that is at least equal to $609,000,000.	$3.43 per CVR*	December 31, 2030

*
Each such Revenue Milestone and corresponding Milestone Payment is subject to pro ration as described Section 4.5(a) and Schedule A attached hereto.

1.2.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Accounting Methodology” means the accounting methods, practices, policies and procedures used to prepare the consolidated financial statements (including, in each case, any notes thereto) contained in the most recent periodic report filed by Parent with the SEC as of the applicable Milestone Expiration Date.
“Acting Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs as set forth on the CVR Register.
“Carve-Out Transaction” means any transaction (including a sale or other disposition of assets, merger or consolidation, sale of equity interests or exclusive licensing transaction) pursuant to which all or a substantial portion of the rights to the Company Systems are sold, exclusively licensed or otherwise transferred, directly or indirectly, to, or acquired by, directly or indirectly, a Person other than Parent or any of its Subsidiaries. For clarification, any Change of Control shall not constitute a Carve-Out Transaction.
“Change of Control” means, with respect to a party, (a) a merger or consolidation involving such party in which such party is not the surviving entity, or (b) any other transaction involving such party in which such party is the surviving or continuing entity but in which the stockholders of such party immediately prior to such transaction own less than 50% of such party’s voting power immediately after the transaction, other than any bona fide equity financing transaction solely related to the continued financing of the operations of such party and its subsidiaries.
“Company Systems” means the Company’s advanced surgical planning and robotics systems for total knee arthroscopy known as the mBȏs TKA System and/or the Monogram TKA System, including any additional systems or applications derived from, or iterative of, either of the mBȏs TKA System or the Monogram TKA System.
“Covered Equity Awards” has the meaning set forth in the Recitals.
“Covered Milestone Payments” has the meaning set forth in Section 2.4(f).
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVRs” means the contractual rights of Holders to receive Milestone Payments (if achieved) pursuant to the Merger Agreement and this Agreement.
“Disposables” means sterile packed procedure components which include all disposables (i.e. robot cart drape, tracking markers, lenses, and spheres, bone pins, checkpoints, and saw blades) developed specifically to perform a procedure utilizing Parent Implants with Company Systems.
“DTC” means The Depository Trust Company or any successor thereto.
“Event of Default” has the meaning set forth in Section 6.1.
“Fifth Milestone Expiration Date” means the date set forth under the header “Milestone Expiration Date” that corresponds to the Fifth Milestone in the chart set forth in Section 1.1.
“Fifth Milestone Payment” means the amount set forth under the header “Milestone Payment” that corresponds to the Fifth Milestone in the chart set forth in Section 1.1.
“First Milestone Expiration Date” means the date set forth under the header “Milestone Expiration Date” that corresponds to the First Milestone in the chart set forth in Section 1.1.
“First Milestone Payment” means the amount set forth under the header “Milestone Payment” that corresponds to the First Milestone in the chart set forth in Section 1.1.
“Fourth Milestone Expiration Date” means the date set forth under the header “Milestone Expiration Date” that corresponds to the Fourth Milestone in the chart set forth in Section 1.1.
“Fourth Milestone Payment” means the amount set forth under the header “Milestone Payment” that corresponds to the Fourth Milestone in the chart set forth in Section 1.1.
“Gross Revenue” means, for any applicable calendar year, as determined in accordance with the Accounting Methodology, the sum of (a) the gross amount billed or invoiced by or on behalf Parent or any of its Affiliates with respect to Parent Implants (and related Disposables) using the Company Systems to third party purchasers in arm’s-length transactions; provided, that any amount billed or invoiced between or among any of Parent or its Affiliates with respect to Parent Implants (and related Disposables) using the Company Systems will not be considered a sale.
“Gross Revenue Percentage” means with respect to the Revenue Milestones, the actual Gross Revenues achieved for any given period divided by the Gross Revenue Milestone Payment trigger.
“Gross Revenue Statement” means a written statement of Parent, certified by an authorized officer of Parent, setting forth in reasonable detail the calculation of Gross Revenue as of the applicable Milestone

Expiration Date for each of the Revenue Milestones, which shall include (a) an itemized calculation of Gross Revenue as of the applicable Milestone Expiration Date and (b) to the extent that sales for Company Systems are recorded in currencies other than United States dollars, the exchange rates used for conversion of such foreign currency into United States dollars.
“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.
“Milestone(s)” means any of the First Milestone, the Second Milestone, the Third Milestone, the Fourth Milestone or the Fifth Milestone, or collectively the First Milestone, the Second Milestone, the Third Milestone, the Fourth Milestone and the Fifth Milestone, as applicable.
“Milestone Expiration Date” means each of the First Milestone Expiration Date, Second Milestone Expiration Date, Third Milestone Expiration Date, Fourth Milestone Expiration Date, Fifth Milestone Expiration Date.
“Milestone Notice” has the meaning set forth in Section 2.4(a).
“Milestone Notice Date” means, (a) with respect the Qualitative Milestones, the date that is ten (10) business days following the achievement of the applicable Milestone or (b) with respect to the Revenue Milestones, the date that is ninety (90) days following the applicable Milestone Expiration Date.
“Milestone Payment” means each of the First Milestone Payment, the Second Milestone Payment, the Third Milestone Payment, the Fourth Milestone Payment and the Fifth Milestone Payment.
“Milestone Payment Amount” means, for a given Holder, the product of (a) the applicable Milestone Payment and (b) the number of CVRs with respect to such applicable Milestone held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice. With respect to a Covered Equity Award, each applicable Milestone Payment Amount shall first be reduced (including to $0) by the amount, if any and without duplication, by which the exercise price per share of such Covered Equity Award exceeded the Cash Amount.
“Officer’s Certificate” means a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer, the secretary or other authorized officer, in each case, of Parent, in such individual’s capacity as such an officer, and delivered to the Rights Agent.
“Parent Implant” means any implant developed or produced by Parent or its Affiliates (excluding, for the avoidance of doubt, any implants developed or produced by the Company prior to the Closing) cleared for use with Company Systems by the FDA which are used in conjunction with Disposables to perform a procedure utilizing Company Systems.
“Partial Achievement Milestone Payment” means, with respect to any of the Revenue Milestones, if Gross Revenue for the applicable Milestone equals at least 50% of the Gross Revenue required to trigger the Milestone Payment then the milestone payment will be calculated pursuant to the table forth in Schedule A hereto.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order (including through a divorce decree); (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC; (e) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; (f) as provided in Section 2.6; or (g) any other transfer approved in writing by the Rights Agent and Parent; provided that, in each case, the transfer complies with applicable securities laws and the transferee agrees in writing, if required, to be bound by the terms of this Agreement and to execute any necessary documentation required by Parent or the Rights Agent to effect such transfer.
“Qualitative Milestones” means the First Milestone and the Second Milestone.

“Revenue Milestones” means the Third Milestone, the Fourth Milestone and the Fifth Milestone.
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Second Milestone Expiration Date” means the date set forth under the header “Milestone Expiration Date” that corresponds to the Second Milestone in the chart set forth in Section 1.1.
“Second Milestone Payment” means the amount set forth under the header “Milestone Payment” that corresponds to the Second Milestone in the chart set forth in Section 1.1.
“Target Revenue” means, with respect to the Revenue Milestones, the amount of revenues required for full attainment of each respective milestone, as set for the in the CVR table in Schedule A: $156,000,000, $381,000,000, and $609,000,000 for the calendar years ending 2028, 2029 and 2030, respectively.
“Target Revenue Excess Amount” means such amount of Gross Revenues for the calendar year 2030 that is in excess of the Target Revenue for the Fifth Milestone.
“Third Milestone Expiration Date” means the date set forth under the header “Milestone Expiration Date” that corresponds to the Third Milestone in the chart set forth in Section 1.1.
“Third Milestone Payment” means the amount set forth under the header “Milestone Payment” that corresponds to the Third Milestone in the chart set forth in Section 1.1.
1.3.   Rules of Construction.   For purposes of this Agreement, the parties hereto agree that: (a) whenever the context requires, the singular number shall include the plural, and vice versa; (b) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (c) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation;” (d) the meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders; (e) where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning unless the context otherwise requires; (f) a reference to any specific Legal Requirement or to any provision of any Legal Requirement includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or promulgated thereunder or pursuant thereto; (g) references to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented; (h) they have been represented by legal counsel during the negotiation and execution and delivery of this Agreement and therefore waive the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document; (i) the word “or” shall not be exclusive (i.e., “or” shall be deemed to mean “and/or”) unless the subjects of the conjunction are mutually exclusive and (j) the measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following August 18 is September 18 and one month following August 31 is October 1). The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. All references to “Dollars” or “$” are to United States Dollars, unless expressly stated otherwise.
2.   CONTINGENT VALUE RIGHTS
2.1.   CVRs.   The CVRs represent the contractual rights of Holders to receive a contingent cash payment pursuant to the Merger Agreement and this Agreement. The initial Holders shall be determined pursuant to the terms of the Merger Agreement and this Agreement, and a list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof.

2.2.   Non-transferable.   The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any such sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be null and void and of no effect.
2.3.   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs shall not be evidenced by a certificate or other instrument; Holders’ rights and obligations in respect of CVRs derive solely from this Agreement.
(b)   The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers of CVRs as herein provided. The CVRs shall initially, in the case of the holders of shares of Common Stock immediately prior to the Effective Time (other than Dissenting Shares), be registered in the names and addresses of the respective holders as set forth in the records of the Company at the Effective Time and in a denomination equal to the number of shares of Common Stock converted into the right to receive the Merger Consideration. The CVR Register will initially show one position for Cede & Co. representing all of the CVRs that are issued to the holders of shares of Common Stock held by DTC on behalf of the street holders of shares of Common Stock. The Rights Agent will have no responsibility whatsoever directly to the street name holders or DTC participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of shares of Common Stock by sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. In the case of CVRs to be received by the holders of Covered Equity Awards pursuant to the Merger Agreement, such CVRs shall initially be registered in the name and address of the holder of such Covered Equity Awards as set forth in the records of the Company at the Effective Time and in a denomination equal to the number of shares of Common Stock subject to such Covered Equity Awards cancelled in connection with the Merger.
(c)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register and notify the Parent of the same. No service charge shall be made for any registration of transfer of a CVR, but Parent and the Rights Agent may require payment of a sum sufficient to cover any stamp or other transfer Tax or similar charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid unless and until registered in the CVR Register in accordance with this Agreement. The CVR Register is intended to comply with the requirements for “registered form” under Treasury Regulations Section 5f.103-1(c).
(d)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to, and shall promptly, record the change of address in the CVR Register.
2.4.   Payment Procedures.
(e)   In the event that a Milestone is attained (or a Partial Achievement Milestone Payment is due), then, on or prior to the applicable Milestone Notice Date, Parent shall deliver or cause to be delivered to the Rights Agent (i) a notice (the “Milestone Notice”) indicating which Milestone was attained and an Officer’s Certificate certifying the same and (ii) cash, by wire transfer of immediately available funds to an account specified by the Rights Agent, equal to the aggregate amount necessary to pay the applicable Milestone Payment Amount to all Holders (other than Holders who received CVRs in consideration of the Covered Equity Awards) pursuant to Section 4.2, along with any letter of instruction reasonably required by the Rights Agent, solely to the extent such requirement has been communicated to Parent by the Rights Agent.
(f)   The Rights Agent shall promptly, and in any event within ten (10) business days of receipt of the items set forth in Section 2.4(a), send each Holder at its registered address a copy of such Milestone Notice. If a Milestone Payment is payable to the Holders (other than Holders who received CVRs in consideration of the Covered Equity Awards), then at the time the Rights Agent sends a copy of the Milestone Notice to such Holders, the Rights Agent shall also pay the applicable Milestone Payment Amount to each of the Holders in accordance with the corresponding letter of instruction (i) by check mailed to the address of such Holder reflected in the CVR Register as of 5:00 p.m. Eastern Time on the date of the applicable Milestone Notice or (ii) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of the applicable Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions. With respect to any Covered Milestone Payment that is payable to Holders of Covered Equity Awards, Parent shall cause to be paid, as soon as reasonably practicable following the date on which the applicable Milestone Notice has been delivered to the Rights Agent (but in no event later than March 15th of the calendar year following the calendar year in which the applicable Milestone was attained), the applicable Covered Milestone Payment applicable to such Holder through an applicable payroll system or third party payroll agent or by the Paying Agent (such method of payment to be determined in Parent’s sole discretion). If any such payment in accordance with this Section 2.4(b) cannot be made through the applicable payroll system or payroll provider or by the Paying Agent, then the Parent shall cause to be issued a check for such payment to such Holder of Covered Equity Awards (less applicable withholding Taxes and other required deductions, if any), as soon as reasonably practicable following the delivery of the applicable Milestone Notice (but in no event later than March 15th of the calendar year following the calendar year in which the applicable Milestone was attained) at the address for such Holder set forth in the CVR Register or, if such person is then employed by Parent or a Subsidiary of Parent, at the most recent address on the Parent’s or such Subsidiary’s personnel records for such Holder. Each Covered Milestone Payment is intended to be a separate “payment” for purposes of Section 409A and, to the greatest extent possible, to constitute payments within the “short-term deferral” period following the lapse of a “substantial risk of forfeiture” (as such terms are defined for purposes of Section 409A) or to otherwise be paid in compliance with or under an alternative exemption from Section 409A. To the extent this Agreement (and any definitions hereunder), or any payments hereunder, are not exempt, they shall be construed in a manner that complies with Section 409A, including by reason of satisfying the “transaction-based compensation” provisions thereunder, including the five-year post-Closing payment limitation therein, and shall incorporate by reference all required definitions and payment terms. Notwithstanding the foregoing, none of the parties hereto nor any of their employees, directors or representatives make any representation or warranty and will have no liability to a Holder or transferee or other Person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code (or any similar U.S. state tax law) that are subject to certain additional federal, state or other taxes.
(g)   Parent (or its applicable Affiliate) shall be entitled to deduct or withhold, or cause the Rights Agent to deduct or withhold, from any payments made pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code, the U.S. Treasury Regulations thereunder, or any other applicable Legal Requirement. Any such withholding with respect to Holders who received CVRs in consideration of the Covered Equity Awards shall be made, or caused to be made, through making payments through an applicable payroll system or third party payroll agent or by the Paying Agent (such method of payment to be determined in Parent’s sole discretion). Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Holder (other than payroll withholding and reporting on the Covered Milestone Payments), the Rights Agent shall use commercially reasonable efforts to solicit from such Holder an IRS Form W-9, IRS

Form W-8 or other applicable Tax form within a reasonable amount of time in order to provide the opportunity for the Holder to provide any necessary Tax forms in order to avoid or reduce such withholding amounts. To the extent any such amounts are so deducted or withheld and paid over to the appropriate Tax authority, such amounts shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Holder to whom such amounts would otherwise have been paid. To the extent such amounts are so deducted or withheld from the Covered Milestone Payments, the Rights Agent shall, as soon as reasonably practicable, deliver such amounts to Parent (or Parent’s designee) for the purposes of remitting such amounts to the IRS. In no event shall the Rights Agent have any duty, obligation or responsibility for wage or Form W-2 reporting with respect to Milestone Payments (including Covered Milestone Payments) made to the Holders.
(h)   If any funds delivered to the Rights Agent for payment to the Holders as Milestone Payment Amounts remain undistributed to the Holders on the date that is six (6) months after the date of the applicable Milestone Notice, Parent shall be entitled to require the Rights Agent to deliver to Parent or its designee any funds which had been made available to the Rights Agent in connection with such Milestone Payment Amounts and not disbursed to the Holders (including, all interest and other income received by the Rights Agent in respect of all funds made available to it), and, thereafter, such Holders shall be entitled to look to Parent or any successor in interest of Parent (subject to abandoned property, escheat and other similar Legal Requirements) only as general unsecured creditors thereof with respect to the applicable Milestone Payment Amounts that may be payable, without interest.
(i)   Neither Parent, the Rights Agent nor any of their Affiliates shall be liable to any Person (including any Holder) for any Milestone Payment Amounts delivered to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. If, despite Parent’s and/or the Rights Agent’s commercially reasonable efforts to deliver a Milestone Payment Amount to the applicable Holder, such Milestone Payment Amount has not been paid immediately prior to the date on which such Milestone Payment Amount would otherwise escheat to or become property of any Governmental Body, such Milestone Payment Amount shall become, to the extent permitted by applicable Legal Requirements, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.
(j)   Except as otherwise required by applicable Legal Requirements, including to the extent any portion of any Milestone Payment Amount is required to be treated as imputed interest pursuant to applicable Legal Requirement (including Section 483 of the Code), the parties hereto intend to treat, for all U.S. federal and applicable state and local income Tax purposes, (i) any Milestone Payment Amounts (other than such amounts paid with respect to a CVR received solely with respect to a Covered Equity Award) received with respect to shares of Common Stock pursuant to the Merger Agreement as additional consideration for or in respect of such shares of Common Stock and (ii) Milestone Payment Amounts paid in respect of each CVR that was received with respect to Covered Equity Awards pursuant to the Merger Agreement (the “Covered Milestone Payments”), and not the receipt of such CVR, as wages in the year in which the applicable Milestone Payment Amount is made. The Rights Agent shall be responsible for information reporting required under applicable Legal Requirements with respect to the CVRs, including reporting any Milestone Payments (other than Milestone Payments paid with respect to a CVR received with respect to a Covered Equity Award) hereunder on Internal Revenue Service Form 1099-B or other applicable form. Parent shall cooperate with the Rights Agent to provide any information reasonably available to Parent that is necessary for the Rights Agent to carry out its obligations in this Section 2.4(f). To the extent required by applicable Legal Requirements, the Rights Agent shall report imputed interest on the Milestone Payment Amounts in respect of CVRs received with respect to shares of Common Stock pursuant to the Merger Agreement pursuant to Section 483 of the Code.
2.5.   No Voting, Dividends or Interest; No Equity or Ownership Interest.
(k)   The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(l)   The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates.
2.6.   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or any of its Affiliates without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article 5 and Article 6. The Rights Agent shall update the CVR Register to reflect any abandonment or acquisition of CVRs described in this Section 2.6.
3.   THE RIGHTS AGENT
3.1.   Certain Duties and Responsibilities.   Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. Prior to the occurrence of an Event of Default, and after the curing or waiving of all such Events of Default which may have occurred, the Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its fraud, gross negligence, bad faith or willful or intentional misconduct (including willful breach). If an Event of Default has occurred (which has not been cured or waived), the Rights Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
3.2.   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(m)   the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(n)   whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of fraud, gross negligence, bad faith or willful or intentional misconduct (including willful breach) on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in good faith reliance upon such certificate;
(o)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon after good faith consultation with Parent;
(p)   in the absence of a duty specifically set forth in this Agreement, the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(q)   the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(r)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(s)   the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement, except for any such breach by Parent resulting from any gross negligence, bad faith, willful or intentional misconduct or fraud of the Rights Agent;
(t)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss, liability, claim, demands, suits or expense was a result of the Rights Agent’s fraud, gross negligence, bad faith or willful or intentional misconduct (including willful breach);
(u)   the Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder unless such consequential damages were a result of the Right Agent’s fraud gross negligence, bad faith or willful or intentional misconduct (including willful breach);
(v)   Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all Taxes and governmental charges and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than withholding Taxes owed by Holders and Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary documented out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;
(w)   notwithstanding anything to the contrary herein, Parent shall not be required to indemnify, hold harmless or reimburse the expenses of the Rights Agent in connection with any Legal Proceeding commenced by the Rights Agent against Parent; and
(x)   no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
3.3.   Resignation and Removal; Appointment of Successor.
(y)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least sixty (60) days prior to the date so specified but in no event shall such resignation become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect but no such removal shall become effective until a successor Rights Agent has been appointed and accepted such appointment in accordance with Section 3.4. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.
(z)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent shall, as soon as is reasonably practicable, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal pursuant to Section 3.3(a) or after Parent has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(aa)   Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within thirty (30) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent. Failure to give any notice provided for in this Section 3.3, however, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
(bb)   The Rights Agent will cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register to the successor Rights Agent.
3.4.   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Rights Agent. On request of Parent or the successor Rights Agent, the predecessor Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, trusts and duties of the predecessor Rights Agent.
4.   COVENANTS
4.1.   List of Holders.   Parent or the Surviving Corporation shall furnish or cause to be furnished to the Rights Agent, in the form as Parent receives from the Surviving Corporation’s transfer agent (or other agent performing similar services for the Surviving Corporation)(or, in the case of Holders who held Covered Equity Awards, the Company), the names and addresses of the Holders as promptly as practicable upon the Effective Time, and in no event later than thirty (30) days after the Effective Time. The Rights Agent will reflect all such names and addresses on the CVR Register and confirm the write up of the CVR Register and list of initial Holders to Parent promptly thereafter and, in any event, within thirty (30) days of the receipt of such names and addresses from Parent or the Surviving Corporation’s transfer agent, as the case may be.
4.2.   Payment of Milestone Payments.   If a Milestone has been achieved in accordance with this Agreement, then no later than the applicable Milestone Notice Date, Parent shall (i) deliver to the Rights Agent a written notice indicating that such Milestone has been achieved, and (ii) deposit or cause to be deposited with the Rights Agent, for payment to the Holders when payable in accordance with Section 2.4, the aggregate amount necessary to pay the applicable Milestone Payment Amounts to all Holders with respect to the applicable Milestone (other than Holders with respect to CVRs received in consideration of the Covered Equity Awards).
4.3.   Books and Records.   Parent shall, and shall cause its Subsidiaries to, keep records in sufficient detail to enable the Holders and their consultants or professional advisors to determine the amounts payable hereunder (including books and records in sufficient detail to enable the calculation of Gross Revenue as of the applicable Milestone Expiration Date).
4.4.   Further Assurances.   Parent agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
4.5.   Revenue Milestone Audit Rights.
(cc)   If a Milestone is not attained, Parent shall deliver to the Rights Agent, (A) with respect to the Revenue Milestones, on or before the applicable Milestone Notice Date and (B) with respect to the Qualitative Milestones, no more than thirty (30) days after the applicable Milestone Expiration Date,

(i) a written notice (the “Expiry Notice”) indicating that the applicable Milestone was not attained prior to the applicable Milestone Expiration Date and (ii) an Officer’s Certificate certifying the applicable Milestone was not attained prior to the applicable Milestone Expiration Date and that the applicable Milestone Payment is not payable to the Holders of such CVR; provided, however, in the event that at least 50% of the Gross Revenue required to trigger a Revenue Milestone has been attained prior to the applicable Milestone Expiration Date, then such Revenue Milestone will be deemed to be partially achieved and each Holder shall be entitled to the Partial Achievement Milestone Payment for such Revenue Milestone in accordance with Schedule A hereto and paid in accordance with Section 2.4.
(dd)   With respect to the Revenue Milestones only, during the forty-five (45)-day period following the Expiry Notice (the “End Date”), upon the reasonable written request from the Acting Holders, Parent shall provide the Acting Holders with reasonable documentation to support Parent’s calculation of Gross Revenue and shall make its financial personnel reasonably available to a designated representative of the Acting Holders to discuss and answer the Acting Holders’ questions regarding such calculations; provided that (x) such Acting Holders enter into customary confidentiality agreements reasonably satisfactory to Parent with respect to the confidential information of Parent or its Subsidiaries to be furnished pursuant to this Section 4.5, (y) such access does not unreasonably interfere with the conduct of the business of Parent or any of its Subsidiaries and (z) such confidential information or access shall not be required to be provided to the extent that such confidential information or access would reasonably be expected to result in the waiver of any attorney-client privilege or violate any applicable Legal Requirement. If the Acting Holders do not agree with Parent’s calculations, the Acting Holders may, no later than twenty (20) Business Days after the Acting Holders request documentation supporting Parent’s calculation, submit a written dispute notice to Parent setting forth the specific disputed items in the Gross Revenue Statement and a reasonably detailed explanation thereof (such notice, a “Dispute Notice”). If the Acting Holders and Parent fail to agree on the matter under dispute within twenty (20) Business Days after the Acting Holders deliver the Dispute Notice to Parent (such period, the “Review Request Period”), Parent shall permit, and shall use commercially reasonable efforts to cause its Affiliates to permit, an independent certified public accounting firm of nationally recognized standing selected by such Acting Holders and reasonably acceptable to Parent (the “Independent Accountant”) to have access, with reasonable advance notice and at reasonable times during normal business hours to the books and records of Parent and its Subsidiaries as may be reasonably necessary to evaluate and verify Parent’s calculation of Gross Revenue as of the applicable Milestone Expiration Date as set forth in the applicable Gross Revenue Statement; provided that (x) the Independent Accountant enter into customary confidentiality agreements reasonably satisfactory to Parent with respect to the confidential information of Parent or its Subsidiaries to be furnished pursuant to this Section 4.5 and (y) such access does not unreasonably interfere with the conduct of the business of Parent or any of its Subsidiaries. The fees charged by the Independent Accountant shall be borne by the Acting Holders unless the Independent Accountant determines that the applicable Revenue Milestone was actually achieved, in which case such fees shall be borne by Parent. The Independent Accountant shall provide Parent with a copy of all disclosures made to the Acting Holders concurrently with each such disclosure. The Independent Accountant shall act only as an expert and not as an arbitrator and shall be charged to come to a final determination solely with respect to those specific items in such applicable Gross Revenue Statement that the parties disagree on and submit to it for resolution. All other items in the applicable Gross Revenue Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed by the parties and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. The decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be nonappealable and shall not be subject to further review, absent fraud or manifest error. If, in accordance with the procedures set forth in this Section 4.5, the Independent Accountant concludes that the applicable Milestone Payment should have been paid but was not paid when due, or the applicable Milestone Payment Amount paid should have been greater than the amount paid based on the amounts set forth in the Gross Revenue Statement, Parent shall cause the applicable Milestone Payment Amount, to be paid less any amounts deposited with the Rights Agent prior to such date pursuant to Section 4.2 (without interest) promptly, and in any event within thirty (30) days of the date the Independent Accountant delivers to Parent the Independent Accountant’s written report, with such payment made in accordance with the procedures set forth in Section 2.4.

(ee)   If, as of the applicable End Date, the Acting Holders have not requested a review of the applicable Gross Revenue Statement, or if the Acting Holders have not delivered a timely Dispute Notice, in each case in accordance with this Section 4.5, the calculations set forth in the applicable Gross Revenue Statement shall be and conclusive upon the Holders.
Target Revenue Excess Amount.
(ff)   If the Target Revenue for either of the Third Milestone or the Fourth Milestone is not achieved by the applicable Milestone Expiration Date, then Parent shall conduct a one-time lookback no later than ninety (90) days after December 31, 2030 to determine if any Target Revenue Excess Amount exists. To the extent that there is any Target Revenue Excess Amount, the Target Revenue Excess Amount shall be added retroactively to the Gross Revenues calculated for the calendar year 2029. If after adding any Target Revenue Excess Amount to the previously calculated Gross Revenue for the calendar year 2029 the adjusted Gross Revenue entitles the Holders to an incremental Milestone Payment Amount in accordance with Schedule A, then such incremental Milestone Payment Amount shall be paid concurrently with the Fifth Milestone Payment.
(gg)   Immediately following the adjustment in clause (a) (if any), if there remains any Target Revenue Excess Amount, then such remaining amounts shall be added retroactively to the Gross Revenues calculated for the calendar year 2028. If after adding any Target Revenue Excess Amount to the previously calculated Gross Revenue for the calendar year 2028, the adjusted Gross Revenue entitles the Holders to an incremental Milestone Payment Amount in accordance with Schedule A, then such incremental Milestone Payment Amount shall be paid concurrently with the Fifth Milestone Payment.
4.6.   Gross Revenue Statement.   Prior to the applicable Milestone Notice Date, Parent shall have compiled a Gross Revenue Statement. Parent shall keep such Gross Revenue Statement in its books and records.
4.7.   Change of Control; Carve-Out Transactions.   In the event that Parent desires to consummate a Change of Control prior to the earlier of the last Milestone Expiration Date and the payment of all Milestone Payment Amounts (to the extent actually achieved) in accordance with this Agreement, whichever occurs earlier, Parent or the Surviving Corporation, as applicable depending upon the structure of the Change of Control, will cause the Person acquiring Parent to assume Parent’s and the Surviving Corporation’s (as applicable depending upon the structure of the Change of Control) obligations, duties and covenants under this Agreement to the extent not effected by operation of law. In the event that Parent or any of its Subsidiaries desires to consummate a Carve-Out Transaction prior to the earlier of the last Milestone Expiration Date and the payment of all Milestone Payment Amounts (to the extent actually achieved) in accordance with this Agreement, whichever occurs earlier, Parent will cause the Person acquiring the rights to the Company Systems to either (a) assume Parent’s obligations, duties and covenants under this Agreement pursuant to a supplemental contingent consideration payment agreement or other acknowledgement executed and delivered to the Rights Agent or (b) provide the information to Parent necessary for Parent to comply with its obligations under this Agreement. If any Carve-Out Transaction is consummated with a Person and such Person does not assume all of Parent’s obligations, duties and covenants hereunder, Parent shall retain all such obligations, duties and covenants hereunder; provided, for the avoidance of doubt, any Gross Revenue of such Person who acquired the Company Systems prior to the applicable Milestone Expiration Date shall be included the Gross Revenue calculation for as of the applicable Milestone Expiration Date pursuant to this Agreement. No later than thirty (30) days following the consummation of any Change of Control or Carve-Out Transaction, as applicable, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control or Carve-Out Transaction complies with this Section 4.8 and that all conditions precedent herein relating to such transaction have been satisfied. Upon consummation of a Change of Control or Carve-Out Transaction in accordance with this Section 4.8, neither Parent, nor any of its Affiliates (including the Surviving Corporation), shall have any further liability or obligation with respect to any Milestone Payments, and Parent and its Affiliates (including the Surviving Corporation) shall be fully relieved from any such obligations.
4.8.   Operational Matters.   From the Merger Closing Date, neither Parent nor any of its Affiliates shall act in bad faith with the specific intent of avoiding achievement of the Milestones or the incurrence of any Milestone Payment obligation. Except as expressly set forth in this Section 4.9, neither Parent nor any of its Affiliates shall have any obligation to make any particular level of efforts or engage in any particular activities in connection with the ownership of the Surviving Corporation or any other Person relevant to the Milestone Payments, the Company Systems or otherwise in connection with achieving the Milestones. Nothing in this Agreement shall be construed as Parent providing, and the Rights Agent disclaims, on behalf of itself and each Holder, any covenants, obligations, representations or undertakings that are not set forth in this Agreement with respect to the Milestones or the Milestone Payment obligations and it is understood that the sole obligations of Parent with respect to the Company Systems shall be as set forth in this Section 4.9.
5.   AMENDMENTS
5.1.   Amendments without Consent of Holders.
(hh)   Without the consent of any Holders or the Rights Agent, Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein or in the Merger Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws;
(v)   to evidence the assignment of this Agreement by Parent as provided in Section 7.3;
(vi)   as may be necessary or appropriate to comply with Section 409A; or
(vii)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is materially adverse to the interests of the Holders.
(ii)   Without the consent of any Holders, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments thereto to reduce the number of CVRs, in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 7.4 or to transfer CVRs to Parent pursuant to Section 2.6.
(jj)   Promptly after the execution by Parent and/or the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall transmit (or cause the Rights Agent to transmit) a notice through the facilities of DTC in accordance with DTC’s procedures or by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.2.   Amendments with Consent of Holders.
(kk)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of any Holder or the Rights Agent), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.
(ll)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

5.3.   Execution of Amendments.   Prior to executing any amendment permitted by this Article 5, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, powers, trusts or duties under this Agreement or otherwise.
5.4.   Effect of Amendments.   Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.
6.   REMEDIES OF THE HOLDERS
6.1.   Event of Default.   An “Event of Default” with respect to the CVRs, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Legal Requirement or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Body):
(mm)   default in the payment by Parent pursuant to the terms of this Agreement of all or any part of any Milestone Payment Amount after a period of thirty (30) days after the applicable Milestone Payment Amount shall become due and payable; or
(nn)   material default in the performance, or breach in any material respect, of any covenant or warranty of Parent hereunder (other than a default in whose performance or whose breach is expressly addressed elsewhere in this Section 6.1 specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after a written notice specifying such default or breach and requiring it to be remedied is given, which written notice states that it is a “Notice of Default” hereunder and is sent by registered or certified mail to Parent by the Rights Agent or to Parent and the Rights Agent by the Acting Holders.
If an Event of Default described above occurs and is continuing (and has not been cured or waived), then, and in each and every such case, (i) the Rights Agent by notice in writing to Parent or (ii) the Rights Agent upon the written request of the Acting Holders by notice in writing to Parent (and to the Rights Agent if given by the Acting Holders), may, in their discretion and at their own expense, commence a legal proceeding to protect the rights of the Holders, including to obtain damages or payment for any amounts then due and payable. Notwithstanding anything herein to the contrary, damages directly resulting from and in the event of an Event of Default shall be the sole and exclusive remedy of any and all Holders for any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or the CVRs, or the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby, and Parent and its Affiliates shall not be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits).
The foregoing provisions of this Section 6.1, however, are subject to the condition that if, at any time after the Rights Agent shall have commenced such legal proceeding, and before any award shall have been obtained, Parent shall pay or shall deposit with the Rights Agent a sum sufficient to pay all amounts which shall have become due and such amount as shall be sufficient to cover reasonable compensation to the Rights Agent, its agents, attorneys and counsel, and all Events of Default under this Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Acting Holders, by written notice to Parent and to the Rights Agent, shall waive all defaults that are the subject of such legal proceeding, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default.
6.2.   Enforcement.   If an Event of Default has occurred, has not been waived and is continuing, the Rights Agent may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by commencing a legal proceeding in accordance with Section 7.6.

6.3.   Limitations on Suits by Holders.   Subject to the last sentence of this Section 6.3, no Holder of any CVR shall have any right under this Agreement to commence proceedings under or with respect to this Agreement, including in the case of an Event of Default, and no individual Holder or other group of Holders, nor the Rights Agent on behalf thereof, will be entitled to exercise such rights, such rights may only be exercised by the Acting Holders subject to Section 6.4 and satisfaction of the following conditions: (i) the Acting Holders previously shall have given to the Rights Agent written notice of default, (ii) the Acting Holders shall have made written request upon the Rights Agent to commence such proceeding in its own name as Rights Agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (iii) the Rights Agent for fifteen (15) days after its receipt of such notice, request and offer of indemnity shall have failed to commence any such proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to Section 6.4. Notwithstanding any other provision in this Agreement, the right of any Holder of any CVR to receive payment of the amounts that a Milestone Notice indicates are payable in respect of such CVR on or after the applicable due date shall not be impaired or affected without the consent of such Holder.
6.4.   Control by Acting Holders.   Subject to the last sentence of this Section 6.4, the Acting Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent by this Agreement; provided that such direction shall be in accordance with Legal Requirement and the provisions of this Agreement; provided, further that (subject to the provisions of Section 3.1) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by its own counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent (acting in good faith through its board of directors, the executive committee, or a committee of directors of the Rights Agent) shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction. Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by the Acting Holders.
7.   OTHER PROVISIONS OF GENERAL APPLICATION
7.1.   Notices to the Rights Agent and Parent.   Any notice or other communication required or permitted to be delivered to Parent or the Rights Agent under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 5:00 p.m. recipient’s local time, upon transmission thereof (provided that no bounceback or similar “undeliverable” message is received by such sender) or (d) if sent by email transmission after 5:00 p.m. recipient’s local time, the Business Day following the date of transmission (provided that no bounceback or similar “undeliverable” message is received by such sender); provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
[•]
With a copy to (which shall not constitute notice):
[•]

If to Parent, to it at:
Zimmer Biomet Holdings, Inc.
345 East Main Street
Warsaw, Indiana 46580
Attn: General Counsel
Email: legal.americas@zimmerbiomet.com
with a copy to (which shall not constitute notice):
Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Telephone No.: (202) 637-5600
Attention: Joseph Gilligan, Jessica Bisignano
Email: joseph.gilligan@hoganlovells.com,
jessica.bisignano@hoganlovells.com
The Rights Agent or Parent may specify a different address, facsimile number or email address by giving notice in accordance with this Section 7.1.
7.2.   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures or mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
7.3.   Parent Successors and Assigns.   The Parent may not assign this Agreement without the prior written consent of the majority of the Acting Holders; provided that Parent may, without such consent, assign this Agreement (a) in connection with a (i) Change of Control of Parent, (ii) a Carve-Out Transaction, in each case in accordance with Section 4.8, or (b) to one or more direct or indirect controlled Affiliates of Parent; provided that in the case of (b) Parent remains jointly and severally liable. Any assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to this Section 7.3. This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and permitted assignees. The Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 7.3 shall be void and of no effect.
7.4.   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, shall give to any Person (other than Parent and the Rights Agent) any right, benefit, legal or equitable right, claim or remedy of any nature whatsoever under or by reason of this Agreement, except for Parent’s successors and permitted assignees, each of whom is intended to be, and is, a third party beneficiary hereunder; provided that the Holders shall be considered third party beneficiaries solely to the extent set forth in Article 6. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. The Holders shall have no rights except the contractual rights as are expressly set forth in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable, and Parent may, in its sole discretion, at any time offer consideration to the Holders in exchange for their agreement to irrevocably renounce their rights, in whole or in part, hereunder.
7.5.   Governing Law.   This Agreement, the CVRs and all actions arising under or in connection herewith and therewith (whether sounding in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.6.   Jurisdiction; WAIVER OF JURY TRIAL.   In any action or proceeding arising out of or relating to this Agreement or any of the matters contemplated hereby each of Parent, the Rights Agent and the Holders irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue in the Court of Chancery of the State of Delaware or, if (but only if) such court lacks subject matter jurisdiction, any state or federal court within the State of Delaware (collectively, the “Delaware Courts”). Each of Parent, the Rights Agent and the Holders (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and (ii) irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.1 or Section 7.2, as applicable; provided, however, that nothing in this Section 7.6 shall affect the right of any party to serve legal process in any other manner permitted by applicable Legal Requirements. Each of Parent, the Rights Agent and the Holders irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum or lack of jurisdiction to the maintenance of such action or proceeding in the Delaware Courts. Each of Parent, the Rights Agent and the Holders agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION.
7.7.   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
7.8.   Obligation of Parent.   Parent shall cause Merger Sub and the Surviving Corporation to duly perform, satisfy and discharge each of the covenants, obligations and liabilities applicable to Merger Sub or the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the performance and satisfaction of each of said covenants, obligations and liabilities. References to Merger Sub herein apply to the Surviving Corporation from and after the Effective Time.

7.9.   Entire Agreement; Counterparts.   This Agreement and the Merger Agreement constitute the entire agreement and supersede all contemporaneous and prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, (i) this Agreement shall govern and be controlling with respect to CVR matters only, and (ii) the Merger Agreement shall govern and be controlling with respect to all matters unrelated to CVRs. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) in pdf, DocuSign or similar format and transmitted by email shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.
7.10.   Termination.   This Agreement will be terminated and of no force or effect and the parties hereto will have no liability or obligation to make any payments hereunder (other than with respect to monies due and owing by Parent to the Rights Agent), upon the earliest to occur of (a) the payment by the Rights Agent to each Holder of all of the Milestone Payment Amounts required to be paid under the terms of this Agreement in accordance with Section 2.4, (b) the delivery of a written notice of termination duly executed by Parent and the Acting Holders and (c) the last applicable Milestone Expiration Date. For the avoidance of doubt, the termination of this Agreement will not affect or limit the right to receive the Milestone Payment Amounts under Section 2.4 to the extent earned prior to termination of this Agreement and the provisions applicable thereto will survive the expiration or termination of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
ZIMMER BIOMET HOLDINGS, INC.
By:

Name:
Title:
[RIGHTS AGENT]
By:

Name:
Title:

Schedule A
Revenue Achievement	Threshold Amount
50%	5% of applicable Milestone Payment
75%	10% of applicable Milestone Payment
80%	With respect to (i) the Third Milestone 12% of Third Milestone Payment, (ii) the Fourth Milestone, 12% of the Fourth Milestone Payment and (iii) the Fifth Milestone, 10% of the Fifth Milestone
85%	With respect to (i) the Third Milestone 14% of Third Milestone Payment, (ii) the Fourth Milestone, 14% of the Fourth Milestone Payment and (iii) the Fifth Milestone, 10% of the Fifth Milestone
90%	20% of applicable Milestone Payment
95%	50% of applicable Milestone Payment
96%	60% of applicable Milestone Payment
97%	70% of applicable Milestone Payment
98%	80% of applicable Milestone Payment
99%	90% of applicable Milestone Payment
100%	100% of applicable Milestone Payment

ANNEX I
FORM OF CERTIFICATE OF INCORPORATION OF
THE SURVIVING CORPORATION

ANNEX I
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MONOGRAM TECHNOLOGIES INC.
ARTICLE I: NAME.
The name of this corporation is Monogram Technologies Inc. (the “Corporation”).
ARTICLE II: REGISTERED OFFICE.
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III: DEFINITIONS.
As used in this Restated Certificate (the “Restated Certificate”), the following terms have the meanings set forth below:
“Board” means the Board of Directors of the Corporation.
“Family Member” means, with respect to any individual, such individual’s parents, spouse, and descendants (whether natural or adopted) and any trust or other vehicle formed for the benefit of, and controlled by, such individual and/or any one or more of them.
“Personal Friend” means, with respect to any individual, an individual with whom such individual has a pre-existing relationship extending beyond a relationship related to that individual’s business or professional activities.
“Control” (including with correlative meaning, “Controlled by”) means (i) with respect to a Person that is a company or corporation, the ownership, directly or indirectly through one or more intermediaries, of more than 50% of the voting rights attributable to the shares of capital stock of that company or corporation and more than 50% of all capital stock of that company or corporation; (ii) with respect to a Person that is not a company or corporation, the ownership, directly or indirectly through one or more intermediaries, of more than 50% of the equity capital of that Person and the power to direct or cause the direction of its management and policies.
“Person” means any individual, corporation, partnership, limited liability company, trust or other entity.
ARTICLE IV: PURPOSE.
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE V: AUTHORIZED SHARES.
The total number of shares of all classes of stock that the Corporation has authority to issue is 150,000,000, consisting of (a) 90,000,000 shares of Common Stock, par value of $0.001 per share and (b) 60,000,000 shares of undesignated Preferred Stock, par value of $0.001 per share.
A.   COMMON STOCK.
The following rights, powers and privileges and restrictions, qualifications, and limitations apply to the Common Stock.

1.   General.   The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock that may exist.
2.   Voting.   The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
3.   Dividends.   Subject to and without limiting the rights of the holders of Preferred Stock to receive concurrent dividends that may exist (other than dividends on shares of Common Stock payable in shares of Common Stock), the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Such dividends shall not be cumulative.
B.   PREFERRED STOCK.
1.   General.   The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the undesignated shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of shares of Preferred Stock may provide that such shares may be exchanged for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and may also provide for the redemption or purchase of such shares by the Corporation. The Corporation has designated one such series, 8.00% Series D Convertible Cumulative Voting Preferred Stock, comprising 6,000,000 authorized shares, par value $0.001 per share, having the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions as set forth on the Certificate of Designation of Preference, Rights and Limitations attached hereto as Exhibit A.
ARTICLE VI: PREEMPTIVE RIGHTS.
No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder.
ARTICLE VII: THE BOARD OF DIRECTORS
A.   ANNUAL MEETING.   The annual meeting of the stockholders for the election of directors to serve on the Board and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.
B.   CLASSES AND TERM OF DIRECTORS.
1.   Classes of Directors.   The Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

2.   Terms of Office.   Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
3.   Vacancies.   Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
ARTICLE VIII: BYLAW PROVISIONS.
A.   AMENDMENT OF BYLAWS.   Subject to any additional vote required by this Restated Certificate or bylaws of the Corporation (the “Bylaws”), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.
B.   NUMBER OF DIRECTORS.   Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws.
C.   REMOVAL OF DIRECTORS.   Subject to any additional vote required by this Restated Certificate, the process for removal of directors of the Corporation will be determined in the manner set forth in the Bylaws.
D.   BALLOT.   Elections of directors need not be by written ballot unless the Bylaws so provide.
E.   MEETINGS AND BOOKS.   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.
ARTICLE IX: DIRECTOR LIABILITY.
A.   LIMITATION.   To the fullest extent permitted by law, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law or any other law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any amendment, repeal or modification of the foregoing provisions of this Article IX.A by the stockholders will not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification or increase the liability of any director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to, such repeal or modification.
B.   INDEMNIFICATION.   The following indemnification provisions shall apply to the Persons enumerated below.
1.   Right to Indemnification of Directors and Officers.   The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative

(a “Proceeding”), by reason of the fact that such Person, or a Person for whom such Person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Person, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IX.B, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
2.   Prepayment of Expenses of Directors and Officers.   The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article IX.B or otherwise.
3.   Claims by Directors and Officers.   If a claim for indemnification or advancement of expenses under this Article IX.B is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
4.   Indemnification of Employees and Agents.   Without limiting the mandatory provisions of Section 1 of this Article IX.B, the Corporation may indemnify and advance expenses to any Person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such Person, or a Person for whom such Person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of any employee or agent (other than any director or officer of the Corporation) shall be made in such manner as is determined by the Board in its sole discretion. In no event shall the Corporation be required to indemnify a Person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
5.   Advancement of Expenses of Employees and Agents.   The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.
6.   Non-Exclusivity of Rights.   The rights conferred on any person by this Article IX.B shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, any agreement or pursuant to any vote of stockholders or disinterested directors or otherwise.
7.   Other Indemnification.   The Corporation’s obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer or employee of another Person shall be reduced by any amount the indemnified Person may collect as indemnification from such other Person.
8.   Insurance.   The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article IX.B; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article IX.B.

9.   Amendment or Repeal.   Any amendment, repeal or modification of the foregoing provisions of this Article IX.B shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Indemnified Person’s heirs, executors and administrators.
ARTICLE X: CORPORATE OPPORTUNITIES.
The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. “Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related Person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
ARTICLE XI: EXCLUSIVE FORUM.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, the above forum selection clause will not apply to any action asserting claims under the Securities Act of 1933 or Securities Exchange Act of 1934.

EXHIBIT A
MONOGRAM TECHNOLOGIES INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
8.00% SERIES D CONVERTIBLE CUMULATIVE PREFERRED STOCK
PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW
MONOGRAM TECHNOLOGIES INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Sections 141(c) and 151 of the DGCL, the following resolution was duly adopted the Board of Directors of the Corporation, which resolution remains in full force and effect on the date hereof:
RESOLVED, pursuant to authority expressly set forth in the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of preferred Stock designated as the 8.00% Series D Convertible Cumulative Preferred Stock, par value $0.001 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and the Certificate of Designation of Preferences, Rights and Limitations of 8.00% Series D Convertible Cumulative Voting Preferred Stock is hereby approved as follows:
Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:
“Accruing Dividends” means, as of any date, with respect to any share of Series D Preferred Stock, all dividends that have accrued on such share, whether or not declared, but that have not, as of such date, been paid (or not yet accreted).
“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933. For the avoidance of doubt, with respect to any Holder that is an investment fund or other investment vehicle, such Holder shall be deemed not to be an Affiliate of (i) any portfolio company of such Holder or its Affiliates or (ii) any limited partner of any such Holder or its Affiliates.
“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified into.
“Conversion Date” means the date on which the Series D Preferred Stock is converted pursuant to Section 6.
“Conversion Ratio” means one (1) shares of Common Stock for each share of Series D Preferred Stock, subject to adjustment as provided herein.
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock in accordance with the terms hereof.
“Deemed Liquidation Event” means (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
“DGCL” shall mean the Delaware General Corporation Law.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Holder” means any holder of Series D Preferred Stock.
“Issuance Date” means on or after July 12, 2024.
“Liquidation” shall have the meaning set forth in Section 4.
“Liquidation Preference” shall have the meaning set forth in Section 4.
“Original Per Share Price” means $2.25 per share.
“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Requisite Holders” means Holders of a majority of the then outstanding shares of Series D Preferred Stock, voting together as a single class.
“Series D Preferred Stock” shall have the meaning set forth in Section 2.
“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market with respect to the Common Stock as in effect on the applicable
“Signing Date” means the effective date of that certain Securities Purchase Agreement for the purchase and sale of the Series D Preferred Stock.
“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.
“Trading Market” means whichever of the NASDAQ Capital Market, the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange, the American Stock Exchange or a trading tier of OTC Markets Group, Inc. on which the Common Stock is listed or quoted for trading on the date in question.
Section 2.   Designation, Amount and Par Value.
(a)   This series of preferred stock shall be designated as the 8.00% Series D Convertible Cumulative Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”). The Series D Preferred Stock shall be perpetual, subject to the provisions of Sections 5 and 8 hereof, and the authorized number of shares of the Series D Preferred Stock shall be 6,000,000 shares. The number of shares of Series D

Preferred Stock may be increased from time to time pursuant to the provisions of Section 10(c) hereof and any such additional shares of Series D Preferred Stock shall form a single series with the Series D Preferred Stock. Each share of Series D Preferred Stock shall have the same designations, rights, preferences, powers, restrictions and limitations as every other share of Series D Preferred Stock.
(b)   The Corporation shall register shares of the Series D Preferred Stock, upon records to be maintained by the Corporation’s transfer agent for that purpose (the “Series D Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation and its transfer agent may deem and treat the registered Holder of shares of Series D Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series D Preferred Stock may be issued solely in book-entry form. The Corporation or its transfer agent shall register the transfer of any shares of Series D Preferred Stock in the Series D Preferred Stock Register, upon surrender of the shares of Series D Preferred Stock evidencing such shares to be transferred, to the Corporation’s transfer agent. Upon any such registration or transfer, a new or book-entry notation evidencing the shares of Series D Preferred Stock so transferred shall be issued to the transferee and a new book-entry notation evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within two Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.
Section 3.   Dividends.
(a)   Dividends on all issued and outstanding shares of Series D Preferred Stock will be cumulative, and Holders of the Series D Preferred Stock will be entitled to receive such cumulative dividends in the amount of will be entitled to receive cumulative dividends in the amount of $0.045 per share each quarter or $0.18 per year, which is equivalent to the annual rate of eight percent (8.00%) of the $2.25 liquidation preference per share described in Section 4 hereof (the “Accruing Dividends”). Dividends on shares of the Corporation’s Series D Preferred Stock will continue to accrue even if any of the Corporation’s agreements prohibit the current payment of dividends, or the Corporation does not have earnings. Dividends may be paid in cash or in kind in the form of common stock of the Corporation, at the Corporation’s discretion. The number of shares of Common Stock of dividends being paid in kind shall be calculated based upon the closing price of Common Stock in the Trading Market at the close of regular way trading hours on the last Trading Day of the most recently ended fiscal quarter. Such Accruing Dividends are to be paid quarterly (including for any partial quarters) on the last day of each quarter beginning in the quarter of the Issuance Date according to the wiring instructions provided by the Holder.
(b)   Dividends on the Series D Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly on the 15th day of each January, April, July and October (each such payment date, a “Dividend Payment Date,” and each such quarterly period, a “Dividend Period”); provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day, and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that Dividend Payment Date to that next succeeding Business Day. The first dividend on the Series D Preferred Stock is scheduled to be paid on October 15, 2024 in the amount of $0.47 per share of Series D Preferred Stock (which is based on the assumption of a first issue date of July 12, 2024) to the persons who are the holders of record of the Series D Preferred Stock at the close of business on the corresponding record date, which will be October 1, 2024. Any dividend payable on the Series D Preferred Stock, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the Corporation’s stock records for the Series D Preferred Stock at the close of business on the applicable record date, which shall be the 1st day of each January, April, July and October, whether or not a Business Day, in which the applicable Dividend Payment Date falls (each, a “Dividend Record Date”).
(c)   Unless full cumulative dividends on the Series D Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods, no dividends (other than in shares of Common Stock or in shares of any series of preferred stock that the Corporation may issue ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of any Junior Stock (as defined in Section 9) or Parity Stock (as defined in Section 9) the Corporation may issue, nor shall any other dividend be declared or made upon such shares of Junior Stock or Parity Stock. In addition, no shares of any Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except as by conversion into or exchange for shares of Junior Stock the Corporation may issue).
(d)   Holders of Series D Preferred Stock shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series D Preferred Stock as described in this Section 3. Any dividend payment made on the Series D Preferred Stock shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.
Section 4.   Liquidation.
The liquidation preference for each share of the Corporation’s Series D Preferred Stock is $2.25. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the Holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive the liquidation preference with respect to their shares plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”).
Section 5.   [Reserved]
Section 6.   Conversion.
(a)   Mandatory Conversion.   Subject to the limitations set forth in Section 6(e), at any time after issuance upon the occurrence of any of the following events, the Corporation shall have a right to direct the mandatory conversion (the “Mandatory Conversion”) of the Series D Preferred Stock: (i) a change in control, (ii) if the closing price of the Common Stock closes at or above $2.8125 per share for ten (10) consecutive trading days ending and including the applicable Mandatory Conversion Notice Date (as defined below), or (iii) if the Corporation consummates a firm commitment public offering of Common Stock for gross proceeds of at least $15 million at an offering price per share equal to or greater than $3.375, with each of clauses (ii) and (iii) being subject to adjustment pursuant to Section 7. The Corporation may exercise its right to require a Mandatory Conversion by delivering a written notice thereof by email, facsimile or overnight courier to the Holders of the Series D Preferred Stock (the “Mandatory Conversion Notice” and the date all of the Holders of Series D Preferred Stock received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall (x) state the date on which the Mandatory Conversion shall occur (the “Mandatory Conversion Date”) which date shall not be less than five (5) calendar days nor more than twenty (20) calendar days following the Mandatory Conversion Notice Date, and (y) state the aggregate number of shares of the Series D Preferred Stock which are being converted in such Mandatory Conversion from the Holder and all of the other Holders of the Series D Preferred Stock pursuant to this Section 6(a) on the Mandatory Conversion Date. If the Corporation has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 6(c)(ii) shall apply.
For purposes of this Section 6, a “Change of Control” is deemed to occur when, after the original issuance of the Series D Preferred Stock, the following have occurred:
•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, arrangement, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

•
the consummation of any transaction or series of related transactions (including, without limitation, any merger, arrangement, amalgamation or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of all of the Common Stock entitled to vote generally in the election of the Corporation’s directors, measured by voting power rather than number of shares of Common Stock; and provided, that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition
(b)   Conversions at Option of Holder.   At any time after the original issuance date, subject to the limitations set forth in Section 6(e), a Holder may convert all, or any portion of its Series D Preferred Stock, at the Conversion Ratio, subject to adjustment pursuant to Section 7.
(c)   Mechanics of Conversion.
(i)   Notice of Conversion.   Holders shall effect conversions by providing the Corporation and its transfer agent with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. The Notice of Conversion must specify the number of shares of the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, and the number of shares of Common Stock to be issued in respect of the conversion at issue. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal At Custodian system (a “DWAC Delivery”). The date on which such a conversion shall be deemed effective (an “Optional Conversion Date”, and together with the Mandatory Conversion Date, a “Conversion Date”), shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation and its transfer agent. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.
(ii)   Delivery of Electronic Issuance Upon Conversion.   Not later than the earlier of (x) two (2) Trading Days and (y) the Standard Settlement Period, in each case after the applicable Conversion Date (the “Share Delivery Date”), the Corporation’s transfer agent shall (a) in the case of a DWAC Delivery (if so requested by the Holder), electronically transfer such Conversion Shares by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system or (b) if the shares of Series D Preferred stock being converted have been issued in global form eligible for book-entry settlement with DTC, the Conversion Shares shall be delivered to the Holder through book-entry transfer through the facilities of DTC. If in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Conversion Notice by written notice to the Corporation and its transfer agent at any time on or before its electronic receipt of such shares, as applicable, in which event the Corporation’s transfer agent shall promptly direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series D Preferred Stock unsuccessfully tendered for conversion to the Corporation.
(iii)   Obligation Absolute.   Subject to Holder’s right to rescind a Conversion Notice pursuant to Section 6(c)(ii) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series D Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(iv)   Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion.   If the Corporation fails to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(c)(ii) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series D Preferred Stock equal to the number of shares of Series D Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(ii). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series D Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver shares of Common Stock upon conversion of the shares of Series D Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series D Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(ii).
(v)   Reservation of Shares Issuable Upon Conversion.   The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series D Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series D Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series D Preferred Stock. Such reservation shall comply without regard to the provisions of Section 6(e). The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.
(vi)   Fractional Shares.   No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock. All fractional shares shall be rounded down to the nearest whole shares of Common Stock.
(vii)   Transfer Taxes.   The issuance of book entry notations for shares of the Common Stock upon conversion of the Series D Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such book entry notation, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such book entry notation upon conversion in a name other than that of the registered Holder(s) of such shares of Series D Preferred Stock and the Corporation shall not be required to issue or deliver such book entry notation unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.
(d)   Status as Stockholder.   Upon each Conversion Date in which the Series D Preferred Stock converts into Common Stock: (i) the shares of Series D Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series D Preferred Stock shall cease and terminate, excepting only the right to receive book entry notations for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series D Preferred Stock.
(e)   Limitations on Conversion.   Except as set forth in this Section 6(e), a Holder shall not have the right to convert any portion of the Series D Preferred Stock and such Series D Preferred Stock shall not be automatically converted, to the extent that after giving effect to such conversion, such Holder (together with such Holder’s Affiliates, any other Persons acting as a group together, and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)) would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of the Series D Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. For purposes of this Section 6(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Annual Report on Form 10-K, Proxy Statement, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, where such request indicates that it is being made pursuant to this Section 6(e), the Corporation shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series D Preferred Stock, by a Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Upon delivery of a written notice to the Corporation, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation and (ii) any such increase or decrease will apply only to such Holder and not to any other holder of Series D Preferred Stock. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms hereof in excess of the Maximum Percentage shall not be deemed to be beneficially owned by a Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert Series D Preferred Stock pursuant to this Section 6(e) shall have any effect on the applicability of the provisions of this Section 6(e) with respect to any subsequent determination of whether Series D Preferred Stock may be converted. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 6(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations set forth in this Section 6(e) shall not apply to any conversions of the Series D Preferred that occur prior to and expressly in connection with a Deemed Liquidation Event.
Section 7.   Certain Adjustments.
(a)   Stock Dividends and Stock Splits.   If the Corporation, at any time while any shares of Series D Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
(b)   Calculations.   All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.
(c)   Notice to the Holders.
(i)   Adjustment to Conversion Ratio.   Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(ii)   Other Notices.   If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series D Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice; and provided further, that in each case, the Corporation will only be required to provide such information to the Holder if such information shall have be made known to the public prior to or in conjunction with such notice being provided to the Holder.
Section 8.   Redemption.
(a)   General.   Unless prohibited by Delaware law governing distributions to stockholders, the Corporation may, at its option, upon not less than fifteen (15) days’ nor more than sixty (60) days’ written notice (each a “Redemption Notice”), redeem the Series D Preferred Stock, in whole or in part, by paying the applicable redemption price as set forth below (in each case, plus any Accruing Dividends, the “Redemption Price”):
(i)   From the original issuance date until, and including the 180th day following the original issuance date, $4.50 per share of Series D Preferred Stock.
(ii)   From and including the 181st day following the original issuance date to and including the date that is the third anniversary of the original issuance date, $3.9375 per share of Series D Preferred Stock.
(iii)   At any time thereafter, $3.375 per share of Series D Preferred Stock.
In addition to setting forth the applicable Redemption Price, the Redemption Notice shall specify the date fixed for redemption (such date, the “Redemption Date”). The Redemption Notice shall also state:
(i)   the number of shares of Series D Preferred Stock held by the Holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;
(ii)   the Redemption Price;
(iii)   the date upon which the Holder’s right to convert such shares terminates (which shall be the date that is one Business Day immediately preceding the Redemption Date); and
(iv)   for Holders of shares in certificated form, that the Holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.
(c)   Surrender of Certificates; Payment.   On or before the Redemption Date, each Holder of shares of Series D Preferred Stock to be redeemed on the Redemption Date, unless such Holder has exercised his, her or its right to convert such shares as provided in Section 6, shall, if a Holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series D Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series D Preferred Stock shall promptly be issued to such Holder.
(d)   Interest.   If any shares of Series D Preferred Stock are not redeemed for any reason on the Redemption Date, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation shall pay interest on the Redemption Price applicable to such unredeemed shares at an aggregate per annum rate equal to 10% (increased by one percent (1%) each month following the Redemption Date until the Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and be compounded annually; provided, however, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the “Maximum Permitted Rate”), provided, however, that the

Corporation shall take all such actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate. In the event any provision hereof would result in the rate of interest payable hereunder being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the Redemption Date to the extent permitted by law.
(e)   Rights Subsequent to Redemption.   If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price (including any accrued and unpaid interest as provided in Section 8(d) above) payable upon redemption of the shares of Series D Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series D Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the Holders to receive the Redemption Price (plus accrued and unpaid interest as provided in Section 8(d) above) upon surrender of any such certificate or certificates therefor.
Section 9.   Ranking.   The Series D Preferred Stock will rank: (i) senior to all of the Corporation’s common stock, including the Common Stock, and any other equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank junior to the Series D Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Junior Stock”); (ii) equal to any shares of equity securities that the Corporation may issue in the future, the terms of which specifically provide that such equity securities rank on par with the Series D Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (“Parity Stock”); (iii) junior to all of the Corporation’s existing and future indebtedness.
Section 10.   Voting Rights.   The Series D Preferred Stock shall have no voting rights, except as set forth in this Section 10.
(a)   Unless the Corporation has received the approval of a majority of the votes entitled to be cast by the holders of outstanding Series D Preferred Stock, voting separately as a class, either at a meeting of stockholders or by written consent, the Corporation will not:
•
authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon the Corporation’s voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of the Corporation’s authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of the Corporation’s charter, including the terms of the Series D Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series D Preferred Stock remains outstanding with the terms of the Series D Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, the Corporation may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the powers, privileges or special rights of the Series D Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series D Preferred Stock receive the greater of the full trading price of the Series D Preferred Stock on the date of an event described in the second bullet point immediately above or the $2.25 per share of the Series D Preferred Stock liquidation preference plus all accrued and unpaid dividends (either in cash or in kind) thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting as a separate class, will also be required.
(b)   The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series D Preferred Stock:
•
any increase in the total number of authorized shares of all capital stock or the total number of authorized shares of common stock or preferred stock, any increase or decrease in the number of authorized shares of Series D Preferred Stock, the issuance of additional shares of Series D Preferred Stock or, the creation or issuance of any other class or series of capital stock or, any increase in the number of authorized shares of any other class or series of capital stock, provided, in each case, such class or series capital stock ranks on parity with or junior to the Series D Preferred Stock with respect to the payment of dividends and the distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up; or

•
the amendment, alteration or repeal or change of any provision of our certificate of incorporation, including the certificate of designation establishing the Series D Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series D Preferred Stock (or shares into which the Series D Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

(c)   The Board reserves the right from time to time to increase (but not in excess of the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of Series D Preferred Stock then outstanding) the number of shares that constitute the Series D Preferred Stock by further resolution adopted by the Board or a duly authorized committee of the Board and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as the case may be, has been so authorized and in other respects to amend this Certificate within the limitations provided by law, this resolution and the Sixth Amended Certificate of Incorporation.
Section 11.   Miscellaneous.
(a)   Preemptive Rights.   No holder of Series D Preferred Stock will, as a holder of Series D Preferred Stock, have any preemptive rights to purchase or subscribe for the Corporation’s Common Stock or any of its other securities.
(b)   Sinking Fund.   The Series D Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.
(c)   Waiver.   Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series D Preferred Stock granted hereunder may be waived as to all shares of Series D Preferred Stock (and the Holders thereof) upon the written consent of the Holders of a majority of the shares of Series D Preferred Stock then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.
(d)   Severability.   If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.
(e)   Next Business Day.   Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.
(f)   Headings.   The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.
(g)   Status of Converted Series D Preferred Stock.   If any shares of Series D Preferred Stock shall be converted or redeemed by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Preferred Stock.
*******************

ANNEX A
NOTICE OF CONVERSION
(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF SERIES D PREFERRED STOCK)
The undersigned Holder hereby irrevocably elects to convert the number of shares of Series D Preferred Stock indicated below, represented by stock certificate No(s). (the “Preferred Stock Certificates”), into shares of common stock, par value $0.001 per share (the “Common Stock”), of Monogram Technologies Inc. a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of 8.00% Series D Convertible Cumulative Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on July 9, 2024.
The undersigned Holder’s right to convert the shares of Series D Preferred Stock is subject to the Maximum Percentage described in Section 6(e) of the Certificate of Designation. Therefore, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with any Attribution Parties), including the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock subject to this Notice of Conversion, but excluding (i) conversion of the remaining, unconverted portion of the Series D Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person and its Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein, is 19.99%.
Conversion calculations:
Date to Effect Conversion:
Number of shares of Series D Preferred Stock owned prior to Conversion:
Number of shares of Series D Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Address for delivery of physical certificates:
Or
for DWAC Delivery:
DWAC Instructions:
Broker no:
Account no:
HOLDER
By:
Name:
Title:
Date:

Annex B
Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of July 11, 2025, is by and among Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), Honey Badger Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and each of the undersigned stockholders (each, a “Stockholder”, and together the “Stockholders”) of Monogram Technologies Inc., a Delaware corporation (the “Company”).
WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of (i) the number of shares of common stock, par value $0.001 per share (“Company Common Stock”), of the Company (as defined below) indicated opposite such Stockholder’s name on Schedule 1 attached hereto (such shares, together with any shares of Company Common Stock described in Section 4.4, the “Subject Shares” of such Stockholder) and (ii)(A) the number of shares of Company Preferred Stock (as defined in the Merger Agreement), (B) the number of Company Options (as defined in the Merger Agreement) and (C) any other securities or rights to acquire beneficial ownership of the number of shares of Company Common Stock indicated opposite such Stockholder’s name on Schedule 2 attached hereto (the “Subject Securities” of such Stockholder);
WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to be merged with and into the Company, with the Company surviving such merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and
WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that each Stockholder, and as a material inducement and in consideration therefor, each Stockholder (solely in such Stockholder’s capacity as a beneficial owner of the Subject Shares and Subject Securities) has agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1   Agreement to Vote.   Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote (or to give consent) thereon: (a) cause all of the Subject Shares to be counted as present at any such annual or special meeting or adjournment or postponement thereof for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by such Stockholder) at any such annual or special meeting or adjournment or postponement thereof, or deliver (or cause to be delivered) a written consent with respect to, all of such Stockholder’s Subject Shares (i) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, (ii) against any Acquisition Proposal and (iii) against any other action that is intended or would reasonably be expected to materially impede, interfere with or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

Until the Effective Time, each Stockholder shall retain at all times the right to vote the Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
Section 1.2   Irrevocable Proxy.   Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Subject Securities. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Subject Shares. Except as otherwise provided herein, the proxy and related interest granted by each Stockholder pursuant to this Section 1.2 is irrevocable and is granted in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1 above. The proxy granted by each Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 5.2 hereof. Each Stockholder shall, to the extent requested by Parent, use commercially reasonable efforts to cause each other Person having voting power with respect to any of the Subject Shares to execute and deliver to Parent a proxy with respect to such shares, which shall be identical to the proxy in this Section 1.2.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder, severally and not jointly, represents and warrants to Parent and Merger Sub that:
Section 2.1   Organization and Good Standing.   Each Stockholder that is an entity is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of organization. Each Stockholder has full power and authority, and each Stockholder that is an entity is duly authorized, to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.
Section 2.2   Authority; Binding Agreement.   Each Stockholder has all requisite legal right, power, authority and capacity to execute, deliver and perform such Stockholder’s obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Stockholder, and constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights, and by general equitable principles, and, no other action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder.
Section 2.3   Non-Contravention.   The execution and delivery of this Agreement by each Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not (a) conflict with or violate any Legal Requirement or judgment applicable to such Stockholder or the Subject Shares or Subject Securities of such Stockholder, (b) except as may be required by applicable U.S. securities laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on such Stockholder’s properties or assets (including the Subject Shares or Subject Securities of such Stockholder) pursuant to, any (i) Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on such Stockholder or the Subject Shares or Subject Securities of such Stockholder or (ii) any applicable Legal Requirement or (iii) any provision of the organizational or governing documents with respect to each Stockholder that is an entity, or (c) render any Takeover Law applicable to the Merger or any other transaction involving Parent, Merger Sub or any Affiliate thereof, in the case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of such Stockholder to perform such Stockholder’s obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.
Section 2.4   Ownership of Subject Shares; Subject Securities; Total Shares.   Each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and Subject Securities of such Stockholder and has good and valid title to such Subject Shares free and clear of any Encumbrances, except for Encumbrances as may be imposed pursuant to (i) this Agreement (ii) the organizational documents of the Company, or (iii) the Securities Act or other applicable securities laws; provided, that any Encumbrances imposed pursuant to the organizational documents of the Company will not limit the ability of Parent to enjoy full rights of ownership of the capital stock of the Surviving Corporation immediately following Closing. Except pursuant to the Merger Agreement and this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire record or beneficial ownership of all or any portion of the Subject Shares or Subject Securities. Except for the Stockholder’s Subject Shares and Subject Securities, such Stockholder is not a record or beneficial owner of any (a) Company Common Stock or voting securities of the Company or (b) options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for Company Common Stock or voting securities of the Company.
Section 2.5   Voting Power.   Other than as provided in this Agreement, each Stockholder has investment and voting decision control with respect to all of the Subject Shares of such Stockholder, and investment and voting decision control of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares and Subject Securities of such Stockholder. None of the Subject Shares of such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.
Section 2.6   Reliance.   Each Stockholder has been represented by or had the opportunity to be represented by independent counsel of such Stockholder’s own choosing and has had the right and opportunity to consult with such Stockholder’s attorney, and to the extent, if any, that each Stockholder desired, each Stockholder availed itself of such right and opportunity. Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.
Section 2.7   Absence of Litigation.   With respect to each Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened in writing against, and there is no judgment imposed upon, such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares and Subject Securities) except as would not, individually or in the aggregate, be reasonably expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact such Stockholder’s ability to perform such Stockholder’s obligations hereunder in any material respect.
Section 2.8   Brokers.   Other than with respect to the Financial Advisor engaged by the Company, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of any Stockholder, on behalf of any such Stockholder in its capacity as a stockholder of the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Each of Parent and Merger Sub represent and warrant to the Stockholders, jointly and severally, that:
Section 3.1   Organization; Authorization.   Each of Parent and Merger Sub is duly organized or formed, as applicable, validly existing and in good standing under the Legal Requirements of the jurisdiction in which it is organized. The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
Section 3.2   Binding Agreement.   Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirement of general applicability relating to or affecting creditors’ rights, and by general equitable principles, and no other action is necessary to authorize the execution and delivery by the Parent or Merger Sub or the performance of Parent’s or Merger Sub’s obligations hereunder.
ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDERS
Each Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.2:
Section 4.1   No Transfer; No Inconsistent Arrangements.   Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, no Stockholder shall, directly or indirectly, (a) create or permit to exist any Encumbrances, other than Encumbrances as may be applicable under the Securities Act or other applicable securities Legal Requirements or as expressly contemplated or permitted by the Merger Agreement and the terms of the organizational documents of the Company and that would not limit the ability of Parent to enjoy full rights of ownership of the capital stock of the Surviving Corporation, on all or any portion of the Subject Shares or Subject Securities, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend or distribution), or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares or Subject Securities, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of the Subject Shares or Subject Securities, or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares, (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions. Except as provided hereunder or under the Merger Agreement, from and after the date hereof until this Agreement is validly terminated in accordance with Section 5.2, no Stockholder shall tender, agree to tender or cause or permit to be tendered all or any portion of the Subject Shares into or otherwise in connection with any tender or exchange offer. Any action taken in violation of the foregoing sentences of this Section 4.1 shall be null and void ab initio and each Stockholder agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of all or any portion of the Subject Shares or Subject Securities of such Stockholder shall occur (including, if applicable, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a Merger Sub at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with Section 5.2. From and after the date hereof until this Agreement is validly terminated in accordance with Section 5.2, each Stockholder agrees that it shall not, and shall cause each of such Stockholder’s Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, each Stockholder may make Transfers of Subject Shares and Subject Securities of such Stockholder (i) to any “Permitted Transferee” (as defined below), in which case any such transferred Subject Shares or Subject Securities shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer, or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means, with respect to any Stockholder, (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Stockholder, (B) any charitable organization described in Section 170(c) of the Code, (C) any trust, the beneficiaries of which include only the Persons named in clause (A) or (B) of this definition, or (D) any corporation, limited liability company or partnership, the stockholders, members and general or limited partners of which include only the Persons named in clause (A) or (B) of this definition.
Section 4.2   No Exercise of Appraisal Rights; Actions.   Each Stockholder (a) waives and agrees not to exercise or assert any appraisal or dissenters’ rights (including under Section 262 of the DGCL) in respect of all or any portion of the Subject Shares of such Stockholder that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Actions (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person (except with respect to fraud or misconduct) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby.
Section 4.3   Documentation and Information.   Except as required by applicable Legal Requirements (including the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), no Stockholder (solely in its capacity as such) shall, and each Stockholder shall direct such Stockholder’s Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent. Each Stockholder (solely in its capacity as such) consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholders’ identity and ownership of each Stockholder’s Subject Shares or Subject Securities, the existence of this Agreement and the nature of each Stockholder’s commitments and obligations under this Agreement, and each Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body. Each Stockholder agrees to promptly give Parent any information related to such Stockholder as Parent may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.
Section 4.4   Adjustments; Additional Shares.   If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, exchange of shares, reorganization, merger, conversion or other similar transaction, or (b) such Stockholder shall become the record or beneficial owner of any additional shares of Company Common Stock, then the terms of this Agreement shall apply, without further action of the parties hereto, to the shares of Company Common Stock held by such

Stockholder immediately following the effectiveness of the events described in this Section 4.4(a) or such Stockholder becoming the record or beneficial owners thereof as described in Section 4.4(b), as though, in either case, they were Subject Shares of such Stockholder hereunder and such Stockholder will promptly notify Parent of any such event.
ARTICLE V
MISCELLANEOUS
Section 5.1   Notices.   All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) or sent by overnight courier (providing proof of delivery) to the parties as follows: (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to such Stockholder’s address or e-mail address set forth on a signature page hereto or, in the case of clauses (a) and (b), such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
Section 5.2   Termination.   This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the entry, without the prior written consent of the Stockholders, into any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to any of the Stockholders pursuant to the Merger Agreement as in effect on the date hereof and (d) the mutual written consent of all of the parties hereto. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for damages resulting from an intentional breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article V shall survive any termination of this Agreement.
Section 5.3   Amendments and Waivers.   Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto or, in the case of a waiver, by each party hereto against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 5.4   Expenses.   All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.
Section 5.5   Binding Effect; No Third-Party Beneficiaries; Assignment.   The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 5.6   Governing Law; Jurisdiction.
(a)   This Agreement and all disputes, actions or proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any action or proceeding arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware or, if (but only if) such court lacks subject matter jurisdiction, any state or federal court within the State of Delaware (collectively, the “Delaware Courts”). The parties hereto (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and (ii) irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.1; provided, however, that nothing in this Section 5.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable Legal Requirements. Each of the parties hereto irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum or lack of jurisdiction to the maintenance of such action or proceeding in the Delaware Courts. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 5.6b).
Section 5.7   Counterparts.   This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.
Section 5.8   Entire Agreement.   This Agreement (together with Schedule I, Schedule II and the other documents delivered pursuant hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement.
Section 5.9   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 5.10   Specific Enforcement.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the Transactions and without that right, the parties would not have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Legal Requirements or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 5.11   Mutual Drafting.   Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
Section 5.12   Further Assurances.   Parent, Merger Sub and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirement and regulations, to perform their respective obligations under this Agreement.
Section 5.13   Interpretation.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neutral gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the term “or” is not exclusive and shall mean “and/or”. Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. Except as otherwise indicated, all references in this Agreement to “Sections” or “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. The term “dollars” and character “$” shall mean United States dollars.

Section 5.14   Capacity as Stockholder.   Notwithstanding anything herein to the contrary, (a) each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of such Stockholder in such Stockholder’s capacity as an officer, director or employee of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer and no such action or failure to take such action shall be deemed a breach of this Agreement.
Section 5.15   No Agreement Until Executed.   This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.
Section 5.16   No Ownership Interest.   Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares or Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Subject Shares, except as otherwise provided herein.
[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.
ZIMMER BIOMET HOLDINGS, INC.
By:

Name:
Title:
HONEY BADGER MERGER SUB, INC.
By:

Name:
Title:
[Signature Page to Voting Agreement]

[STOCKHOLDER]
By:

Name:
Title:
Address:
Email:
[Signature Page to Voting Agreement]

Annex C
Execution Version
Wells Fargo Securities, LLC 30 Hudson Yards New York, NY 10001
July 11, 2025
Monogram Technologies Inc.
3913 Todd Lane
Austin, TX 78744
Attention: Board of Directors
Members of the Board of Directors:
You have requested, in your capacity as the Board of Directors (the “Board”) of Monogram Technologies Inc. (the “Company”), our opinion with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) of the Consideration (as defined below) to be received by such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Zimmer Biomet Holdings, Inc. (the “Acquiror”). We understand that, among other things, pursuant to an Agreement and Plan of Merger, dated as of July 11, 2025 (the “Agreement”), between the Acquiror, Honey Badger Merger Sub, Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive (a) $4.04 per share of Company Common Stock (the “Cash Amount”) and (b) as more fully specified in the Agreement and the CVR Agreement (as defined below) and subject to the terms and conditions of the CVR Agreement, one contractual contingent value right per share of Company Common Stock (each, a “CVR” and, together with the Cash Amount, the “Consideration”), representing the right to receive the Milestone Payments (as defined in the CVR Agreement) of up to $12.37 per CVR based on certain Milestones (as defined in the CVR Agreement).
In preparing our opinion, we have:
•
reviewed the Agreement;

•
reviewed the form of the Contingent Value Rights Agreement (the “CVR Agreement”), between the Acquiror and the rights agent;

•
reviewed certain publicly available business and financial information relating to the Company and the industries in which it operates;

•
reviewed certain internal financial analyses and forecasts for the Company (the “Company Projections”) prepared by or at the direction of the management of the Company;

•
reviewed certain estimates prepared by the management of the Company as to (a) the Company’s net operating loss tax carryforwards (the “Estimated Tax Assets”) and the Company’s ability to utilize those Estimated Tax Assets to achieve future tax savings on a standalone basis (the “Estimated Tax Savings”) and (b) the probability, amount and timing of the Milestone Payments (the “Milestone Estimates”);

•
discussed with the management of the Company regarding certain aspects of the Transaction, the business, financial condition and prospects of the Company, the effect of the Transaction on the business, financial condition and prospects of the Company and certain other matters that we deemed relevant; and

•
considered such other financial analyses and investigations and such other information that we deemed relevant.

In giving our opinion, we have assumed and relied upon the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or the Acquiror or otherwise reviewed by us. We have not independently verified any such information, and pursuant to the terms of our engagement by the Company, we did not assume any obligation to undertake any such independent verification. In relying on the Company Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future performance and financial condition of the Company, that the Estimated Tax Assets and Estimated Tax Savings have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the Company’s net operating loss tax carryforwards and the Company’s ability to utilize those Estimated Tax Assets to achieve future tax savings on a standalone basis and that the Milestone Estimates will be achieved. We express no view or opinion with respect to the Company Projections, the Estimated Tax Savings and the Milestone Estimates or the assumptions upon which they are based. We have assumed that any representations and warranties made by the Company and the Acquiror in the Agreement or in other agreements relating to the Transaction will be true and accurate in all respects that are material to our analysis.
For purposes of our analyses and this opinion we have assumed that the Transaction will have the tax consequences described in discussions with, and materials provided to us by, the Company and its representatives. We also have assumed that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, the Acquiror or the contemplated benefits of the Transaction. We have also assumed that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement and the CVR Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not made any independent evaluation, inspection or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. We have not evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. We have further assumed that the final form of the CVR Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this opinion.
Our opinion only addresses the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company, including the Series D Preferred Stock or the Series E Preferred Stock (as each term is defined in the Agreement). In performing our financial analysis and arriving at our opinion, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transaction, or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration or otherwise. We are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and have relied upon the assessments of the Company and its advisors with respect to such advice.
Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, notwithstanding that any such subsequent developments may affect this opinion. Our opinion does not address the relative merits of the Transaction as compared to any alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction. We are not expressing any opinion as to the price at which Company Common Stock may be traded at any time.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for such services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of our engagement.
During the two years preceding the date of this opinion, neither we nor our affiliates have had any other material investment, commercial banking or financial advisory relationships with the Company or the Acquiror. We or our affiliates are also a lender to one or more of the credit facilities of the Acquiror. We and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of business, we and our affiliates will trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of the Company, the Acquiror and certain of their affiliates for our own account and for the accounts of our customers and, accordingly, will at any time hold a long or short position in such securities or financial instruments.
This letter is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. This opinion does not constitute advice or a recommendation to any stockholder of the Company or any other person as to how to vote or act on any matter relating to the proposed Transaction or any other matter. This opinion may not be used or relied upon for any other purpose without our prior written consent, nor shall this opinion be disclosed to any person or quoted or referred to, in whole or in part, without our prior written consent. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written consent. The issuance of this opinion has been approved by a fairness committee of Wells Fargo Securities.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
Very truly yours,
WELLS FARGO SECURITIES, LLC

Preliminary Proxy Card, Subject to CompletionThis Proxy is solicited on behalf of the Board of DirectorsMonogram Technologies Inc.Common StockVOTE BY INTERNEThttps://www.monogram.voteUse the Internet to vote by Proxy up until 11:59pm ET on [* ], 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 16-character Voting Control Code below and follow the instructions to vote your proxy.VOTE BY MAILMark, sign and date this proxy card and promptly return to Equity Stock Transfer, LLC ATTN: Shareholder Services237 W 37th St Suite 602, New York, NY 10018VOTE BY FAX or BY EMAILMark, sign and date this proxy card and promptly return it by fax to:(347)-584-3644ATTN: Shareholder Services or by email to: info@equitystock.com ATTN: Shareholder ServicesSHARES HELDCommon StockThe undersigned hereby appoints Mr. Benjamin Sexson and Mr. Noel Knape, or either of them, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Monogram Technologies Inc. (the "Company"), which the undersigned is entitled to vote at the Special meeting of stockholders of the Company to be held at [ * ] PM EST [*], 2025 to be held virtually via live audio-only webcast at https://bit.ly/monogramvote and any adjournment or postponement thereof. There will not be a physical meeting location.Please see the enclosed Proxy Materials from the Company for more details. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or an of them, may lawfully take in accordance with the terms hereof.TO VOTE, MARK THE BLOCKS BELOW IF BLUE OK BLACK INK AS FOLLOWSThe Board of Directors recommend that you vote For on Proposal 11. To approve the adoption of the Agreement and Plan of Merger, dated as of July 11, 2025, by and among the Company, Zimmer Biomet Holdings, Inc. (“Zimmer Biomet”), and Honey Badger Merger Sub, Inc. (“Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger and a wholly-owned subsidiary of Zimmer Biomet.ForAgainstAbstainThe Board of Directors recommend that you vote For on Proposal 2ForAgainstAbstain2. To approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the special meeting to adopt the merger agreement.Note: In their discretion, the named proxies are authorized to vote on any other business that is properly brought before the Special meeting or any adjournment or postponement thereof.This proxy, when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.